UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO

SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☑  Preliminary Information Statement
☐  Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐  Definitive Information Statement

ZAPATA CORPORATION
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☐  No fee required

☑	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.01, of Omega Protein Corporation

(2)	Aggregate number of securities to which transaction applies:

14,501,000

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(i)  9,268,292 shares at $5.125 per share or $47,500,000, negotiated price.

(ii)	5,232,708 shares at $4.50 per share or $23,547,200, negotiated price.

(the aggregate amount of cash to be received by the Registrant)

(4)	Proposed maximum aggregate value of transaction:

$71,047,200

(5)	Total fee paid:

$7,602

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ZAPATA CORPORATION
100 Meridian Centre, Suite 350
Rochester, New York 14618

September 25, 2006

Dear Zapata Stockholder:

We are pleased to inform you that we have entered into a stock purchase agreement dated September 8, 2006 with our majority owned subsidiary, Omega Protein Corporation, a Nevada corporation, which provides for the repurchase of shares of Omega common stock held by us. Under this agreement, Omega has agreed to repurchase 9,268,292 Omega shares from us for a purchase price of $5.125 per share, or $47.5 million in the aggregate, in cash. In the agreement we also granted Omega a call option to acquire for an exercise price of $4.50 per share, payable in cash, not less than all of our remaining 5,232,708 Omega shares which we do not dispose of prior to the exercise of the option. The option is exercisable from the 270th day until the 390th day after the initial closing under the stock purchase agreement. Our Board of Directors has authorized us to seek purchasers for our remaining 5,232,708 Omega shares at a price of $4.50 per share or more. There is no assurance, however, that we will be able to sell our remaining Omega shares either to third parties or to Omega pursuant to its call option.

Our majority stockholder, the Malcolm I. Glazer Family Limited Partnership, which holds approximately 51.2% of our outstanding voting securities, has approved by written consent the sale of our Omega shares. The sale proposal contemplated by the written consent, if not revoked or terminated will not be completed until twenty (20) days after the date of this Information Statement is sent or given to our stockholders. We expect the transaction to close in the fourth quarter of 2006.

The sale of our Omega shares, if completed, will fulfill our process of monetizing the securities of our operating subsidiaries. Following the sale of our Omega shares, we plan to continue to operate Zapata as a public company and to pursue acquisitions of operating companies and other strategic opportunities that will put us in a position to enhance stockholder value.

The attached Information Statement and the accompanying documents provide detailed information about the sale of our Omega shares. Please read these documents carefully in their entirety. You may also obtain information about us from publicly available documents that have been filed with the Securities and Exchange Commission.

/s/  AVRAM A. GLAZER
Chairman of the Board,
President and Chief Executive Officer

ZAPATA CORPORATION
100 Meridian Centre, Suite 350
Rochester, New York 14618

This Information Statement is being provided to you by the
Board of Directors of Zapata Corporation

This Information Statement is being furnished by our Board of Directors to the holders of our common stock as of October 9, 2006 to provide information with respect to the approval by written consent of our majority stockholder, the Malcolm I. Glazer Family Limited Partnership, of the terms and conditions of a stock purchase agreement, dated September 8, 2006, between us and our majority-owned subsidiary, Omega Protein Corporation, or Omega. We currently hold 14,501,000 shares of Omega common stock, or 58% of Omega’s outstanding common stock.

The stock purchase agreement provides for Omega’s repurchase from us of 9,268,292 Omega shares at a purchase price of $5.125 per share, or $47.5 million in the aggregate, payable in cash, and the grant to Omega of a call option to purchase all, but not less than all of our remaining Omega shares held on the date of exercise at a price of $4.50 per share, payable in cash. The call option is exercisable by Omega beginning on the 270th day and ending on the 390th day after the sale of our 9,268,292 Omega shares has been completed, subject to certain conditions. In addition, our majority stockholder has approved the sale of our remaining 5,232,708 Omega shares to any third party at a price approved by our Board of Directors and the sale of all our Omega shares in a “superior proposal,” as defined in the stock purchase agreement, if presented to us and our Board of Directors elects to accept the superior proposal and terminate the stock purchase agreement. Lastly, we may also distribute all or a portion of our remaining Omega shares to our stockholders as a dividend. Our Board of Directors decided to obtain the written consent of our majority stockholder in order to avoid the costs and management time required to hold a special meeting of stockholders.

All required corporate approvals for the proposed sale of our Omega shares have been obtained, subject to furnishing this Information Statement and twenty (20) days elapsing from its mailing to our stockholders. This Information Statement is furnished solely for the purpose of informing stockholders of the approval of the proposed sale by our Board of Directors, and majority stockholder, the Malcolm I. Glazer Family Limited Partnership. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Empire Valuation Consultants, LLC, or Empire, has delivered to our Board of Directors its written opinion to the effect that, as of the date of the stock purchase agreement, the purchase price, call option price, as well as any subsequent public or private sales of our remaining Omega shares at a price equal to or in excess of $4.50 per share, is fair to Zapata and its stockholders from a financial point of view. The full text of Empire’s written opinion containing the assumptions made, the matters considered and the scope of the opinion is included in this Information Statement as Appendix C. Stockholders are urged to read the Empire opinion in its entirety.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held as of October 9, 2006 by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

List of Appendices

Appendix A	Stock Purchase Agreement, dated September 8, 2006, between Zapata and Omega Protein Corporation
Appendix B	Written Consent of The Malcolm I. Glazer Family Limited Partnership dated September 8, 2006.
Appendix C	Fairness Opinion of Empire Valuation Consultants, LLC dated September 8, 2006

ii

SUMMARY OF THE PROPOSED SALE OF OUR OMEGA SHARES

The following summary highlights material information from this Information Statement regarding the sale to our majority-owned subsidiary, Omega Protein Corporation, of 9,268,292 shares of Omega common stock held by us and the potential sale of our remaining 5,232,708 Omega shares either pursuant to a call option granted to Omega at a price of $4.50 per share during the period from the 270th day to the 390th day following the closing on Omega’s initial purchase of our shares, or to a third party at any time at a price of $4.50 per share or more. We are also authorized to sell all of our Omega shares in a “superior proposal” (as defined in the stock purchase agreement) if our Board of Directors determines to do so and terminates the stock purchase agreement. Lastly, we may distribute to our stockholders a dividend of all or a portion of our remaining Omega shares that are not sold to Omega in the initial closing. This Information Statement does not contain all of the information that is important to you. To fully understand the transaction, you should carefully read the entire Information Statement and the referenced documents and reports, including the stock purchase agreement attached as Appendix A. We have included cross-references in this summary which direct you to more complete descriptions of the topics that we have summarized.

Parties to the Sale

The seller is Zapata, a Nevada corporation, and the purchaser is Zapata’s majority-owned subsidiary, Omega, a Nevada corporation. Zapata and Omega are both public companies whose stock trades on the New York Stock Exchange under the symbols, “ZAP” and “OME,” respectively. See “THE PROPOSED SALE OF OUR OMEGA SHARES — The Parties to the Stock Purchase Agreement.”

Assets to Be Sold By Us

We are selling 9,268,292 Omega shares in an initial sale to Omega. We may sell our remaining 5,232,708 Omega shares pursuant to a call option granted to Omega which is exercisable, subject to certain conditions, during the period from the 270th day to the 390th day following the closing of our initial sale to Omega. We may also, at any time prior to the exercise of the call option, sell these remaining Omega shares to a third party at a price of $4.50 per share or more. Additionally, we may dispose of these remaining Omega shares in a dividend distribution to our stockholders. Finally, if a third party presents us with a proposal to acquire our Omega shares which our Board of Directors deems to be a “superior proposal,” as defined in the stock purchase agreement, we may terminate the stock purchase agreement and sell our Omega shares to the third party at the election of our Board of Directors.

Our Future Plans

Following our sale of 9,268,292 Omega shares to Omega, we will hold 5,232,708 Omega shares, or approximately 33% of Omega’s outstanding common stock, 98% of Zap.Com’s outstanding common stock and approximately $123 million in cash and cash equivalents. Our Board of Directors has authorized us to seek one or more buyers to purchase our remaining Omega shares and to pursue acquisitions or other strategic opportunities in an effort to enhance stockholder value. We are likely to use some or all of our cash and cash equivalents to fund, in whole or part, one or more acquisitions or related transactions. There are no limits on the types of businesses or fields in which we may make our acquisitions.

Background and Reasons for the Sale

Our Board of Directors concluded that the sale of our Omega shares is in the best interests of Zapata. Our Board of Directors considered numerous factors in making such a determination, including the factors described under the heading “THE PROPOSED SALE OF OUR OMEGA SHARES — Background of the Sale” and “— Reasons for the Sale.”

Structure of the Transaction

The transaction with Omega is structured as a stock repurchase in which Omega is obligated to purchase from us 9,268,292 Omega shares upon the satisfaction of closing conditions and has a call option to repurchase our remaining shares, subject to certain terms and conditions. On or before October 23, 2006, we and Omega are obligated to make escrow deposits with Manufacturers & Traders Trust Company, as escrow agent, which in our case is the stock certificate for the 9,268,292 Omega shares being purchased at the initial closing and in Omega’s case is immediately available funds in the amount of the $47.5 million purchase price. See “THE PROPOSED

SALE OF OUR OMEGA SHARES — Description of the Terms of the Stock Purchase Agreement — Structure of the Sale and Price.”

The Purchase Price

The purchase price under the stock purchase agreement for our 9,268,292 Omega shares is $5.125 per share, or $47.5 million in the aggregate. See “THE PROPOSED SALE OF OUR OMEGA SHARES — Description of the Terms of the Stock Purchase Agreement — The Purchase Price.”

Omega’s Debt Financing

Omega’s obligation to consummate the initial purchase of 9,268,292 Omega shares is subject to the consummation of the financing contemplated by the commitment letter dated September 8, 2006 between Omega and Ableco Finance LLC, an affiliate of Cerberus Capital Management, L.P., to provide Omega with up to $65 million in credit facilities. See “THE PROPOSED SALE OF OUR OMEGA SHARES — Description of the Terms of the Stock Purchase Agreement — Omega’s Financing of the $47.5 Million Purchase Price.”

Regulatory Approvals

Within 30 days following our sale to Omega of 9,268,292 Omega shares, Omega must notify the United States Department of Transportation, Maritime Administration, of the change in ownership of its stock pursuant to 46 C.F.R Section 356.5. This is not a condition to the closing as it is not required to take place until after the closing. Except for this filing and the filing of this Information Statement with the SEC (and such other reports as may be required, if any, under the Exchange Act) we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the sale by us of all our Omega shares. See “THE PROPOSED SALE OF OUR OMEGA SHARES — Regulatory Approvals.”

Omega Protein Board of Directors Resignations

Pursuant to the stock purchase agreement, Zapata has agreed to deliver the resignations, effective as of the closing date, from the Omega board of directors of its two representatives, Leonard DiSalvo and Avram A. Glazer. See “THE PROPOSED SALE OF OUR OMEGA SHARES — Description of the Terms of the Stock Purchase Agreement — Conditions to Closing of the Sale.”

Conditions to Closing

Before Omega and Zapata are obligated to complete the initial the purchase and sale of 9,268,292 Omega shares, certain closing conditions must be satisfied or waived, including in the case of the initial sale, the consummation of Omega’s new debt financing described below. These conditions are described in this Information Statement in the section entitled “THE PROPOSED SALE OF OUR OMEGA SHARES — Description of the Terms of the Stock Purchase Agreement — Conditions to Closing of the Sale,” “—  Omega’s Financing of the $47.5 Million Purchase Price.”

Closing of the Sale

The purchase and sale of Zapata’s 9,268,292 Omega shares is scheduled to close on the second business day after the conditions set forth in the stock purchase agreement have been satisfied or waived. We expect this to occur in the fourth quarter of 2006. See “THE PROPOSED SALE OF OUR OMEGA SHARES — Description of the Terms of the Stock Purchase Agreement — Closing of the Sale,” and “— Conditions to Closing of the Sale.”

Termination of the Agreement

The parties may terminate the stock purchase agreement under certain circumstances, including if our initial sale of 9,268,292 Omega shares is not completed on or before December 7, 2006 or, if there is a delay in finalizing any comments by the SEC to this Information Statement, January 21, 2007. We may also terminate the stock purchase agreement if our Board of Directors accepts a “superior proposal,” as defined in the stock purchase agreement, or if on or before October 23, 2006, Omega has not obtained the consent of the National Marine Fisheries Service, or NMFS, or Omega has not closed on its financing for the transaction and deposited in immediately available funds in the amount of the $47.5 million purchase price with the escrow agent. See “THE

PROPOSED SALE OF OUR OMEGA SHARES — Description of the Terms of the Stock Purchase Agreement — Termination of the Agreement.”

Expense Reimbursement

Omega may be required to reimburse us for our actual out-of-pocket documented expenses up to a maximum of $1 million if we terminate the stock purchase agreement based on Omega’s failure to obtain the NMFS consent or close its financing and make the required escrow deposit in a timely manner or Omega materially breaches the agreement. We may be required to reimburse Omega for its actual out-of-pocket documented expenses up to a maximum of $1.3 million if Omega terminates the stock purchase agreement, or if our Board of Directors withdraws or modifies its approval of the stock purchase agreement in a manner adverse to Omega, in order to accept a “superior proposal” (as defined in the stock purchase agreement) to purchase our Omega shares that are to be sold at the initial closing or we materially breach the agreement. See “THE PROPOSED SALE OF OUR OMEGA SHARES — Description of the Terms of the Stock Purchase Agreement — Expense Reimbursement.”

Omega’s Call Option

Pursuant to the stock purchase agreement, we granted Omega a call option entitling Omega, at its election and subject to certain conditions, to purchase, all, but not less than all, of our remaining 5,232,708 Omega shares not initially purchased by Omega and which continue to be held by us on the date the option is exercised at a price of $4.50 per share, payable in cash. The option may only be exercised, subject to certain conditions, from the 270th day to the 390th day following the consummation of Omega’s initial purchase of shares from us pursuant to the stock purchase agreement. If the call option is exercised, the closing with respect thereto must occur within two business days of Omega’s notice to us that it is exercising the call option. See “THE PROPOSED SALE OF OUR OMEGA SHARES — Description of the Stock Purchase Agreement - Call Option.”

Zapata’s Voting Agreement

Following the sale of our 9,268,292 Omega shares, the stock purchase agreement requires that we vote all of our remaining Omega shares and any other Omega shares that we have the right to vote or direct the vote of in favor of the directors nominated by Omega’s board of directors or a committee thereof and in favor of all actions approved and recommended by Omega’s board of directors. This arrangement does not apply, however, to any merger, consolidation, stock exchange, asset sale, dissolution, recapitalization, restructuring, charter amendment or similar transaction which would result in us receiving less than the $4.50 per share in cash. We have appointed Omega’s Chief Executive Officer and Chief Financial Officer as our proxy to vote our Omega shares consistent with the voting agreement. The voting agreement and proxy terminate upon the occurrence of certain events, including Omega’s failure to achieve EBITDA, as defined in the stock purchase agreement, of $15 million for any 12 calendar month period, a continuous default with respect to its debt and decline in the trading price of Omega’s stock price below $4.50 per share for 10 consecutive trading days after Omega’s call option expires. See “THE PROPOSED SALE OF OUR OMEGA SHARES — Description of the Stock Purchase Agreement — Voting Agreement.”

Omega’s Obligation to File a Shelf Registration on Form S-3 and to Assist Zapata in Sale of its Remaining Omega Shares

Under the stock purchase agreement, Omega is required to promptly file with the Securities and Exchange Commission, or the SEC, and to exercise reasonable best efforts to have declared effective as soon as possible a shelf registration statement on Form S-3 for the resale by us of all of our remaining 5,232,708 Omega shares following the sale of our 9,268,292 Omega shares. Upon being declared effective, Omega is obligated to maintain such effectiveness for a period of 390 days, subject to certain conditions. Omega is also obligated to assist us in the sale of our remaining Omega shares. See “THE PROPOSED SALE OF OUR OMEGA SHARES — Description of the Stock Purchase Agreement — Omega Covenants.”

Amended and Restated Registration Rights Agreement

Concurrent with the sale of our 9,268,292 Omega shares, Omega is required to enter into an amended and restated registration rights agreement with us that will amend and restate our April 1998 registration rights agreement. The amended and restated registration rights agreement will provide us with more favorable demand and piggyback registration rights than are contained in the original registration rights agreement. See “THE

PROPOSED SALE OF OUR OMEGA SHARES — Description of the Stock Purchase Agreement — Amended and Restated Registration Rights Agreement.”

Fairness Opinion of Empire Valuation Consultants, LLC

We retained Empire Valuation Consultants, LLC, or Empire, to provide a financial fairness opinion to our Board of Directors in connection with the sale of our Omega shares. At the meeting of our Board of Directors on September 7, 2006, Empire rendered its oral opinion, subsequently confirmed in writing, that as of September 7, 2006, and based upon and subject to the assumptions, qualifications and limitations set forth therein, the purchase price to be paid to Zapata for its Omega shares at the initial closing under the stock purchase agreement and the sale of our remaining Omega shares pursuant to the call option granted under the stock purchase agreement or to a third party at a price equal to or in excess of $4.50 per share was fair from a financial point of view to Zapata and its stockholders. The full text of Empire’s written opinion, dated September 8, 2006, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations of the reviews undertaken in rendering the opinion, is attached as Appendix C to this Information Statement. See “THE PROPOSED SALE OF OUR OMEGA SHARES — Fairness Opinion”

Stockholder Written Consent to the Sale Proposal

Under Nevada law, the sale of “all or substantially all” of our assets requires the affirmative vote of the holders of at least a majority of our outstanding common stock. Omega represents a substantial portion of our assets, revenues and operating income. Although we are only selling a portion of our Omega shares in the initial closing and we will continue to own substantial assets, including cash and cash equivalents, to remove any doubt whether the transaction has been properly approved under Nevada law, we obtained a written consent dated September 8, 2006 from our majority stockholder, The Malcolm I. Glazer Family Limited Partnership, which holds approximately 51.2% of our outstanding shares of common stock, approving the sale of our Omega shares described in this Information Statement. See “THE PROPOSED SALE OF OUR OMEGA SHARES — Stockholder Consent to the Sale Proposal”

Accounting Treatment

We anticipate that the sale of 9,268,292 shares of our Omega shares to Omega will result in the recognition of a net loss for book purposes. The ultimate amount of such loss will not be known until the conclusion of the transaction since Omega’s financial statements will continue to be consolidated with ours until the closing of the sales of these shares. Generally, the ultimate loss recognized on the transaction will increase (decrease) as we consolidate net income (loss) related to Omega’s operations.

If the transaction had closed on June 30, 2006, we estimate that the loss for book purposes would have been approximately $6.1 million, net of tax effects. This loss includes an impairment loss on our remaining shares of approximately $3.6 million, net of taxes, which would be recorded in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” Subsequent to the transaction, we will own approximately 33% of Omega’s common stock and will account for our remaining investment in Omega under the equity method. See “THE PROPOSED SALE OF OUR OMEGA SHARES — Accounting Treatment.”

Material Federal Income Tax Consequences

Generally, as the expected sale proceeds of $47.5 million exceeds our original tax basis of $33.6 million, the sale will be taxable to us. After adjusting for transaction closing costs, we estimate a taxable gain from the sale of approximately $13.6 million. Because we have adequate loss carryforwards, we expect that our current taxes payable related to the sale will be limited to approximately $277,000. In addition, there will be no direct federal income tax consequences to the holders of our common stock. See “THE PROPOSED SALE OF OUR OMEGA SHARES — Material Federal Income Tax Consequences.”

No Dissenters’ Rights

Under Nevada law our stockholders do not have dissenters’ rights or the right to demand an appraisal and receive payment of the fair value of their shares as a result of the sale. See “THE PROPOSED SALE OF OUR OMEGA SHARES — No Dissenters’ Rights.”

QUESTIONS AND ANSWERS ABOUT THE
PROPOSED SALE OF OUR OMEGA SHARES

Q:	Why am I receiving this Information Statement?

A:	This Information Statement describes the sale of our Omega shares and the approval of this sale by written consent of our majority stockholder. Our Board of Directors is providing this Information Statement to you pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, solely to inform you of, and provide you with information about, the sale before it is consummated.

Q:	Am I being asked for my approval of the proposed transaction?

A:	No, we are not asking you to vote for approval of the sale of our Omega shares or to provide your written consent to the sale. Your vote or written consent is not required for approval of the sale, because the sale has been approved by the written consent of our majority stockholder.

Q:	Will there be a stockholder meeting to consider and approve the sale of our Omega shares?

A:	No, a stockholder meeting will not be held to consider and approve the sale. The sale of our Omega shares has already been approved by written consent of our majority stockholder.

Q:	What will be done with the initial sale proceeds?

A:	We have no immediate plans to use the proceeds from the sale of our Omega shares. We do not expect to distribute to our stockholders any of these proceeds. We plan to continue to evaluate acquisitions and other strategic opportunities for the use of these proceeds and our other capital resources, in a manner intended to put us in a position to enhance stockholder value. See “THE PROPOSED SALE OF OUR OMEGA SHARES — Our Future Plans.”

Q:	What will be the effect of the sale of the Omega shares on Zapata stockholders?

A:	Our stockholders will retain their equity interest in us and to the rights to sell or otherwise transfer their equity interest.

Q:	What will the effect of the sale be on Zapata?

A:	Following our sale of 9,268,292 Omega shares to Omega, we will hold 5,232,708 Omega shares and will report Omega’s results of operations in our financial statements based on the equity method of accounting. Our plan is to completely exit from our Omega investment and dispose of our remaining Omega shares. As of and after the initial closing of the sale of our Omega shares we will have no further representation on the Omega board of directors and we will be obligated by a voting agreement with Omega to vote in accordance with the direction of Omega’s Board of Directors with respect to future stockholder actions, subject to certain conditions. After the sale of all of our Omega shares, our remaining assets will consist primarily of cash and cash equivalents and 98% of the outstanding stock of Zap.Com, a public shell corporation. We have no plans to dissolve or liquidate. We intend to continue to operate Zapata as a public company to pursue and consummate acquisitions or other strategic opportunities. See “THE PROPOSED SALE OF OUR OMEGA SHARES — Our Future Plans.” See also “Financial Statements — Unaudited Pro Forma Consolidated Financial Information.”

Q:	Is the initial sale of Omega shares subject to the satisfaction of any conditions?

A:	Yes. Before the initial sale of the 9,268,292 Omega shares can be consummated, certain closing conditions must be satisfied or waived, including the consummation of the debt financing contemplated by the commitment letter dated September 8, 2006 issued to Omega by Ableco Finance LLC, an affiliate of Cerberus Capital Management, L.P. This and the other conditions are described in this Information Statement in the section entitled “THE PROPOSED SALE OF OUR OMEGA SHARES — Description of the Terms of the Stock Purchase Agreement — Conditions to Closing of the Sale.” If these conditions are not satisfied or waived, then the initial sale will not be consummated even though it has been approved by written consent.

Q:	When will the initial sale of 9,268,292 Omega shares close?

A:	Unless the stock purchase agreement is terminated, our sale of 9,268,292 Omega shares is expected to close on the second business day after all of the closing conditions have been satisfied or waived by the party entitled to the benefit of each such condition. We anticipate that the closing will occur in the fourth quarter of 2006. See “THE PROPOSED SALE OF OUR OMEGA SHARES — Description of the Terms of the Stock Purchase Agreement — Closing of the Sale;” “— Conditions to Closing of the Sale” and “— Termination of the Agreement.”

Q:	What should I do now?

A:	No action by you is required.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements in this Information Statement on Schedule 14C are intended to be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may” or similar expressions. Investors are cautioned that all forward-looking statements involve inherent risks and uncertainties. Actual results may differ materially from the results discussed in the forward-looking statements as a result of important risk factors. These risks include, without limitation, the possibility that the sale will not close or that the closing of the sale may be delayed, and those risks described under the caption of “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and other risks identified from time to time in our subsequent filings with the SEC, press releases and other communications by us, Omega or Zap.Com. We believe that forward-looking statements made by us are based on reasonable expectations. However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update forward-looking statements to reflect events or circumstances after the date on which the statement is made, to reflect the occurrence of unanticipated events or to update the reasons actual results could differ from those projected in the forward-looking statements.

THE PROPOSED SALE OF OUR OMEGA SHARES

The Parties to the Stock Purchase Agreement

Zapata, a Nevada corporation which is a holding company, is the seller. Zapata’s corporate office is located at 100 Meridian Centre, Suite 350, Rochester, New York 14618 and its telephone number is (585) 242-2000. Zapata’s common stock trades on the New York Stock Exchange under the symbol “ZAP.”

Zapata currently owns approximately 58% of the outstanding common stock of Omega, a Nevada corporation described in more detail below and 98% of Zap.Com Corporation, which is a public shell company and trades on the OTCBB under the symbol “ZPCM.” In addition, Zapata currently holds approximately $75 million in cash and cash equivalents, at the corporate level.

Omega, our majority-owned subsidiary, is the purchaser. Omega is the largest processor, marketer and distributor of fish meal and fish oil products in the United States. Omega produces and sells a variety of protein and oil products derived from menhaden, a species of wild herring-like fish found along the Gulf of Mexico and Atlantic coasts. The fish are not genetically modified or genetically enhanced. Omega processes several grades of fish meal, as well as fish oil and fish solubles. Omega’s fish meal products are primarily used as a protein ingredient in animal feed for swine, cattle, aquaculture and household pets. Fish oil is utilized for animal and aquaculture feeds, industrial applications, additives to human food products and as dietary supplements. Omega’s fish solubles are sold primarily to livestock feed manufacturers, aquaculture feed manufacturers and for use as an organic fertilizer.

Under Omega’s patented production process, Omega produces OmegaPure®, a taste-free, odorless refined fish oil which is the only marine source of long-chain Omega-3’s directly affirmed by the U.S. Food and Drug Administration as a food ingredient that is Generally Recognized as Safe. All of Omega’s products contain healthy long-chain Omega-3 fatty acids. Omega-3 fatty acids are commonly referred to as “essential fatty acids” because the body does not produce them. Instead, essential fatty acids must be obtained from outside sources, such as food or special supplements. Long-chain Omega-3s are also commonly referred to as a “good fat” for their health benefits, as opposed to the “bad fats” that create or aggravate health conditions through long-term consumption. Scientific research suggests that long-chain Omega-3s as part of a balanced diet may provide significant benefits for health issues such as cardiovascular disease, inflammatory conditions and other ailments.

Omega operates four menhaden processing plants: two in Louisiana, one in Mississippi and one in Virginia. Omega also operates a Health and Science Center in Reedville, Virginia, which provides 100-metric tons per day fish oil processing capacity for Omega’s food grade oils and industrial and feed grade oils.

Omega’s main office is located at 2101 City West Boulevard, Building 3, Suite 500, Houston, Texas 77042. The telephone number for Omega Protein’s main office is (713) 623-0060. Omega’s stock trades on the New York Stock Exchange under the symbol “OME.”

Our Future Plans

Following our sale of 9,268,292 Omega shares to Omega, we will hold 5,232,708 Omega shares, or approximately 33% of Omega’s outstanding common stock, 98% of Zap.Com’s outstanding common stock and approximately $123 million in cash and cash equivalents, including the $47.2 million in net proceeds we anticipate receiving from the initial sale of our Omega shares. See “Financial Statements — Unaudited Pro Forma Consolidated Financial Information.” We have no plans to dissolve or liquidate. Our Board of Directors has authorized us to seek one or more buyers for our remaining Omega shares and to pursue acquisitions or other strategic opportunities in an effort to position us to enhance stockholder value. We are likely to use some or all of our cash and cash equivalents to fund, in whole or part, one or more acquisitions or related transactions. There are no limits on the types of businesses or fields in which we may invest.

Following our initial sale of shares to Omega, the composition of our assets will subject us to the Investment Company Act of 1940. However, the Investment Company Act of 1940 provides a one year temporary exclusion for companies that are in transition in limited circumstances. We believe this temporary exclusion applies to us because our Board of Directors decided that during this time we would take action to become an operating company or obtain a special exemption from the Investment Company Act of 1940. We believe that we are, in fact, complying with this rule because we are seeking to acquire an operating company and we intend to do so within the one year period. So as to be ready to make appropriate acquisitions of operating business, we are maintaining our reserves in “cash and cash items,” as those terms are used in the Investment Company Act of 1940, that is, in deposits with banks that are payable on demand or on less than seven days’ notice. There is no assurance, however, that at all times following the sale of the Omega shares Zapata may not become subject to registration requirements under the Investment Company Act of 1940.

Background of the Sale

We are a holding company. Our primary holding is our 58% interest in Omega which is publicly traded on the New York Stock Exchange. Zapata and Omega have separate boards of directors. Two of Zapata’s officers, Avram A. Glazer and Leonard DiSalvo serve on the Omega board of directors. Omega’s financial results are consolidated with ours and reported in our consolidated financial statements.

Until April 1998, we owned all of the outstanding capital stock of Omega. In April 1998, Omega completed its initial public offering at a price of $16.00 per share and as part of the offering Zapata sold Omega shares as a selling stockholder. In the offering, Omega netted approximately $68.0 million and Zapata netted $76.6 million. Omega Protein used a portion of its net proceeds to repay Zapata approximately $33.3 million of inter-company indebtedness. Since Omega’s 1998 public offering, Zapata has not purchased or sold any Omega shares and Omega has not declared or paid any dividends.

Following the completion of the offering, the Omega shares held by Zapata constituted approximately 59.7% of Omega’s outstanding common stock. Since that time, Zapata has at all times had two representatives serve on Omega’s Board of Directors, which currently consists of seven directors. During the years subsequent to Omega’s initial public offering, Omega’s stock price declined. During the period from January 1, 2006 through September 8, 2006, the date the stock purchase agreement was executed, Omega’s stock traded at a high of $6.69 and a low of

$5.13. Although as of September 1, 2006, Omega had outstanding 25,150,909 shares, its average daily volume was only 12,000 shares during the 60 days prior to that date.

At our September 12, 2005 Board of Directors meeting, our Board of Directors reviewed Omega’s historic financial performance, both as an operating company and as an investment, as well as a number of other factors. After discussion, the Board determined in would be in the best interest of Zapata to exit its investment in Omega.

In the Fall of 2005, pursuant to Board direction, Zapata’s management contacted an international investment banking firm for the purpose of pursuing a parallel track of selling its Omega shares to strategic buyers and in a secondary public offering. After conducting due diligence, the investment banking firm advised us that it did not believe it would be beneficial for Zapata to proceed with the assignment at that time. On December 8, 2005, Zapata made a public announcement that its Board of Directors had authorized management to seek a buyer of its Omega shares.

Shortly after the December 8th announcement, a potential strategic buyer contacted us about acquiring our Omega shares. The potential strategic buyer executed a confidentiality agreement dated February 7, 2006. The potential buyer also executed a confidentiality agreement with Omega dated April 24, 2006. The potential buyer conducted limited due diligence and proposed general terms but was unable to provide satisfactory evidence of its ability to complete a transaction.

In late May 2006, we received an indication of interest from a potential financial buyer for the purchase of all our Omega shares for a price of $4.24 per share, payable in immediately available funds to be placed in escrow pending the closing and very limited representations and warranties and conditions to closing. On June 2, 2006, Zapata’s Board of Directors met to review proposed terms for the sale of all of Zapata’s Omega shares to the potential financial buyer. The directors reviewed the terms which contemplated a purchase price of $4.14 per share and limited representations, warranties and closing conditions. After discussion, the directors instructed management to pursue the transaction and bring back final terms to the Board of Directors for consideration and approval.

From June 2, 2006 through June 21, 2006, Zapata and the potential financial buyer engaged in extensive negotiations of the transaction terms. The potential financial buyer negotiated and executed a confidentiality agreement with Omega which it signed on June 21, 2006. Through August 2006, the potential financial buyer conducted due diligence on Omega and continued to negotiate terms. The final proposal from the potential financial buyer contemplated the purchase of all our Omega shares pursuant to a stock purchase agreement at a price of $4.24 per share, payable in cash, and contained extensive representations and warranties concerning Zapata and Omega, a closing condition that the potential financial buyer be pre-approved by the United States Department of Transportation, Maritime Administration, as to its United States citizenship status so as not to affect Omega’s fishing licenses (which require at least 75% ownership of Omega by U.S. citizens) and another closing condition that Omega not take any action that would, in the buyer’s discretion, be a material adverse change that affected its anticipated value in the shares. The proposal also contemplated that the potential financial buyer would receive immediate representation on Omega’s board of directors concurrent with the execution of the stock purchase agreement, and that Zapata would be subject to a complete no talk/no shop provision without any fiduciary out.

On July 13, 2006, our Board of Directors convened with management and its legal advisors. After discussion and review of the then current terms, our Board of Directors directed management to investigate further the issues surrounding the potential financial buyer’s qualification as a U.S. citizen under the applicable fishing license laws and to address objectionable representations, warranties, closing conditions and covenants. During the course of these subsequent negotiations, our management was unable to satisfy themselves as to the certainty of the U.S. citizenship closing condition being satisfied or removing other objectionable terms.

On August 5, 2006, Zapata received from Omega management a verbal expression of interest for repurchasing Zapata’s Omega shares. Zapata management evaluated Omega’s stock repurchase proposal and began to negotiate the terms of a transaction. During the first part of August 2006, Zapata and TM Capital Corp., on behalf of Omega, negotiated the terms of Omega’s stock repurchase proposal which was set forth in a standstill letter and term sheet. After concluding negotiation, Zapata and Omega’s counsel prepared and finalized a standstill letter agreement and term sheet embodying Omega’s stock repurchase proposal.

On August 18, 2006, Zapata’s counsel advised the potential financial buyer of Zapata’s remaining issues with the proposed transaction. The potential financial buyer did not respond and ultimately, no agreement was reached with the potential financial buyer.

On August 23, 2006, Zapata management presented the Zapata Board of Directors with a standstill letter agreement and term sheet setting forth the stock repurchase proposal. Zapata management and counsel reviewed the proposal and the status of the negotiations with the potential financial buyer. Zapata directors reviewed and discussed the proposal and factors discussed below under the heading “THE PROPOSED SALE OF OUR OMEGA SHARES — Reason for the Sale.” Following their review, the Zapata Board of Directors authorized Zapata’s management to execute the standstill letter agreement and term sheet, to engage a firm to provide a fairness opinion and to engage counsel to negotiate and finalize definitive documents for the transaction.

From August 25, 2006 until September 8, 2006, counsel for Zapata and Omega conducted negotiations to finalize the stock purchase agreement and ancillary documents, including the amended and restated registration rights agreement and the escrow agreement. Upon concluding negotiations over the terms of these documents, Zapata management provided Zapata’s Board of Directors with the final form of stock purchase agreement, amended and restated registration rights agreement and escrow agreement together with a copy of the final form of Ableco Finance LLC commitment letter presented to Omega and the last draft of the stock purchase agreement proposed by the potential financial buyer.

On September 7, 2006, Zapata’s directors convened to consider and vote on the proposal to sell Zapata’s Omega shares pursuant to the stock purchase agreement and under certain other circumstances. Zapata’s legal advisors attended the meeting and reviewed with the directors their fiduciary duties and the transaction terms and other legal issues, as well as the fact that no response had been received from the last communication sent to the potential financial buyer regarding open issues. At the meeting, Zapata management presented a number of issues, including Omega’s financial performance and condition, stock trading price and volume history and anticipated accounting treatment and tax consequences for the proposed transactions. A representative of Empire Valuation Consultants, LLC also attended the meeting. After reviewing Empire’s experience and credentials and engaging in a discussion regarding Empire’s valuation procedure and certain aspects of its valuation process and considerations relevant to Zapata, the Omega shares, and Omega’s business, Empire rendered its opinion that as of September 7, 2006, the purchase price to be paid to Zapata for its Omega shares at the initial closing under the stock purchase agreement and the sale of Zapata’s remaining Omega shares pursuant to the call option granted under the stock purchase agreement or to a third party at a price of $4.50 per share or more was fair from a financial point of view to Zapata and its stockholders. The representative of Empire indicated that he expected that Empire would be able to deliver its written opinion the next day. Following the presentations and a discussion, the Zapata Board of Directors approved the sale and in doing so, considered a number of favorable factors supporting the sale as well as negative factors militating against the sale. See “THE PROPOSED SALE OF OUR OMEGA SHARES — Reasons for the Sale.”

On September 8, 2006, the parties entered into a stock purchase agreement providing for the purchase of 9,268,292 of our Omega shares at a final price of $5.125 per share and a call option at a price of $4.50 per share, subject to certain terms and conditions, with respect to the remaining Omega shares held by Zapata on the date of exercise of the call option. In addition, on the same date Zapata’s majority stockholder, the Malcolm I. Glazer Family Limited Partnership, or the Glazer Partnership, executed a written consent pursuant to which it authorized the sale by Zapata of its Omega shares.

The parties announced the transaction on September 8, 2006.

Reasons For the Sale

Our Board of Directors has concluded that our sale of Omega shares as described in this Information Statement is in Zapata’s best interests. In arriving at this conclusion, our Board of Directors considered a number of factors, including the following favorable factors supporting the sale:

•	Our lack of any dividends or other financial return from our Omega investment since Omega’s 1998 initial public offering;

•	The historic trading price and volume of Omega’s stock;

•	The fact that we had not received any firm offers for our Omega shares involving cash consideration exceeding that offered by Omega on a per share basis since our public announcement regarding the availability of our Omega shares;

•	Omega’s historical financial performance and condition;

•	Omega’s prospects and the uncertainties and risks in Omega’s business, including, among other things, the uncertainty of Omega Pure’s acceptance by the marketplace, the uncertainty of future menhaden catches due to natural causes, the fluctuating oil yield from menhaden catches, high energy costs, risks associated with hurricanes and storms, government regulation that restrict or prohibit menhaden or purse seine fishing and world wide supply and demand relationships;

•	The terms of the proposed sale contemplated by the stock purchase agreement, including limited representations and warranties, the immediate registration of our remaining Omega shares, Omega’s agreement to cooperate and assist in the disposition of our remaining Omega shares and the improved terms to our registration rights which can be assigned to certain purchasers of our remaining Omega shares;

•	The expeditious manner in which the transaction could be completed and the lack of any foreign ownership issues as a condition to closing;

•	The issuance of a commitment letter to Omega by Ableco Finance LLC and the payment upon acceptance by Omega of a $487,500 commitment fee and a $150,000 expense deposit;

•	The opportunity for us to increase funds available to finance future acquisitions and strategic opportunities;

•	Presentations by, and discussions with, our senior management and representatives of our financial and legal advisors regarding the proposed transaction;

•	The risk that in an alternative transaction with a third party, Omega’s management could seek alternate employment in light of the uncertainty presented by the change of control of Omega and receive significant change of control payments;

•	Empire’s fairness opinion dated September 8, 2006;

•	TM Capital’s solvency opinion dated September 8, 2006 and the reliance letter issued to us;

•	The consideration to be received by Zapata pursuant to the stock purchase agreement (or pursuant to a third party sale of the remaining Omega shares not sold to Omega) and the transactions contemplated thereby, taken as a whole, is fair, from a financial point of view, to Zapata and its stockholders; and

•	The fact that the majority of the taxable gain from the sale of the Omega shares is expected to be offset by our existing net operating loss carry forwards for federal income tax purposes.

Our Board of Directors believed that each of the foregoing factors to be the benefits of the sale. In reaching its conclusion, our Board of Directors also considered the following negative factors militating against the sale:

•	we will experience diminished influence and control of Omega as a result of (i) the required resignations of our two representatives from the Omega board of directors and (ii) the voting agreement and proxy with respect to our remaining shares that will become effective as of the initial closing;

•	the applicability of Nevada corporate surplus laws to Omega’s repurchase and existence of fraudulent conveyance laws;

•	Omega’s operations will no longer be consolidated with us and, accordingly, Omega’s operations will be reflected by the equity method in our financial statements and operations; and

•	the risk that after expenditure of significant time and resources,the transaction will not be completed due to, among other possibilities, Omega’s financing conditions not being fulfilled.

Our Board of Directors viewed its determination and approval as being based on the totality of the information presented. In considering all the factors described above, individual directors may have given different weight to different factors. Our Board of Directors considered all these factors as a whole to be favorable to us, and to support its determination to approve the sale.

Description of the Terms of the Stock Purchase Agreement

The following is a summary of significant provisions of the stock purchase agreement. The summary does not provide a complete description of all the terms and conditions of the stock purchase agreement, which is attached as Appendix A (without schedules or exhibits). The stock purchase agreement should be read in its entirety for a complete understanding of its terms.

Structure of the Sale and Price.  The stock purchase agreement provides that, upon the satisfaction, or waiver, if necessary, of certain other conditions, Omega will acquire from us 9,268,292 Omega shares. The purchase price for these shares is $5.125 per share, or $47.5 million in the aggregate. Omega will finance this purchase with debt financing.

An independent special committee of Omega’s Board of Directors, which did not include either of Zapata’s two representatives, Avram Glazer and Leonard DiSalvo, approved the transaction. Omega’s Board of Directors and its special committee received the opinions of TM Capital Corp., an independent financial advisor to the special committee, regarding the fairness, from a financial point of view, to Omega’s stockholders (except for Zapata) of the purchase price being paid at the initial closing for our Omega shares, and the solvency of Omega following the consummation of the transactions contemplated by the stock purchase agreement and Omega’s debt financing pursuant to the commitment letter referred to below. TM Capital provided us with a reliance letter allowing us to rely on the solvency opinion, although its opinion was otherwise furnished solely for the benefit of the special committee and the Board of Directors of Omega. TM Capital has consented to the inclusion of the summary of its solvency opinion in this Information Statement.

TM Capital is a New York and Atlanta based merchant banking and financial advisory firm. On September 8, 2006, TM Capital delivered certain of its analyses and its oral opinion to Omega’s special committee, subsequently confirmed in writing, to the effect that and subject to the various assumptions set forth therein, as of that date, assuming the transaction and financing had been consummated as proposed, immediately after and giving effect to the transaction and on a pro forma basis:

•	Omega would be able to pay its debts as they become due in the usual course of business;

•	Omega’s total assets would be greater than or equal to the sum of (i) Omega’s total liabilities and (ii) the amount that would be needed, if Omega were to be dissolved at the time of the transaction, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the proceeds of the transaction;

•	the fair value of Omega’s assets would exceed its stated liabilities and identified and valued contingent liabilities; and

•	the capital remaining in Omega after the transaction would not be unreasonably small for the business in which Omega is engaged, it is now conducted and is proposed to be conducted following the consummation of the transaction.

The opinion valued Omega and the assets of Omega on a going-concern basis (including goodwill), on a pro forma basis.

TM Capital provided its solvency opinion with the understanding that Omega’s Board of Directors (including the special committee thereof) would consult with and rely solely upon their own legal counsel with respect to the legal definition of terms related to the solvency opinion and TM Capital made no representations as to any legal matter or as to the sufficiency of said definitions for any purpose other than setting forth the scope of its opinion. TM Capital was not engaged to identify prospective purchasers, to ascertain the actual prices at which and terms on which Omega or the assets of Omega could be sold and did not express any opinion as to whether Omega would actually be sold for the amount TM Capital believes to be its fair value.

In connection with its solvency opinion, TM Capital made such reviews, analyses and inquiries as it deemed necessary and among other things, it:

•	reviewed Omega’s SEC filings and board meetings minutes;

•	reviewed information, relating to Omega’s business, earnings, cash flow, assets and prospects;

•	visited Omega’s headquarters and discussed with senior management Omega’s operations, financial condition, future prospects, operations and performance;

•	reviewed drafts of the stock purchase agreement and financing commitment letter from Ableco;

•	reviewed the historical market prices and trading activity of Omega’s common stock;

•	compared financial information for Omega with that of publicly traded companies it deemed to be relevant;

•	reviewed the representation letter from Omega as of the date of the opinion;

•	compared the proposed financial terms of the transaction with the financial terms of other common stock repurchase transactions which it deemed to be relevant;

•	reviewed an actuarial valuation related to Omega’s pension plan from February 2006; and

•	reviewed other financial studies and analyses and performed other investigations and took into account such other matters as it deemed necessary, including its assessment of general economic, market and monetary conditions.

In its review and analysis and in reaching the conclusions expressed in its opinion, TM Capital relied upon the accuracy and completeness of all the financial and other information made available to it by Omega, discussed or reviewed by or for it, or that was publicly available. TM Capital also relied upon certain representations made to it by Omega’s management and upon assurances of the management of Omega that they were unaware of any facts that would make the information provided to it incorrect, incomplete or misleading. Omega management also advised TM Capital that there was no adverse change that, either individually or in the aggregate, had or could reasonably be expected to have a material effect on the assets, business, properties, liabilities, financial condition, results or prospects of Omega since June 30, 2006. TM Capital did not make any independent appraisal of the properties or assets of Omega. There were no limitations placed on the scope of TM Capital’s review.

TM Capital’s opinion did not address the relative merits of the transaction as compared to other transactions or business strategies discussed by the special committee or the Board of Directors of Omega as alternatives to the transaction or the decision of the special committee and the Board of Directors of Omega to proceed with the transaction. The opinion did not address any tax matters or the impact of any tax matters that arise from the transaction.

TM Capital acted as financial advisor to Omega in connection with the transaction. TM Capital received a fee from Omega in connection with the rendering of the solvency opinion and a separate fairness opinion, neither of which was contingent upon the conclusion reached in the opinions or the consummation of the transaction. In addition, TM Capital will be receiving a fee in connection with the consummation of the transaction. TM Capital also served as financial advisor to Omega in the past, without respect to this transaction, and has received fees for such services.

Concurrently with the execution and delivery of the stock purchase agreement, Omega’s executive officers confirmed, in writing, that neither the agreement nor the transactions contemplated thereby, including the sale by us of shares to Omega, either initially or pursuant to the call option, will constitute a change of control for the purposes of their employment or change of control agreements with Omega.

Omega’s Financing of the $47.5 Million Purchase Price.  Concurrent with the execution and delivery of the stock purchase agreement, Omega and Ableco Finance LLC, an affiliate of Cerberus Capital Management, L.P., entered into a commitment letter, pursuant to which the Ableco agreed, subject to the terms and conditions therein, to provide Omega with a senior secured financing facility in the maximum aggregate amount of $65 million to (i) acquire the 9,268,292 Omega shares (exclusive of the fees and expenses related to such financing), (ii) to fund Omega’s ongoing working capital requirements, including, establishing a letter of credit sub-facility and (iii) to pay the fees and expenses related to such financing. The facility will consist of a $30 million revolving credit facility (including a $5,000,000 subfacility for the issuance of letters of credit) and a $35 million term loan facility. Such revolving credit facility will replace Omega’s existing $20 million credit facility with Bank of America, N.A.

Escrow.  Concurrent with the execution and delivery of the stock purchase agreement, Zapata, Omega and Manufacturers and Traders Trust Company, as escrow agent, entered into an escrow agreement. On or before October 23, 2006, Omega is required to consummate its debt financing with Ableco and deposit the $47.5 million purchase price with the escrow agent, pending the closing of the sale. On or before the same date, we are obligated to deposit with the escrow agent stock certificates evidencing the 9,268,292 Omega shares being purchased by Omega together with blank stock powers. All interest accrued on the escrowed purchase price will be paid to Omega at the closing. If this accrued interest is less than the pre-default interest payable by Omega with respect to the $47.5 million which it has borrowed from Ableco in order to fund the escrow, then we will be required to pay Omega at closing this difference. All dividends or distributions declared or paid with respect to the escrowed Omega shares, if any, and all accrued interest on such dividends or distributions will be paid to Omega at the closing.

Amended and Restated Registration Rights Agreement.  Concurrent with the sale of our 9,268,292 Omega shares, Omega is required to provide us with an amended and restated registration rights agreement. This agreement amends and restates our April 12, 1998 registration rights agreement with Omega which grants to us demand and piggyback registration rights and is assignable, subject to certain conditions, to subsequent purchasers of our Omega shares.

Material changes to the 1998 registration rights agreement incorporated into the amended and restated registration rights agreement, include, among other things, that:

•	Omega is not obligated to file a registration statement relating to a demand registration request if such registration request is for a number of registrable securities having a fair market value of less than $3.5 million rather than the previous $10 million transaction size;

•	Zapata or permitted transferees of more than 30% of the registrable securities are entitled to two demand registration requests (not including the registration on Form S-3 required by the stock purchase agreement) and permitted transferees of 30% or less and 10% or more of the registrable securities are entitled to one demand registration request;

•	registration statements filed pursuant to such agreement will be prepared and filed by Omega with the SEC as soon as practicable, but in no event later than 30 days (60 days if the applicable registration form is other than Form S-3) after the date notice is given, and that Omega will use its best efforts to cause the same to become effective as soon as possible after the date notice is given;

•	subject to certain conditions, transfers of registration rights will be effective when Omega has received written notice at the time of or within a reasonable time after said transfer; and

•	the agreement may be amended only by a written instrument duly executed by Omega and the holders of more than 50% of the registrable securities.

Closing of the Sale.  The closing of our sale of 9,268,292 Omega shares to Omega is required to take place on the second business day after the conditions set forth in the stock purchase agreement have been satisfied or waived. We expect this to occur in the fourth quarter of 2006.

Zapata’s Representations and Warranties.  We have made representations and warranties in the stock purchase agreement with respect to the following matters:

•	our corporate organization and existence;

•	our corporate power and authority, authorization, and approval and the binding effect on us of the stock purchase agreement and escrow agreement and, when executed, the amended and restated registration rights agreement;

•	our ownership of our Omega shares and lack of encumbrances thereon;

•	our compliance with applicable law and lack of conflicts;

•	the lack of pending or threatened litigation against us with respect to the stock purchase agreement or which would be material in that context; and

•	the lack of any other brokers or fees due to others as a result of our actions in connection with the stock purchase agreement and transactions contemplated thereby.

Omega’s Representations and Warranties.  Omega has made representations and warranties in the stock purchase agreement with respect to the matters listed below:

•	Omega’s organization and existence

•	Omega’s power and authority, authorization, and approvals and the binding effect of the stock purchase agreement and escrow agreement on it and when executed, the amended and restated registration rights agreement.

•	Omega’s receipt of a fairness opinion and a solvency opinion from TM Capital;

•	Omega’s consents and approvals;

•	Omega’s compliance with applicable law and lack of conflicts, except for agreements relating to existing financing;

•	the lack of pending or threatened litigation involving Omega with respect to the stock purchase agreement or which would be material in that context;

•	Omega having surplus and being solvent as required under Nevada law for stock repurchases and solvent under fraudulent conveyance laws both before and after giving effect to Omega’s purchase of the 9,268,292 Omega shares from us and the concurrent closing of Omega’s new debt financing;

•	the accuracy, truth and completeness of Omega’s reports filed since January 1, 2003 under the Securities Exchange Act of 1934;

•	the accuracy of information provided by Omega to us for inclusion in this Information Statement;

•	Omega’s responsibility for the fees and expenses of TM Capital and Cerberus Capital Management, L.P. and the lack of any other brokers or fees due to others as a result of Omega’s actions in connection with the stock purchase agreement and transactions contemplated thereby;

•	information concerning Omega’s commitment letter dated September 8, 2006 issued to Omega by Ableco Finance, LLC, an affiliate of Cerberus Capital Management, L.P;

•	Omega’s acquisition of Omega shares from us for its own account and not for resale; and

•	Omega’s lack of ownership of Zapata stock.

Mutual Covenants.  In the stock purchase agreement, we have agreed with Omega, among other covenants, to:

•	use reasonable best efforts to take all actions and things necessary to consummate the sale as promptly as practicable, including obtaining any necessary consents or authorizations;

•	cooperate and consult prior to issuing any press release or public announcement; and

•	indemnify each other and their related parties on specified terms and conditions.

Zapata Covenants.  In the stock purchase agreement we agreed in favor of Omega, among other covenants, to:

•	within ten (10) business days following the execution of the stock purchase agreement, prepare and file a preliminary Information Statement with the SEC to use our reasonable best efforts to promptly respond to the comments of the SEC, if any, and to mail a definitive Information Statement to our stockholders;

•	prior to closing, not solicit or participate in discussions for or approve or enter into another transaction for the sale of in excess of 5,232,708 Omega shares less any Omega shares we sell prior to the initial closing under the stock purchase agreement; and

•	not acquire any additional Omega shares until the earlier to occur of the termination of the stock purchase agreement or the expiration of the call option period on the 390th day after the initial sale closing under the stock purchase agreement.

Omega Covenants.  In the stock purchase agreement Omega has agreed in favor of Zapata, among other covenants, to:

•	from the initial closing until the date on which our remaining Omega shares become freely transferable under SEC Rule 144(k), use its reasonable best efforts to continue to be qualified to register its securities on Form S-3, file all required reports with the SEC, exclude Zapata and its Omega shares together with any subsequent transferee or holder thereof from any rights plan, charter or bylaw amendment or board resolution or any similar action that would prohibit, frustrate or adversely affect Zapata’s ability to sell or distribute its Omega shares, and cause its officers and employees, subject to certain conditions, to cooperate and assist Zapata in the sale of its Omega shares, including promptly, accurately and fully responding to the questions and due diligence inquiries, making management presentations and participating in investor meetings;

•	maintain, directors’ and officers’ liability insurance covering a period of six years after the initial closing covering Avram A. Glazer and Leonard DiSalvo with respect to claims arising from facts or events that occurred on or before the initial closing date, on terms and conditions no less favorable than those currently in effect for such directors on the date of the stock purchase agreement;

•	use its reasonable best efforts to arrange and obtain as promptly as practicable (and in any event within 45 days of the date hereof) the proceeds of its new debt financing on the terms and conditions described in the Ableco commitment letter and not make any material amendments or modifications thereto;

•	file a shelf registration statement on Form S-3 for the resale of our remaining Omega shares and to use its reasonable best efforts to cause the registration statement to become effective and remain effective for a period of 390 days after the initial closing or, if shorter, until the earlier of the date when all of our remaining Omega shares have been sold pursuant to such registration statement, and the first date on which we may sell all of our remaining Omega shares held without registration pursuant to Rule 144 within a three-month period; and

•	during the period that Omega is required to maintain the Form S-3 registration statement in effect, not sell, make any short sale of, loan, grant any option for the purchase of (other than pursuant to employee benefit plans), effect any public sale or distribution of or otherwise dispose of any of its equity securities in public sales except as may be required under the amended and restated registration rights agreement with Zapata or pursuant to registrations on Form S-8 or solely with respect to the offering of securities in connection with a transaction that requires the use of a Form S-4 that is not an offering of securities for cash.

Conditions to Closing of the Sale.  The obligation of the parties to close on the initial sale of the 9,268,292 Omega shares under the stock purchase agreement is subject to the satisfaction or waiver of various conditions, including, without limitation, the following conditions:

•	The other party’s representations and warranties being true at the initial closing in all material respects;

•	The other party having performed each of the obligations required to be performed by it under the stock purchase agreement on or prior to the closing date;

•	The 20 day stockholder notice period following the delivery of this Information Statement, as required by Regulation 14C of the SEC, having expired;

•	The lack of a restraining order, injunction or other legal restraint relating to the sale being issued by a governmental entity;

•	The NMFS consent having been obtained;

•	A legal opinion having been received from the other party’s counsel; and

•	TM Capital Corp. having issued a certificate in which it confirms the TM Capital solvency opinion as of the closing date and Zapata’s right to continue to rely thereon; provided, however, that if TM Capital Corp. is unwilling or unavailable to deliver such certificate, Omega is required to use its reasonable best efforts to engage another investment banking firm and provide it with the necessary background materials for the purposes of delivering such certificate.

Additionally, Omega’s obligation to close on the initial sale is subject to the closing of a new debt facility contemplated by the Ableco commitment letter and the receipt of the resignations of Avram A. Glazer and Leonard DiSalvo from Omega’s board of directors and any committee thereof.

Termination of the Agreement.  The stock purchase agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the initial closing, subject to certain conditions:

•	by mutual written consent of Omega and Zapata;

•	by Omega or Zapata, if an order has been entered by a governmental authority restraining, enjoining or otherwise prohibiting the consummation of the sale of the Omega shares and such order is final and non-appealable;

•	by Omega or Zapata, if the closing does not occur on or before December 7, 2006 (which period shall automatically be extended for up to an additional 45 days if Zapata has not received clearance of the Information Statement by the SEC),

•	by Omega, if (i) Zapata’s Board of Directors has withdrawn or modified or changed in a manner adverse to Omega, its approval of the stock purchase agreement or the sale of Zapata’s Omega shares, or has approved an alternative acquisition proposal of the shares, (ii) Zapata accepts an offer or otherwise enters into an agreement to consummate or consummates an alternative acquisition proposal of the shares, or (iii) Zapata fails to perform in any material respect its obligations in connection with an “Acquisition Proposal” or “Superior Proposal”;

•	by Omega or Zapata, as applicable, if there has been a material violation or breach by Zapata or Omega, as applicable, of any covenant, representation or warranty contained in the stock purchase agreement which has prevented the satisfaction of any condition to the obligations of Omega or Zapata, as applicable, at the initial closing unless in the case of a covenant breach such breach is cured within 10 days after notice of the breach is given by the other party;

•	by Zapata, if by October 23, 2006, (i) Omega’s new debt financing has not been consummated, (ii) the $47.5 million purchase price has not been deposited by Omega with the escrow agent or (iii) the NMFS consent has not been obtained; or

•	by Zapata, if our Board of Directors determines that an alternative acquisition proposal of the 9,268,292 Omega shares is a “superior proposal,” as defined in the stock purchase agreement.

Superior proposal is defined in the stock purchase agreement to mean any acquisition proposal (on its most recently amended or modified terms, if amended or modified) (i) involving the acquisition of the 9,268,292 Omega shares subject to the stock purchase agreement and (ii) with respect to which the Zapata’s Board of Directors (A) determines in good faith that such acquisition proposal, if accepted, is reasonably likely to be consummated on a timely basis, taking into account all legal, financial, regulatory and other aspects of the acquisition proposal and the person making the acquisition proposal, (B) determines in its good faith judgment (based on, among other things, the advice of its outside financial advisor) to be more favorable, from a financial point of view, to Zapata’s stockholders than the sale of the Omega shares to Omega taking into account all relevant factors (including whether, in the good faith judgment of the Zapata’s Board of Directors, after obtaining the advice of such financial advisor, any proposed changes to the stock purchase agreement that may be proposed by Omega in response to such acquisition proposal) and (C) which provides that any requisite external financing (sufficient to pay the cash portion, if any, of the proposed transaction consideration and expenses related thereto) is either then committed or otherwise funded and not subject to any contingency other than those contained in the Ableco commitment letter

Expense Reimbursement.  Omega may be required to reimburse us for our actual out-of-pocket documented expenses up to a maximum of $1,000,000 if we terminate the stock purchase agreement based on Omega’s failure to obtain the NMFS consent or close its debt financing and make the required escrow deposit in a timely manner or Omega materially breaches the stock purchase agreement. We may be required to reimburse Omega for its actual out-of-pocket documented expenses up to a maximum of $1.3 million if we terminate the stock purchase agreement, or if our Board of Directors withdraws or modifies its approval of the stock purchase agreement in a manner adverse to Omega, in order to accept a “superior proposal” to purchase our Omega shares that are to be sold at the initial closing or we materially breach the stock purchase agreement. These rights of reimbursement are in addition to any other right or remedy that Omega or Zapata, as applicable, may have available at law or equity.

Call Option.  Pursuant to the stock purchase agreement, we granted Omega a call option entitling Omega, at its election and subject to certain conditions, to purchase, all, but not less than all, of our remaining 5,232,708 Omega shares not initially purchased by Omega and which we continue to hold on the date the option is exercised at a price of $4.50 per share, payable in cash. The option may only be exercised, subject to certain conditions, from the 270th day to the 390th day following the consummation of Omega’s initial purchase of shares from us pursuant to the stock purchase agreement. The closing with respect to the call option must occur within two business days of Omega’s exercising it.

Voting Agreement.  Subject to certain conditions, during the period from the initial closing until the occurrence of a “voting agreement termination event” (as defined in the stock purchase agreement), we have agreed that if any action is submitted to the holders of Omega common stock for their approval, whether at a meeting or by written consent, we will cause to be voted all Omega shares to which we have the right to vote or direct the vote in favor of the directors nominated by Omega’s Board of Directors or a committee thereof and in favor of all actions approved and recommended by the Omega’s Board of Directors. We have also granted an irrevocable proxy to the Chief Executive Officer and Chief Financial Officer of Omega to vote all of our Omega voting securities at any such meeting (and at any adjournment or adjournments thereof) or with respect to any such written consent in the manner described in the preceding sentence. The stock purchase agreement contains provisions whereby we have the right to assert the occurrence of a voting agreement termination event and to terminate the effectiveness of the proxy.

Under the stock purchase agreement, “voting agreement termination event” means the earlier to occur of the following dates (i) the last day of any 12 calendar month period in which Omega’s trailing 12-month EBITDA (as defined in the stock purchase agreement) is less than $15 million, (ii) the continuation of an uncured or unwaived event of default or default for more than 30 days on one or more of Omega’s outstanding indebtedness for borrowed money in excess of $1 million or (iii) the first day following the expiration of Omega’s call option that the average closing price of Omega’s common stock for 10 consecutive trading days is less than $4.50 per share. The stock purchase agreement defines “EBITDA” to mean for the applicable period, Omega’s consolidated net income (loss) before interest, taxes, depreciation and amortization, excluding any non-recurring, extraordinary or unusual income, gains or charges (including, without limitation, the “Loss resulting from natural disaster, net (see Note 11 — Hurricane Losses)” disclosed in Omega’s Quarterly Report on Form 10-Q for the period ended September 30, 2005 filed with the SEC), all as determined in accordance with the generally accepted accounting principles applied on a consistent basis. For purposes of the forgoing, net income excludes the income or loss of any entity accrued prior to the date on which it becomes a subsidiary or is merged into or consolidated with Omega or any subsidiary of Omega or the date on which such entity’s assets are acquired by Omega or any consolidated subsidiary of Omega.

Expenses.  Except as provided above, each party bears its own expenses in connection with the stock purchase agreement and the sale of our Omega shares, including, without limitation, all fees of respective legal counsel, investment advisors and accountants.

Fairness Opinion

Our Board of Directors retained Empire Valuation Consultants, LLC to render an opinion to it as to the fairness, from a financial point of view, to Zapata and its stockholders of the consideration to be received under the stock purchase agreement pursuant to the initial sale and the call option, as well as any other sale of our Omega shares remaining after the initial sale which are sold to third parties, either in public or private sales, at a price equal to or in excess of $4.50 per share. On September 7, 2006, Empire delivered its analyses and oral opinion to our Board of Directors, subsequently confirmed in writing, to the effect that and subject to the various assumptions set forth therein, as of that date. Empire subsequently delivered its written opinion to the same effect as it had provided at the September 7, 2006 meeting of our Board of Directors.

The full text of the written opinion of Empire, dated September 8, 2006, is attached as Appendix C and is incorporated by reference. Empire has reviewed Appendix C as well as the summary of its opinion set forth in this Information Statement and has consented to the inclusion of its opinion and the summary of such opinion in this Information Statement. Our stockholders are urged to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by Empire. The summary of the written opinion of Empire set forth herein is qualified in its entirety by reference to the full text of such opinion. Empire’s analyses and opinion were prepared for and addressed to our Board of Directors and do not constitute an opinion as to the merits of the transaction (other than the fairness thereof) or a recommendation to any stockholder. Empire’s analyses and opinion also did not take into consideration any tax issues related to the sale of the Omega shares. The consideration received in the transaction was determined through negotiations between Zapata and Omega and not pursuant to the recommendation of Empire.

In arriving at its opinion, Empire reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

•	reviewed Omega’s SEC filings for the past five years through the present date;

•	reviewed the historical trading prices, volumes and volatilities of Omega’s common stock;

•	discussed Omega’s business, product lines, markets, financial condition, competition, and outlook with Leonard DiSalvo, Zapata’s Vice President — Finance and CFO and a member of Omega’s board of directors;

•	reviewed Zapata’s SEC filings for the past five years through the present date;

•	reviewed Zapata’s consolidating balance sheet and income statement for the period ending June 30, 2006;

•	discussed with Zapata’s representatives its efforts in 2005 and 2006 to sell all of its interest in Omega including documents and communications pertaining to a prior negotiation of an Omega stock sale that was discontinued in August 2006;

•	reviewed the minutes of Zapata’s Board of Directors meetings for July 13, 2006 and August 23, 2006;

•	reviewed the historical trading prices, volumes and volatilities of Zapata’s common stock;

•	reviewed a draft copy the stock purchase agreement dated as of September 8, 2006;

•	reviewed a copy of the fully executed standstill letter agreement and term sheet between us and Omega dated August 23, 2006;

•	reviewed the TM Capital solvency opinion and the reliance letter issued to us;

•	reviewed a draft of the commitment letter dated September 8, 2006 from Ableco Finance LLC addressed to Omega with respect to the financing for the transaction;

•	compared the proposed terms of the transaction with the financial terms of certain other common stock repurchase transactions which it deemed to be relevant;

•	compared the implied restricted stock discount for the Omega block of stock with published data for sales of restricted stock; and

•	considered such other information, financial studies, and analyses as it deemed relevant, and performed such analyses, studies, and investigations as it deemed appropriate.

In conducting its review and arriving at its opinion, Empire, with management’s consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to it by Zapata or which was publicly available. Empire did not undertake any responsibility for the accuracy, completeness or reasonableness of, or attempt independently to verify, this information.

In addition, Empire did not conduct any physical inspection of the properties or facilities of Omega. Empire further relied upon the assurance of our management that they were unaware of any facts that would make the information provided to Empire incomplete. There were no limitations placed on the scope of Empire’s review.

Empire did not make or obtain any independent evaluations, valuations or appraisals of Omega’s assets or liabilities, nor was Empire furnished with these materials. Empire expressed no opinion with respect to legal matters. Empire’s services to us in connection with the transaction only included rendering the fairness opinion described herein. Empire’s opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by Empire on the date of its opinion. It should also be understood that although subsequent developments may affect its opinion, Empire does not have any obligation to update, revise or reaffirm its opinion and Empire expressly disclaims any responsibility to do so.

Empire’s opinion does not constitute a recommendation to any Zapata stockholder and is limited to the opinion expressed therein. Empire provides no opinion as to the underlying business reasons that may support the decision of our Board of Directors to approve, or our decision to consummate, the sale of our Omega shares.

Empire’s opinion and analyses were only one of many factors considered by our Board of Directors in its evaluation of the sale of our Omega shares and should not be viewed as determinative of the views of our Board of Directors or management with respect to the sale.

Regulatory Approvals

Within 30 days following our sale to Omega of 9,268,292 Omega shares, Omega must notify the United States Department of Transportation, Maritime Administration, of the change in ownership of Omega’s stock pursuant to 46 C.F.R Section 356.5. This is not a condition to the closing as it is not required to take place until after the closing. Except for this filing and the filing of this Information Statement with the SEC (and such other reports as may be required, if any, under the Exchange Act) we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the sale by us of all our Omega shares.

Stockholder Consent to the Sale Proposal

Under Nevada law, the sale of “all or substantially all” our assets requires the affirmative vote of the holders of at least a majority of the voting shares of our outstanding common stock as of the record date. Omega represents a substantial portion of our assets, revenues and operating income. Although we are only selling a portion of our Omega shares in the initial closing and we will continue to own substantial assets, including cash and cash equivalents, to remove any doubt whether the transaction has been properly approved under Nevada law, we conditioned the transaction on stockholder approval.

The record date for determining the stockholders who are entitled to give a written consent for the sale proposal is September 8, 2006. As of September 8, 2006, we had 19,182,456 shares of our common stock outstanding. Each share of common stock is entitled to one vote. We do not have any class of voting securities outstanding at this date other than our common stock.

Under Nevada law and Zapata’s organizational documents, the required stockholder approval may be accomplished by written consent of the stockholders holding a majority of the outstanding shares of our capital stock entitled to vote, voting as a class. Our majority stockholder, The Malcolm I. Glazer Family Limited Partnership, which holds 9,813,112 shares of our common stock, or approximately 51.2% of our outstanding shares of common stock, provided us with a written consent dated September 8, 2006 approving the proposed sale of our Omega shares pursuant to the stock purchase agreement, the sale of our 5,232,708 remaining shares in an alternative transaction approved by our Board of Directors and the sale of all of our Omega shares in a “superior proposal” (as defined in the stock purchase agreement) as determined by our Board of Directors. Federal securities laws state that the sale proposal contemplated by the written consent may not be completed until 20 days after the date this Information Statement is sent or given to Zapata stockholders. Therefore, notwithstanding the execution and delivery of the written consent, the sale transaction will not occur until that time period has elapsed and the other conditions under the stock purchase agreement are satisfied or waived.

Accounting Treatment

We anticipate that the sale of 9,268,292 shares of our Omega shares to Omega will result in the recognition of a net loss for book purposes. Based on the $5.125 per share value implied by the contemplated sale under the stock purchase agreement, the Company concluded that it expects to record an estimated impairment charge of approximately $6.1 million, net of tax effects, in the third quarter of fiscal 2006 with respect to our Omega shares. This includes an estimated impairment charge on the remaining 5,232,708 shares of approximately $3.6 million, net of taxes, which would be recorded in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

The exact amount of the total impairment recognized will depend upon a number of factors and will not be known until the conclusion of the sale of all of the Company’s shares of Omega Common Stock. First, Omega’s financial statements will continue to be consolidated with Zapata’s until the Closing. Generally, the ultimate loss recognized on the transaction will increase (decrease) as Zapata consolidates net income (loss) related to Omega’s operations.

Second, the amount of the impairment on the remaining shares will be affected by the price at which Zapata ultimately agrees to sell the remaining shares. Our Board of Directors has authorized us to seek purchasers for its remaining 5,232,708 Omega shares at a price of $4.50 per share or higher. If Zapata enters into an agreement to sell the remaining shares at a price above or below $5.125 per share prior to reporting its results for the third quarter of fiscal 2006, Zapata would be required to decrease or increase, as appropriate, our estimated impairment charge which will be recognized during the third quarter. Subsequent to the closing of the transaction, we will own approximately 33% of Omega’s common stock and will account for our remaining investment in Omega under the equity method, recording our proportionate share of Omega’s income (loss) as incurred. Additionally, the Company believes that the call option that Omega has on the remaining shares does not have material value and is not expected to have a material impact on the Company’s financial statements.

Material Federal Income Tax Consequences

Generally, as the expected sale proceeds of $47.5 million exceeds our original tax basis of $33.6 million, the sale will be taxable to us. After adjusting for transaction closing costs, we estimate a taxable gain from the sale of approximately $13.6 million. Because we have adequate loss carryforwards, we expect that our current taxes payable related to the sale will be limited to approximately $277,000. In addition, there will be no direct federal income tax consequences to our stockholders.

No Dissenters’ Rights

Neither Nevada law, nor our organizational documents, provide our stockholders with dissenters’ rights or the right to demand appraisal of their shares as a result of the sale of all of our Omega shares as described in this Information Statement.

Interest of Certain Persons in Matters to be Acted Upon

As of the date of this Information Statement, there are no persons who have been a director or officer of Zapata, or any associate of such person, since the beginning of the last fiscal year, that have any substantial interest in the matters acted upon by the written consent other than the options to purchase Omega common stock held by our Chairman of the Board, Chief Executive Officer and President, Avram Glazer. On January 26, 1998, in consideration for Mr. Glazer serving as an Omega director, Omega granted to Mr. Glazer options to purchase 568,200 shares of Omega common stock at any exercise price of $12.75 per share. These options are fully vested. Because the exercise price of these options has generally been greater than the trading price of Omega’s common stock, these options generally remained unexercised. These options will expire on January 26, 2008 if unexercised as of that date.

SELECTED FINANCIAL DATA

The following table sets forth certain of our selected historical consolidated financial information for the periods and as of the dates presented and should be read in conjunction with our consolidated financial statements and the related notes and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth below in this Information Statement. All amounts are in thousands, except for per share amounts.

	For the Six Months
	Ended June 30,		For the Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001(3)(4)

Income Statement Data:
Revenues	$61,641	$51,341	$109,896	$119,645	$117,926	$117,008	$98,836
Operating income (loss)	1,362	(1,956)	(16,404)	912	5,830	15,803	1,838
Net income (loss) from continuing operations	127	(1,471)	(5,774)	(1,520)	354	6,473	4,434
Net income (loss) from discontinued operations(1)	—	2,013	(3,402)	5,253	538	—	—
Net income (loss) to common stockholders(1)	127	542	(9,176)	3,733	892	6,473	4,434
Net income (loss) per share — basic and diluted:
Income (loss) from continuing operations	0.01	(0.08)	(0.30)	(0.07)	0.02	0.34	0.23
Income (loss) from discontinued operations	0.00	0.11	(0.18)	0.27	0.03	—	—
Net income (loss) per share — basic and diluted	0.01	0.03	(0.48)	0.20	0.05	0.34	0.23
Cash dividend paid	—	—	—	—	—	—	—
Common stock dividends paid, per share	—	—	—	—	—	—	—
Cash Flow Data:
Capital expenditures	13,467	11,312	17,590	22,907	14,965	7,803	1,972

	As of June 30,	As of December 31,
	2006	2005	2004	2003	2002(2)	2001(3)(4)

Balance Sheet Data:
Working capital	$149,347	$154,435	$141,810	$140,818	$148,580	$133,736
Property and equipment, net	101,430	93,985	97,820	85,332	80,842	82,239
Total assets	304,253	294,354	362,489	359,039	284,977	271,677
Current maturities of long-term debt	2,386	2,443	1,661	1,566	1,270	1,296
Long-term debt	26,454	27,658	15,943	17,605	14,239	15,510
Stockholders’ equity	172,005	171,684	186,314	182,537	175,262	169,851

(1)	During 2005, we sold our approximate 77% ownership interest in Safety Components International, Inc., or Safety, for $51.2 million. Accordingly, we recognized a loss on sale of $9.9 million. Though we sold our shares in Safety for a cash gain compared to the original investment, this transaction related loss resulted from the sales proceeds being less than our carrying value of our investment in Safety. Safety’s generation of net income subsequent to our original purchase of the stock increased our carrying value which consisted of our original investment in common stock of Safety and a subsequent capital contribution. We had purchased approximately 84% of the common stock of Safety during 2003 and began consolidating amounts related to Safety’s income statement in the fourth quarter of 2003. Such amounts are included under Discontinued Operations for all periods presented.

(2)	During 2002, we received a federal tax refund of approximately $17.3 million primarily related to losses realized on the sale in 2001 of certain non-investment grade securities and the sale of our holdings of Viskase Corporation, or Viskase, common stock.

(3)	During 2001, we recognized impairment charges of approximately $11.8 million based on adverse market conditions and the sale of non-investment grade securities.

Dring 2001, we sold our Viskase shares. See Note 3 above.

SELECTED QUARTERLY FINANCIAL DATA (unaudited)

The following table presents certain unaudited consolidated operating results for each of our preceding ten quarters. We believe that the following information includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the interim periods presented. The operating results for any interim period are not necessarily indicative of results for any other period. The following unaudited quarterly results reflect restated amounts from our Quarterly Report of Form 10-Q/A for the period ended September 30, 2005 as filed with the SEC on April 5, 2006.

	Quarter Ended
	March 31,	June 30,
	2006	2006
	(In thousands, except per share amounts)

Revenues	$28,303	$33,338
Gross profit	6,992	5,336
Operating income (loss)	1,898	(535)
Net income (loss)	486	(359)
Income (loss) per common share — basic and Diluted:	0.03	(0.02)

	Quarter Ended
	March 31,	June 30,	September 30,	December 31,
	2005	2005	2005	2005
	(In thousands, except per share amounts)

Revenues	$23,831	$27,510	$31,418	$27,137
Gross profit	3,056	3,817	7,386	3,652
Operating (loss) income	(1,386)	(570)	(10,535)	(3,913)
Net (loss) income from continuing operations(1)	(990)	(481)	(3,330)	(973)
Net income (loss) from discontinued operations(1)	1,068	945	(5,831)	416
Net income (loss) available to common stockholders	78	464	(9,161)	(557)
Net (loss) income per common share — basic and diluted(1)(2):
(Loss) income from continuing operations	(0.05)	(0.03)	(0.17)	(0.05)
Discontinued operations	0.06	0.05	(0.31)	0.02
(Loss) income per common share — basic and diluted	0.00	0.02	(0.48)	(0.03)

	Quarter Ended
	March 31,	June 30,	September 30,	December 31,
	2004	2004	2004	2004
	(In thousands, except per share amounts)

Revenues	$25,056	$26,456	$41,501	$26,632
Gross profit	3,674	5,393	5,125	1,216
Operating (loss) income	(167)	1,525	1,385	(1,831)
Net (loss) income from continuing operations(1)	(568)	(181)	(76)	(695)
Net income from discontinued operations(1)	2,366	1,018	860	1,009
Net income available to common stockholders	1,798	837	784	314
Net (loss) income per common share — basic and diluted(1)(2):
(Loss) income from continuing operations	(0.03)	(0.01)	(0.00)	(0.04)
Discontinued operations	0.12	0.05	0.04	0.05
(Loss) income per common share — basic and diluted	0.09	0.04	0.04	0.02

(1)	In accordance with SFAS No. 144, quarterly information has been reclassified to disclose amounts related to Safety as discontinued operations for all periods presented.

(2)	Net (loss) income per share has been computed independently for each quarter based upon the weighted average shares outstanding for that quarter. Therefore, the sum of the quarterly earnings per share amounts may not equal the reported annual amounts.

Omega’s menhaden harvesting and processing business is seasonal in nature. Omega generally has higher sales during the menhaden harvesting season (which includes the second and third quarter of each year) due to increased product availability, but prices during the fishing season tend to be lower than during the off-season. As a result, the Omega’s quarterly operating results have fluctuated in the past and may fluctuate in the future. In addition, from time to time Omega defers sales of inventory based on worldwide prices for competing products that affects prices for Omega’s products which may affect comparable period comparisons.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview

We were incorporated in Delaware in 1954 and reincorporated in Nevada in April 1999. Our principal executive offices are located at 100 Meridian Centre, Suite 350, Rochester, New York 14618. Our common stock is listed on the New York Stock Exchange and trades under the symbol “ZAP.”

We are a holding company which currently has one operating company, Omega Protein Corporation, or Omega, in which we had a 58% ownership interest at June 30, 2006. In December 2005, we completed the sale of our 77% ownership interest in Safety Components International, Inc., or Safety. Omega trades on the New York Stock Exchange under the symbol “OME” and Safety trades on the over-the counter electronic bulletin board under the symbol “SAFY.” In addition, we own 98% of Zap.Com Corporation, which is a public shell company and trades on the OTCBB under the symbol “ZPCM.”

On December 8, 2005, we announced that our Board of Directors had authorized management to seek a buyer for our 58% ownership interest in Omega. On September 8, 2006, we entered into a stock purchase agreement with our majority-owned subsidiary Omega which provides for the repurchase of shares of Omega common stock held by us. Under this agreement, Omega has agreed to repurchase 9,268,292 Omega shares from us for a purchase price of $5.125 per share, or $47.5 million in the aggregate, in cash. In the agreement, we also granted Omega a call option to acquire for an exercise price of $4.50 per share, payable in cash, not less than all of our remaining 5,232,708 Omega shares which we do not dispose of prior to the exercise of the option. The option is exercisable from the 270th day until the 390th day after the initial closing under the stock purchase agreement. Our Board of Directors has authorized us to seek purchasers for our remaining 5,232,708 Omega shares at a price of $4.50 per share or higher. Lastly, we may distribute to our stockholders a dividend consisting of all of or a portion of our remaining Omega Shares. There is no assurance, however, that we will be able to sell our remaining Omega shares either to third parties or to Omega pursuant to its call option or that we will distribute our remaining Omega Shares.

Zapata Corporate

We effected an eight-for-one stock split of our outstanding shares of common stock, par value $.01 per share, effective at the close of business on April 6, 2005. Where a number of shares of common stock is listed in this Information Statement for a date or period prior to the effective date of the stock split, that number of shares of common stock has been proportionately adjusted as if the eight-for-one stock split had been in effect on that prior date or during that prior period.

In December 2002, our Board of Directors authorized us to purchase up to 4.0 million shares of our outstanding common stock in the open market or privately negotiated transactions. The shares may be purchased from time to time as determined by us. Any purchased shares would be placed in treasury and may subsequently be reissued for general corporate purposes. The repurchases will be made only at such times as are permissible under the federal securities laws. No time limit has been placed on the duration of the program and no minimum number or value of shares to be repurchased has been fixed. We reserve the right to discontinue the repurchase program at any time and there can be no assurance that any repurchases will be made. As of the date of this Information Statement, no shares have been repurchased under this program.

We continue to evaluate strategic opportunities for the use of our capital resources, including, but not limited to, the acquisition of other operating businesses, funding of start-up proposals and possible stock repurchases. There are no limits on the type of business or fields in which we may make our acquisitions. While we focus our attention in the United States, we may investigate acquisition opportunities outside of the United States when our management believes that such opportunities might be attractive. Similarly, we do not yet know the structure of any acquisition. We may pay consideration in the form of cash, our securities or a combination of both. We may raise capital through the issuance of equity or debt and may utilize non-investment grade securities as a part of an acquisition strategy. Such investments often involve a high degree of risk and may be considered highly speculative.

Other than previously disclosed in this Information Statement, as of the date of this Information Statement, we are not a party to any agreements related to the acquisition of an operating business, business combination or for the sale or other transaction related to any of our subsidiaries. There can be no assurance that any of these possible transactions will occur or that they will ultimately be advantageous to us or enhance our stockholder value.

Zap.Com

Zap.Com is a public shell company which has no business operations other than complying with its reporting requirements under the Exchange Act. From time to time, Zap.Com considers acquisitions that would result in it becoming an operating company. Zap.Com may also consider developing a new business suitable for its situation.

Omega Protein

Business.  Omega is the largest U.S. producer of protein-rich meal and oil derived from marine sources. Omega’s products are produced from menhaden (a herring-like fish found in commercial quantities), and includes regular grade and value-added specialty fish meals, crude and refined fish oils and fish solubles.

Omega produces and sells a variety of protein and oil products derived from menhaden, a species of wild herring-like fish found along the Gulf of Mexico and Atlantic coasts. The fish are not genetically modified or genetically enhanced. Omega processes several grades of fish meal, as well as fish oil and fish solubles. Omega’s fish meal products are primarily used as a protein ingredient in animal feed for swine, cattle, aquaculture and household pets. Fish oil is utilized for animal and aquaculture feeds, industrial applications, additives to human food products and as dietary supplements. Omega’s fish solubles are sold primarily to livestock feed manufacturers, aquaculture feed manufacturers and for use as an organic fertilizer.

All of Omega’s products contain healthy long-chain Omega-3 fatty acids. Omega-3 fatty acids are commonly referred to as “essential fatty acids” because the body does not produce them. Instead, essential fatty acids must be obtained from outside sources, such as food or special supplements. Long-chain Omega-3s are also commonly referred to as a “good fat” for their health benefits, as opposed to the “bad fats” that create or aggravate health conditions through long-term consumption. Scientific research suggests that long-chain Omega-3s as part of a balanced diet may provide significant benefits for health issues such as cardiovascular disease, inflammatory conditions and other ailments.

Under its patented production process, Omega produces OmegaPure®, a taste-free, odorless refined fish oil which is the only marine source of long-chain Omega-3’s directly affirmed by the U.S. Food and Drug Administration (“FDA”) as a food ingredient that is Generally Recognized as Safe (“GRAS”). See “Company Overview — Products” in Part I Item 1 and 2 of Omega’s Form 10-K Annual Report for the year ended December 31, 2005.

Omega operates through two material subsidiaries: Omega Protein, Inc. and Omega Shipyard, Inc. Omega Protein, Inc. is Omega’s principal operating subsidiary for its menhaden processing business and is the successor to a business conducted since 1913. Omega Shipyard, Inc. owns a drydock facility in Moss Point, Mississippi, which is used to provide shoreside maintenance for Omega’s fishing fleet and, subject to outside demand and excess capacity, occasionally for third-party vessels. Revenues from shipyard work for third-party vessels for the three and six-month periods ended June 30, 2006 and 2005 were not material. Omega also has a number of other immaterial direct and indirect subsidiaries.

Prior to 2005, Omega had operated a Mexican subsidiary which had coordinated Omega’s fish meal and oil sales and purchases through a local Mexican sales office. In 2005, Omega discontinued its use of this Mexican office and consolidated these functions in its Houston, Texas headquarters.

Fishing.  Omega’s harvesting season generally extends from May through December on the mid-Atlantic coast and from April through October on the Gulf coast. During the off-season and the first few months of each fishing season, Omega fills purchase orders from the inventory it has accumulated during the previous fishing season or in some cases, by re-selling meal purchased from other suppliers.

During the second quarter of 2006, Omega owned a fleet of 61 fishing vessels and 32 spotter aircraft for use in its fishing operations and also leased additional aircraft where necessary to facilitate operations. During the 2006 fishing season in the Gulf of Mexico, which runs from mid-April through October, Omega is operating 30 fishing and carry vessels and 28 spotter aircraft. The fishing area in the Gulf is generally located along the Gulf Coast, with a concentration off the Louisiana and Mississippi coasts. The fishing season along the Atlantic coast begins in early May and usually extends into December. During the 2006 season, Omega is operating 11 fishing vessels and 7 spotter aircraft along the Mid-Atlantic coast, concentrated primarily in and around Virginia and North Carolina. The remaining fleet of fishing vessels and spotter aircraft are not routinely operated during the fishing season and are back-up to the active fleet, used for other transportation purposes, inactive or in the process of refurbishment in Omega’s shipyard.

Menhaden usually school in large, tight clusters and are commonly found in warm, shallow waters. Spotter aircraft locate the schools and direct the fishing vessels to them. The principal fishing vessels transport two 40-foot purse boats, each carrying several fishermen and one end of a 1,500-foot net. The purse boats encircle the school and capture the fish in the net. The fish are then pumped from the net into refrigerated holds of the fishing vessel or onto a carry vessel, and then are unloaded at Omega’s processing plants. “Carry vessels” do not engage in active fishing but instead carry fish from Omega’s offshore fishing vessels to its plants. Utilization of carry vessels increases the amount of time that certain of Omega’s fishing vessels remain offshore fishing productive waters and therefore increases Omega’s fish catch per vessel employed. The carry vessels have reduced crews and crew expenses and incur less maintenance cost than the actual fishing vessels.

Omega’s principal raw material is menhaden, a species of fish that inhabits coastal and inland tidal waters in the United States. Menhaden are undesirable for direct human consumption due to their small size, prominent bones and high oil content. Certain state agencies, as well as interstate compacts, impose resource depletion restrictions on menhaden pursuant to fisheries management legislation or regulations and may impose additional legislation or regulations in the future. For example, in August 2005, the Management Board of the Atlantic States Marine Fisheries Commission, or ASMFC, approved an addendum to an existing Fishery Management Plan. The addendum would have established an annual cap for a five year period beginning in 2006 on Omega’s menhaden landings from the Chesapeake Bay in an amount equal to Omega’s average annual landings over a five year period from 2000 to 2004 (approximately 106,000 metric tons). The Commonwealth of Virginia has declined to adopt the ASMFC’s recommended addendum but has instead put forth its own proposal whereby Omega’s Chesapeake Bay menhaden harvest would be capped for a five year period at its most recent five-year average (2001 to 2005) of 109,020 metric tons per year. The Virginia proposal would also allow Omega a credit whereby any under-harvest in a particular year below the 109,020 metric ton cap would be added to increase the cap for the following year, up to a maximum of 122,740 metric tons per year. Omega has agreed to support the Commonwealth of Virginia’s proposal in an effort to move forward constructively and avoid further contention on this issue. See Omega’s 2005 10-K “Item 1 and 2. Business and Properties — Company Overview — Regulation” and Omega’s Form 10-Q for the quarter ended June 30, 2006 “Item 5. Other Information.” To date, Omega has not experienced any material adverse impact on its fish catch or results of operations as a result of these recommended restrictions.

Harvesting and Production.  The following table summarizes Omega’s harvesting and production for the indicated periods:

	Years Ended December 31,
	2005	2004	2003

Fish catch (tons)(1)	522,399	534,761	543,404
Production (tons):
Fish meal
Regular grade	30,944	29,016	40,795
Special Select	82,452	84,060	73,098
Sea-Lac	22,751	25,862	29,308
Oil
Crude	53,140	51,060	53,813
Refined	6,335	6,447	5,616
Solubles	6,439	5,492	5,821

Total Production	202,061	201,937	208,451

(1)	Fish catch has been converted to tons using the NMFS fish catch conversion ratio of 670 pounds per 1,000 fish.

In 2002, Omega’s total production was 241,972 tons of meal, oil and solubles. During 2005, 2004 and 2003, Omega experienced a poor fish catch (approximately 11%, 18% and 11%, respectively, below expectations and a similar reduction from 2002 actual results), combined with poor oil yields. In 2005, the reduced fish catch was primarily attributable to Hurricanes Katrina and Rita and the subsequent loss of substantially all Gulf operating capacity resulting from those hurricanes. In 2004 and 2003, the reduced fish catch was primarily attributable to adverse weather conditions and the poor oil yields were due to the reduced fat content of the fish. As a result of the poor fish catch and reduced yields, Omega experienced significantly higher per unit product costs (approximately 15% increase) during 2004 compared to 2003. The impact of higher cost inventories and fewer volumes available for sale was carried forward and has adversely affected Omega’s earnings through the first and second quarters of 2005. During the third quarter of 2005, Omega suffered plant closures due to Hurricanes Katrina and Rita. The direct impact of the hurricanes upon Omega was loss of physical inventories and physical damage to three plants. The interruption of processing capabilities caused Omega to address the impact of abnormal downtime of its processing facilities, which resulted in the immediate recognition of costs which would ordinarily have been captured as inventory costs. The amounts of these losses were substantial and are more fully described in Notes 4, 5, 6 and 11 in Notes to Consolidated Financial Statements as of and for the fiscal years ended December 31, 2005 and 2004, and for the fiscal year ended December 31, 2003 appearing elsewhere in this Information Statement.

Meal and Oil Processing Plants.  Omega operates four meal and oil processing plants, two in Louisiana, one in Mississippi and one in Virginia, where the menhaden are processed into three general products types: fish meal, fish oil and fish solubles. Omega’s processing plants are located in coastal areas near Omega’s fishing fleet. Annual volume processed varies depending upon menhaden catch. Each plant maintains a dedicated dock to unload fish, fish processing equipment and storage facility. The fish are unloaded from the fishing vessels into storage boxes and then conveyed into steam cookers. The fish are then passed through presses to remove most of the oil and water. The solid portions of the fish are dried and ground into fish meal. The liquid that is produced in the cooking and pressing operations contains oil, water, dissolved protein and some fish solids. This liquid is decanted to remove the water and solids and is put through a centrifugal oil and water separation process. The separated fish oil is a finished product called crude oil. The separated water and protein mixture is further processed through evaporators to recover the soluble protein, which can be sold as a finished product or added to the solid portions of the fish for processing into fish meal.

Shipyard.  Omega owns a 49.4 acre shipyard facility in Moss Point, Mississippi which includes two dry docks, each with a capacity of 1,300 tons. The shipyard is used for routine maintenance and vessel refurbishment on Omega’s fishing vessels and occasionally for shoreside maintenance services to third-party vessels if excess capacity exists.

Health and Science Center.  In October 2004, Omega completed construction and commenced operation of a new Health and Science Center that provides 100-metric tons per day fish oil processing capacity. The new center is located adjacent to Omega’s Reedville, Virginia processing plant. The food-grade facility includes state-of-the-art processing equipment and controls that will allow Omega to refine, bleach, fractionate and deodorize its menhaden fish oil and has more than tripled Omega’s previous refined fish oil production capacity for food grade oils and industrial and feed grade oils. The facility also provides Omega with automated packaging and on-site refrigerated storage capacity and has a lipids analytical laboratory to enhance the development of Omega-3 oils and food products.

New Technical Center.  Omega is in the process of building a new technical center to be located in Houston, Texas to further develop its OmegaPure® food grade Omega-3 product line. The technical center will have food science application labs, as well as analytical, sensory and pilot plant capabilities. The technical center will also have a lipids research lab where Omega plans to continue to develop new Omega-3 products that have improved functionality and technical characteristics. The new facility is expected to be completed the latter part of 2006.

Hurricane Damages.  In August 2005, Omega’s Moss Point, Mississippi fish processing facility and adjacent shipyard were severely damaged by Hurricane Katrina. In September 2005, Omega’s Cameron, Louisiana and Abbeville, Louisiana fish processing facilities were also severely damaged by Hurricane Rita. Each of these facilities was non-operational immediately after these weather events. The Moss Point, Abbeville and Cameron facilities accounted for approximately 16%, 31% and 22%, respectively, of Omega’s full year 2004 production tonnage, so as an immediate result of the two hurricanes, approximately 70% of Omega’s operating capacity was impaired and Omega’s business, results of operations and financial condition were materially adversely affected.

Operations at the Moss Point and Abbeville fish processing facilities and the shipyard were re-established in mid-October 2005, but at reduced processing capabilities. These two facilities were returned to full operational status prior to the beginning of the Gulf fishing season in April 2006. Operations at the Cameron fish processing facility were re-established in June 2006, but at reduced processing capabilities. The reduced capacity has not had a significant impact on the processing of the Cameron fish catch since operations were re-established. Omega plans for the Cameron facility to be at full operational status prior to the end of the 2006 fishing season.

Omega maintains insurance coverage for a variety of these damages, most notably property, inventory and vessel insurance. The nature and extent of the insurance coverage varies by line of policy and Omega has recorded insurance recoveries as an account receivable based on the preliminary discussions with insurers and adjusters. Omega anticipates that further recoveries could be available, but such additional recoveries will require further analysis and discussions with Omega’s insurance carriers, and the resolution of the lawsuit filed by Omega against its property insurance carriers described below. Such recoveries, if any, would be recognized in future periods once they are deemed probable. Omega does not maintain business interruption insurance in any material amounts due to its high cost and limited availability.

The direct impact of the two hurricanes upon Omega was a loss of physical inventories and physical damage to the plants. Omega estimated its total hurricane damages at approximately $28.0 million, of which approximately $12.0 million is expected to be recovered under insurance policies ($4.0 million of which was received as of June 30, 2006). Therefore, Omega has recognized a $16.2 million loss as of June 30, 2006 due to estimated damages in excess of insurance recoveries. Of the damage estimate, approximately $2.5 million was related to damaged fish meal inventory and approximately $13.0 million was related to write-offs of inventory costs that had been allocated to future production that did not occur. Omega did not maintain business interruption insurance for these types of deferred inventory costs due to its high cost and limited availability. During the second quarter 2006, Omega salvaged additional fish meal that was previously recognized as a loss from natural disaster of approximately $610,000. This meal was sold during the second quarter 2006 which resulted in Omega recognizing revenue without cost of revenues as the related costs were recorded as a loss in the third quarter 2005. Omega did not maintain business interruption insurance for these types of deferred inventory costs due to its high cost and limited availability. See Omega’s 2005 Annual Report on Form 10-K “Item 8. Financial Statements and Supplementary Data — Note 12 Hurricane Losses” for additional information on the components of the hurricane related losses. A substantial portion of the amounts listed are based upon estimates and assumptions. Actual amounts, when available, could differ materially from those estimates and changes to those estimates could have a material effect on Omega’s future financial statements.

In order to facilitate the insurance recovery process, on July 28, 2006, Omega filed a lawsuit against its property insurance carriers, Lexington Insurance Company and RSUI Indemnity Company, in U.S. District Court for the Western District of Louisiana, alleging breach of contract and bad faith based on the insurance carriers’ failure to pay amounts due to Omega under its property insurance policies for damages sustained from Hurricanes Katrina and Rita in the third quarter of 2005. Omega seeks recovery in a jury trial of all available damages to which it is entitled by law, legal interest on those damages, the cost of the litigation and any other damages as the court deems appropriate. The total damages sought in the lawsuit are in excess of the amount Omega has remaining as a receivable relating to its initial recorded hurricane claim from its property insurance carriers. Omega believes collection of the recorded receivable is probable; however, an unfavorable outcome of the proceeding could have a material impact on Omega’s financial position and result of operations.

Not included in the amounts listed are the replacement capital costs of property and equipment, which did not have any book basis and were destroyed in the hurricanes, and the costs of clean up incurred subsequent to June 30, 2006.

As of June 30, 2006, Omega’s four active processing plants, assuming that no hurricane damages had occurred, would have had an aggregate annual capacity to process approximately 950,000 tons of fish. The previously described hurricane damages reduced the annual aggregate processing capacity to approximately 850,000 tons as of June 30, 2006. Operations at the Cameron fish processing facility were re-established in June 2006, but at reduced processing capabilities. Omega plans for the Cameron facility to be at full operational status prior to the end of the 2006 fishing season.

Because of the damages to Omega’s Cameron, Louisiana facility caused by Hurricane Rita, Omega began its 2006 fishing season by operating its full contingent of 30 Gulf of Mexico fishing and carry vessels out of its two operating facilities in Abbeville, Louisiana and Moss Point, Mississippi. These activities substantially increased the number of vessels at the Abbeville and Moss Point plants to a level that Omega had not operated previously. Although these two facilities had adequate processing capacity, Omega’s fishing efforts were diminished because increased unloading time due to the additional vessels which reduced the number of vessels on the fishing grounds during the most optimal fishing times. During June 2006, 10 vessels were shifted to the Cameron facility when it became operational.

Markets.  Pricing for Omega’s products has been volatile in the past several years and is attributable mainly to the international availability, or the perceived international availability, of fish meal and fish oil inventories. In an effort to reduce price volatility and to generate higher, more consistent profit margins, in fiscal 2000 Omega embarked on a quality control program designed to increase its capability of producing higher quality fish meal products and, in conjunction therewith, enhanced it sales efforts to penetrate premium product markets. Since 2000, Omega’s sales volumes of specialty meal products have increased approximately 41%. Future volumetric growth in specialty meal sales will be dependant upon increased harvesting efforts and market demand. Additionally, Omega is attempting to introduce its refined fish oil into the food market. Omega has made sales, which to date have not been material, of its refined fish oil, trademarked OmegaPure®, to food manufacturers in the United States and Canada at prices that provide substantially improved margins over the margins that can be obtained from selling non-refined crude fish oil. Omega cannot estimate, however, the size of the actual domestic or international markets for Omega Pure or how long it may take to develop these markets.

During 2002, Omega developed a business plan to expand its purchase and resale of other manufacturers’ fish meal and fish oil products and engaged a full-time consultant to implement Omega’s business plan which focused initially on the purchase and resale of Mexican fish meal and fish oil. In 2002, revenues generated from these types of transactions represented less than 2% of Omega’s total revenues. During 2003 and again in 2004, Omega’s fish catch and resultant product inventories were reduced, primarily due to adverse weather conditions. Omega supplemented its inventories and subsequent sales by purchasing other fish meal and oil products. Although operating margins from these activities are less than the margins typically generated from Omega’s base domestic production, these operations provide Omega with a source of fish meal and oil to sell into other markets where Omega has not historically had a presence. Omega purchased products totaling approximately 16,555 and 17,800 tons, or approximately 8% and 8% of total volume sales for the fiscal year ended December 31, 2005 and 2004, respectively.

Distribution System.  Omega’s distribution system of warehouses, tank storage facilities, vessel loading facilities, trucks, barges and railcars allows Omega to service customers throughout the United States and also foreign locations. Omega owns and leases warehouses and tank storage space for storage of its products, generally at terminals along the Mississippi River and Tennessee River. Omega generally contracts with third-party trucking, vessel, barge and railcar companies to transport its products to and from warehouses and tank storage facilities and directly to its customers.

Historically, approximately 35% to 40% of Omega’s FAQ grade fish meal was sold on a two-to-twelve-month forward contract basis. The balance of FAQ grade fish meal and other products was substantially sold on a spot basis through purchase orders. In 2002, Omega began a similar forward sales program for its specialty grade meals and crude fish oil due to increasing demand for these products. During 2003, 2004 and 2005, approximately 50%, 43% and 70%, respectively, of Omega’s specialty meals and crude fish oil had been sold on a forward contract basis. Prior to the beginning of Omega’s 2006 fishing season, approximately 64% and 86% of Omega’s 2006 forecasted fish meal and crude fish oil had either been sold or sold forward on a contract basis. The percentage of fish meal and crude fish oil sold on a forward contract basis will fluctuate from year to year based upon perceived market availability.

Omega’s annual revenues are highly dependent on both annual fish catch and inventories and, in addition, inventory is generally carried over from one year to the next year. Omega determines the level of inventory to be carried over based on prevailing market prices of the products and anticipated customer usage and demand during the off-season. Thus, production volume does not necessarily correlate with sales volume in the same year and sales volumes will fluctuate from quarter to quarter. Omega’s fish meal products have a useable life of approximately one year from date of production. Practically, however Omega attempts to empty its warehouses of the previous season’s products by the second or third month of the new fishing season. Omega’s crude fish oil products do not lose efficacy unless exposed to oxygen and, therefore, their storage life typically is longer than that of fish meal.

The following table sets forth Omega’s revenues by product (in millions) and the approximate percentage of total revenues represented thereby, for the indicated periods:

	Three Months Ended June 30,				Six Months Ended June 30,
	2006		2005		2006		2005
	Revenues	Percent	Revenues	Percent	Revenues	Percent	Revenues	Percent

Regular Grade	$4.3	12.9%	$5.5	20.0%	$8.8	14.3%	$9.6	18.8%
Special Select	15.7	47.1	11.9	43.3	25.8	41.9	21.8	42.5
Sea-Lac	1.9	5.7	4.2	15.3	4.5	7.3	9.1	17.7
Crude Oil	8.1	24.3	4.0	14.5	16.4	26.6	7.3	14.2
Refined Oil	2.3	6.9	1.4	5.1	4.5	7.3	2.5	4.9
Fish Solubles	0.8	2.4	0.5	1.8	1.3	2.1	1.0	1.9
Other	0.2	0.7	0.0	0.0	0.3	0.5	0.0	0.0

Total	$33.3	100.0%	$27.5	100.0%	$61.6	100.0%	$51.3	100.0%

	Years Ended December 31,
	2005		2004		2003
	Revenues	Percent	Revenues	Percent	Revenues	Percent

Regular Grade	$19.4	17.7%	$20.7	17.3%	$26.5	22.5%
Special Select	48.5	44.1	49.5	41.4	39.5	33.5
SeaLac	17.7	16.1	18.6	15.6	14.5	12.3
Crude Oil	17.3	15.7	24.3	20.3	31.5	26.7
Refined Oil	5.3	4.8	4.7	3.9	3.8	3.2
Fish Solubles	1.7	1.6	1.8	1.5	2.1	1.8

Total	$109.9	100.0%	$119.6	100.0%	$117.9	100.0%

Omega from time to time considers potential transactions including, but not limited to, enhancement of physical facilities to improve production capabilities and the acquisition of other businesses. Certain of the potential transactions reviewed by Omega would, if completed, result in its entering new lines of business (generally including certain businesses to which Omega sells its products such as pet food manufacturers, aquaculture feed manufacturers, fertilizer companies and organic foods distributors), although historically, reviewed opportunities have been generally related in some manner to Omega’s existing operations or which would have added new protein products to Omega’s product lines. Although Omega does not, as of the date hereof, have any commitment with respect to a material acquisition, except as described in this Information Statement, it could enter into such agreement in the future.

Omega carries insurance for certain losses relating to its vessels and Jones Act liability for employees aboard its vessels, or vessel claims insurance. The typical vessel claims insurance policy contains an annual aggregate deductible, or AAD, for which Omega remains responsible, while the insurance carrier is responsible for all applicable amounts which exceed the AAD. It is Omega’s policy to accrue current amounts due and record amounts paid out on each claim. Once payments exceed the AAD, Omega records an insurance receivable for a given policy year.

Customers and Marketing.  Most of Omega’s marine protein products are sold directly to about 600 customers by Omega’s agriproducts sales department, while a smaller amount is sold through independent sales agents. Product inventory was $30.7 million on June 30, 2006 versus $33.4 million as of June 30, 2005.

Omega’s fish meal is sold primarily to domestic feed producers for utilization as a high-protein ingredient for the swine, aquaculture, dairy and pet food industries. Fish oil sales primarily involve export markets where the fish oil is used for aquaculture feeds and is refined for use as a hydrogenated edible oil.

Omega’s products are sold both in the U.S. and internationally. International sales consist mainly of fish oil sales to Norway, Canada, Chile, China, Japan and Mexico. Omega’s sales in these foreign markets are denominated in U.S. dollars and not directly affected by currency fluctuations. Such sales could be adversely affected by changes in demand resulting from fluctuations in currency exchange rates.

A number of countries in which Omega currently sells products impose various tariffs and duties, none of which have a significant impact on Omega’s foreign sales. Certain of these duties are being reduced annually for certain countries under the North American Free Trade Agreement and the Uruguay Round Agreement of the General Agreement on Tariffs and Trade. In all cases, Omega’s products are shipped to its customers either by FOB shipping point or CIF terms, and therefore, the customer is responsible for any tariffs, duties or other levies imposed on Omega’s products sold into these markets.

During the off season, Omega fills purchase orders from the inventory it has accumulated during the fishing season or in some cases, by re-selling meal purchased from other suppliers. Prices for Omega’s products tend to be lower during the fishing season when product is more abundant than in the off season. Throughout the entire year, prices are often significantly influenced by supply and demand in world markets for competing products, primarily other global sources of fish meal and oil, and also soybean meal for its fish meal products, and vegetable oils for its fish oil products when used as an alternative.

Quality Control.  Omega believes that maintaining high standards of quality in all aspects of its manufacturing operations play an important part in its ability to attract and retain customers and maintain its competitive position. To that end, Omega has adopted strict quality control systems and procedures designed to test the quality aspects of its products, such as protein content and digestibility. Omega regularly reviews, updates and modifies these systems and procedures as appropriate.

Purchases and Sales of Third-Party Meal and Oils.  Omega has from time to time purchased fish meal and fish oil from other domestic and international manufacturers. These purchase and resale transactions have been ancillary to Omega’s base manufacturing and sales business.

Part of Omega’s business plan involves expanding its purchase and resale of other manufacturers’ fish meal and fish oil products. During 2003, 2004 and 2005, Omega’s fish catch and resultant product inventories were reduced, primarily due to adverse weather conditions, and Omega further expanded its purchase and resales of other fish meals and oils (primarily Panamanian, Peruvian and Mexican fish meal and U.S. menhaden oil). Although operating margins from these activities are less than the margins typically generated from Omega’s base domestic production, these operations provide Omega with a source of fish meal and oil to sell into other markets, some of which, Omega has not historically had a presence. During 2003, Omega purchased products totaling approximately 12,500 tons, or approximately 5% of total volume 2003 sales. During 2004, Omega purchased products totaling approximately 17,800 tons, or approximately 8% of total volume 2004 sales. During 2003, Omega purchased products totaling approximately 12,500 tons, or approximately 5% of total volume 2003 sales. During 2004, Omega purchased products totaling approximately 17,800 tons, or approximately 8% of total volume 2004 sales. During 2005, Omega purchased products totaling approximately 16,600 tons, or approximately 8% of total volume 2005 sales. During the quarter ended March 31, 2006, Omega purchased products totaling approximately 12,000 tons, the majority of which were sold during the quarter ended June 30, 2006.

Insurance.  Omega maintains insurance against physical loss and damage to its assets, coverage against liabilities to third parties it may incur in the course of its operations, as well as workers’ compensation, United States Longshoremen’s and Harbor Workers’ Compensation Act and Jones Act coverage. Assets are insured at replacement cost, market value or assessed earning power. Omega’s limits for liability coverage are statutory or $50 million. The $50 million limit is comprised of several excess liability policies, which are subject to deductibles, underlying limits, annual aggregates and exclusions. Omega believes its insurance coverage to be in such form, against such risks, for such amounts and subject to such deductibles and self-retentions as are prudent and normal for its operations. Over the last four years, Omega has elected to increase its deductibles and self-retentions in order to achieve lower insurance premium costs. These higher deductibles and self-retentions have resulted in greater costs to Omega in the case of Hurricanes Katrina and Rita and will expose Omega to greater risk of loss if additional future claims occur. In addition, Omega’s cost of insurance for property damage has increased materially and will likely further increase materially in future years as insurers recoup losses paid and to be paid out in connection with the Katrina and Rita hurricanes by charging higher premiums. Omega does not maintain business interruption insurance in any material amount due to its high cost and limited availability.

Competition.  Omega competes with a smaller domestic privately-owned menhaden fishing company and with international marine protein and oil producers, including Mexican sardine processors and South American anchovy processors. In addition, but to a lesser extent, Omega’s marine protein and oil business is also subject to significant competition from producers of vegetable and other animal protein products and oil products such as Archer Daniels Midland and Cargill. Many of these competitors have significantly greater financial resources and more extensive and diversified operations than those of Omega.

Omega competes on price, quality and performance characteristics of its products, such as protein level and amino acid profile in the case of fish meal. The principal competition for Omega’s fish meal and fish solubles is from other global production of marine proteins as well as other protein sources such as soybean meal and other vegetable or animal protein products. Omega believes, however, that these other non-marine sources are not complete substitutes because fish meal offers nutritional values not contained in such other sources. Other globally produced fish oils provide the primary market competition for Omega’s fish oil, as well as soybean and rapeseed oil, from time to time.

Fish meal prices have historically borne a relationship to prevailing soybean meal prices (more weakly correlated in recent years), while prices for fish oil are generally influenced by prices for vegetable fats and oils, such as rape and palm oils. Thus, the prices for Omega’s products are established by worldwide supply and demand relationships over which Omega has no control and tend to fluctuate significantly over the course of a year and from year to year.

Seasonal and Quarterly Results.  Omega’s menhaden harvesting and processing business is seasonal in nature. Omega generally has higher sales during the menhaden harvesting season (which includes the second and third quarter of each fiscal year) due to increased product availability, but prices during the fishing season tend to be lower than during the off-season. As a result, Omega’s quarterly operating results have fluctuated in the past and may fluctuate in the future. In addition, from time to time Omega defers sales of inventory based on worldwide prices for competing products that affect prices for Omega’s products which may affect comparable period comparisons.

Safety Components

Safety is an independent supplier of automotive airbag fabric and cushions and technical fabrics with operations in North America and Europe. We originally purchased 2,663,905 shares of Safety common stock for $30.9 million on September 23, 2003, and purchased an additional 1,498,489 shares on October 7, 2003 for $16.9 million, bringing our ownership percentage to approximately 84% at that time. We accounted for these transactions under the purchase method and began consolidating amounts related to Safety’s assets and liabilities as of September 30, 2003 and amounts related to Safety’s results of operations in the fourth quarter of 2003.

On September 21, 2005, our Board of Directors approved a plan to pursue a sale of all of our 4,162,394 shares of Safety common stock. Based on this approval, we determined that this subsidiary substantially met the criteria to report the pending sale as “Assets Held for Sale” and the subsidiary as “Discontinued Operations” in accordance with accounting rules. As used throughout this document, all amounts and disclosures related to Safety pertain to “Discontinued Operations.”

On December 2, 2005, we closed on the sale of all of its 4,162,394 shares of common stock in Safety to WLR Recovery Fund II, L.P. and WLR Recovery Fund III, L.P., Delaware limited partnerships, or the WLR Recovery Funds, for $12.30 per share or $51,197,446 in the aggregate. Prior to the close of the sale, we paid an aggregate of $1,000,000 in the form of a capital contribution to Safety for the Safety compensation committee to pay bonuses to its executive officers and key employees. This payment was made under a plan approved by us during the third quarter of 2005 to provide Safety management with an incentive to continue with Safety until the completion of the sale to the WLR Recovery Funds.

For the year ended December 31, 2005, we recorded a transaction related loss of $9.9 million related to the sale of Safety. This amount primarily reflects the reduction of the carrying value of Safety to the net selling price, partially offset by the reversal of certain deferred tax liabilities. Though we sold our shares in Safety for a cash gain compared to the original investment, this transaction related loss resulted from the sales proceeds being less than our carrying value of our investment in Safety. Safety’s generation of net income subsequent to our original purchase of the stock increased our carrying value which consisted of our original investment in common stock of Safety and the aforementioned subsequent capital contribution.

Consolidated Results of Operations

The following tables summarize our consolidating results of operations (in thousands). Certain reclassifications of prior information have been made to conform to the current presentation.

	Zapata
	Corporate	Omega Protein	Zap.com	Consolidated

Three Months Ended June 30, 2006
Revenues	$—	$33,338	$—	$33,338
Cost of revenues	—	28,002	—	28,002

Gross profit	—	5,336	—	5,336
Operating expense:
Selling, general and administrative	1,964	3,670	44	5,678
Loss resulting from natural disaster, net	—	193	—	193

Operating (loss) income	(1,964)	1,473	(44)	(535)

Other income (expense)
Interest income	896	175	21	1,092
Interest expense	—	(528)	—	(528)
Other, net	190	(104)	—	86

	1,086	(457)	21	650
(Loss) income before income taxes and minority interest	(878)	1,016	(23)	115
Benefit (provision) for income taxes	177	(386)		(209)
Minority interest in net loss (income) of consolidated subsidiaries(2)	—	(266)	1	(265)

Net (loss) income to common stockholders	$(701)	$364	$(22)	$(359)

Diluted loss per share				$(0.02)

	Zapata	Omega		Discontinued
	Corporate	Protein	Zap.com	Operations(1)	Consolidated

Three Months Ended June 30, 2005
Revenues	$—	$27,510	$—	$—	$27,510
Cost of revenues	—	23,693	—	—	23,693

Gross profit	—	3,817	—	—	3,817
Operating expense:
Selling, general and administrative	1,299	3,053	35	—	4,387

Operating (loss) income	(1,299)	764	(35)	—	(570)

Other income (expense)
Interest income	186	190	12	—	388
Interest expense		(242)			(242)
Other, net	17	230	—	—	247

	203	178	12	—	393

(Loss) income before income taxes and minority interest	(1,096)	942	(23)	—	(177)
Benefit (provision) for income taxes	255	(283)	—	—	(28)
Minority interest in net income of consolidated subsidiaries(2)	—	(276)	—	—	(276)

(Loss) income from continuing operations	(841)	383	(23)	—	(481)
Discontinued operations:
Income before taxes and minority interest (including loss on disposal)	—		—	2,639	2,639
Provision for income taxes	(401)		—	(868)	(1,269)
Minority interest(2)	—		—	(425)	(425)

Net (loss) income from discontinued operations	(401)		—	1,346	945
Net (loss) income to common stockholders	$(1,242)	$383	$(23)	$1,346	$464

Diluted income per share					$0.02

	Zapata
	Corporate	Omega Protein	Zap.Com	Consolidated

Six Months Ended June 30, 2006
Revenues	$—	$61,641	$—	$61,641
Cost of revenues	—	49,313	—	49,313

Gross profit	—	12,328	—	12,328
Operating expense:
Selling, general and administrative	3,453	7,006	74	10,533
Loss resulting from natural disaster, net	—	433	—	433

Operating (loss) income	(3,453)	4,889	(74)	1,362

Other income (expense)
Interest income	1,712	407	40	2,159
Interest expense	—	(1,052)	—	(1,052)
Other, net	194	(126)	—	68

	1,906	(771)	40	1,175
(Loss) income before income taxes and minority interest	(1,547)	4,118	(34)	2,537
Provision for income taxes	(120)	(962)		(1,082)
Minority interest in net (income) loss of consolidated subsidiaries(2)	—	(1,329)	1	(1,328)

Net (loss) income to common stockholders	$(1,667)	$1,827	$(33)	$127

Diluted income per share				$0.01

	Zapata	Omega		Discontinued
	Corporate	Protein	Zap.com	Operations(1)	Consolidated

Six Months Ended June 30, 2005
Revenues	$—	$51,341	$—	$—	$51,341
Cost of revenues	—	44,468	—	—	44,468

Gross profit	—	6,873	—	—	6,873
Operating expense:
Selling, general and administrative	2,933	5,831	65	—	8,829

Operating (loss) income	(2,933)	1,042	(65)	—	(1,956)

Other income (expense)
Interest income	346	333	22	—	701
Interest expense		(508)			(508)
Other, net	17	191	—	—	208

	363	16	22	—	401

(Loss) income before income taxes and minority interest	(2,570)	1,058	(43)	—	(1,555)
Benefit (provision) for income taxes	695	(292)	—	—	403
Minority interest in net income of consolidated subsidiaries(2)	—	(319)	—	—	(319)

(Loss) income from continuing operations	(1,875)	447	(43)	—	(1,471)
Discontinued operations:
Income before taxes and minority interest (including loss on disposal)	—		—	5,716	5,716
Provision for income taxes	(978)		—	(1,879)	(2,857)
Minority interest(2)	—		—	(846)	(846)

Net (loss) income from discontinued operations	(978)		—	2,991	2,013
Net (loss) income to common stockholders	$(2,853)	$447	$(43)	$2,991	$542

Diluted income per share					$0.03

(1)	Results of operations related to Safety have been disclosed within discontinued operations in accordance with SFAS No. 144. Due to the sale of Safety in December 2005, Safety’s results of operations are excluded from our consolidated results for periods subsequent to the date of sale.

(2)	Minority interest represents our minority stockholders’ interest in the net income or loss of each segment.

For more information concerning segments, see Note 14 in the Notes to Consolidated Financial Statements as of and for the fiscal years ended December 31, 2005 and 2004, and for the fiscal year ended December 31, 2003 appearing elsewhere in this Information Statement.

Three Months Ended June 30, 2006 and 2005

We reported a consolidated net loss of $359,000 or $.02 per diluted share on consolidated revenues of $33.3 million for the three months ended June 30, 2006 as compared to consolidated net income of $464,000 or $0.02 per diluted share on consolidated revenues of $27.5 million for the three months ended June 30, 2005. On a consolidated basis, the change from the recognition of net income to net loss resulted primarily from the lack of consolidation of Safety during the three months ended June 30, 2006 as compared to the same period of the prior year. Safety’s operating results have not been consolidated since the completion of the sale.

The following is a more detailed discussion of our consolidated operating results:

Revenues from continuing operations.  Consolidated revenues increased $5.8 million from $27.5 million for the three months ended June 30, 2005 to $33.3 million for the three months ended June 30, 2006. This increase was attributable to increased revenues at Omega primarily resulting from an 85% increase in sales volumes of fish oil, partially offset by a 7% decline in fish meal sales volumes. Additionally, Omega experienced a 11% and 4% increase in sales prices of fish meal and fish oil, respectively. Omega experienced a $2.7 million increase in revenues due to increased sales prices and a $3.2 million increase in revenues due to sales volumes of fish meal and fish oil.

Cost of revenues from continuing operations.  Our consolidated cost of revenues, including depreciation and amortization, for the three months ended June 30, 2006 was $28.0 million, a $4.3 million increase from $23.7 million for the comparable quarter of the prior year. This increase resulted from an increase at Omega Protein. Omega’s cost of revenues as a percentage of revenues decreased 2% for the quarter ended June 30, 2006. The decrease in cost of revenues as a percentage of revenues was due to higher sales prices for the current quarter, partially offset by increased costs and the sale of salvaged fish meal that resulted in Omega recognizing revenue without cost of revenues as the related costs were recorded as a loss in the third quarter of 2005.

Selling, general and administrative from continuing operations.  Consolidated selling, general, and administrative expenses increased $1.3 million from $4.4 million for the three months ended June 30, 2005 to $5.7 million for the three months ended June 30, 2006. This increase was attributable to increased selling, general and administrative expenses at Omega of $617,000 and at Zapata Corporate of $665,000. Omega’s increase was attributable primarily to increased consulting expenditures relating to its governmental relations program and costs incurred relocating the administrative offices from Hammond, Louisiana to Houston, Texas. Zapata Corporate’s increase was primarily attributable to the recognition of $831,000 in expenses to record liabilities related to health and medical benefits for Malcolm Glazer and his wife under the our Senior Executive Retiree Health Care Benefit Plan, partially offset by decreased consulting expenses after the scheduled termination of the consulting agreement with Mr. Glazer on April 30, 2006.

Loss resulting from natural disaster.  For the quarter ended June 30, 2006, Omega incurred a loss of $193,000 relating to damages incurred at its Moss Point, Mississippi fish processing facility and adjacent shipyard from Hurricane Katrina, and damages incurred at its Cameron and Abbeville, Louisiana fish processing facilities from Hurricane Rita. These costs primarily relate to clean up costs incurred during the three month period.

Interest income from continuing operations.  Consolidated interest income increased $704,000 from $388,000 for the three months ended June 30, 2005 to $1.1 million for the current quarter. This increase was primarily related to an increase of $710,000 at Zapata Corporate resulting from higher interest rates on investment and an increase in cash balance available for investment after selling its common stock holdings in Safety. This increase was partially offset by a decrease in interest income of $15,000 at Omega primarily due to diminished balances of Omega’s cash and cash equivalents on which interest is earned.

Interest expense from continuing operations.  Interest expense increased $286,000 for the quarter ended June 30, 2006 as compared to the quarter ended June 30, 2005, primarily due to interest associated with the additional $14.0 million in debt that Omega obtained in October 2005.

Other income, net.  Other income decreased $161,000 from $247,000 for the three months ended June 30, 2005 to $86,000 for the current quarter. This decrease was primarily due to an insurance gain Omega recognized during the quarter ended June 30, 2005.

Minority interest from continuing operations.  Minority interest from the consolidated statements of operations represents the minority stockholders’ interest in the net income of our subsidiaries (approximately 42% of Omega and approximately 2% of Zap.Com). For the three months ended June 30, 2006, minority interest was a $265,000 reduction to net income for the minority interest’s share of Omega and Zap.Com as compared to $276,000 for the three months ended June 30, 2005.

Income taxes from continuing operations.  We recorded a consolidated provision for income taxes of $209,000 for the three months ended June 30, 2006 as compared to a provision of $28,000 for the comparable period of the prior year. The increase in the consolidated provision was primarily due to an increase in Omega’s effective tax rate. Due to increasing profitability projections, Omega increased its estimated annual effective tax rate from 19% in the first quarter of 2006 to 38% as of the second quarter of 2006 resulting in an increased provision for the second quarter of 2006.

For all periods in which any of our subsidiaries are consolidated for book purposes and not consolidated for tax purposes, we will recognize a provision or benefit to reflect the increase or decrease in the difference between our book and tax basis in each subsidiary. The provision or benefit will be equal to the sum of our tax effected proportionate share of each subsidiary’s net income or loss. For example, during periods where a subsidiary recognizes net income, our consolidated provision for income taxes will include our subsidiary’s tax provision in addition to a provision for our tax effected proportionate share of the subsidiary’s net income. Accordingly, our effective tax rate for each period can vary significantly depending on the changes in the underlying difference between our book and tax basis in its subsidiaries.

Net income from discontinued operations.  Pursuant to our Board of Directors’ approval of the plan to sell our shares of Safety and the subsequent sale of these shares to the WLR Recovery Funds, all operating results related to Safety have been reclassified and included in discontinued operations. For the three months ended June 30, 2005, net income from discontinued operations was $945,000. Because the sale closed in December of 2005, no amounts related to discontinued operations were included in the three months ended June 30, 2006.

Six Months Ended June 30, 2006 and 2005

We reported consolidated net income of $127,000 or $0.01 per diluted share on consolidated revenues of $61.6 million for the six months ended June 30, 2006 as compared to consolidated net income of $542,000 or $0.03 per diluted share on consolidated revenues of $51.3 million for the six months ended June 30, 2005. On a consolidated basis, the decrease in net income resulted primarily from the sale of Safety. Safety’s operating results have not been consolidated since the completion of the sale.

The following is a more detailed discussion of our consolidated operating results:

Revenues from continuing operations.  Consolidated revenues increased $10.3 million from $51.3 million for the six months ended June 30, 2005 to $61.6 million for the six months ended June 30, 2006. This increase was attributable to increased revenues at Omega, primarily resulting from a 103% increase in sales volumes of fish oil, partially offset by a 12% decline in fish meal sales volumes. Additionally, Omega experienced a 11% and 6% increase in sales prices of fish meal and fish oil, respectively. Omega experienced a $5.0 million increase in revenues due to increased sales prices and a $5.5 million increase in revenues due to sales volumes of fish meal and fish oil.

Cost of revenues from continuing operations.  Our consolidated cost of revenues, including depreciation and amortization, for the six months ended June 30, 2006 was $49.3 million, a $4.8 million increase from $44.5 million for the comparable period of the prior year. This increase resulted from an increase at Omega. Omega’s cost of revenues as a percentage of revenues decreased 7% for the six months ended June 30, 2006. The decrease in cost of revenues as a percentage of revenues was due to higher sales prices for the current six month period, partially offset by increased costs.

Selling, general and administrative from continuing operations.  Consolidated selling, general, and administrative expenses increased $1.7 million from $8.8 million for the six months ended June 30, 2005 to $10.5 million for the six months ended June 30, 2006. This increase was attributable to increased selling, general and administrative expenses at Omega of $1.2 million and at Zapata Corporate of $520,000. Omega’s increase was attributable primarily to increased consulting expenditures relating to its governmental relations program and costs incurred relocating the administrative offices from Hammond, Louisiana to Houston, Texas. Zapata Corporate’s increase was primarily attributable to the recognition of $831,000 in expenses to record liabilities related to health and medical benefits for Malcolm Glazer and his wife under the our Senior Executive Retiree Health Care Benefit Plan, combined with the recognition of a curtailment loss of $147,000 in the first quarter of 2006 related to the freezing of our qualified defined benefit pension plan, partially offset by decreased consulting expenses after the scheduled termination of the consulting agreement with Mr. Glazer on April 30, 2006, and a compensation charge of $353,000 related to a stock option modification which occurred in the prior period.

Loss resulting from natural disaster.  For the six month period ended June 30, 2006, Omega incurred a loss of $433,000 relating to damages incurred at its Moss Point, Mississippi fish processing facility and adjacent shipyard from Hurricane Katrina, and damages incurred at its Cameron and Abbeville, Louisiana fish processing facilities from Hurricane Rita. These costs primarily relate to clean up costs incurred during the six month period.

Interest income from continuing operations.  Consolidated interest income increased $1.5 million from $701,000 for the six months ended June 30, 2005 to $2.2 million for the current period. This increase was primarily related to an increase of $1.4 million at Zapata Corporate resulting from higher interest rates on investment and an increase in cash balance available for investment after selling our common stock holdings in Safety. This increase combined with an increase of $74,000 at Omega primarily due to improved rates of return on Omega’s investments.

Interest expense from continuing operations.  Interest expense increased $544,000 for the period ended June 30, 2006 as compared to the period ended June 30, 2005, primarily due to interest associated with the additional $14.0 million in debt that Omega obtained in October 2005.

Other income, net.  Other income decreased $140,000 in the six months ended June 30, 2006 as compared to the six months ended June 30, 2005. The decrease was primarily due to an insurance gain Omega recognized during the six months ended June 30, 2005.

Minority interest from continuing operations.  Minority interest from the consolidated statements of operations represents the minority stockholders’ interest in the net income of our subsidiaries (approximately 42% of Omega and approximately 2% of Zap.Com). For the six months ended June 30, 2006, minority interest was a $1.3 million reduction to net income for the minority interest’s share of Omega and Zap.Com as compared to $319,000 for the period ended June 30, 2005.

Income taxes from continuing operations.  We recorded a consolidated provision for income taxes of $1.1 million for the six months ended June 30, 2006 as compared to a benefit of $403,000 for the comparable period of the prior year. On a consolidated basis, the change from a benefit to a provision for income taxes was primarily attributable to an increase in net income recognized at Omega combined with Omega’s increased provision for the second quarter of 2006 and a decrease in losses recognized by Zapata Corporate.

For all periods in which any of our subsidiaries are consolidated for book purposes and not consolidated for tax purposes, we will recognize a provision or benefit to reflect the increase or decrease in the difference between our book and tax basis in each subsidiary. The provision or benefit will be equal to the sum of our tax effected proportionate share of each subsidiary’s net income or loss. For example, during periods where a subsidiary recognizes net income, our consolidated provision for income taxes will include our subsidiary’s tax provision in addition to a provision for our tax effected proportionate share of the subsidiary’s net income. Accordingly, our effective tax rate for each period can vary significantly depending on the changes in the underlying difference between our book and tax basis in its subsidiaries.

Net income from discontinued operations.  Pursuant to our Board of Directors’ approval of the plan to sell our shares of Safety and the subsequent sale of these shares to the WLR Recovery Funds, all operating results related to Safety have been reclassified and included in discontinued operations. For the six months ended June 30, 2005, net income from discontinued operations was $2.0 million. Because the sale closed in December of 2005, no amounts related to discontinued operations were included in the six months ended June 30, 2006.

	Zapata	Omega		Discontinued
	Corporate	Protein	Zap.Com	Operations(1)	Consolidated

Year Ended December 31, 2005
Revenues	$—	$109,896	$—	$—	$109,896
Cost of revenues	—	91,985	—	—	91,985

Gross profit	—	17,911	—	—	17,911
Operating expense:
Selling, general and administrative	5,385	13,055	132	—	18,572
Loss resulting from natural disaster, net	—	15,743	—	—	15,743

Operating loss	(5,385)	(10,887)	(132)	—	(16,404)

Other income (expense)
Interest income	1,242	615	54	—	1,911
Interest expense	—	(1,255)	—	—	(1,255)
Other, net	126	73	—	—	199

	1,368	(567)	54	—	855
Loss before income taxes and minority interest	(4,017)	(11,454)	(78)	—	(15,549)
Benefit for income taxes	2,247	4,268	—	—	6,515
Minority interest in net loss of consolidated subsidiaries(2)	—	3,026	1	—	3,027

Loss from continuing operations	(1,770)	(4,160)	(77)	—	(6,007)

Discontinued operations:
(Loss) income before taxes and minority interest (including loss on disposal)	(12,245)	—	—	10,364	(1,881)
Benefit (provision) for income taxes	2,388	—	—	(2,511)	(123)
Minority interest(2)	—	—	—	(1,398)	(1,398)

Net (loss) income from discontinued operations	(9,857)	—	—	6,455	(3,402)

Net (loss) income to common stockholders	$(11,627)	$(4,160)	$(77)	$6,455	$(9,409)

Diluted loss per share					$(0.49)

	Zapata	Omega		Discontinued
	Corporate	Protein	Zap.Com	Operations(1)	Consolidated

Year Ended December 31, 2004
Revenues	$—	$119,645	$—	$—	$119,645
Cost of revenues	—	104,237	—	—	104,237

Gross profit	—	15,408	—	—	15,408
Operating expense:
Selling, general and administrative	4,210	10,120	166	—	14,496

Operating (loss) income	(4,210)	5,288	(166)	—	912

Other income (expense)
Interest income	374	594	24	—	992
Interest expense	—	(965)	—	—	(965)
Other, net	—	(221)	—	—	(221)

	374	(592)	24	—	(194)
(Loss) income before income taxes and minority interest	(3,836)	4,696	(142)	—	718
Provision for income taxes	539	(1,494)	—	—	(955)
Minority interest in net (income) loss of consolidated subsidiaries(2)	—	(1,287)	4	—	(1,283)

(Loss) Income from continuing operations	(3,297)	1,915	(138)	—	(1,520)

Discontinued operations:
Income before taxes and minority interest (including loss on disposal)	—	—	—	15,217	15,217
Provision for income taxes	(2,613)	—	—	(5,273)	(7,886)
Minority interest(2)	—	—	—	(2,078)	(2,078)

Net income from discontinued operations	(2,613)	—	—	7,866	5,253

Net (loss) income to common stockholders	$(5,910)	$1,915	$(138)	$7,866	$3,733

Diluted earnings per share					$0.20

	Zapata	Omega		Discontinued
	Corporate	Protein	Zap.Com	Operations(1)(3)	Consolidated

Year Ended December 31, 2003
Revenues	$—	$117,926	$—	$—	$117,926
Cost of revenues	—	99,028	—	—	99,028

Gross profit	—	18,898	—	—	18,898
Operating expense:
Selling, general and administrative	3,574	9,369	125	—	13,068

Operating (loss) income	(3,574)	9,529	(125)	—	5,830

Other income (expense)
Interest income	749	443	22	—	1,214
Interest expense	—	(1,134)	—	—	(1,134)
Other, net	—	(234)	—	—	(234)

	749	(925)	22	—	(154)
(Loss) income before income taxes and minority interest	(2,825)	8,604	(103)	—	5,676
Provision for income taxes	(211)	(2,806)	—	—	(3,017)
Minority interest in net (income) loss of consolidated subsidiaries(2)	—	(2,307)	2	—	(2,305)

(Loss) income from continuing operations	(3,036)	3,491	(101)	—	354

Discontinued operations:
Income before taxes and minority interest (including loss on disposal)	—	—	—	1,796	1,796
Provision for income taxes	—	—	—	(716)	(716)
Minority interest(2)	—	—	—	(542)	(542)

Net income from discontinued operations	—	—	—	538	538

Net (loss) income to common stockholders	$(3,036)	$3,491	$(101)	$538	$892

Diluted loss per share					$0.05

(1)	Results of operations related to Safety have been disclosed within discontinued operations in accordance with SFAS No. 144.

(2)	Minority interest represents the minority stockholders’ interest in the net income (loss) of each segment.

(3)	For the year ended December 31, 2003, due to the timing of the acquisition, Safety’s results of operations were included in our consolidated results for the fourth quarter.

For information affecting period to period comparability see the notes to the selected financial data included in “Selected Financial Data.” For more information concerning segments, see Note 20 in the Notes to Consolidated Financial Statements as of and for the fiscal years ended December 31, 2005 and 2004, and for the fiscal year ended December 31, 2003 appearing elsewhere in this Information Statement.

Years Ended December 31, 2005 and 2004

We reported a consolidated net loss of $9.4 million or $(.49) per diluted share on revenues of $109.9 million for the year ended December 31, 2005 as compared to consolidated net income of $3.7 million or $.20 per diluted share on revenues of $119.6 million in 2004. On a consolidated basis, the decrease in net income resulted from decreased net income at Omega related to hurricane losses, combined with a loss recorded for the sale of our shares of Safety common stock

The following presents a more detailed discussion of the consolidated operating results:

Revenues from continuing operations.  Consolidated revenues decreased $9.7 million from $119.6 million in 2004 to $109.9 million in 2004, related to decreased revenues at Omega. Omega’s decrease was due to lower sales volumes of 7% and 27% for fish meal and fish oil, respectively. The decrease in revenue was partially offset by 2005 sales prices of Omega’s fish meal and fish oil which increased by 4% and 6%, respectively, as compared to the 2004 sales prices. Considering both fish meal and fish oil sales activities, Omega experienced a $14.2 million decrease in revenues due to reduced sales volumes, partially offset by an increase of $4.0 million in sales caused by increased sales prices, when comparing 2005 to 2004.

Cost of revenues from continuing operations.  Consolidated cost of revenues, including depreciation an amortization, for the year ended December 31, 2005 was $92.0 million, a $12.3 million decrease from $104.2 million, related to an increase at Omega. Omega’s cost of revenues, as a percentage of revenues, was 84% for 2005 as compared to 87% for 2004. The 3% decrease in cost of sales as percentage of revenue was primarily due to increased sales prices, as noted above, in 2005 as compared to 2004 and decreased per unit product costs in 2005 as compared to 2004 due to increased production during the period the Gulf of Mexico plants were operational in 2005.

Selling, general and administrative from continuing operations.  Consolidated selling, general, and administrative expenses increased $4.1 million from $14.5 million in 2004 to $18.6 million in 2005. This increase was primarily due to increased expenditures at Omega of $2.9 million related to its governmental relations program, increased audit fees, increases in employee-related costs and expenses, marketing expenditures and expenses associated with abandoned acquisition activity. In addition, selling, general and administrative costs increased at Zapata Corporate by $1.2 million, primarily attributable to legal accruals which were reduced in the prior year, combined with stock option modification expenses in the current year.

Loss resulting from natural disaster.  For the year ended December 31, 2005, Omega incurred losses, net of insurance receivable, of $15.7 million relating to damages incurred at its Moss Point, Mississippi fish processing facility and adjacent shipyard from Hurricane Katrina, and damages incurred at its Cameron and Abbeville, Louisiana fish processing facilities from Hurricane Rita.

Interest income from continuing operations.  Consolidated interest income increased $919,000 from $992,000 for the year ended December 31, 2004 to $1.9 million in the year ended December 31, 2005. This increase was attributable to increases of $868,000 at Zapata Corporate resulting from higher interest rates on investment and an increase in cash balances available for investment after selling our common stock holdings in Safety. In addition, Omega and Zap.Com had increases in interest income of $21,000 and $30,000, respectively, resulting from higher returns on cash and cash equivalents.

Interest expense from continuing operations.  Interest expense increased $290,000 for the year ended December 31, 2005 as compared to the year ended December 21, 2004 related to increases at Omega caused by the addition of $14.0 million in debt which was obtained in October 2005.

Income taxes from continuing operations.  We recorded a consolidated benefit for income taxes of $6.5 million for the year ended December 31, 2005 as compared to a provision for income taxes of $955,000 for the prior year. The change from a provision to a benefit is primarily the result of Omega’s recognition of a benefit for income taxes of $4.3 million in the current year as compared to a provision of $1.5 million in the prior year. This was primarily the result of the benefit recorded in conjunction with the recognition of the $15.7 million loss resulting from the hurricanes. In addition, Zapata Corporate recognized a benefit of $2.2 million in 2005 as compared to a provision of $2.1 in 2004. This was primarily the result of the elimination at closing of $4.2 million of deferred tax liabilities which had been established during periods in which Safety was consolidated for book purposes and not consolidated for tax purposes.

For all periods in which any of our subsidiaries are consolidated for book purposes and not consolidated for tax purposes, we will recognize a provision or benefit to reflect the increase or decrease in the difference between our book and tax basis in each subsidiary. The provision or benefit will be equal to the sum of our tax effected proportionate share of each subsidiary’s net income or loss. Accordingly, our effective tax rate for each period can vary significantly depending on the changes in the underlying difference between our book and tax basis in its subsidiaries.

Minority interest from continuing operations.  Minority interest from the consolidated statements of operations represents the minority stockholders’ interest in the net income of our subsidiaries (approximately 42% of Omega and approximately 2% of Zap.Com). In 2005, minority interest was a $3.1 million and $1,000 reduction of the net loss for Zapata’s share in Omega and Zap.Com, respectively.

Net income from discontinued operations.  Pursuant to our Board of Directors’ approval of the plan to sell our shares of Safety and the subsequent sale of these shares to the WLR Recovery Funds, all operating results related to Safety have been reclassified and included in discontinued operations. For the year ended December 31, 2005, net income from discontinued operations decreased $1.4 million from $7.9 million for the year ended December 31, 2004 to $6.5 million for the year ended December 31, 2005. This decrease resulted primarily from our consolidation of eleven months of Safety’s results in 2005, as compared to a full year in 2005, due to the timing of the close of the sale on December 2, 2005.

Years Ended December 31, 2004 and 2003

We reported consolidated net income of $3.7 million or $.19 per diluted share on revenues of $119.6 million for the year ended December 31, 2004 as compared to consolidated net income of $892,000 or $.05 per diluted share on revenues of $117.9 million in 2003. On a consolidated basis, net income increased as a result of increased net income from discontinued operations, partially offset by a decrease in net income at Omega. In addition, Zapata Corporate’s net loss increased due to an increase in the provision for income taxes recognized to reflect changes in our book and tax basis in its subsidiaries.

The following presents a more detailed discussion of the consolidated operating results:

Revenues from continuing operations.  Consolidated revenues increased $1.7 million from $117.9 million in 2003 to $119.6 million in 2004, relating to increased revenues at Omega. Omega’s increase in revenues was due to higher selling prices of 7% and 16% for fish meal and fish oil, respectively. Sales volumes of Omega’s fish meal in 2004 increased by 3% while 2004 sales volumes of the fish oil decreased by 29%. Considering both fish meal and fish oil sales activities, Omega experienced an $8.4 million increase in revenues due to higher prices, offset by a reduction of $6.6 million in revenues caused by reduced sales volumes, when comparing 2004 to 2003. Omega attributes the lower fiscal 2004 oil sales volumes to a reduction in fish oil inventories carried over the previous year and reduced fish catch during 2004 attributable to adverse weather conditions resulting in fewer volumes available for sale; fish meal volume sales were supplemented by purchased products. Omega attributes the higher fish meal and fish oil prices to lower available world supplies of fish meal and fish oil and higher prices for other competing proteins and fats.

Cost of revenues from continuing operations.  Consolidated cost of revenues for the year ended December 31, 2004 was $104.2 million, a $5.2 million increase from $99.0 million, related to an increase at Omega Protein. Omega’s cost of revenues, including depreciation and amortization, for 2004 was $104.2 million, a $5.2 million increase or 5%. Cost of revenues as a percentage of revenues was 87% for 2004 as compared to 84% for 2003. The 3% increase in cost of revenues as percentage of revenue was primarily due to higher 2004 cost of production due to reduced fish catch brought about by adverse weather conditions along the Atlantic Coast and in the Gulf of Mexico.

Selling, general and administrative from continuing operations.  Consolidated selling, general, and administrative expenses increased $1.4 million from $13.1 million in 2003 to $14.5 million in 2004.

Zapata Corporate’s selling, general, and administrative increased approximately $636,000 for the year ended December 31, 2004 as compared to the same period in the prior year. This increase was primarily attributable to legal reserves which were reversed in the prior year, partially offset by a reduction in pension expense recognized during 2004. Additionally, Zapata Corporate incurred approximately $112,000 of Sarbanes-Oxley related compliance expenses during 2004.

Omega’s selling, general and administrative expenses increased $751,000 or 8% from $9.4 million in 2003 to $10.1 million in 2004. The increase was primarily due to increased consulting expenditures related to its governmental relations program, Sarbanes-Oxley compliance efforts, and increases in employee-related costs and marketing expenditures.

Interest income from continuing operations.  Consolidated interest income decreased $222,000 from $1.2 million for the year ended December 31, 2003 to $992,000 for the year ended December 31, 2004. This decrease is a result of a lower principal balance of cash and cash equivalents at Zapata Corporate after spending $47.8 million in 2003 to purchase a majority interest in Safety. In addition, interest income increased by $151,000 at Omega.

Interest expense from continuing operations.  Interest expense decreased $169,000 for the year ended December 31, 2004 as compared to the year ended December 31, 2003 related to decreases at Omega.

Income taxes from continuing operations.  We recorded a consolidated provision for income taxes of $3.6 million for the year ended December 31, 2004 as compared to $3.0 million for the prior year. The increase in provision is primarily the result of an increase in the provision at Zapata Corporate as a result of consolidating Safety for a full year in 2004 as compared to three months in 2003, partially offset by a decrease in provision at Omega resulting from a decrease in pre-tax income during the period.

For all periods in which any of our subsidiaries are consolidated for book purposes and not consolidated for tax purposes, we will recognize a provision or benefit to reflect the increase or decrease in the difference between our book and tax basis in each subsidiary. The provision or benefit will be equal to the sum of our tax effected proportionate share of each subsidiary’s net income or loss. Accordingly, our effective tax rate for each period can vary significantly depending on the changes in the underlying difference between our book and tax basis in our subsidiaries.

Minority interest from continuing operations.  Minority interest from the consolidated statements of operations represents the minority stockholders’ interest in the net income of our subsidiaries (approximately 42% of Omega and approximately 2% of Zap.Com). In 2004, minority interest was a $3.4 million reduction to net income for our share in the net incomes of Omega, partially offset by our share in the net loss of Zap.Com.

Net income from discontinued operations.  Pursuant to our Board of Directors’ approval of the plan to sell our shares of Safety and the subsequent sale of these shares to the WLR Recovery Funds, all operating results related to Safety have been reclassified and included in discontinued operations. For the year ended December 31, 2004, net income from discontinued operations increased $7.3 million from $538,000 for the year ended December 31, 2003. This increase resulted from our consolidation of a full year of Safety’s results in 2004, as compared to consolidating only the fourth quarter in 2003 due to the timing of the original acquisition. In addition, purchase accounting adjustments reduced Safety’s contribution by $498,000 in 2004 as compared to $1.7 million in 2003.

Liquidity and Capital Resources

We, Omega and Zap.Com are separate public companies. Accordingly, the capital resources and liquidity of Omega and Zap.Com are legally independent of us. The working capital and other assets of Omega and Zap.Com are dedicated to their respective operations and are not expected to be readily available for the general corporate purposes of us, except for any dividends that may be declared and paid to their respective stockholders. Omega’s credit facilities currently prohibit any dividends from being declared or paid with respect to its outstanding capital stock, including the shares held by us. For all periods presented in this Information Statement, we have not received any dividends from any of its consolidated subsidiaries.

The following tables summarizes information about our consolidated contractual obligations (in thousands) as of December 31, 2005 and the effect such obligations are expected to have on its consolidated liquidity and cash flow in future periods:

	Payments Due by Period
		Less than	1 to 3	3 to 5	More than
	Total	1 Year	Years	Years	5 Years

Zapata Consolidated Contractual Obligations
Long-term and short-term debt obligations(1)	$30,101	$2,443	$5,062	$4,278	$18,318
Interest on long-term Debt(1)	13,693	1,833	3,439	2,776	5,645
Operating lease obligations(2)	6,368	800	1,432	1,304	2,832
Consulting agreements(3)	1,012	602	225	185	—
Pension liabilities(4)	11,810	—	—	—	11,810
Standby letters of credit(5)	8,030	8,030	—	—	—
Fish meal purchase(6)	2,618	2,618	—	—	—

Total contractual obligations	$73,632	$16,326	$10,158	$8,543	$38,605

(1)	As of December 31, 2005, we had $30.1 million in consolidated indebtedness, all of which relates to Omega. We have neither guaranteed nor otherwise agreed to be liable for the repayment of this debt. For more information concerning debt, see Note 9 in the Notes to Consolidated Financial Statements as of and for the fiscal years ended December 31, 2005 and 2004, and as of the fiscal year ended December 31, 2003 appearing elsewhere in this Information Statement.

(2)	For more information concerning operating leases, see Note 14 in the Notes to Consolidated Financial Statements as of and for the fiscal years ended December 31, 2005 and 2004, and as of the fiscal year ended December 31, 2003 appearing elsewhere in this Information Statement.

(3)	For more information concerning the consulting agreement with Malcolm Glazer, see Note 18 in the Notes to Consolidated Financial Statements as of and for the fiscal years ended December 31, 2005 and 2004, and as of the fiscal year ended December 31, 2003 appearing elsewhere in this Information Statement. Other amounts in this category are related to a consultancy and retirement agreement entered into in 1981 with one of our former executive officers.

(4)	Omega expects to make contributions of $2.6 million to its pension plan in 2006. For more information concerning pension liabilities, see Note 15 in the Notes to Consolidated Financial Statements as of and for the fiscal years ended December 31, 2005 and 2004, and as of the fiscal year ended December 31, 2003 appearing elsewhere in this Information Statement.

(5)	As of December 31, 2005, Omega had no outstanding borrowings under the $20 million credit facility other than $8.0 million in standby letters of credit. In September 2004 the United States Department of Commerce Fisheries Finance Program approved a $14 million financing application made by Omega. As of December 31, 2005, Omega had closed on the $14 million loan.

(6)	This amount represents the fish meal purchase not related to standby letters of credit. An additional $5.1 million of fish meal purchases is contained in standby letters of credit obligation.

As of December 31, 2005, Omega was out of compliance with the Minimum Net Income covenant in its credit facility due to its reporting of net losses for two consecutive quarters (third and fourth quarters of 2005). Omega notified the lender of the covenant non-compliance and received a waiver from the lender.

As of December 31, 2005, Omega was out of compliance with the Ratio of Earnings to Fixed Charges covenant in the credit facility. Omega notified the lender of the covenant non-compliance and received a waiver from the lender.

During the quarter ended June 30, 2006, we recognized selling, general and administrative expenses of $831,000 to reflect the estimated liability under our Senior Executive Retiree Health Care Benefit Plan (see Note 7 in our Notes to Condensed Consolidated Financial Statements as of and for the fiscal years ended December 31, 2005 and 2004, and as of the fiscal year ended December 31, 2003 appearing elsewhere in this Information Statement). Other than for the recognition of the liability under our Senior Executive Retiree Health Care Benefit Plan discussed above, as of June 30, 2006, Zapata Corporate’s contractual obligations and other commercial commitments have not changed materially from those set forth above.

Zapata Corporate

Because we do not guarantee or otherwise assume the liabilities of Omega or Zap.Com or have any investment commitments to these majority and formerly-owned subsidiaries, it is useful to separately review our cash obligations exclusive of our majority-owned subsidiaries.

Zapata Corporate’s liquidity needs are primarily for operating expenses, litigation and insurance costs. Zapata Corporate may also invest a significant portion of our cash and cash equivalents in the acquisition of other operating businesses, the minority interest of controlled subsidiaries, funding of start-up proposals and possible stock repurchases.

The following table summarizes information about Zapata Corporate’s contractual obligations (in thousands) as of December 31, 2005, and the effects such obligations are expected to have on Zapata Corporate’s liquidity and cash flow in future periods:

	Payments Due by Period
		Less than	1 to 3	3 to 5	More than
	Total	1 Year	Years	Years	5 Years

Zapata Corporate Contractual Obligations
Operating lease obligations(1)	$95	$60	$35	$—	$—
Consulting agreements(2)	1,012	602	225	185	—
Pension liability(3)	878	—	—	—	878

Total contractual obligations	$1,985	$662	$260	$185	$878

(1)	For more information concerning operating leases, see Note 14 in the Notes to Consolidated Financial Statements as of and for the fiscal years ended December 31, 2005 and 2004, and as of the fiscal year ended December 31, 2003 appearing elsewhere in this Information Statement.

(2)	For more information concerning the consulting agreement with Malcolm Glazer, see Note 18 in the Notes to Consolidated Financial Statements as of and for the fiscal years ended December 31, 2005 and 2004, and as of the fiscal year ended December 31, 2003 appearing elsewhere in this Information Statement. Other amounts in this category are related to a consultancy and retirement agreement entered into in 1981 with one of our former executive officers.

(3)	For more information concerning pension liabilities, see Note 15 in the Notes to Consolidated Financial Statements as of and for the fiscal years ended December 31, 2005 and 2004, and as of the fiscal year ended December 31, 2003 appearing elsewhere in this Information Statement.

During the quarter ended June 30, 2006, we recognized selling, general and administrative expenses of $831,000 to reflect the estimated liability under our Senior Executive Retiree Health Care Benefit Plan. Other than for the recognition of this liability, as of June 30, 2006, our consolidated contractual obligations and other commercial commitments have not changed materially from those set forth above.

Zapata Corporate’s current source of liquidity is its cash and cash equivalents and the interest income it earns on these funds. We expect these assets to continue to be a source of liquidity except to the extent that they may be used to fund any acquisitions of companies, the minority interest of controlled subsidiaries, or repurchases of our stock. Zapata Corporate’s investments consist of U.S. Government agency securities and cash equivalents. As of June 30, 2006, Zapata Corporate’s cash and cash equivalents were $74.9 million as compared to $75.3 million as of December 31, 2005. This decline resulted primarily from cash used by Zapata Corporate’s operations which exceeded interest income earned during the period. As of December 31, 2005, Zapata Corporate’s cash and cash equivalents were $75.3 million as compared to $28.7 million as of December 31, 2004. This increase resulted from the sale of Safety and the receipt of the $51.2 million purchase price. In addition, we expect to receive approximately $47.5 million for the sale of 9,268,292 Omega shares, as discussed above. Following this sale, we will hold 5,232,708 Omega shares, or approximately 33% of Omega’s outstanding common stock, 98% of Zap.Com’s outstanding common stock and approximately $123.0 million in cash and cash equivalents. We have no plans to dissolve or liquidate. Our Board of Directors has authorized us to seek one or more buyers for our remaining Omega shares and to pursue acquisitions or other strategic opportunities in an effort to position us to enhance stockholder value. Though we have no immediate plans for the use of the proceeds from the Omega transaction, we are likely to use some or all of our cash and cash equivalents to fund, in whole or part, one or more acquisitions or related transactions. There are no limits on the types of businesses or fields in which we may invest. No businesses to acquire or develop have been identified by us at this time. We cannot predict what changes to our present business or operations would result from the sale of the Omega shares.

In addition to our cash, cash equivalents, and interest income, we have a potential secondary source of liquidity from dividends declared by Omega or Zap.Com, provided a consent is obtained from their lenders, although this will be of limited availability from Omega as we are in the process of selling our holdings in that company. Also, the sale of our holdings of common stock in these subsidiaries could provide another secondary source of liquidity as with our pending sale of our Omega holdings. These holdings constitute “restricted stock” under SEC Rule 144 and may only be sold in the public market pursuant to an effective registration statement under the Securities Act of 1933 and under any required state securities laws or pursuant to an available exemption. These and other securities law restrictions could prevent or delay any sale by us of these securities or reduce the amount of proceeds that might otherwise be realized therefrom. Currently, all of our equity securities holdings are eligible for sale under Rule 144. We also have demand and piggyback registration rights for our Omega and Zap.Com shares. The low trading volumes for Omega and Zap.Com common stock may make it difficult for us to sell any significant number of shares in the public market other than pursuant to an underwritten offering.

Our management believes that, based on current levels of operations and anticipated growth, cash flow from operations, together with other available sources of funds, will be adequate to fund our operational and capital requirements for at least the next twelve months. Depending on the size and terms of future acquisitions of operating companies or of the minority interest of controlled subsidiaries, we may raise additional capital through the issuance of equity or debt. There is no assurance, however, that such capital will be available at the time, in the amounts necessary or with terms satisfactory to us.

Off-Balance Sheet Arrangements

Neither us nor our subsidiaries have any off-balance sheet arrangements that are material to its financial position, results of operations or cash flows. We are a party to agreements with our officers, directors and to certain outside parties.

Summary of Cash Flows

	Zapata	Omega		Safety
	Corporate	Protein	Zap.Com	Components	Consolidated

Six Months Ended June 30, 2006
Cash (used in) provided by
Operating activities	$(541)	$(2,275)	$(20)	$—	$(2,836)
Investing activities	—	(11,467)	—	—	(11,467)
Financing activities	190	(925)	—	—	(735)
Effect of exchange rate changes on cash and cash equivalents	—	(9)	—	—	(9)

Net (decrease) increase in cash and cash equivalents	$(351)	$(14,676)	$(20)	$—	$(15,047)

	Zapata	Omega		Safety
	Corporate	Protein	Zap.Com	Components	Consolidated

Six Months Ended June 30, 2005
Cash (used in) provided by
Operating activities	$(2,049)	$(5,727)	$(39)	$7,461	$(354)
Investing activities	—	(11,280)	—	(4,076)	(15,356)
Financing activities	23	(305)	—	(1,363)	(1,645)
Effect of exchange rate changes on cash and cash equivalents	—	12	—	(2,425)	(2,413)

Net decrease in cash and cash equivalents	$(2,026)	$(17,300)	$(39)	$(403)	$(19,768)

Net cash provided by operating activities.  Consolidated cash used in operating activities was $2.8 million and $354,000 for the six months ended June 30, 2006 and 2005, respectively. The decrease in consolidated cash used in operating activities resulted primarily from the change in activities relating to increased inventory at Omega, combined with ceasing to consolidate Safety’s cash flow information since the completion of the sale in December of 2005.

Net cash used in investing activities.  Consolidated cash used in investing activities was $11.5 million and $15.4 million for the six months ended June 30, 2006 and 2005, respectively. The increase resulted from ceasing to consolidate Safety’s cash flow information since the completion of the sale in December of 2005, combined with a decrease in cash used in investing activities at Omega. Omega’s investing activities for the six months ended June 30, 2006 included the receipt of $2.0 million in insurance proceeds related to Hurricanes Katrina and Rita, partially offset by an increase in capital expenditures. In addition to any future capital expenditures related to the replacement or repair of property and equipment due to Hurricanes Katrina and Rita, Omega anticipates making approximately $8.0 million in capital expenditures in 2006, which will be used to refurbish vessels, plant assets and to repair certain equipment.

Net cash used in financing activities.  Consolidated cash used in financing activities was $735,000 for the six months ended June 30, 2006 as compared to $1.6 million for the six months ended June 30, 2005. This change resulted primarily from our sale of Safety and ceasing to consolidate Safety’s cash flow information, partially offset by proceeds from stock option exercises at Omega and Zapata Corporate.

Effect of exchange rate changes.  For the six months ended June 30, 2006, cash and cash equivalents included a $9,000 effect of exchange rate changes as compared to $2.4 million for the six months ended June 30, 2005. This decrease is a result of ceasing to consolidate Safety’s cash flow information since the sale in December of 2005.

The following table summarizes our consolidating cash flow information (in thousands):

	Zapata	Omega		Discontinued
	Corporate	Protein	Zap.Com	Operations(1)	Consolidated

Year Ended December 31, 2005
Cash (used in) provided by
Operating activities	$(4,712)	$(4,104)	$(56)	$10,951	$5,084
Investing activities	51,197	(15,226)	—	(6,406)	29,565
Financing activities	90	12,922	—	(2,441)	10,571
Effect of exchange rate changes on cash and cash equivalents	—	13	—	(81)	(3,073)

Net increase (decrease) in cash and cash equivalents	$46,575	$(6,395)	$(56)	$2,023	$42,147

	Zapata	Omega		Discontinued
	Corporate	Protein	Zap.Com	Operations(1)	Consolidated

Year Ended December 31, 2004
Cash (used in) provided by
Operating activities	$(2,961)	$20,625	$(95)	$13,370	$30,939
Investing activities	29,351	(22,833)	—	(6,547)	(29)
Financing activities	13	(404)	—	(8,780)	(9,171)
Effect of exchange rate changes on cash and cash equivalents	—	(5)	—	1,765	1,760

Net increase (decrease) in cash and cash equivalents	$26,403	$(2,617)	$(95)	$(192)	$23,499

	Zapata	Omega		Discontinued
	Corporate	Protein	Zap.Com	Operations (1)(2)	Consolidated

Year Ended December 31, 2003
Cash (used in) provided by
Operating activities	$(5,498)	$11,894	$(154)	$7,922	$14,164
Investing activities, net of cash acquired	(37,367)	(14,768)	—	5,311	(46,824)
Financing activities	10	4,836	—	(9,412)	(4,566)
Effect of exchange rate changes on cash and cash equivalents	—	(38)	—	555	517

Net (decrease) increase in cash and cash equivalents	$(42,855)	$1,924	$(154)	$4,376	$(36,709)

(1)	Cash flow information related to Safety for the years ended December 31, 2005, 2004 and 2003 has been disclosed within discontinued operations in accordance with SFAS No. 144.

(2)	Due to the timing of the original purchase and consolidation, Safety’s cash flow information was included in our consolidated cash flows beginning in the fourth quarter of 2003.

Net cash provided by operating activities.

Consolidated cash provided by operating activities was $2.1 million and $30.9 million for the years ended December 31, 2005 and 2004 respectively. The decrease in consolidated cash provided by operating activities was primarily due to Omega’s change from cash provided by operating activities of $20.6 million in 2004 as compared to cash used in operating activities of $4.1 million in 2005. This change was primarily attributable to the change in activities relating to increased inventory and losses associated with Hurricanes Katrina and Rita.

Consolidated cash provided by operating activities was $30.9 million and $14.1 million for the years ended December 31, 2004 and 2003 respectively. The increase in consolidated cash provided by operating activities was primarily due to Omega’s increase of $8.8 million in 2004 as compared to 2003 combined with an increase of $5.4 million attributable to Safety. Omega’s increase resulted primarily from timing of receivables as compared to the prior year. Safety’s increase resulted primarily from including 12 months of its cash flow results in 2004 as compared to three months in 2003 due to the timing of the acquisition. These increases were partially offset by a decrease of $2.5 million at Zapata Corporate primarily related to deferred income taxes.

Net cash used in investing activities.

Consolidated cash provided by investing activities was $29.6 million for the year ended December 31, 2005 as compared to cash used in investing activities of $29,000 for the year ended December 31, 2004. The reason for this change is primarily due to an increase in cash provided by investing activities of $21.8 million at Zapata Corporate. This increase resulted from the receipt of the $51.2 million in proceeds from the sale of Safety in 2005, as compared to proceeds from the maturities of short-term investments of $29.4 million in 2004 related to the change in mix of cash, cash equivalents and short-term investments during the period.

Consolidated cash used in investing activities was $29,000 and $46.8 million for the years ended December 31, 2004 and 2003 respectively. The decrease in consolidated cash used in investing activities was primarily due to the Company’s purchase of 84% of Safety common stock for $47.8 million in 2003, compared to no such acquisitions in 2004. This decrease was partially offset by an $11.9 million increase in cash used in investing activities at Safety which primarily resulted from consolidating 12 months of cash flow results in 2004 as compared to three months in 2003 due to the timing of the acquisition. This decrease was also partially offset by increases in cash used in investing activities at Omega of $8.1 million related to funding of the construction of the new Health and Science Center. The use of cash in investing activities at Omega and Safety was almost entirely offset by the change in the mix of Zapata Corporate’s cash and cash equivalents and short-term investments. Variations in our consolidated net cash (used in) provided by investing activities are typically the result of the change in mix of cash, cash equivalents, short- and long-term investments during the period. All highly liquid investments with original maturities of three months or less are considered to be cash equivalents and all investments with original maturities of greater than three months are classified as either short- or long-term investments.

Other than possible acquisitions of operating companies, the minority interest of controlled subsidiaries, funding of start-up proposals and possible stock repurchases, we do not expect any capital expenditures during 2006. Omega has reported that it anticipates making $8 million in capital expenditures in 2006 which will be used to refurbish vessels, plant assets and to repair certain equipment, in addition to any future capital expenditures related to the hurricanes. Omega has also reported that it expects to receive insurance proceeds from hurricane damages to assist in meeting its capital expenditures.

Net cash used in financing activities.

Consolidated cash provided by financing activities was $10.6 million for the year ended December 31, 2005 as compared to cash used in financing activities of $9.2 million for the year ended December 31, 2004. The change in cash from financing activities resulted primarily from changes at Omega and Safety. Omega’s change resulted primarily from $14.0 million in proceeds from Title XI debt received during 2005. In addition, Safety’s change in financing activities resulted from additional repayments of its other debt and long-term obligations.

Consolidated cash used in financing activities was $9.2 million and $4.6 million for the years ended December 31, 2004 and 2003 respectively. The increase in consolidated cash used in financing activities was primarily due to Omega’s proceeds from Title XI and other borrowings of $5.3 million in 2003 as compared to no such borrowings in 2004. This increase was partially offset by a decrease of $632,000 at Safety resulting from consolidating 12 months of cash flow results in 2004 as compared to three months in 2003 due to the timing of the acquisition.

Recent Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes.” The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Specifically, the pronouncement prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related derecognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions. The interpretation is effective for fiscal years beginning after December 15, 2006. We are currently evaluating the impact, if any, of this new pronouncement on its consolidated financial statements.

Critical Accounting Policies and Estimates

The discussion and analysis of our consolidated financial condition, liquidity and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect amounts reported therein. The following lists our current accounting policies involving significant management judgment and provides a brief description of these policies:

Discontinued Operations.  We have adopted the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 replaces SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.” This standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations to include a “component of an entity” (rather than a segment of a business). A component of an entity comprises operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity. A component of an entity that is classified as held for sale, or has been disposed of, is presented as a discontinued operation if the operations and cash flows of the component will be (or have been) eliminated from the ongoing operations of the entity and the entity will not have any significant continuing involvement in the operations of the component.

For example, on September 21, 2005, our Board of Directors approved a plan to pursue a sale with respect to our holdings of 4,162,394 shares of Safety common stock. Based on this approval, we determined that this subsidiary substantially met the criteria to report the pending sale as “Assets Held for Sale” and the subsidiary as “Discontinued Operations” in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” Accordingly, assets classified as held for sale were measured at the lower of the carrying amount or fair value less cost to sell. We completed our sale of Safety on December 2, 2005.

Acquisition Accounting.  We account for acquisitions using the purchase method of accounting in accordance with SFAS No. 141, “Business Combinations.” Under the purchase method, we are required to record the net assets acquired at the estimated fair value at the date of acquisition. The determination of the fair value of the assets acquired and liabilities assumed requires us to make estimates and assumptions that affect our financial statements. In addition, depending on the specific facts and circumstances, goodwill and other intangible assets, including those intangible assets with finite lives could result from an acquisition. Different estimates and assumptions regarding these assets, specifically the estimated fair values and lives, could result in materially different amortization expense over the estimated lives of such assets.

Litigation reserves.  The establishment of litigation reserves requires judgments concerning the ultimate outcome of pending litigation against us and our subsidiaries. In applying judgment, management utilizes opinions and estimates obtained from outside legal counsel to apply the standards of SFAS No. 5 “Accounting for Contingencies.” Accordingly, estimated amounts relating to certain litigation have met the criteria for the recognition of a liability under SFAS No. 5. Other litigation for which a liability has not been recognized is reviewed on an ongoing basis in conjunction with the standards of SFAS No. 5. A liability is recognized for all associated legal costs as incurred. Liabilities for litigation settlements, legal fees and changes in these estimated amounts may have a material impact on our financial position, results of operations or cash flows.

For example, in a claim settled in 2003 against us and a non-operating wholly-owned subsidiary of ours which commenced during the 1990’s, we had been carrying a reserve of $1.0 million due to the uncertainty regarding our insurance coverage as it related to the claim. During July 2003, a court granted summary judgment to us and our subsidiary holding that the insurance carrier owed a duty to defend and indemnify both us and our subsidiary in this matter. Based on the court’s decision, we reversed the entire $1.0 million reserve into income during 2003.

Deferred income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in earnings in the period that includes the enactment date. Additionally, taxing jurisdictions could retroactively disagree with our tax treatment of certain items, and some historical transactions have income tax effects going forward. Accounting rules require these future effects to be evaluated using current laws, rules and regulations, each of which can change at any time and in an unpredictable manner.

We reduced our deferred tax assets to an amount that we believe is more likely than not to be realized. In so doing, we estimate future taxable income in determining if any valuation allowance is necessary. While we believe it is more likely than not that we will be able to realize our amount of estimated deferred tax assets, it is possible that the facts and circumstances on which our estimate and judgment are based could change, which could result in additional income tax expense in the future to recognize or increase the associated valuation allowances.

Benefit plan assumptions.  On a consolidated basis, we have three defined benefit plans, under which participants earn a retirement benefit based upon a formula set forth in each plan. We record income or expense related to these plans using actuarially determined amounts that are calculated under the provisions of SFAS No. 87, “Employers’ Accounting for Pensions.” Key assumptions used in the actuarial valuations include the discount rate and the anticipated rate of return on plan assets. These rates are based on market interest rates, and therefore fluctuations in market interest rates could impact the amount of pension income or expense recorded for these plans. Despite our belief that its estimates are reasonable for these key actuarial assumptions, future actual results will likely differ from our estimates, and these differences could materially affect our future financial statements either unfavorably or favorably.

The discount rate enables a company to state expected future cash flows at a present value on the measurement date. We and Omega have little latitude in selecting this rate; it is based on the yield on high-quality fixed income investments at the measurement date. A lower discount rate increases the present value of benefit obligations and increases pension expense. On a consolidated basis, a 50 basis point reduction in the discount rate would increase pension expense by $64,000 in 2006.

To determine the expected long-term rate of return on pension plan assets, we and Omega consider a variety of factors including historical returns and asset class return expectations based on each of our plan’s current asset allocation. On a consolidated basis, a 50 basis point reduction in the expected return on assets would increase pension expense by $142,000 in 2006.

Omega’s hurricane losses.  On August 29, 2005, Omega’s Moss Point, Mississippi fish processing facility and adjacent shipyard were severely damaged by Hurricane Katrina. On September 25, 2005, Omega’s Cameron, Louisiana and Abbeville, Louisiana fish processing facilities were also severely damaged by Hurricane Rita. Each of these facilities was non-operational immediately after these weather events. Operations at the Moss Point fish processing facility, the Abbeville fish processing facility and the shipyard were re-established in mid-October, 2005, but at reduced processing capabilities. Omega is currently rebuilding its Cameron, Louisiana facility and expects it to be fully operational by mid 2006.

The direct impact of the two hurricanes upon Omega was a loss of physical inventories and physical damage to the plants. The interruption of processing capabilities caused Omega to address the impact of abnormal downtime of its processing facilities, which resulted in the immediate recognition of costs which would ordinarily have been captured as inventory costs. The amounts of these losses are more fully described in Notes 4, 5, 6 and 11 to the Consolidated Financial Statements included in the Company’s 2005 10-K.

Omega maintains insurance coverage for a variety of these damages, most notably property, inventory and vessel insurance. The nature and extent of the insurance coverage varies by line of policy and Omega has recorded insurance recoveries as accounts receivable based on estimates. Omega anticipates that further recoveries could be available, but such additional recoveries will require further analysis and discussions with Omega’s insurance carriers and adjusters. Such recoveries, if any, would be recognized in future periods once they are deemed probable. Omega does not maintain business interruption insurance in any material amounts.

Omega’s impairment of long-lived assets.  Omega evaluates at each balance sheet date the continued appropriateness of the carrying value of its long-lived assets including its long-term receivables and property, plant and equipment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposals of Long-Lived Assets.” Omega reviews long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount of any such assets or grouping of assets may not be recoverable. Omega’s management has grouped certain assets together (primarily marine vessels) for impairment testing on a fleet basis. If indicators of impairment are present, management would evaluate the undiscounted cash flows estimated to be generated by those assets or grouping of assets compared to the carrying amount of those items. The net carrying value of assets or grouping of assets not recoverable is reduced to fair value. Omega considers continued operating losses, or significant and long-term changes in business conditions, to be its primary indicators of potential impairment.

Omega’s revenue recognition.  Omega derives revenue principally from the sales of a variety of protein and oil products derived from menhaden. Omega recognizes revenue for the sale of its products when title and rewards of ownership to its products are transferred to the customer.

Omega’s accounting for property, equipment and depreciation.  Omega records property and equipment additions at cost. Depreciation of property and equipment is computed by the straight-line method at rates expected to amortize the cost of property and equipment, net of salvage value, over their estimated useful lives. Estimated useful lives, determined at the date of acquisition, of new assets acquired are based primarily on the review of existing property and equipment. Estimated useful lives are as follows:

Useful Lives
(Years)

Fishing vessels and fish processing plants	15-20
Machinery, equipment, furniture and fixtures and other	3-10

Replacements and major improvements are capitalized; maintenance and repairs are charged to expense as incurred. Upon sale or retirement, the costs and related accumulated depreciation are eliminated from the accounts. Any resulting gains or losses are included in the statement of operations. Omega capitalizes interest as part of the acquisition cost of a qualifying asset. Interest is capitalized only during the period of time required to complete and prepare the asset for its intended use.

Omega’s inventory costing.  Omega’s inventory is stated at the lower of cost or market. Omega’s fishing season runs from mid-April to the first of November in the Gulf of Mexico and from the beginning of May into December in the Atlantic. Government regulations generally preclude Omega from fishing during the off-seasons.

Omega’s inventory cost system considers all costs associated with an annual fish catch and its processing, both variable and fixed, including both costs incurred during the off-season and during the fishing season. Omega’s costing system allocates cost to inventory quantities on a per unit basis as calculated by a formula that considers total estimated inventoriable costs for a fishing season (including off-season costs) to total estimated fish catch and the relative fair market value of the individual products produced. Omega adjusts the cost of sales, off-season costs and inventory balances at the end of each quarter based on revised estimates of total inventoriable costs and fish catch. Omega’s lower-of-cost-or-market-value analyses at year-end and at interim periods compares total estimated per unit production cost of Omega’s expected production to the projected per unit market prices of the products. The impairment analyses involve estimates of, among other things, future fish catches and related costs, and expected commodity prices for the fish products. These estimates, which management believes are reasonable and supportable, involve estimates of future activities and events which are inherently imprecise and from which actual results may differ materially. Revisions in such estimates or actual results could materially impact Omega’s results of operation and financial position.

Any costs incurred during abnormal downtime related to activity at Omega’s plants are charged to expense as incurred.

Omega’s deferral of off-season costs.  During the off-seasons, in connection with the upcoming fishing seasons, Omega incurs costs (i.e., plant and vessel related labor, utilities, rent, repairs and depreciation) that are directly related to Omega’s infrastructure. These costs accumulate in inventory and are applied as elements of the cost of production of Omega’s products throughout the fishing season ratably based on Omega’s monthly fish catch and the expected total fish catch for the season.

Omega’s accounting for self-insurance retentions.  Omega carries insurance for certain losses relating to its vessels and Jones Act liabilities for employees aboard its vessels. Omega provides reserves for those portions of the Annual Aggregate Deductible for which Omega remains responsible by using an estimation process that considers company-specific and industry data as well as management’s experience, assumptions and consultation with counsel, as these reserves include estimated settlement costs. Management’s current estimated range of liabilities related to such cases is based on claims for which management can estimate the amount and range of loss. For those claims where there may be a range of loss, Omega has recorded an estimated liability inside that range, based on management’s experience, assumptions and consultation with counsel. The process of estimating and establishing reserves for these claims is inherently uncertain and the actual ultimate net cost of a claim may vary materially from the estimated amount reserved. There is some degree of inherent variability in assessing the ultimate amount of losses associated with these claims due to the extended period of time that transpires between when the claim might occur and the full settlement of such claims. This variability is generally greater for Jones Act claims by vessel employees. Omega continually evaluates loss estimates associated with claims and losses as additional information becomes available and revises its estimates. Although management believes estimated reserves related to these claims are adequately recorded, it is possible that actual results could significantly differ from the recorded reserves, which could materially impact Omega’s results of operations, financial position and cash flow.

With respect to health insurance, Omega is primarily self-insured. Omega purchases individual stop loss coverage with a large deductible. As a result, Omega is primarily self-insured for claims and associated costs up to the amount of the deductible, with claims in excess of the deductible amount being covered by insurance. Expected claims estimates are based on health care trend rates and historical claims data; actual claims may differ from those estimates. Omega continually evaluates its claims experience related to this coverage with information obtained from its risk management consultants.

Assumptions used in preparing these insurance estimates are based on factors such as claims settlement patterns, claim development trends, claim frequency and severity patterns, inflationary trends and data reasonableness. Together these factors will generally affect the analysis and determination of the “best estimate” of the projected ultimate claim losses. The results of these evaluations are used to both analyze and adjust Omega’s insurance loss reserves.

We continually update and assess the facts and circumstances regarding these critical accounting matters and other significant accounting matters affecting estimates in our financial statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Equity Price Risk.  As we consider our holdings of Omega and Zap.Com common stock to be a potential source of secondary liquidity, we are subject to equity price risk to the extent of fluctuations in the market prices and trading volumes of these securities. Fluctuation in the market price of a security may result from perceived changes in the underlying economic characteristics of the investee, the relative price of alternative investments and general market conditions. Furthermore, amounts realized in the sale of a particular security may be affected by the relative quantity of the security being sold.

Interest Rate Risk.  Zapata Corporate and Zap.Com hold investment grade securities which may include a mix of U.S. Government or Government agency obligations, certificates of deposit, money market deposits and commercial paper rated A-1 or P-1. In addition, Omega holds certificates of deposit and commercial quality grade investments rated A-2 P-2 or better with companies and financial institutions. As the majority of the Company’s consolidated investment grade securities constitute short-term U.S. Government agency securities, we do not believe that the value of these instruments have a material exposure to interest rate risk. However, changes in interest rates do affect the investment income we earn on our cash equivalents and marketable securities and, therefore, impacts our cash flows and results of operations. Accordingly, there is inherent roll-over risk for our investment grade securities as they mature and are renewed at current market rates. Using our consolidated investment grade security balance of $88.3 million at June 30, 2006 as a hypothetical constant cash balance, an adverse change of 1% in interest rates would decrease interest income by approximately $884,000 or $442,000 during a twelve-month or six-month period, respectively. Using our anticipated consolidated investment grade security balance of approximately $123 million after the sale of 9,268,292 shares of Omega common stock as a hypothetical constant cash balance, an adverse change of 1% in interest rates would decrease interest income by approximately $1.2 million or $615,000 during a twelve-month and six-month period, respectively.

Market Risk.  Omega is exposed to minimal market risk associated with interest rate movements on its borrowings. A one percent increase or decrease in the levels of interest rates on such borrowings would not result in a material change to our results of operations.

Currency Exchange Rates and Forward Contracts.  Although Omega sells products in foreign countries, all of Omega’s revenues are billed and paid for in US dollars. As a result, Omega’s management does not believe that it is exposed to any significant foreign country currency exchange risk, and Omega does not utilize market risk sensitive instruments to manage its exposure to this risk.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Neither we nor our subsidiaries have had changes in or disagreements with its Independent Accountants on accounting and financial disclosure.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates the number of shares of our common stock owned beneficially as of September 15, 2006 by:

•	each person known to us to beneficially own more than 5% of the outstanding shares of our common stock,

•	each director,

•	our executive officers, and

•	all directors and executive officers as a group.

Except to the extent indicated in the footnotes to the following table, each of the persons or entities listed therein has sole voting and investment power with respect to the shares which are reported as beneficially owned by such person or entity. We do not know of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of us.

The following calculations are based upon the shares of our common stock issued and outstanding on September 15, 2006 plus the number of such shares of common stock outstanding pursuant to SEC Rule 13d-3(d))1. Shares of our common stock subject to options exercisable within 60 days of September 15, 2006 are deemed outstanding for purposes of computing the percentage of the person holding such option but are not deemed outstanding for computing the percentage of any other person.

Zapata Corporation

Name and Address	Amount and Nature of	Percent
of Beneficial Owner	Beneficial Ownership(1)	of Class(1)

Malcolm I. Glazer(2)(3)	10,073,112	51.8%
Linda Glazer(2)	10,079,512	51.8%
Royce & Associates, LLC(4)	1,988,800	10.39%
Donald Smith & Co., Inc.(5)	1,404,480	7.34%
Wellington Management Company, LLP(6)	1,320,000	6.9%
Leonard DiSalvo(3)	218,666	1.1%
Avram A. Glazer(3)	137,272	*
Robert V. Leffler, Jr.(3)	8,000	*
Warren H. Gfeller(3)	24,000	*
Bryan G. Glazer(3)	127,672	*
Edward S. Glazer(3)	109,336	*
Darcie S. Glazer(3)	8,000	*
John R. Halldow(3)	8,000	*
All directors and executive officers of Zapata as a group (8 persons)	652,618	3.3%

*	Represents beneficial ownership of less than 1.0%.

(1)	The calculations for these columns are based upon the number of shares of common stock issued and outstanding on September 15, 2006, plus the number of shares of common stock deemed outstanding pursuant to SEC Rule 13d-3(d)(1). Shares of Zapata common stock subject to options exercisable within 60 days of September 15, 2006 are deemed outstanding for purposes of computing the percentage of the person holding such option but are not deemed outstanding for computing the percentage of any other person.

(2)	Based solely on a Schedule 13D, dated September 18, 2006, The Malcolm I. Glazer Family Limited Partnership, 270 Commerce Drive, Rochester, New York 14623, is the beneficial and record holder of 9,813,112 shares with sole voting power over all such shares. On September 8, 2006, Malcolm Glazer’s wife, Linda Glazer, replaced him as President and sole director of the sole general partner of the Glazer Partnership. No funds or other consideration were paid in connection with this transaction. The Malcolm Glazer Revocable Trust U/A/D dated February 24, 1997, as amended, is the owner of 100% of the common stock of the corporate general partner. The Trust is the sole limited partner of the Glazer Partnership. Linda Glazer, Avram Glazer, Joel Glazer, Bryan Glazer, Kevin Glazer, Edward Glazer and Darcie Glazer (Mr. Glazer’s wife and children) are co-trustees of the Trust. Malcolm Glazer is the sole beneficiary of the Trust. Presently reported ownership of Linda Glazer includes 6,400 shares held by her directly and 260,000 shares issuable under options exercisable within 60 days of September 15, 2006 by Malcolm Glazer. Linda Glazer disclaims beneficial ownership of all shares reported except the 6,400 shares held by her individually. The address of Malcolm Glazer, Linda Glazer and the Malcolm Glazer Revocable Trust is 777 South Flagler Drive Suite 800, East Building, West Palm Beach, Florida 33401. The address of Malcolm I. Glazer G.P., Inc., is 2215-B Renaissance Drive, Las Vegas, Nevada 89119.

(3)	Presently reported ownership includes 260,000, 218,666, 107,672, 8,000, 24,000, 115,672, 109,336, 8,000 and 8,000 shares issuable under options exercisable within 60 days of September 15, 2006 held by Messrs. M. Glazer, DiSalvo, A. Glazer, Leffler, Gfeller, B. Glazer, E. Glazer, Ms. D. Glazer, and J. Halldow, respectively.

(4)	Based solely on a Schedule 13G, dated February 1, 2006, Royce & Associates (“Royce”), LLC, 1414 Avenue of the Americas, New York, New York 10019, is the beneficial holder of 1,988,800 shares with sole voting power over all 1,988,800 shares. Royce is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Royce possesses voting power over the shares owned.

(5)	Based solely on a Schedule 13G, dated February 14, 2006, Donald Smith & Co., (“Donald Smith”) Inc., 152 West 57th Street, New York, New York 10019, is the beneficial owner of 1,404,480 shares with sole voting power of 1,180,480 shares. Donald Smith is an investment advisor registered in accordance with Section 240.13-d-1(b)(1)(ii)(E).

(6)	Based solely on a Schedule 13G, dated February 14, 2006, Wellington Management Company (“WMC”), LLP, 75 State St., Boston, Massachusetts 02109, is the beneficial owner of 1,320,000 shares with shared voting power of 376,000 shares. WMC is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and acts as parent company or control person in accordance with Rule 13d-b1(b)(1)(ii)(G).

The following table indicates the number of shares of common stock of Zapata’s subsidiaries owned beneficially as of September 15, 2006 by each named officer and all directors and executive officers as a group. Except to the extent indicated in the footnotes to the following table, each of the persons or entities listed therein has sole voting and investment power with respect to the shares which are reported as beneficially owned by such person or entity.

Omega Corporation

Name and Address	Amount and Nature of	Percent
of Beneficial Owner	Beneficial Ownership	of Class

Avram Glazer(1)	568,200	2.2	%(2)
Leonard DiSalvo	—	—
All directors and executive officers of Zapata as a group	568,200	2.2%

(1)	Includes 568,200 shares issuable under options exercisable within 60 days of December 31, 2005.

(2)	The calculations for these columns are based upon the number of shares of Common Stock issued and outstanding on December 31, 2005, plus the number of shares of Common Stock deemed outstanding pursuant to SEC Rule 13d-3(d)(1). Shares of Company Common Stock subject to options exercisable within 60 days of December 31, 2005 are deemed outstanding for purposes of computing the percentage of the person holding such option but are not deemed outstanding for computing the percentage of any other person. As of December 31, 2005, Omega had outstanding 25,447,409 shares of common stock.

Zap.Com Corporation

Name and Address	Amount and Nature of	Percent
of Beneficial Owner	Beneficial Ownership	of Class

Avram Glazer(1)	171,666	*
Leonard DiSalvo(1)	33,333	*
All directors and executive officers of Zapata as a group	204,999	*

*	Represents beneficial ownership of less than 1.0%.

(1)	Includes 121,666 and 33,333 shares, respectively, issuable under options exercisable within 60 days of September 15, 2006 for Messrs. A. Glazer and DiSalvo, respectively.

On September 8, 2006, Malcolm Glazer’s wife, Linda Glazer, replaced him as President and sole director of the Glazer Partnership’s corporate general partner, Malcolm I. Glazer G.P., Inc. By virtue of her position as President and sole director of the Glazer Partnership’s corporate general partner, Mrs. Glazer may be deemed to control the Zapata common stock held by the Glazer Partnership. No funds or other consideration were paid in connection with this transaction. The Malcolm Glazer Revocable Trust U/A/D dated February 24, 1997, as amended, is the owner of 100% of the common stock of the corporate general partner. The Trust is the sole limited partner of the Glazer Partnership.

Linda Glazer, Avram Glazer, Joel Glazer, Bryan Glazer, Kevin Glazer, Edward Glazer and Darcie Glazer, serve as co-trustees of the Trust. Malcolm Glazer remains the sole beneficiary of the Trust. A majority of the co-trustees is required to authorize action on behalf of the Trust.

OTHER MATTERS

Miscellaneous

The cost of delivering this Information Statement to our stockholders will be paid by Zapata. Such costs consist of the printing, the handling and the mailing of this Information Statement and related materials, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding this Information Statement to the beneficial owners of our stock.

Where You Can Find More Information

We file annual, quarterly and other reports, proxy and information statements, and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s public reference room located at 100 F Street, NE, Room 1580, Washington, D.C. 20549, or at one of the SEC’s other public reference rooms. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The SEC filings are also available to the public from commercial document retrieval services, and at the world wide web site maintained by the SEC at www.sec.gov.

Householding

The SEC allows us to deliver a single Information Statement to an address shared by two or more stockholders. This delivery method, referred to as “householding” can result in significant cost savings for us. In order to take advantage of this opportunity, we and banks and brokerage firms that hold your shares have delivered only one Information Statement to multiple stockholders who share an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of the Information Statement at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Information Statement, now or in the future, may obtain one, without charge, by addressing a request to the Investor Relations, Zapata Corporation, 100 Meridian Centre, Suite 350, Rochester, New York 14618, (585) 242-2000. Stockholders sharing an address who are receiving multiple copies of these materials and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the Information Statement in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

By Order of the Board of Directors

/s/  AVRAM A. GLAZER
Avram A. Glazer, Chairman of the Board, President
and Chief Executive Officer

Financial Statements and Supplementary Data

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
of Zapata Corporation:

We have completed integrated audits of Zapata Corporation’s 2005 and 2004 consolidated financial statements and of its internal control over financial reporting as of December 31, 2005, and an audit of its 2003 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Zapata Corporation and its subsidiaries at December 31, 2005 and December 31, 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Internal control over financial reporting

Also, we have audited management’s assessment, included in Management’s Report on Internal Control Over Financial Reporting appearing herein, that Zapata Corporation did not maintain effective internal control over financial reporting as of December 31, 2005, because of the effect of the Company not maintaining effective controls over accounting for income taxes, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The following material weakness has been identified and included in management’s assessment:

As of December 31, 2005, the Company did not maintain effective controls over the application and monitoring of its accounting for income taxes. Specifically, the Company did not have controls designed and in place to ensure the accuracy and completeness of financial information provided to the Company by third party tax advisors used in accounting for income taxes and the determination of current income taxes payable, deferred income tax assets and liabilities and the related income tax provision (benefit) and the review and evaluation of the application of generally accepted accounting principles relating to accounting for income taxes. This control deficiency resulted in the restatement of the Company’s consolidated financial statements for the quarter ended September 30, 2005. Additionally, this control deficiency could result in a material misstatement of the aforementioned accounts that would result in a material misstatement to annual or interim financial statements that would not be prevented or detected. Accordingly, management has determined that this control deficiency constitutes a material weakness.

This material weakness was considered in determining the nature, timing, and extent of audit tests applied in our audit of the 2005 consolidated financial statements, and our opinion regarding the effectiveness of the Company’s internal control over financial reporting does not affect our opinion on those consolidated financial statements.

In our opinion, management’s assessment that Zapata Corporation did not maintain effective internal control over financial reporting as of December 31, 2005, is fairly stated, in all material respects, based on criteria established in Internal Control — Integrated Framework issued by the COSO. Also, in our opinion, because of the effect of the material weakness described above on the achievement of the objectives of the control criteria, Zapata Corporation has not maintained effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control — Integrated Framework issued by the COSO.

PricewaterhouseCoopers LLP

Rochester, New York
April 5, 2006

Management’s Report on Internal Control Over Financial Reporting

The management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934. The Company’s internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States of America. The Company’s internal control over financial reporting includes those policies and procedures that: (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework. Based on our assessment using those criteria, management has concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2005 as a result of material weakness described below.

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

As of December 31, 2005, the Company did not maintain effective controls over the application and monitoring of its accounting for income taxes. Specifically, we did not have controls designed and in place to ensure the accuracy and completeness of financial information provided to the Company by third party tax advisors used in accounting for income taxes and the determination of current income taxes payable, deferred income tax assets and liabilities and the related income tax provision (benefit) and the review and evaluation of the application of generally accepted accounting principles relating to accounting for income taxes. This control deficiency resulted in the restatement of the Company’s consolidated financial statements for quarter ended September 30, 2005. Additionally, this control deficiency could result in a material misstatement of the aforementioned accounts that would result in a material misstatement to annual or interim financial statements that would not be prevented or detected. Accordingly, management has determined that this control deficiency constitutes a material weakness.

Management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report which appears herein.

Remediation Plans for Material Weakness in Internal Control over Financial Reporting

The Company is implementing enhancements to its internal control over financial reporting to provide reasonable assurance that errors and control deficiencies in its accounting for income taxes will not recur. These enhancements are expected to include improving our knowledge of accounting for income taxes which should enhance our ability to review and evaluate the tax financial information prepared by our outside tax advisors which supports the Company’s quarterly tax provision. Additionally, the Company will engage our outside tax advisors in a more robust quarterly discussion which should improve the review and oversight process relating to the internal controls over the Company’s accounting for income taxes.

These enhancements will occur on an ongoing basis beginning with the first quarter of 2006.

ZAPATA CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2005	2004
	(In thousands, except share
	and per share amounts)

ASSETS
Current assets:
Cash and cash equivalents	$103,373	$63,249
Accounts receivable, net	24,170	14,505
Inventories, net	46,860	40,442
Prepaid expenses and other current assets	2,314	2,373
Assets related to discontinued operations	—	78,440

Total current assets	176,717	199,009

Other assets, net	23,652	19,648
Property, plant and equipment, net	93,985	97,820
Non-current assets related to discontinued operations	—	46,012

Total assets	$294,354	$362,489

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$2,443	$1,661
Accounts payable	3,989	2,567
Accrued and other current liabilities	15,850	13,977
Liabilities related to discontinued operations	—	38,994

Total current liabilities	22,282	57,199

Long-term debt	27,658	15,943
Pension liabilities	11,810	9,677
Other liabilities and deferred taxes	983	3,720
Non-current liabilities related to discontinued operations	—	10,126

Total liabilities	62,733	96,665

Commitments and contingencies
Minority interest	59,937	79,510
Stockholders’ equity:
Preferred stock, $.01 par 1,600,000 shares authorized; none issued or outstanding;	—	—
Preference stock, $.01 par; 14,400,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par, 132,000,000 shares authorized; 24,581,636 and 24,564,600 shares issued; and 19,149,556 and 19,132,520 shares outstanding, respectively	246	31
Capital in excess of par value	162,730	160,671
Retained earnings	45,127	54,841
Treasury stock, at cost, 5,432,080 shares	(31,668)	(31,668)
Accumulated other comprehensive (loss) income	(4,751)	2,439

Total stockholders’ equity	171,684	186,314

Total liabilities and stockholders’ equity	$294,354	$362,489

The accompanying notes are an integral part of the consolidated financial statements.

ZAPATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	December 31,	December 31,	December 31,
	2005	2004	2003
	(In thousands, except per share amounts)

Revenues	$109,896	$119,645	$117,926
Cost of revenues	91,985	104,237	99,028

Gross profit	17,911	15,408	18,898
Operating expense:
Selling, general and administrative	18,572	14,496	13,068
Loss resulting from natural disaster, net	15,743	—	—

Total operating expenses	34,315	14,496	13,068

Operating (loss) income	(16,404)	912	5,830
Other income (expense):
Interest income	1,911	992	1,214
Interest expense	(1,255)	(965)	(1,134)
Other, net	199	(221)	(234)

	855	(194)	(154)
(Loss) income before income taxes and minority interest	(15,549)	718	5,676
Benefit (provision) for income taxes	6,748	(955)	(3,017)
Minority interest in net loss (income) of consolidated subsidiaries	3,027	(1,283)	(2,305)

Net (loss) income from continuing operations	(5,774)	(1,520)	354

Discontinued operations:
(Loss) income before taxes and minority interest (including loss on disposal)	(1,881)	15,217	1,796
Provision for income taxes	(123)	(7,886)	(716)
Minority interest	(1,398)	(2,078)	(542)

Net (loss) income from discontinued operations	(3,402)	5,253	538
Net (loss) income to common stockholders	$(9,176)	$3,733	$892

Net (loss) income per common share — basic and diluted
(Loss) income from continuing operations	$(0.30)	$(0.07)	$0.02
Discontinued operations, net of income taxes and minority interest	(0.18)	0.27	0.03

(Loss) income per common share — basic and diluted	$(0.48)	$0.20	$0.05

Weighted average common shares outstanding:
Basic	19,136	19,131	19,128

Diluted	19,136	19,131	19,244

The accompanying notes are an integral part of the consolidated financial statements.

ZAPATA CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2005	2004	2003
	(In thousands)

Cash flows from operating activities:
Net (loss) income	$(9,176)	$3,733	$892
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,339	11,112	12,975
Involuntary conversion from natural disaster	8,324	—	—
Loss on sale of Safety Components International, Inc.	9,857	—	—
Loss on disposal of assets	149	187	(115)
Provisions for losses on receivables	30	11	191
Stock option modification expense	353	—	—
Minority interest in net (loss) income of consolidated subsidiaries	(3,027)	1,283	2,305
Deferred income taxes	(7,504)	897	6,853
Changes in assets and liabilities:
Accounts receivable	(11,695)	7,465	(8,983)
Inventories	(6,418)	(37)	1,534
Prepaid expenses and other current assets	394	133	(771)
Other assets	(213)	554	900
Accounts payable	1,422	(952)	798
Pension liabilities	770	662	(1,431)
Accrued liabilities and other current liabilities	901	(2,219)	(8,142)
Other liabilities	(90)	(7)	(227)
Discontinued operations	4,663	8,117	7,385

Total adjustments	11,255	27,206	13,272

Net cash provided by operating activities	2,079	30,939	14,164
Cash flows from investing activities:
Proceeds from sale of Safety Components International, Inc.	51,197	—	—
Payment for purchase of Safety Components International, Inc., net of cash acquired	—	—	(47,807)
Proceeds from disposition of assets	364	74	162
Proceeds from insurance company — hurricane	2,000	—	—
Purchase of short-term investments	—	—	(29,351)
Proceeds from maturities of short-term investments	—	29,351	35,832
Proceeds from maturities of long-term investments	—	—	3,994
Capital expenditures	(17,590)	(22,907)	(14,965)
Discontinued operations	(6,406)	(6,547)	5,311

Net cash provided by (used in) investing activities	29,565	(29)	(46,824)
Cash flows from financing activities:
Principal payments of long-term debt	(1,503)	(1,567)	(1,690)
Proceeds from borrowings	14,000	—	5,352
Proceeds from stock option exercises	515	1,176	1,184
Discontinued operations	(2,441)	(8,780)	(9,412)

Net cash provided by (used in) financing activities	10,571	(9,171)	(4,566)
Effect of exchange rate changes on cash and cash equivalents	(68)	1,760	517
Net increase (decrease) in cash and cash equivalents	42,147	23,499	(36,709)
(Decrease) increase in cash from discontinued operations	(2,023)	192	(4,376)
Cash and cash equivalents at beginning of period	63,249	39,558	80,643

Cash and cash equivalents at end of period	$103,373	$63,249	$39,558

Cash paid during the year for:
Interest	$1,484	$1,783	$1,448

Income taxes	$4,112	$2,908	$528

Supplemental disclosure of non-cash investing and financing activities:
Fair value of assets acquired	$—	$—	$101,530
Cash paid for the common stock	—	—	(47,807)

Liabilities assumed	$—	$—	$53,723
Equipment acquired under capital lease obligations	$—	$553	$—

The accompanying notes are an integral part of the consolidated financial statements.

ZAPATA CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

							Accumulated
				Capital in			Other	Total
	Comprehensive	Common Stock		Excess of	Retained	Treasury	Comprehensive	Stockholders’
	Income (Loss)	Shares	Amount	Par Value	Earnings	Stock	(Loss) Income	Equity
	(In thousands)

Balance at December 31, 2002		3,070	$31	$162,037	$50,216	$(31,668)	$(5,354)	$175,262
Net income	892	—	—	—	892	—	—	892
Minimum pension liability adjustment, net of tax effects and minority interest	1,701	—	—	—	—	—	1,701	1,701
Effect of subsidiary equity transactions	—	—	—	1,443	—	—	—	1,443
Stock option exercise, net of tax effects	—	—	—	10	—	—	—	10
Effect of subsidiary currency translation adjustment, net of tax effects and minority interest	3,249	—	—	—	—	—	3,249	3,249
Effect of subsidiary loss on derivatives, net of tax effects and minority interest	(6)	—	—	—	—	—	(6)	(6)
Reclassification adjustment for gain on securities realized in net income, net of tax effects	(14)	—	—	—	—	—	(14)	(14)

Total comprehensive income	$5,822

Balance at December 31, 2003		3,070	$31	$163,490	$51,108	$(31,668)	$(424)	$182,537

Net income	3,733	—	—	—	3,733	—	—	3,733
Minimum pension liability adjustment, net of tax effects and minority interest	(523)	—	—	—	—	—	(523)	(523)
Effect of subsidiary equity transactions	—	—	—	(2,832)	—	—	—	(2,832)
Stock option exercise, net of tax effects	—	1	—	13	—	—	—	13
Effect of subsidiary currency translation adjustment, net of tax effects and minority interest	3,270	—	—	—	—	—	3,270	3,270
Effect of subsidiary loss on derivatives, net of tax effects and minority interest	116	—	—	—	—	—	116	116

Total comprehensive income	$6,596

Balance at December 31, 2004		3,071	$31	$160,671	$54,841	$(31,668)	$2,439	$186,314

Net loss	(9,176)	—	—	—	(9,176)	—	—	(9,176)
Minimum pension liability adjustment, net of tax effects and minority interest	(542)	—	—	—	—	—	(542)	(542)
Effect of stock split			215	(215)				—
Effect of subsidiary equity transactions	—	—	—	(323)	—	—	—	(323)
Stock option exercise, net of tax effects	—	17	—	90	—	—	—	90
Stock option modification	—	—	—	353	—	—	—	353
Effect of subsidiary currency translation adjustment, net of tax effects and minority interest	7	—	—	—	—	—	7	7
Effects of discontinued operations	—	—	—	2,154	(538)	—	(6,655)	(5,039)

Total comprehensive loss	$(9,711)

Balance at December 31, 2005		3,088	$246	$162,730	$45,127	$(31,668)	$(4,751)	$171,684

The accompanying notes are an integral part of the consolidated financial statements

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.	Business and Organization

Zapata Corporation (“Zapata” or “the Company”) is a holding company which currently has one operating company, Omega Protein Corporation (“Omega Protein” or “Omega”), in which the Company had a 58% ownership interest in at December 31, 2005. In addition, Zapata owns 98% of Zap.Com Corporation (“Zap.Com”), which is a public shell company. On December 2, 2005, Zapata completed the sale of its 77% ownership interest in Safety Components International, Inc. (“Safety Components” or “Safety”).

Omega Protein produces and markets a variety of products produced from menhaden (a herring-like species of fish found in commercial quantities in the U.S. coastal waters of the Atlantic Ocean and Gulf of Mexico), including regular grade and value-added specialty fish meals, crude and refined fish oils and fish solubles. Omega’s fish meal products are primarily used as a protein ingredient in animal feed for swine, cattle, aquaculture and household pets. Fish oil is utilized for animal and aquaculture feeds, industrial applications, additives to human food products and as a dietary supplement. Omega’s fish solubles are sold primarily to livestock feed manufacturers, aquaculture feed manufacturers and for use as an organic fertilizer. Omega Protein trades on the New York Stock Exchange under the symbol “OME.”

Zap.Com is a public shell company which does not have any existing business operations. From time to time, Zap.Com considers acquisitions that would result in it becoming an operating company. Zap.Com may also consider developing a new business suitable for its situation. Zap.Com trades on the over-the-counter electronic bulletin board under the symbol “ZPCM.”

As used throughout this report, “Zapata Corporate” is defined as Zapata Corporation exclusive of its majority owned subsidiaries, Omega Protein and Zap.Com, and its former majority owned subsidiary, Safety Components.

Note 2.	Significant Accounting Policies

Consolidation

The consolidated financial statements include Zapata and its wholly and majority-owned domestic and foreign subsidiaries (collectively, “Zapata” or the “Company”). Consolidated financial statements are financial statements of a parent company and its subsidiaries presented as if the entities were a single economic unit. Although the assets, liabilities, revenues, and expenses of all entities are combined to provide a single set of financial statements, certain eliminations and adjustments are made. These eliminations are necessary to ensure that only arm’s-length transactions between independent parties are reflected in the consolidated statements. In addition, when the parent company consolidates non-wholly owned subsidiaries, minority interest on the consolidated balance sheets and statements of operations represents the minority stockholders’ (those other than the parent company) interest in the net assets and net income of such subsidiaries.

Cash and Cash Equivalents

The Company invests certain of its excess cash in government and corporate debt instruments. All highly liquid investments with original maturities of three months or less are considered to be cash equivalents. The recorded amounts for cash equivalents approximate fair market value due to the short-term nature of these financial instruments.

Inventories

Omega Protein’s inventory is stated at the lower of cost or market. Omega Protein’s fishing season runs from mid-April to the first of November in the Gulf of Mexico and from the beginning of May into December in the Atlantic. Government regulations preclude Omega Protein from fishing during the off-seasons.

Omega Protein’s inventory cost system considers all costs associated with an annual fish catch and its processing, both variable and fixed, including both costs incurred during the off-season and during the fishing

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

season. Omega Protein’s costing system allocates cost to inventory quantities on a per unit basis as calculated by a formula that considers total estimated inventoriable costs for a fishing season (including off-season costs) to total estimated fish catch and the relative fair market value of the individual products produced. Omega Protein adjusts the cost of sales, off-season costs and inventory balances at the end of each quarter based on revised estimates of total inventoriable costs and fish catch. Omega Protein’s lower-of-cost-or-market-value analyses at year-end and at interim periods compares the total estimated per unit production cost of expected production to the projected per unit market prices of the products. The impairment analyses involve estimates of, among other things, future fish catches and related costs, and expected commodity prices for the fish products. These estimates, which management believes are reasonable and supportable, involve estimates of future activities and events which are inherently imprecise and from which actual results may differ materially.

Any costs incurred during abnormal downtime related to activities at Omega’s plants are charged to expense as incurred.

During the off-seasons, in connection with the upcoming fishing seasons, Omega Protein incurs costs (i.e., plant and vessel related labor, utilities, rent, repairs, and depreciation) that are directly related to Omega’s infrastructure. These costs accumulate in inventory and are applied as elements of the cost of production of Omega Protein’s products throughout the fishing season ratably based on Omega’s monthly fish catch and the expected total fish catch for the season.

Hurricane Losses

On August 29, 2005, Omega’s Moss Point, Mississippi fish processing facility and adjacent shipyard were severely damaged by Hurricane Katrina. On September 25, 2005, Omega’s Cameron, Louisiana and Abbeville, Louisiana fish processing facilities were also severely damaged by Hurricane Rita. Each of these facilities was non-operational immediately after these weather events. Operations at the Moss Point fish processing facility, the Abbeville fish processing facility and the shipyard were re-established in mid-October, 2005, but at reduced processing capabilities. Omega expects these facilities to return to full operational status prior to the beginning of the Gulf fishing season in April 2006. Omega is currently rebuilding its Cameron, Louisiana facility and expects it to be fully operational by mid 2006.

The direct impact of the two hurricanes upon Omega was a loss of physical inventories and physical damage to the plants. The interruption of processing capabilities caused Omega to address the impact of abnormal downtime of its processing facilities, which resulted in the immediate recognition of costs which would ordinarily have been captured as inventory costs. The amounts of these losses are more fully described in Notes 4, 5, 6 and 11.

Omega maintains insurance coverage for a variety of these damages, most notably property, inventory and vessel insurance. The nature and extent of the insurance coverage varies by line of policy and Omega has recorded insurance recoveries as accounts receivable based on estimates. Omega anticipates that further recoveries could be available, but such additional recoveries will require further analysis and discussions with Omega’s insurance carriers. Such recoveries, if any, would be recognized in future periods once they are deemed probable. Omega does not maintain business interruption insurance in any material amounts.

Pension Plans

Annual costs of pension plans are determined actuarially based on Statement of Financial Accounting Standards (“SFAS”) No. 87. The Company applies revised SFAS No. 132, “Employers’ Disclosures about Pensions and Other Postretirement Benefits” disclosure requirements for its pensions and other postretirement benefit plans.

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Property, Plant and Equipment

Consolidated property, plant and equipment is recorded at cost and depreciated over the estimated useful lives of the assets using the straight-line method. Estimated useful lives of assets acquired, determined as of the date of acquisition, are as follows:

Buildings	20 — 40 years
Fishing vessels	15 — 20 years
Machinery and equipment	4 — 10 years
Furniture and fixtures	3 — 10 years

Leasehold improvements are depreciated over the lesser of their useful life or the lease term; replacements and major improvements are capitalized; maintenance and repairs are charged to expense as incurred. Upon sale or retirement, the costs and related accumulated depreciation are eliminated from the accounts. Any resulting gains or losses are included in the statement of operations. Under certain conditions, interest may be capitalized as part of the acquisition cost of an asset. Interest is capitalized only during the period of time required to complete and prepare the asset for its intended use. At December 31, 2005 and 2004, property, plant and equipment included approximately $180,000 and $323,000, respectively, of capitalized interest related to Omega Protein.

Accounting for the Impairment of Long-Lived Assets

The Company evaluates at each balance sheet date for continued appropriateness of the carrying value of its long-lived assets including its long-term receivables and property, plant and equipment in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposals of Long-Lived Assets.” The Company reviews long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount of any such assets or grouping of assets may not be recoverable.

Omega has grouped certain assets together (primarily marine vessels) for impairment testing on a fleet basis. If indicators of impairment are present, Omega’s management evaluates the undiscounted cash flows estimated to be generated by those assets or grouping of assets compared to the carrying amount of those items. The net carrying value of assets or grouping of assets not recoverable is reduced to fair value. Omega considers continued operating losses, or significant and long-term changes in business conditions, to be its primary indicators of potential impairment.

Fair Value of Financial Instruments

The consolidated financial statements include financial instruments whereby the fair market value of such instruments may differ from amounts reflected on a historical basis. Financial instruments of the Company may consist of cash deposits, U.S. Government Agency Securities, accounts receivable, advances to affiliates, accounts payable, certain accrued liabilities and long-term debt. See Note 9 for further information regarding the fair value of debt.

Comprehensive Income (Loss)

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive income (loss) and its components within the financial statements. Other comprehensive income (loss) is comprised of charges and credits to stockholders’ equity, other than contributions from or distributions to stockholders, excluded from the determination of net income (loss). The Company’s other comprehensive income (loss) is comprised of changes to minimum pension liabilities, foreign currency translations, gains or losses on derivatives and reclassification adjustments for gains and losses on sales of securities.

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Issuance of Stock by Subsidiaries

Sales of stock by a subsidiary and subsidiary stock option exercises are accounted for in accordance with Staff Accounting Bulletin Topic 5H, “Accounting for Sales of Stock by a Subsidiary.” The Company has adopted the capital transaction method to account for subsidiary stock sales and option exercises. Accordingly, increases and decreases in the Company’s share of its subsidiary’s net equity resulting from subsidiary stock transactions are recorded on the Consolidated Balance Sheets and Consolidated Statements of Stockholders’ Equity as increases or decreases to Capital in Excess of Par Value.

Revenue Recognition

Omega Protein recognizes revenue from product sales when goods have been shipped and the risk of loss has passed.

Advertising Costs

The costs of advertising are expensed as incurred in accordance with Statement of Position 93-7 “Reporting on Advertising Costs” and are included as a component of selling, general and administrative expenses in the accompanying consolidated statements of operations.

Research and Development Expenses

Research and development costs are charged to operations when incurred and are included as a component of selling, general and administrative expenses in the accompanying consolidated statements of operations.

Insurance

Omega Protein carries insurance for certain losses relating to its vessels and Jones Act liabilities for employees aboard its vessel. Omega provides reserves for those portions of the annual aggregate deductible for which Omega remains responsible by using an estimation process that considers Omega Protein-specific and industry data as well as its management’s experience, assumptions and consultation with counsel. Omega Protein management’s current estimated range of liabilities related to such cases is based on claims for which its management can estimate the amount and range of loss. For those claims where there may be a range of loss, Omega has recorded an estimated liability inside that range, based on Omega’s management’s experience, assumptions and consultation with counsel. The process of estimating and establishing reserves for losses adjustment expenses related to these claims is inherently uncertain and the actual ultimate net cost of a claim may vary materially from the estimated amount reserved. There is some degree of inherent variability in assessing the ultimate amount of losses associated with these claims due to the extended period of time that transpires between when the claim might occur and the full settlement of such claims. This variability is generally greater for Jones Act claims by vessel employees. Omega continually evaluates loss estimates associated with claims and losses as additional information becomes available and revises its estimates. Although Omega’s management believes estimated reserves related to these claims are adequately recorded, it is possible that actual results could significantly differ from the recorded reserves, which could materially impact the Company’s results of operations, financial position and cash flow.

With respect to health insurance, Omega is primarily self-insured. Omega purchases individual stop loss coverage with a large deductible. As a result, Omega is primarily self-insured for claims and associated costs up to the amount of the deductible, with claims in excess of the deductible amount being covered by insurance. Expected claims estimates are based on health care trend rates and historical claims data; actual claims may differ from those estimates. Omega continually evaluates its claims experience related to this coverage with information obtained from its risk management consultants.

Assumptions used in preparing these insurance estimates are based on factors such as claims settlement patterns, claim development trends, claim frequency and severity patterns, inflationary trends and data

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

reasonableness. Together these factors will generally affect the analysis and determination of the “best estimate” of the projected ultimate claim losses. The results of these evaluations are used to both analyze and adjust Omega’s insurance loss reserves.

Omega Protein does not carry business interruption insurance in any material amounts due to its high cost and limited availability.

Income Taxes

Zapata and Omega each file a separate consolidated U.S. federal income tax return. Zapata’s consolidated U.S. federal income tax return includes subsidiaries in which Zapata owns in excess of 80% of the voting interests. Accordingly, Zap.Com is included in Zapata’s consolidated U.S. federal income tax return.

The Company utilizes the liability method to account for income taxes. This method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of existing temporary differences between the financial reporting and tax reporting basis of assets and liabilities, and operating loss and tax credit carry-forwards for tax purposes. Valuation allowances are recognized to reduce deferred tax assets to an amount that is more likely than not to be realized.

Environmental Expenditures

Environmental expenditures that result from the remediation of an existing condition caused by past operations that will not contribute to current or future revenues are expensed. Expenditures that extend the life of the related property or prevent future environmental contamination are capitalized. Undiscounted liabilities are recognized for remedial activities when the cleanup is probable and the cost can be reasonably estimated.

Foreign Currency Translation

Omega’s Mexican operations use the local currency as the functional currency. Assets and liabilities of those operations are translated into U.S. dollars using period-end exchange rates; income and expenses are translated using the average exchange rates for the reporting period. Translation adjustments are deferred in accumulated other comprehensive income (loss), a separate component of stockholders’ equity.

Stock-Based Compensation

The Company accounts for stock- based compensation according to Accounting Principles Board Opinion No. 25 and the related interpretations under Financial Accounting Standards Board (“FASB”) Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation.” The Company adopted the required disclosure provisions under SFAS No. 148 and continues to use the intrinsic value method of accounting for stock-based compensation. Had compensation expense for the Company’s stock option grants been determined

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

based on fair value at the grant date using the Black-Scholes option-pricing model, the Company’s net income and earnings per share (basic and diluted) would have been as follows:

	For the Year Ended December 31,
	2005	2004	2003
	(In thousands)

Net (loss) income from continuing operations, as reported	$(5,774)	$(1,520)	$354
Add: Total stock-based employee compensation expense determined under APB No. 25, included in reported net income, net of tax effects:	219	—	—
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of tax effects:
Zapata Corporate	(309)	(125)	(53)
Omega Protein	(733)	(341)	(247)
Zap.Com	(6)	(1)	—

Pro forma expense	(1,048)	(467)	(300)

Pro forma net (loss) income from continuing operations	$(6,603)	$(1,987)	$54
Net (loss) income from discontinued operations, as reported	$(3,402)	$5,253	$538
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of tax effects	—	—	—

Pro forma net (loss) income from discontinued operations	(3,402)	5,253	538

Total pro forma net (loss) income	$(10,005)	$3,266	$592

(Loss) income per common share — basic and diluted — as reported
Loss from continuing operations	$(0.30)	$(0.07)	$0.02
Discontinued operations, net of income taxes and minority interest	(0.18)	0.27	0.03

(Loss) income per common share — basic and diluted — as reported	$(0.48)	$0.20	$0.05

(Loss) income per common share — basic and diluted — pro forma
Loss from continuing operations	$(0.34)	$(0.10)	$0.00
Discontinued operations, net of income taxes and minority interest	(0.18)	0.27	0.03

(Loss) income per common share — basic and diluted — pro forma	$(0.52)	$0.17	$0.03

In May 2005, Omega accelerated the vesting of all unvested, out-of-the-money, explicit service period stock options granted under Omega’s 2000 Long-Term Incentive Plan. The purpose of accelerating vesting was to eliminate future compensation expense that Omega would otherwise recognize in its Statement of Operations with respect to these accelerated stock options upon the adoption by Omega of SFAS No. 123R. A stock option was considered “out-of-the-money” if the stock option exercise price was greater than $6.04 which was the closing price of Omega’s common stock on the date of the acceleration. As a result of this action, stock options to purchase 390,000 shares of Omega’s common stock became immediately exercisable. The vesting created a modification of

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

stock options; however, there was no impact on the fair value of the options. The weighted average exercise price of all the accelerated stock options was $9.98.

Use of Estimates

The preparation of financial statements in conformity with accounting principals generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Due to the inherent uncertainty involved in making estimates, actual results in future periods could differ from these estimates.

Concentrations of Credit Risk

Zapata invests the majority of its excess cash, cash equivalents and other investments in U.S. Government Agency Securities and therefore has significantly reduced its future exposure to market risk.

Omega Protein has cash deposits concentrated primarily in one major bank. Also, Omega has Certificates of Deposit and commercial quality grade investments rated A-2 P-2 or better short-term investments with companies and financial institutions. As a result of the forgoing, Omega believes that credit risk in such investments is minimal.

Omega’s customer base generally remains consistent from year to year. Omega performs ongoing credit evaluations of its customers and generally does not require material collateral. Omega maintains reserves for potential credit losses and such losses have historically been within its management’s expectations.

Reclassification

Certain reclassifications of prior year information have been made to conform to the current presentation.

Note 3.	Discontinued Operations

Safety Components is an independent supplier of automotive airbag fabric and cushions and technical fabrics with operations in North America and Europe. Zapata originally purchased 2,663,905 shares of Safety Components common stock for $30.9 million on September 23, 2003, and purchased an additional 1,498,489 shares on October 7, 2003 for $16.9 million, bringing the Company’s ownership percentage to approximately 84% at that time. The Company accounted for these transactions under the purchase method and began consolidating amounts related to Safety’s assets and liabilities as of September 30, 2003 and amounts related to Safety’s results of operations in the fourth quarter of 2003.

On September 21, 2005, Zapata’s Board of Directors approved a plan to pursue a sale of all of the Company’s 4,162,394 shares of Safety common stock. Based on this approval, the Company determined that this subsidiary substantially met the criteria to report the pending sale as “Assets Held for Sale” and the subsidiary as “Discontinued Operations” in accordance with accounting rules. As used throughout this document, all amounts and disclosures related to Safety pertain to “Discontinued Operations.” In accordance with SFAS No. 144, depreciation and amortization expense were suspended on assets held for sale effective with the September 21, 2005 Board approval of the disposal plan.

On December 2, 2005, Zapata closed on the sale of all of its 4,162,394 shares of common stock in Safety Components to WLR Recovery Fund II, L.P. and WLR Recovery Fund III, L.P., Delaware limited partnerships (collectively the “WLR Recovery Funds”) for $12.30 per share or $51,197,446 in the aggregate. Prior to the close of the sale, Zapata paid an aggregate of $1,000,000 in the form of a capital contribution to Safety Components for the Safety compensation committee to pay bonuses to its executive officers and key employees. This payment was made under a plan approved by Zapata during the third quarter of 2005 to provide Safety Components management with an incentive to continue with Safety until the completion of the sale to the WLR Recovery Funds.

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the year ended December 31, 2005, Zapata recorded a transaction related loss of $9.9 million related to the sale of Safety. This amount primarily reflects the reduction of the carrying value of Safety to the net selling price, partially offset by the reversal of certain deferred tax liabilities. Though the Company sold its shares in Safety for a cash gain compared to the original investment, this transaction related loss resulted from the sales proceeds being less than Zapata’s carrying value of its investment in Safety Components. Safety’s generation of net income subsequent to the Company’s original purchase of the stock increased Zapata’s carrying value which consisted of Zapata’s original investment in common stock of Safety Components and the aforementioned subsequent capital contribution.

Operating results of discontinued operations are as follows:

	For the Year Ended December 31,
	2005	2004	2003
	(In thousands)

Revenue from discontinued operations	$205,983	$247,883	$63,503
Income before taxes and minority interest	10,364	15,217	1,796

The major classes of assets and liabilities of our discontinued operations at December 31, 2005 and 2004 are as follows:

	December 31,	December 31,
	2005	2004
	(In thousands)

Current assets:
Cash and cash equivalents	$—	$4,184
Accounts receivable, net	—	38,872
Assets held in deferred compensation plan	—	4,361
Inventory, net	—	26,882
Prepaid expenses and other assets	—	4,141

Total current assets	$—	$78,440

Non-current assets:
Intangible assets, net	$—	$6,158
Other assets	—	373
Property, plant and equipment, net	—	39,481

Total non-current assets	$—	$46,012

Current liabilities:
Current maturities of long-term debt	$—	$3,263
Accounts payable	—	16,828
Accrued and other current liabilities	—	18,903

Total current liabilities	$—	$38,994

Non-current liabilities:
Long-term debt	$—	$3,729
Other liabilities and deferred taxes	—	6,397

Total non-current liabilities	$—	$10,126

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 4.	Accounts Receivable

Accounts receivable are summarized as follows:

	December 31,	December 31,
	2005	2004
	(In thousands)

Trade	$11,407	$12,161
Insurance	11,704	1,242
Income tax	383	722
Other	866	540

	24,360	14,665
Less: Allowance for doubtful accounts	(190)	(160)

	$24,170	$14,505

As a result of Hurricanes Katrina and Rita (see Note 11 — Hurricane Losses), Omega sustained damage to its three fish processing facilities and its shipyard located in the Gulf of Mexico region. Based on estimates, Omega believes its hurricane related insurance recoveries will total approximately $12 million. Omega received a $2 million advance prior to December 31, 2005. Subsequent to December 31, 2005, Omega received a second advance of $2 million. Omega anticipates that further recoveries could be available, but such additional recoveries, if any, will require further estimation analysis and discussions with Omega’s insurance carriers and adjusters. Additional amounts will be recognized when the amounts are probable.

Note 5.	Inventories

Inventories are summarized as follows:

	December 31,	December 31,
	2005	2004
	(In thousands)

Fish meal	$14,742	$18,693
Fish oil	21,552	11,118
Fish solubles	672	509
Unallocated inventory cost pool (including off season costs)	5,926	5,794
Other materials and supplies	3,968	4,328

Total inventory	$46,860	$40,442

At December 31, 2005 and 2004, inventory consisted exclusively of Omega Protein’s inventories.

Inventory at December 31, 2005 and December 31, 2004 is stated at the lower of cost or market. The elements of the unallocated inventory cost pool at December 31, 2005 include plant and vessel related labor, utilities, rent, repairs and depreciation, to be allocated to inventories produced through the remainder of the 2006 season.

As a result of hurricanes Katrina and Rita, Omega sustained damage to its Gulf of Mexico fish meal storage facilities and materials and supplies warehouses. Omega recognized a $2.5 million fish meal inventory write-off and $1.6 million materials and supplies write-off for the year ended December 31, 2005. (See Note 11 — Hurricane Losses.)

The hurricanes also affected Omega’s 2005 Gulf of Mexico fishing season due to the closure of its three fish processing facilities in the Gulf of Mexico region. As a result of these closures and their impact on fishing, Omega has recognized a $13.0 million unallocated inventory cost pool write-off for the year ended December 31, 2005. (See Note 11 — Hurricane Losses.)

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 6.	Property, Plant and Equipment

Property, plant and equipment, net are summarized as follows:

	December 31,	December 31,
	2005	2004
	(In thousands)

Land	$7,630	$6,995
Building and improvements	16,927	15,630
Machinery and equipment	72,766	72,709
Fishing vessels	90,880	85,219
Furniture and fixtures	3,071	2,806
Construction in progress	4,391	7,273

	195,665	190,632
Less: Accumulated depreciation and impairment	(101,680)	(92,812)

	$93,985	$97,820

Consolidated depreciation expense for years ended December 31, 2005, 2004 and 2003 was $12.6 million, $10.1 million, and $10.5 million, respectively.

As a result of hurricanes Katrina and Rita, Omega sustained damage to its property and equipment at its Gulf of Mexico facilities. Omega recognized a $8.3 million involuntary conversion loss of property and equipment for the year ended December 31, 2005. (See Note 11 — Hurricane Losses.)

Note 7.	Other Assets

Other assets are summarized as follows:

	December 31,	December 31,
	2005	2004
	(In thousands)

Fishing nets, net of accumulated amortization of $1,347 and $2,238	$639	$719
Prepaid pension cost	15,780	16,096
Deferred tax assets	6,293	1,754
Insurance receivable, net of allowance for doubtful accounts of $2.0 million at December 31, 2005 and 2004	475	623
Other	465	456

	$23,652	$19,648

Prepaid pension cost is calculated in accordance with SFAS No. 87. As of December 31, 2005 and 2004, these balances consisted primarily of unrecognized net losses of $15.3 million and $14.8 respectively. (See Note 15 Qualified Defined Benefit Plans)

Omega Protein’s amortization expense for fishing nets amounted to $680,000, $899,000, and $985,000 for the years ended December 31, 2005, 2004, and 2003, respectively.

Omega carries insurance for certain losses relating to its vessels and Jones Act liability for employees aboard its vessels (collectively, “Vessel Claims Insurance”). The typical Vessel Claims Insurance policy contains an annual aggregate deductible (“AAD”) for which Omega remains responsible, while the insurance carrier is responsible for all applicable amounts which exceed the AAD. It is Omega’s policy to accrue current amounts due and record amounts paid out on each claim. Once payments exceed the AAD, Omega records an insurance receivable for a given policy year, net of allowance for doubtful accounts.

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 8.	Accrued and Other Current Liabilities

Accrued and other current liabilities are summarized as follows:

	December 31,	December 31,
	2005	2004
	(In thousands)

Salary and benefits	$4,654	$4,619
Insurance	3,879	3,340
Trade creditors	3,243	2,556
Federal and state income taxes	1,844	1,893
Litigation reserves	410	435
Other	1,820	1,134

	$15,850	$13,977

Note 9.	Debt

Long-term debt consisted of the following:

	December 31,	December 31,
	2005	2004
	(In thousands)

U.S. Government guaranteed obligations (Title XI loan) collateralized by a first lien on certain vessels and certain plant assets:
Amounts due in installments through 2016, interest from 6.5% to 7.6%	$29,737	$17,171
Amounts due in installments through 2014, interest at Eurodollar rates of 4.5% and 2.4% at December 31, 2005 and 2004, respectively, plus 4.5%	359	400
Other debt at 6.3% at December 31, 2005 and 2004	5	33

Total debt	30,101	17,604
Less: current maturities	(2,443)	(1,661)

Total long-term debt	$27,658	$15,943

At December 31, 2005 and 2004, consolidated debt consisted exclusively of the obligations of Omega Protein. Zapata has neither guaranteed nor otherwise agreed to be liable for the repayment of this debt. The estimated fair value of Omega Protein’s long-term debt at December 31, 2005 and 2004 was $30.5 million and $19.0 million, respectively, based on the borrowing rates currently available to Omega for loans with similar term and maturities.

Omega was initially authorized to receive up to $20.6 million in loans under the Title XI program, and has borrowed the entire amount authorized under such program. The Title XI loans are secured by liens on certain of Omega’s fishing vessels and mortgages on Omega’s Reedville, Virginia and Abbeville, Louisiana plants. Loans are now available under similar terms pursuant to the Title XI program without intervening lenders.

In September 2004, the United States Department of Commerce Fisheries Finance Program (the “FFP”) approved Omega’s financing application in an amount not to exceed $14 million (the “Approval Letter”). Borrowings under the Approval Letter are to be used to finance and/or refinance approximately 73% of the actual depreciable cost of Omega’s future fishing vessels refurbishments and capital expenditures relating to shore-side fishing assets, for a term not to exceed 15 years from inception at interest rates determined by the U.S. Treasury. Final approval for all such future projects requires individual approval through the Secretary of Commerce,

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

National Oceanic and Atmospheric Administration, and National Marine Fisheries Service (“National Marine Fisheries Service”). Borrowings under the FFP are required to be evidenced by secured agreements, undertakings, and other documents of whatsoever nature deemed by the National Marine Fisheries Service sole discretion, as necessary to accomplish the intent and purpose of the Approval Letter. Omega is required to comply with customary National Marine Fisheries Service covenants as well as certain special covenants. In December 2004, Omega submitted a $4.9 million financing request against the $14 million approval, and subsequently amended that request to include the entire $14 million. Omega closed on the $14 million FFP loan on October 17, 2005. On December 1, 2005, pursuant to the Title XI program, the United States Department of Commerce approved another financing application made by Omega in the amount of $16.4 million.

On December 20, 2000 Omega entered into a $20 million revolving credit agreement with Bank of America, N.A. (the “Credit Facility”). Borrowings under this facility may be used for working capital and capital expenditures. Omega is required to comply with certain financial covenants from and after the last day of any month in which the Credit Facility’s availability is less than $3 million on any date or the Credit Facility’s availability averages less than $6 million for any calendar month. The Credit Facility was amended on October 11, 2005, to increase the amount of Title XI loans that Omega is permitted to borrow from $25 million to $31 million. The Credit Facility was further amended on November 16, 2005, to among other things, extend the term of the Credit Facility from December 20, 2006 to October 31, 2007, decrease the maximum borrowing availability tied to Omega’s eligible inventory from $12 million to $10 million, add a covenant that Omega may not generate a net loss for any two consecutive quarters, increase the Fixed Charge Coverage Ratio to be less than 1.25 to 1, as measured on a quarterly basis using the consolidated results of the four fiscal quarter period ending with the applicable reporting period and reduce both the unused commitment fee and interest rates. A commitment fee of 37.5 basis points per annum is payable quarterly on the actual daily amount of the availability under the Credit Facility. The applicable interest rate will be adjusted (up or down) prospectively on a quarterly basis from LIBOR plus 2.00% to LIBOR plus 2.50% or at Omega’s option, Prime minus 0.50% to Prime plus 0.00%, depending upon the Fixed Charge Coverage Ratio being greater than 2.5 times to less than or equal to 1.5 times, respectively. The Credit Facility is collateralized by all of Omega’s trade receivables, inventory and equipment. In addition, the Credit Facility does not allow for the payment of cash dividends or stock repurchases.

As of December 31, 2005, Omega was out of compliance with the Minimum Net Income covenant in the Credit Facility due to its reporting of net losses for two consecutive quarters (third and fourth quarters of 2005). Omega notified the lender of the covenant non-compliance and received a waiver from the lender.

As of December 31, 2005, Omega was out of compliance with the Ratio of Earnings to Fixed Charges covenant in the Credit Facility. Omega notified the lender of the covenant non-compliance and received a waiver from the lender.

As of December 31, 2005, Omega had no borrowings outstanding under the Credit Facility. At December 31, 2005 and 2004, Omega had outstanding letters of credit under the Credit Facility totaling approximately $8.0 million and $2.7 million, respectively, issued in support of worker’s compensation insurance programs in 2005 and 2004 and to purchase fish meal from a third party in 2005.

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Future annual minimum principal payments of long-term debt obligations at December 31, 2005 are due in the following fiscal years (in thousands):

2006	$2,443
2007	2,465
2008	2,597
2009	2,197
2010	2,081
Thereafter	18,318

$30,101

Note 10.	Stockholders’ Equity

Common Stock

On April 6, 2005, the Company effected an eight-for-one stock split, resulting in approximately 19.1 million shares of common stock then outstanding. In addition, the Company’s authorized shares increased to 132.0 million common stock shares, 1.6 million preferred stock shares and 14.4 million preference stock shares. The preferred and preference stock are undesignated “blank check” shares.

In accordance with SEC Staff Accounting Bulletin Topic 4C, all share information on the financial statements and notes to financial statements, including per share amounts, have been proportionally adjusted as if the eight-for-one stock split had been effective as of the date or period presented.

On December 6, 2002, the Board of Directors further authorized the Company to purchase up to 4.0 million shares of its outstanding common stock in the open market or privately negotiated transactions. The shares may be purchased from time to time as determined by the Company. Any purchased shares would be placed in treasury and may subsequently be reissued for general corporate purposes. The repurchases will be made only at such times as are permissible under the federal securities laws. No time limit has been placed on the duration of the program and no minimum number or value of shares to be repurchased has been fixed. Zapata reserves the right to discontinue the repurchase program at any time and there can be no assurance that any repurchases will be made. As of December 31, 2005, no shares had been repurchased under this program.

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Accumulated Other Comprehensive (Loss) Income

Components of accumulated other comprehensive (loss) income in stockholders equity (in thousands):

					Accumulated
	Unrealized	Minimum	Subsidiary		Other
	Gain	Pension	Currency	Subsidiary	Comprehensive
	(Loss) on	Liability	Translation	Loss on	(Loss)
	Securities	Adjustment	Adjustment	Derivatives	Income

December 31, 2002	$14	$(5,368)	—	—	$(5,354)

Minimum pension liability adjustment, net of tax effects of $904 and minority interest	—	1,701	—	—	1,701
Effect of subsidiary currency translation adjustment, net of tax effects of $12 and minority interest	—	—	3,249	—	3,249
Effect of subsidiary loss on derivatives, net of minority interest	—	—	—	(6)	(6)
Reclassification adjustment for gain on securities realized in net income, net of tax effects of $9	(14)	—	—	—	(14)

December 31, 2003	$—	$(3,667)	$3,249	$(6)	$(424)

Minimum pension liability adjustment, net of tax effects of $271 and minority interest	—	(523)	—	—	(523)
Effect of subsidiary currency translation adjustment, net of tax effects of $1 and minority interest	—	—	3,270	—	3,270
Effect of subsidiary loss on derivatives, net of minority interest	—	—	—	116	116

December 31, 2004	$—	$(4,190)	$6,519	$110	$2,439

Minimum pension liability adjustment, net of tax effects of $29 and minority interest	—	(542)	—	—	(542)
Effect of subsidiary currency translation adjustment, net of tax effects of $8 and minority interest	—	—	7	—	7
Effects of discontinued operations	—	—	(6,545)	(110)	(6,655)

December 31, 2005	—	$(4,732)	$(19)	$—	$(4,751)

Note 11.	Hurricane Losses

On August 29, 2005, Omega Protein’s Moss Point, Mississippi fish processing facility and adjacent shipyard were severely damaged by Hurricane Katrina. On September 24, 2005, Omega’s Cameron, Louisiana and the Abbeville, Louisiana fish processing facilities were also severely damaged by Hurricane Rita. Each of these

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

facilities was non-operational immediately after these weather related events. For the year ended December 31, 2005, the following amounts have been recognized in the consolidated statement of operations (in thousands):

Damaged fish meal inventory	$2,496
Write-off of other materials and supplies	1,648
Write-off of unallocated inventory cost pool	12,978
Involuntary conversion of property and equipment	8,324
Idle plant costs recognized as period expense	1,038
Clean-up costs incurred	1,259
Estimated insurance recoveries	(12,000)

Estimated damages in excess of insurance recoveries	$15,743

A substantial portion of the amounts listed above are based upon estimates and assumptions. Actual amounts, when available, could differ materially from those estimates and changes to those estimates could have a material affect on the future financial statements.

Not included in the amounts listed in the above table are the replacement capital costs of property and equipment, which did not have any book basis and were destroyed in the hurricanes, and the costs of clean up incurred subsequent to December 31, 2005.

Note 12.	Earnings Per Share Information

The following table details the potential common shares excluded from the calculation of diluted earnings per share because their exercise price was greater than the average market price for the period or because their impact would be antidilutive to the net loss (in thousands, except per share amounts):

	For the Years Ended December 31,
	2005	2004	2003

Potential common shares excluded from the calculation of diluted earnings per share:
Stock options	1,356	1,362	244
Weighted average price per share	$5.55	$5.56	$7.07

Note 13.	Income Taxes

Domestic and foreign income from continuing operations before income taxes and minority interest are as follows:

	Years Ended December 31,
	2005	2004	2003

Income from continuing operations before income taxes and minority interest:
Domestic	$(15,549)	$718	$5,676
Foreign	—	—	—

Income from continuing operations before income taxes and minority interest	$(15,549)	$718	$5,676

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The combined income tax benefit (provision) from continuing operations consisted of the following:

	Year Ended December 31,
	2005	2004	2003

Current:
State	$—	$—	$—
Federal	—	—	—
Foreign	—	—	—
Deferred:
State	621	(169)	(148)
Federal	6,127	(786)	(2,869)
Foreign	—	—	—

Benefit (provision) for income taxes	$6,748	$(955)	$(3,017)

The following table reconciles the income tax benefit (provision) for all periods computed using the U.S. statutory rate of 35% to the benefit (provision) from continuing operations as reflected in the financial statements:

	Year Ended December 31,
	2005	2004	2003

Benefit (provision) at statutory rate	$5,441	$(252)	$(1,986)
Foreign sales corporation exempt income	148	118	183
IRS audit resolution	—	—	3,139
Valuation allowance for deferred tax assets	—	(841)	—
Adjustment for basis difference in subsidiary	1,498	(148)	(4,514)
State taxes, net of federal benefit	408	150	(66)
Increase in tax reserve	(461)	—	—
Other	(286)	18	227

Benefit (provision) for income taxes	$6,748	$(955)	$(3,017)

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Temporary differences and tax credit carryforwards that gave rise to significant portions of deferred tax assets and liabilities are as follows:

	December 31,	December 31,
	2005	2004
	(In thousands)

Deferred tax assets:
Assets and accruals not yet deductible	$2,126	$1,815
Alternative minimum tax credit carryforwards	7,776	7,776
Equity in loss of unconsolidated affiliates	122	297
Net operating loss carryforward	20,661	18,271
Minimum pension liability	3,909	3,477
State income tax	1,157	367

	35,751	32,003
Less valuation allowance	(1,853)	(1,288)

Total deferred tax assets	33,898	30,715
Deferred tax liabilities:
Property and equipment	(9,590)	(12,360)
Pension	(5,727)	(6,135)
Write up of subsidiary investment	(10,975)	(12,473)
Assets currently deductible	(1,722)	(1,956)

Total deferred tax liabilities	(28,014)	(32,924)

Net deferred tax assets (liabilities)	$5,884	$(2,209)

The Company has $20.7 million in deferred tax assets attributable to net operating loss carry-forwards for federal income tax purposes, of which $10.4 million is attributable to Omega and the remaining $10.3 million is attributable to Zapata. Since the two companies cannot currently file a consolidated federal income tax return, the ability for each of these companies to utilize its own net operating losses is dependent on the future taxable income that each company separately generates. Net operating loss carry-forwards have a 20 year carry-forward period. For Zapata and Omega, the net operating losses will begin to expire in 2020 and 2019, respectively. Additionally, Zapata has approximately $6.6 million and Omega has approximately $1.2 million in federal alternative minimum tax credits which can be used to offset future federal tax liabilities. Alternative minimum tax credits do not expire.

The Company has a valuation allowance for December 31, 2005 and 2004 of $1.9 million and $1.3 million respectively. The majority of Zapata’s portion of the valuation allowance for the year ended December 31, 2004 relates to state net operating loss carryforwards. With the exception of the valuation allowances recorded by Omega and Zapata, the Company believes it is more likely than not that its remaining deferred tax assets as of December 31, 2005 and 2004 will be realized. The ultimate realization of deferred tax assets could be negatively impacted by market conditions and other variables not known or anticipated at this time.

The American Jobs Creation Act of 2004 (the “Act”) provides a deduction for income from qualified domestic production activities, which will be phased in from 2005 through 2010. In return, the Act also provides for a two-year phase-out of the existing extra-territorial income exclusion (ETI) for foreign sales that was viewed to be inconsistent with international trade protocols by the European Union.

Under the guidance in FASB Staff Position No. FAS 109-1, Application of FASB Statement No. 109, “Accounting for Income Taxes,” to the Tax Deduction on Qualified Production Activities Provided by the American

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Jobs Creation Act of 2004, the deduction will be treated as a “special deduction” as described in FASB Statement No. 109. As such, the special deduction has no effect on deferred tax assets and liabilities existing at the enactment date. Rather, the impact of this deduction will be reported in the period in which the deduction is claimed on our tax return.

Omega has sufficient net operating loss carryforwards (NOLs) that will fully offset near term future taxable income. Because of the NOL carryforward, Omega will not be entitled to the special deduction because the deduction is based on taxable income after taking into account NOLs. Zapata is not currently eligible for the benefits of this provision. Therefore, the Company’s near term effective tax rate will not reflect any benefit for the special deduction.

During 2003, Zapata finalized its audit with the Internal Revenue Service for the tax years ended September 30, 1997 through 2001. This resulted in a net tax benefit of approximately $3.1 million relating to a federal refund and the elimination of certain tax contingencies. This benefit was offset by the recognition of a deferred tax liability of approximately $4.5 million associated with the excess of book basis over tax basis attributable to Zapata’s investment in Omega Protein.

If Zapata or Omega has a change of ownership pursuant to Section 382 of the Internal Revenue Code, utilization of their respective net operating losses or alternative minimum tax credits could be significantly limited or, in Zapata’s case, possibly eliminated. An ownership change for this purpose is generally a change in the majority ownership of a company over a three year period.

Section 541 of the Internal Revenue Code of 1986, as amended (the “IRC”), subjects a corporation, which is a “personal holding company” as defined in the IRC, to a 15% penalty tax on “undistributed personal holding company income” in addition to the corporation’s normal income tax. Generally, undistributed personal holding company income is based on taxable income, subject to certain adjustments, most notably a reduction for Federal incomes taxes. Personal holding company income is comprised primarily of passive investment income plus, under certain circumstances, personal service income. Zapata and its domestic subsidiaries (other than Omega) could become subject to the penalty tax if (i) 60% or more of its adjusted ordinary gross income is personal holding company income and (ii) 50% or more of its outstanding common stock is owned, directly or indirectly, by five or fewer individuals at any time during the last half of the taxable year. The Company believes that five or fewer of Zapata’s stockholders hold 50% or more of its outstanding common stock for purposes of IRC Section 541. However, as of December 31, 2005, Zapata and its domestic subsidiaries (other than Omega) had no undistributed personal holding company income due to losses generated by the consolidated tax filing group and therefore has not recorded a personal holding company tax liability. There can be no assurance that Zapata will not be subject to this tax in the future that in turn may materially and adversely impact the Company’s financial position, results of operations and cash flows.

Note 14.	Commitments and Contingencies

Leases Payable

Future annual minimum payments under non-cancelable operating lease obligations as of December 31, 2005 are as follows (in thousands):

2006	$800
2007	747
2008	685
2009	675
2010	629
Thereafter	2,832

Total minimum lease payments	6,368

Rental expenses for leases were $607,000, $721,000, and $650,000 in 2005, 2004, and 2003, respectively.

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Litigation

Zapata is involved in litigation relating to claims arising out of its past and current operations in the normal course of business. Zapata maintains insurance coverage against such potential ordinary course claims in an amount in which it believes to be adequate. While the results of any ultimate resolution cannot be predicted, in the opinion of Zapata’s management, based upon discussions with counsel, any losses resulting from these matters will not have a material adverse effect on Zapata’s results of consolidated operations, cash flow or financial position.

Environmental Matters

During the third quarter of 2005, Zapata was notified by Weatherford International Inc. (“Weatherford”) of a claim for reimbursement of approximately $200,000 in connection with the investigation and cleanup of purported environmental contamination at two properties formerly owned by a non-operating Zapata subsidiary. The claim was made under an indemnification provision given by Zapata to Weatherford in a 1995 asset purchase agreement and relates to alleged environmental contamination that purportedly existed on the properties prior to the date of the sale.

Weatherford has also advised the Company that it anticipates that further remediation and cleanup may be required, although they have not provided any information regarding the cost of any such future clean up. Zapata has challenged any responsibility to indemnify Weatherford and is in the process of retaining its own expert to determine whether the condition is such that it would be required to provide indemnification under the asset purchase agreement, including, whether the contamination occurred after the sale of the property.

At this time, although it is reasonably possible that some costs could be incurred related to this site, the Company has inadequate information to enable it to estimate any reasonably possible range of estimated liability relating to these sites beyond the specific amount claimed to date by Weatherford. Further, there can be no assurance that the Company will not incur material costs and expenses in connection with any further investigation and remediation at the site.

Zapata and its subsidiaries are subject to various possible claims and lawsuits regarding environmental matters in addition to those discussed above. Zapata’s management believes that costs, if any, related to these matters will not have a material adverse effect on the consolidated results of operations, cash flows or financial position of the Company.

Guarantees

The Company has applied the disclosure provisions of FASB Interpretation No. 45 (FIN 45), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” to its agreements containing guarantee or indemnification clauses. These disclosure provisions expand those required by SFAS No. 5, “Accounting for Contingencies,” by requiring a guarantor to disclose certain types of guarantees, even if the likelihood of requiring the guarantor’s performance is remote. The following is a description of arrangements in which the Company is the guarantor.

During February 2003, Zapata’s directors and officers entered into indemnification agreements with the Company. These agreements provide additional rights to persons entitled to indemnification that is currently provided under the Company’s Articles of Incorporation and By-laws and will protect the officers and directors from losses incurred as a result of claims made against such individuals arising out of, or because of their service to the Company. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, Zapata maintains Director and Officer Liability insurance to limit potential exposure. As a result of this insurance coverage, it is the opinion of Zapata’s management that the estimated fair value of any liabilities under these indemnification agreements is minimal and accordingly, no liabilities have been recorded under the provisions of FIN 45.

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Throughout its history, the Company has entered into numerous transactions relating to the sale, disposal or spin-off of past operations. Pursuant to certain of these transactions, the Company may be obligated to indemnify other parties to these agreements. These obligations include indemnifications for losses incurred by such parties arising out of the operations of such businesses prior to these transactions or the inaccuracy of representations of information supplied by the Company in connection with such transactions. These indemnification obligations were in effect prior to December 31, 2002 and are therefore grandfathered under the provisions of FIN No. 45. Accordingly, no liabilities have been recorded for the indemnification clauses in these agreements.

Purchase Obligation

As of December 31, 2005, Omega Protein had two letters of credit relating to a fish meal purchase commitment totaling approximately $5.1 million. Additionally, Omega had a separate fish meal purchase commitment totaling approximately $2.6 million.

Note 15.	Qualified Defined Benefit Plans

General

Zapata and Omega Protein have separate and independent noncontributory defined benefit pension plans covering certain U.S. employees. Benefits are generally based on employees’ years of service and compensation level. All of the costs of these plans are borne by Zapata and Omega. Each plan has adopted an excess benefit formula integrated with covered compensation. Both plan’s participants are 100% vested in the accrued benefit after five years of service. The funding policy of each plan is to make contributions as required by applicable regulations. All plans use a December 31 measurement date.

In 2005, Zapata Corporation’s Board of Directors authorized a plan to freeze the Zapata pension plan in accordance with ERISA rules and regulations so that new employees, after January 15, 2006, will not be eligible to participate in the pension plan and further benefits will no longer accrue for existing participants. The freezing of the pension plan had the effect of vesting all existing participants in their pension benefits in the plan. Additionally, the freezing will cause the Company to recognize a curtailment loss of approximately $147,000 during January 2006 which represents the balance of the unamortized prior service cost.

In 2002, Omega Protein’s Board of Directors authorized a plan to freeze the Omega pension plan in accordance with ERISA rules and regulations so that new employees, after July 31, 2002, will not be eligible to participate in the pension plan and further benefits will no longer accrue for existing participants. The freezing of the pension plan had the effect of vesting all existing participants in their pension benefits in the plan.

Additionally, effective April 1, 1992, Zapata adopted a supplemental pension plan, which provides supplemental retirement payments to certain former senior executives of Zapata. The amounts of such payments equal the difference between the amounts received under the applicable pension plan and the amounts that would otherwise be received if pension plan payments were not reduced as the result of the limitations upon compensation and benefits imposed by federal law. Effective December 1994, the supplemental pension plan was frozen.

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Consolidated Obligations and Funded Status

	December 31,	December 31,
	2005	2004
	(In thousands)

Change in Benefit Obligation
Benefit obligation at beginning of year	$46,381	$43,908
Service Cost	41	38
Interest Cost	2,580	2,603
Actuarial loss (gain)	1,766	2,829
Benefits paid	(3,287)	(2,997)

Benefit obligation at end of year	47,481	46,381

Change in Plan Assets
Plan assets at fair value at beginning of year	37,714	37,893
Actual return on plan assets	1,421	2,714
Contributions	104	104
Benefits paid	(3,287)	(2,997)

Plan assets at fair value at end of year	35,952	37,714

Reconciliation of Prepaid Pension Cost and Total Amount Recognized
Unfunded status of plan	(11,529)	(8,667)
Unrecognized prior service cost	156	258
Unrecognized net loss	27,233	25,356

Recognized prepaid pension cost	15,860	16,947

Amounts Recognized in the Statement of Financial Position Consist of:
Prepaid benefit cost	15,780	16,096
Accrued benefit liability	(11,810)	(9,677)
Accumulated other comprehensive income	11,890	10,528

Net amount realized	$15,860	$16,947

	Years Ended December 31,
	2005	2004	2003
	(In thousands)

Components of net periodic benefit cost
Service cost	$41	$38	$29
Interest cost	2,580	2,603	2,787
Expected return on plan assets	(2,933)	(2,999)	(2,555)
Amortization of transition assets and other deferrals	1,502	1,339	1,759

Net periodic pension cost	$1,190	$981	$2,020

	Years Ended December 31,
	2005	2004	2003
	(In thousands)

Increase (decrease) in minimum liability included in other comprehensive income, net of tax effects and minority interest	$542	$523	$(1,701)

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Pension Liabilities

Pension liabilities as presented on the Consolidated Balance Sheets are summarized as follows:

	December 31,	December 31,
	2005	2004
	(In thousands)

Pension liability resulting from:
Omega Protein’s pension plan	$10,932	$8,845
Zapata’s supplemental retirement plan	878	83

	$11,810	$9,677

Pension liabilities are primarily derived from the additional minimum pension liability requirements of SFAS No. 87 which requires the recognition of an additional minimum pension liability in the amount of the unfunded accumulated benefit obligation in excess of accrued pension cost with an equal amount to be recognized net of the associated tax benefits in accumulated other comprehensive income. Based on current authoritative rules regarding pension accounting, increases in the additional minimum liability do not impact earnings or cash flow, and could reverse in future periods should either interest rates increase or market performance and plan returns improve. There is no assurance that changes in rules governing pension accounting will not result in the recognition of income (loss) as a result of changes in the additional minimum liability.

Zapata Corporate Pension Plan Information

The accumulated benefit obligation for Zapata Corporate’s pension plan was $19.6 and $19.5 million at December 31, 2005 and 2004, respectively. The fair value of Zapata’s plan assets were $19.9 million and $20.5 million at December 31, 2005 and 2004, respectively.

Assumptions	2005	2004	2003
	(In thousands)

Weighted-average assumptions used to determine benefit obligations as of December 31
Discount rate	5.50%	5.75%	6.00%
Expected long-term return on plan assets	7.75%	7.75%	8.00%
Salary scale	4.50%	4.50%	4.50%
Weighted-average assumptions used to determine net periodic benefit cost for the years ended December 31
Discount rate	5.75%	6.00%	6.50%
Expected long-term return on plan assets	7.75%	8.00%	8.00%
Salary scale	4.50%	4.50%	4.50%

Zapata’s Board of Directors has established a Pension Committee to oversee plan assets. The Pension Committee is comprised of two members of management and is responsible for establishing objectives and policies for the investment of Plan assets with assistance from the Plan’s investment consultant. As the obligations of the Plan are relatively long-term in nature, the Plan’s investment strategy has been to maximize long-term capital appreciation. The Plan has historically invested within and among equity and fixed income asset classes in a manner that sought to achieve the highest rate of return consistent with a moderate amount of volatility. At the same time, the Plan maintained a sufficient amount invested in highly liquid investments to meet the Plan’s immediate and projected cash flow needs. To achieve these objectives, the Committee developed guidelines for the composition of investments to be held by the Plan. Due to varying rates of return among asset classes, the actual asset mix may vary somewhat from these guidelines but are generally rebalanced as soon as practical.

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Plan Assets.  The Zapata Pension Plan asset allocations and target Plan asset allocations by asset category are as follows:

	Allocation as of		Plan Investment
	December 31,		Allocation Guidelines
Asset Category	2005	2004	Min	Target	Max

Domestic Equity Securities	41%	46%	28%	52%	75%
International Equity Securities	15%	9%	0%	9%	15%
Debt Securities	0%	0%	0%	19%	60%
Guaranteed Investment Contracts	43%	44%	0%	20%	60%
Real Estate	0%	0%	0%	0%	0%
Other	1%	1%	0%	0%	0%

As of December 31, 2005 and 2004, no plan assets were invested in Zapata common stock.

The Company currently has a prepaid pension asset of approximately $15.8 million as of December 31, 2005. If the Company decides to terminate the Plan, at the time of this decision, the Company would be required to incur a non-cash charge through earnings in an amount equal to the unrecognized net loss component of the Plan’s prepaid pension asset. At December 31, 2005, unrecognized net losses represented approximately $15.3 million. Accordingly, depending on market conditions, the Company may have to reverse its prepaid pension balance and record a pension liability through a non-cash charge to equity. As the Company has not determined if it will terminate the Plan, and due to the uncertainty of market conditions, the Company can provide no assurances as to the ultimate financial statement impact that Plan modifications may have.

For 2005, the Company assumed a long-term asset rate of return of 7.75%. In developing this rate of return assumption, the Company obtained input from our third party pension plan investment advisor which included a review of historical returns and asset class return expectations based on the Plan’s current asset allocation. Despite the Company’s belief that this assumption is reasonable, future actual results may differ from this estimate.

Contributions.  Zapata plans to make no contributions to its pension plan in 2006.

Estimated Future Benefit Payments.  The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

Pension Benefits
(In thousands)

2006	$1,435
2007	1,417
2008	1,416
2009	1,392
2010	1,412
Years 2011-2015	7,039

Omega Protein Pension Plan Information

Omega’s funding policy is to make contributions as required by applicable regulations. Omega uses a December 31 measurement date for its pension plan. The accumulated benefit obligation for the pension plan was $27.0 and $26.1 million at December 31, 2005 and 2004, respectively. The fair value of Omega’s plan assets were $16.1 million and $17.2 million at December 31, 2005 and 2004, respectively. The unrecognized net loss of

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$11.5 million at December 31, 2005 is expected to be reduced by future returns on plan assets and through decreases in future net pension credits.

Assumptions	2005	2004	2003
	(In thousands)

Weighted-average assumptions used to determine benefit obligations as of December 31
Discount rate	5.50%	5.75%	6.25%
Expected long-term return on plan assets	8.50%	8.50%	8.50%
Salary scale up to age 50	N/A	N/A	N/A
Salary scale over age 50	N/A	N/A	N/A
Weighted-average assumptions used to determine net periodic benefit cost for the years ended December 31
Discount rate	5.75%	6.25%	6.50%
Expected long-term return on plan assets	8.50%	8.50%	8.50%
Salary scale up to age 50	N/A	N/A	N/A
Salary scale over age 50	N/A	N/A	N/A

Omega, in consultations with its actuarial firm, employs a building block approach in determining the assumed long-term rate of return for plan assets. Omega reviews historical market data and long-term historical relationships between equities and fixed income in accordance with the widely-accepted capital market principle that assets with higher volatility generally generate greater returns over the long run. Omega also evaluates current market factors such as inflation and interest rates before it determines long-term capital market assumptions. After taking into account diversification of asset classes and the need to periodically re-balance asset classes, Omega establishes the assumed long-term portfolio rate of return by a building block approach. Omega also reviews peer data and historical returns to check its long-term rate of return for reasonability and appropriateness.

Plan Assets.  Omega’s pension plan weighted-average asset allocations at December 31, 2005, and 2004, by asset category are as follows:

	December 31,
Asset Category	2005	2004

Equity securities	61%	73%
Debt securities	38%	26%
Other	1%	1%

Total	100%	100%

Equity securities do not include any of Omega’s common stock at December 31, 2005, and 2004, respectively.

Contributions.  Omega Protein expects to make contributions of $2.6 million to the pension plan in 2006.

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Estimated Future Benefit Payments.  The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

Pension Benefits
(In thousands)

2006	$1,576
2007	1,663
2008	1,695
2009	1,752
2010	1,778
Years 2011-2015	9,029

Zapata Corporate Supplemental Pension Plan Information

The accumulated benefit obligation for the pension plan was $0.9 and $0.8 million at December 31, 2005 and 2004, respectively. The fair value of Zapata’s Supplemental plan assets were $0 at December 31, 2005 and 2004, respectively. Zapata’s supplemental plan is subject to the additional minimum liability requirements of SFAS No. 87. Accordingly, based upon plan actuarial and asset information, the Company had an additional pension liability of $393,000 and $300,000 in 2005 and 2004, respectively. Amounts listed as minimum pension liability adjustments under the caption “Comprehensive (Loss) Income” on the Consolidated Statements of Stockholders’ Equity represent the net change in the portion of the additional pension liability recorded under accumulated other comprehensive loss on the Consolidated Balance Sheets.

Assumptions	2005	2004	2003
	(In thousands)

Weighted-average assumptions used to determine benefit obligations as of December 31
Discount rate	5.50%	5.75%	6.00%
Expected long-term return on plan assets	N/A	N/A	N/A
Rate of compensation increase	N/A	N/A	N/A
Weighted-average assumptions used to determine net periodic benefit cost for the years ended December 31
Discount rate	5.75%	6.00%	6.50%
Expected long-term return on plan assets	N/A	N/A	N/A
Rate of compensation increase	N/A	N/A	N/A

Plan Assets.  Due to the nature of the plan, the Zapata Supplemental Pension Plan has no plan assets.

Contributions.  Zapata plans to make no contributions to its supplemental pension plan in 2006. However, as the Zapata supplemental pension plan is an unfunded plan, estimated future benefit payments will be made in accordance with the schedule below.

Estimated Future Benefit Payments.  The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

Pension Benefits
(In thousands)

2006	$103
2007	100
2008	97
2009	94
2010	91
Years 2011-2015	398

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 16.	Qualified Defined Contribution Plans

Effective May 31, 2001, the Company established the Zapata 401(k) Plan (the “Zapata Plan”) and simultaneously revoked its participation in the Omega Protein 401(k) Retirement and Savings Plan, (the “Profit Sharing Plan”). All amounts held by the Profit Sharing Plan on behalf of current and former employees of Zapata were transferred to the Zapata Plan. Participants may defer a fixed amount or a percentage of their eligible compensation, subject to limitations of the Zapata Plan. The Company makes a discretionary matching contribution of 100% of the employee’s contribution up to 3% of eligible compensation and 50% of the employee’s contribution between 3% and 5% of eligible compensation. In accordance with Plan provisions, in 2003 through the first quarter of 2005, the Company funded its matching contribution with funds held in a forfeitures account within the plan. The Company recognized expenses for contributions to the Zapata Plan of approximately $16,000, $0, and $9,000, in 2005, 2004 and 2003 respectively.

All qualified employees of Omega are covered under the Omega Protein 401(k) Savings and Retirement Plan (the “Plan”). Prior to 2001, Omega contributed matching contributions to the Plan based on employee contributions and compensation. Omega suspended its matching contributions to the Plan for 2001. In 2002, the Board of Directors authorized the reinstatement of the Company’s matching cash contribution to the Plan, effective January 1, 2002, at levels previously in place prior to the suspension of the match in 2001. Omega’s matching contributions to the Plan were approximately $715,000, $660,000, and $553,000 during 2005, 2004, and 2003 respectively.

Note 17.	Stock Option Plans

Zapata’s Amended and Restated Special Incentive Plan (the “1987 Plan”) provides for the granting of stock options and the awarding of restricted stock. Under the 1987 Plan, options may be granted at prices equivalent to the market value of the common stock at the date of grant. Options become exercisable on dates as determined by the Zapata Board of Director’s Compensation Committee, provided that the earliest such date cannot occur before six months after the date of grant. Unexercised options will expire on varying dates, up to a maximum of ten years from the date of grant. All options granted vest ratably over three years beginning on the first anniversary of the date of grant and have an exercise price equal to the fair market value of the stock at grant date. The awards of restricted stock have a restriction period of not less than six months and not more than five years. The 1987 Plan provided for the issuance of up to 480,000 shares of the common stock. During 1992, the stockholders approved an amendment to the 1987 Plan that provided for the automatic grant of a nonqualified stock option to directors of Zapata who are not employees of Zapata or any subsidiary of Zapata. As of December 31, 2005, stock options covering a total of 32,000 shares had been exercised. No shares of common stock are available for future stock options or other awards under the Plan. As of December 31, 2005, there were options for the purchase of up to 48,000 shares outstanding under the 1987 plan.

On December 5, 1996, the Company’s stockholders approved a long-term incentive plan (the “1996 Plan”). The 1996 Plan provides for the granting of restricted stock, stock appreciation rights, stock options and other types of awards to key employees of the Company. Under the 1996 Plan, options may be granted by the Committee at prices equivalent to the market value of the common stock on the date of grant. Options become exercisable in one or more installments on such dates as the Committee may determine. Unexercised options will expire on varying dates up to a maximum of ten years from the date of grant. All options granted vest ratably over three years beginning on the first anniversary of the date of grant and have an exercise price equal to the fair market value of the stock at grant date. The 1996 Plan provides for the issuance of options to purchase up to 4.0 million shares of common stock. During 1999, the stockholders approved an amendment to the 1996 Plan which increased the number of shares available for options granted under the plan to 8,000,000 shares. At December 31, 2005, stock options covering a total of 850,228 shares had been exercised and a total of 5,906,400 shares of common stock are

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

available for future stock options or other awards under the Plan. As of December 31, 2005 there were options for the purchase of up to 1,243,372 shares outstanding under the 1996 plan.

In May 2002, the Stockholders approved specific stock option grants of 8,000 options to each of the six non-employee directors of the Company. These grants had been approved by the Board of Directors and awarded by the Company in March of 2002. These grants are non-qualified options with a ten year life and are exercisable in cumulative one-third installments vesting annually beginning on the first anniversary of the date of grant. As of December 31, 2005, there were options for the purchase of up to 48,000 shares outstanding under these grants.

A summary of the status of Zapata Corporate’s stock options is presented below:

	For the Years Ended December 31,
	2005		2004		2003
		Weighted		Weighted		Weighted
		Average		Average		Average
	Number of	Exercise	Number of	Exercise	Number of	Exercise
	Shares	Prices	Shares	Prices	Shares	Prices

Outstanding at beginning of year	1,356,408	$5.55	1,356,408	$5.55	1,167,208	$5.69
Granted	—	—	6,000	$7.50	215,600	$6.80
Exercised	(17,036)	$5.29	(2,000)	$6.36	(3,728)	$2.69
Forfeited	—	—	(4,000)	$6.36	(22,672)	$6.33

Outstanding at end of year	1,339,372	$5.56	1,356,408	$5.55	1,356,408	$5.55

Exercisable at end of year	1,265,505	$5.48	1,194,640	$5.42	1,058,544	$5.49

Options outstanding and exercisable as of December 31, 2005 are summarized below:

	Options Outstanding			Options Exercisable
		Weighted
		Average	Weighted			Weighted
		Remaining	Average			Average
	Number	Contractual	Exercise	Range of	Number	Exercise
Range of Exercise Prices	Outstanding	Life	Price	Exercise Prices	Exercisable	Price

$2.422 to $ 2.775	151,040	6 years	$2.77	$2.422 to $ 2.775	151,040	$2.77
$3.125 to $ 3.438	50,400	6 years	$3.33	$3.125 to $ 3.438	50,400	$3.33
$5.547 to $ 5.781	910,332	1 years	$5.77	$5.547 to $ 5.781	910,332	$5.77
$6.813 to $10.938	227,600	8 years	$7.05	$6.813 to $10.938	153,733	$7.14

	1,339,372				1,265,505

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table gives the weighted-average assumptions used in the determination of fair value of each stock option granted using the Black-Scholes option-pricing model. Safety Components is not included because they did not issue stock options during the period their results were consolidated by the Company.

	For Grants During the Years Ended December 31,
	2005	2004	2003

Zapata Corporate:
Expected option term	N/A	3 years	3 years
Dividend yield	N/A	0%	0%
Risk-free interest rate	N/A	2.81%	2.46%
Volatility	N/A	32.58%	37.65%
Weighted average grant date fair value	N/A	$1.54	$1.92
Omega Protein:
Expected option term	5 years	5 years	5 years
Dividend yield	0%	0%	0%
Risk-free interest rate	4.23%	3.7%	3.42%
Volatility	61.46%	58.2%	66.4%
Weighted average grant date fair value	$4.95	$5.40	$3.33
Zap.Com:
Expected option term	N/A	3 years	N/A
Dividend yield	N/A	0%	N/A
Risk-free interest rate	N/A	2.86%	N/A
Volatility	N/A	441.54%	N/A
Weighted average grant date fair value	N/A	$0.08	N/A

Note 18.	Related Party Transactions

Safety Components

On December 2, 2005, Zapata paid $1.0 million to Safety Components in the form of a capital contribution for the Safety Components compensation committee to pay bonuses to the Safety Components executive officers and key employees. Zapata approved this plan to pay the bonus during the third quarter of 2005, in order to provide Safety Components management with an incentive to continue with Safety Components until the completion of the sale to WLR Recovery Funds. This capital contribution increased Zapata’s carrying value of its investment in Safety Components which, when compared to the proceeds from the sale of Safety’s Common Stock, resulted in a transaction loss upon disposition.

During 2003, after acquiring in excess of 80% of the voting interests in Safety Components, the Company entered into a tax sharing and indemnity agreement with Safety Components. On or about April 1, 2004, Zapata’s stock ownership percentage of Safety Components outstanding stock decreased below 80% due to stock option exercises by Safety Components’ employees. Therefore, Safety Components was only included in Zapata’s consolidated income tax returns for the fourth quarter of 2003 and the first quarter of 2004.

Omega Protein

Upon completion of Omega’s initial public offering in 1998, Omega and Zapata entered into certain agreements including the Administrative Services Agreement, which covers certain administrative services Omega provides to Zapata, which included, among other things, the administration of the Zapata Pension Plan. The Administrative Services Agreement allows Omega to provide certain administrative services to Zapata at Omega’s estimated cost. During the third quarter of 2004, Zapata engaged a third party administrator for the Zapata Pension Plan, ceasing to utilize Omega for these services. For the years ended December 31, 2005, 2004 and 2003, Zapata

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

reimbursed Omega $0, $14,500, and $17,000, respectively for services provided under the plan. Zapata had $105,000 recorded as an intercompany payable to Omega as of December 31, 2005 and 2004, respectively.

Zapata and Omega also entered into a Sublease Agreement which provided for Omega to lease its principal corporate offices in Houston, Texas from Zapata Corporation of Texas, Inc., a non-operating wholly-owned subsidiary of Zapata, and provided Omega with the ability to utilize telephone equipment worth approximately $21,000 for no additional charge. In May 2003, Zapata Corporation of Texas, Inc. assigned the lease to Omega who assumed all obligations under the lease with the third party landlord.

Zap.Com

Since its inception, Zap.Com has utilized the services of the Zapata’s management and staff under a shared services agreement that allocated these costs on a percentage of time basis. Zap. Com also subleases its office space in Rochester, New York from Zapata. Under the sublease agreement, annual rental payments are allocated on a cost basis. Zapata has waived its rights under the shared services agreement to be reimbursed for these expenses since May 1, 2000. For the years ended December 31, 2005, 2004 and 2003, approximately $13,000, $13,000 and $12,000, respectively, was recorded as contributed capital for these services.

In November 2004, Zap.Com granted stock options to its sole director, corporate secretary and certain Zapata employees under the 1999 Plan. Zap.Com accounted for the stock options granted to its director in accordance with FASB Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation (an interpretation of APB Opinion No. 25).” See “Note 1. — Stock Based Compensation” for Zapata’s portion of Zap.Com’s pro forma expense related to the stock options granted to Zap.Com’s sole director. These amounts are immaterial and are included under “Zap.Com.” Because Zapata controls Zap.Com, the stock options granted to Zapata employees have been accounted for as a stock dividend from Zap.Com to Zapata under Emerging Issues Task Force Issue 00-23, “Issues Related to the Accounting for Stock Compensation under APB Opinion No. 25 and FASB Interpretation No. 44.” These amounts are immaterial and have been included under “Zapata Corporate” on “Note 1. — Stock Based Compensation.” For options granted to the Company’s corporate secretary, Zapata will recognize approximately $1,000 of compensation expense ratably over the three year vesting period.

Other

In February 2005, the Company modified the terms of certain outstanding stock options held by Darcie Glazer and Edward Glazer, to extend the early termination of the exercise period following Darcie Glazer’s termination of employment with the Company in 2001. Consistent with FASB Interpretation No. 44, “Accounting for Certain Transactions involving Stock Compensation (an interpretation of APB Opinion No. 25),” the Company recorded a compensation charge of approximately $353,000 related to this modification.

During 2002, the Company finalized the terms of a consulting agreement with its former Chairman of the Board of Directors, Malcolm Glazer. Subject to the terms of the agreement, the Company pays Malcolm Glazer $122,500 per month until April 30, 2006. The agreement also provides for health and other medical benefits for Mr. Glazer and his wife. This agreement will terminate in the event of Mr. Glazer’s death or permanent disability.

Based on an indemnification clause in the Company’s by-laws, during the year ended December 31, 2003, the Company incurred legal fees of approximately $34,000 related to a previously dismissed action against Malcolm I. Glazer, the Malcolm I. Glazer Family Limited Partnership, and Malcolm I. Glazer GP, Inc.

Note 19.	Recently Issued Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs,” which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. SFAS No. 151 will be

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of this statement is not expected to have any impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment,” that requires companies to expense the value of employee stock options and similar awards for interim and annual periods beginning after June 15, 2005 and applies to all outstanding and unvested stock-based awards at a company’s adoption date. The Company does not believe that the adoption of this statement will have a material effect on the Company’s consolidated financial position and results of operations for its currently outstanding unvested stock options. However, there can be no assurance that any future grants of stock options will not have a material impact on the Company’s consolidated financial position and results of operations.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets,” which eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 will be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of this statement is not expected to have any impact on the Company’s consolidated financial position, results of operations or cash flows.

In March 2005, the FASB issued Interpretation (“FIN”) No. 47, “Accounting for Conditional Asset Retirement Obligations, an Interpretation of FASB Statement No. 143.” This interpretation clarifies the timing of liability recognition for legal obligations associated with an asset retirement when the timing and (or) method of settling the obligation are conditional on a future event that may or may not be within the control of the entity. FIN No. 47 is effective no later than the end of fiscal years ending after December 15, 2005. The adoption of FIN No. 47 did not have a material impact on the Company’s financial condition, results of operations or cash flows.

Note 20.	Industry Segment and Geographic Information

The following summarizes certain financial information of each segment for the years ended December 31, 2005, 2004, and 2003:

		Operating		Depreciation		Income Tax
		Income	Total	and		Benefit	Capital
	Revenues	(Loss)	Assets	Amortization	Interest, Net	(Provision)	Expenditures

Year ended December 31, 2005
Omega Protein	$109,896	$(10,887)	$200,122	$13,301	$(640)	$4,268	$17,590
Zap.Com	—	(132)	1,766	1	54	—	—
Corporate	—	(5,385)	92,466	36	1,242	2,480	—

	$109,896	$(16,404)	$294,354	$13,338	$656	$6,748	$17,590

Year ended December 31, 2004
Omega Protein	$119,645	$5,288	$190,058	$11,066	$(371)	$(1,494)	$22,907
Zap.Com	—	(166)	1,825	1	24	—	—
Corporate	—	(4,210)	46,154	45	374	539	—
Discontinued Operations	—	—	124,452	—	—	—	—

	$119,645	$912	$362,489	$11,112	$27	$(955)	$22,907

Year ended December 31, 2003
Omega Protein	$117,926	$9,529	$186,060	$12,903	$(691)	$(2,806)	$14,930
Zap.Com	—	(125)	1,954	1	22	—	—
Corporate	—	(3,574)	51,222	71	749	(211)	35
Discontinued Operations	—	—	119,803	—	—	—	—

	$117,926	$5,830	$359,039	$12,975	$80	$(3,017)	$14,965

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table shows the geographical distribution of revenues (in thousands) based on location of customers:

	Years Ended December 31,
	2005		2004		2003
	Revenues	Percent	Revenues	Percent	Revenues	Percent

U.S.	$77,587	70.6%	$80,688	67.4%	$71,877	61.0%
Europe	2,308	2.1	11,230	9.4	13,098	11.1
Asia	7,473	6.8	3,359	2.8	9,103	7.7
Mexico	9,781	8.9	13,252	11.1	5,985	5.1
Canada	7,033	6.4	5,880	4.9	7,697	6.5
South & Central America	1,758	1.6	1,435	1.2	6,331	5.4
Other	3,956	3.6	3,801	3.2	3,835	3.2

Total	$109,896	100%	$119,645	100.0%	$117,926	100.0%

Omega’s export sales of fish oil and fish meal were approximately $32 million, $39 million, and $46 million in 2005, 2004 and 2003, respectively. Such sales were made primarily to Mexican, Asian and Canadian markets. In 2005, 2004 and 2003, Omega’s sales to one customer were approximately $8.5 million, $8.8 million and $10.8 million, respectively. This customer differed from year to year.

Note 21.	Quarterly Financial Data (unaudited)

The following table presents certain unaudited consolidated operating results for each of the Company’s preceding eight quarters. The Company believes that the following information includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation in accordance with accounting principles generally accepted in the United States of America. The operating results for any interim period are not necessarily indicative of results for any other period. The following unaudited quarterly results reflect restated amounts from the Company’s Quarterly Report of Form 10-Q/A for the period ended September 30, 2005 as filed with the SEC on April 5, 2006.

	Quarter Ended
	March 31,	June 30,	September 30,	December 31,
	2005	2005	2005	2005
	(In thousands, except per share amounts)

Revenues	$23,831	$27,510	$31,418	$27,137
Gross profit	3,056	3,817	7,386	3,652
Operating (loss) income	(1,386)	(570)	(10,535)	(3,913)
Net (loss) income from continuing operations(1)	(990)	(481)	(3,330)	(973)
Net income (loss) from discontinued operations(1)	1,068	945	(5,831)	416
Net income (loss) available to common stockholders	78	464	(9,161)	(557)
Net (loss) income per common share — basic and diluted(1)(2):
(Loss) income from continuing operations	(0.05)	(0.03)	(0.17)	(0.05)
Discontinued operations	0.06	0.05	(0.31)	0.02
(Loss) income per common share — basic and diluted	0.00	0.02	(0.48)	(0.03)

ZAPATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Quarter Ended
	March 31,	June 30,	September 30,	December 31,
	2004	2004	2004	2004
	(In thousands, except per share amounts)

Revenues	$25,056	$26,456	$41,501	$26,632
Gross profit	3,674	5,393	5,125	1,216
Operating (loss) income	(167)	1,525	1,385	(1,831)
Net (loss) income from continuing operations(1)	(568)	(181)	(76)	(695)
Net income from discontinued operations(1)	2,366	1,018	860	1,009
Net income available to common stockholders	1,798	837	784	314
Net (loss) income per common share — basic and diluted(1) (2):
(Loss) income from continuing operations	(0.03)	(0.01)	(0.00)	(0.04)
Discontinued operations	0.12	0.05	0.04	0.05
(Loss) income per common share — basic and diluted	0.09	0.04	0.04	0.02

(1)	In accordance with SFAS No. 144, quarterly information has been reclassified to disclose amounts related to Safety Components as discontinued operations for all periods presented.

(2)	Net (loss) income per share has been computed independently for each quarter based upon the weighted average shares outstanding for that quarter. Therefore, the sum of the quarterly earnings per share amounts may not equal the reported annual amounts.

Omega’s menhaden harvesting and processing business is seasonal in nature. Omega generally has higher sales during the menhaden harvesting season (which includes the second and third quarter of each year) due to increased product availability, but prices during the fishing season tend to be lower than during the off-season. As a result, the Omega’s quarterly operating results have fluctuated in the past and may fluctuate in the future. In addition, from time to time Omega defers sales of inventory based on worldwide prices for competing products that affects prices for Omega’s products which may affect comparable period comparisons.

ZAPATA CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2006	2005
	(In thousands, except
	per share amounts)

ASSETS
Current assets:
Cash and cash equivalents	$88,326	$103,373
Accounts receivable, net	27,763	24,170
Inventory	58,920	46,860
Prepaid expenses and other current assets	4,713	2,314

Total current assets	179,722	176,717

Other assets, net	23,101	23,652
Property, plant and equipment, net	101,430	93,985

Total assets	$304,253	$294,354

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$2,386	$2,443
Accounts payable	1,450	3,989
Accrued and other current liabilities	26,539	15,850

Total current liabilities	30,375	22,282

Long-term debt	26,454	27,658
Pension liabilities	11,842	11,810
Other liabilities and deferred taxes	1,885	983

Total liabilities	70,556	62,733

Minority interest	61,692	59,937
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par; 1,600,000 shares authorized; none issued or outstanding	—	—
Preference stock, $.01 par; 14,400,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par, 132,000,000 shares authorized; 24,614,536 and 24,581,636 shares issued; and 19,182,456 and 19,149,556 shares outstanding, respectively	246	246
Capital in excess of par value	162,929	162,730
Retained earnings	45,254	45,127
Treasury stock, at cost, 5,432,080 shares	(31,668)	(31,668)
Accumulated other comprehensive loss	(4,756)	(4,751)

Total stockholders’ equity	172,005	171,684

Total liabilities and stockholders’ equity	$304,253	$294,354

The accompanying notes are an integral part of the condensed consolidated financial statements.

ZAPATA CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(In thousands, except per share amounts)

Revenues	$33,338	$27,510	$61,641	$51,341
Cost of revenues	28,002	23,693	49,313	44,468

Gross profit	5,336	3,817	12,328	6,873
Operating expense:
Selling, general and administrative	5,678	4,387	10,533	8,829
Loss resulting from natural disaster	193	—	433	—

Total operating expenses	5,871	4,387	10,966	8,829

Operating (loss) income	(535)	(570)	1,362	(1,956)

Other income (expense):
Interest income	1,092	388	2,159	701
Interest expense	(528)	(242)	(1,052)	(508)
Other, net	86	247	68	208

	650	393	1,175	401

Income (loss) before income taxes and minority interest	115	(177)	2,537	(1,555)
(Provision) benefit for income taxes	(209)	(28)	(1,082)	403
Minority interest in net income of consolidated subsidiaries	(265)	(276)	(1,328)	(319)

Net (loss) income from continuing operations	(359)	(481)	127	(1,471)

Discontinued operations:
Income before taxes and minority interest (including loss on disposal)	—	2,639	—	5,716
Provision for income taxes	—	(1,269)	—	(2,857)
Minority interest	—	(425)	—	(846)

Net income from discontinued operations	—	945	—	2,013
Net (loss) income to common stockholders	$(359)	$464	$127	$542

Net (loss) income per common share — basic and diluted (Loss) income from continuing operations	$(0.02)	$(0.03)	$0.01	$(0.08)
Discontinued operations, net of income taxes and minority interest	—	0.05	—	0.11

(Loss) income per common share — basic and diluted	$(0.02)	$0.02	$0.01	$0.03

Weighted average common shares outstanding:
Basic	19,182	19,135	19,176	19,134

Diluted	19,182	19,345	19,383	19,379

The accompanying notes are an integral part of the condensed consolidated financial statements.

ZAPATA CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2006	2005
	(In thousands)

Cash flows from operating activities:
Net income	$127	$542
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,362	6,681
Loss on disposal of assets	29	96
Provisions for losses on receivables	15	15
Stock option modification expense	—	353
Stock-based compensation	73	—
Minority interest in net income of consolidated subsidiaries	1,328	319
Deferred income taxes	1,022	(713)
Changes in assets and liabilities:
Accounts receivable	(5,503)	763
Inventories	(12,060)	(16,405)
Prepaid expenses and other current assets	(2,397)	(615)
Other assets	(716)	(389)
Accounts payable	(2,644)	(542)
Pension liabilities	32	384
Accrued liabilities and other current liabilities	10,689	3,787
Other liabilities	807	(78)
Discontinued operations	—	5,448

Total adjustments	(2,963)	(896)

Net cash used in operating activities	(2,836)	(354)
Cash flows from investing activities:
Proceeds from insurance company — hurricane	2,000	—
Proceeds from disposition of assets	—	339
Gain on involuntary conversion	—	(307)
Capital expenditures	(13,467)	(11,312)
Discontinued operations	—	(4,076)

Net cash used in investing activities	(11,467)	(15,356)
Cash flows from financing activities:
Principal payments of long-term debt	(1,261)	(821)
Proceeds from stock option exercises	526	539
Discontinued operations	—	(1,363)

Net cash used in financing activities	(735)	(1,645)
Effect of exchange rate changes on cash and cash equivalents	(9)	(2,413)

Net decrease in cash and cash equivalents	(15,047)	(19,768)
Decrease in cash from discontinued operations	—	403
Cash and cash equivalents at beginning of period	103,373	63,249

Cash and cash equivalents at end of period	$88,326	$43,884

The accompanying notes are an integral part of the condensed consolidated financial statements.

ZAPATA CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1.	Summary of Operations and Basis of Presentation

The unaudited condensed consolidated financial statements included herein have been prepared by Zapata Corporation (“Zapata” or the “Company”) pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments that are, in the opinion of management, necessary for a fair statement of such information. All such adjustments are of a normal recurring nature. Although Zapata believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including a description of significant accounting policies normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been condensed or omitted pursuant to such rules and regulations. The year-end condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. The interim financial statements should be read in conjunction with the financial statements and the notes thereto included in Zapata’s 2005 Annual Report on Form 10-K filed with the Securities and Exchange Commission and with the information presented by Omega Protein Corporation and Zap.Com Corporation in their 2005 Annual Reports on Form 10-K. The results of operations for the three month and six month period ended June 30, 2006 are not necessarily indicative of the results for any subsequent quarter or the entire fiscal year ending December 31, 2006.

Business Description

Zapata Corporation (“Zapata” or “the Company”) is a holding company which currently has one operating company, Omega Protein Corporation (“Omega Protein” or “Omega”), in which the Company had a 58% ownership interest at June 30, 2006. In addition, Zapata owns 98% of Zap.Com Corporation (“Zap.Com”), which is a public shell company. In December 2005, Zapata completed the sale of its 77% ownership interest Safety Components International, Inc. (“Safety Components” or “Safety”). Zapata trades on the New York Stock Exchange (“NYSE”) under the symbol “ZAP.”

On December 8, 2005, Zapata announced that the Board of Directors had authorized management to seek a buyer for its 58% ownership interest in Omega Protein. As of the date of this report, no agreements or understandings have been entered into by the Company relative to Omega Protein. There can be no assurance, that a satisfactory transaction involving Omega Protein will emerge, the timing of any such transaction, if any, or whether the transaction will ultimately enhance Zapata stockholder value or how that value will be realized. Additionally, there can be no assurance that we will be able to sell our interest in Omega for an amount in excess of our carrying value. Should we sell our interest in Omega for an amount less than the carrying value at that time, we would incur a transaction loss, net of tax consequences. Such losses could be significant and could have a material adverse impact on our financial position, results from operations and cash flows.

Omega Protein produces and markets a variety of products produced from menhaden (a herring-like species of fish found in commercial quantities in the U.S. coastal waters of the Atlantic Ocean and Gulf of Mexico), including regular grade and value-added specialty fish meals, crude and refined fish oils and fish solubles. Omega’s fish meal products are primarily used as a protein ingredient in animal feed for swine, cattle, aquaculture and household pets. Fish oil is utilized for animal and aquaculture feeds, industrial applications, additives to human food products and as a dietary supplement. Omega’s fish solubles are sold primarily to livestock feed manufacturers, aquaculture feed manufacturers and for use as an organic fertilizer. Omega Protein trades on the NYSE under the symbol “OME.”

Zap.Com is a public shell company which has no business operations other than complying with its reporting requirements under the Exchange Act. From time to time, Zap.Com considers acquisitions that would result in it becoming an operating company. Zap.Com may also consider developing a new business suitable for its situation. Zap.Com trades on the over-the-counter electronic bulletin board under the symbol “ZPCM.”

As used throughout this report, “Zapata Corporate” is defined as Zapata Corporation exclusive of its majority owned subsidiaries, Omega Protein and Zap.Com, and its former majority owned subsidiary, Safety Components.

ZAPATA CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 2.	Significant Accounting Policies

Share-Based Payment

At June 30, 2006, Zapata had two share-based compensation plans and one special share-based compensation grant. In addition, Omega Protein had one share-based compensation plan and Zap.Com had one share-based compensation plan. These plans and special grant are described in more detail in Note 14. Prior to January 1, 2006, Zapata, Omega Protein and Zap.Com accounted for those plans under the recognition and measurement principles of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and adopted the disclosure-only provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation” and SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of FASB Statement No. 123.” As a result, no stock-based employee compensation cost related to stock options was reflected in net income (other than compensation cost related to stock option modifications), as all options granted under those plans had an exercise price equal to or greater than the market value of the underlying common stock on the grant date. Accordingly, share-based compensation related to stock options was generally only included as a pro-forma disclosure in the financial statement footnotes.

Effective January 1, 2006, Zapata, Omega Protein and Zap.Com each adopted SFAS No. 123R, “Share-Based Payment,” using the modified prospective application transition method. Under this transition method, compensation cost in 2006 includes the portion vesting in the period for (1) all share-based payments granted prior to, but not vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123 and (2) all share-based payments granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of FSAS No. 123R. As share-based compensation expense recognized in the Condensed Consolidated Statement of Operations for the three months and six months ended June 30, 2006 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. In the Company’s pro forma information required under SFAS 123 for the periods prior to January 1, 2006, the Company accounted for forfeitures as they occurred. Under the modified prospective application transition method, no cumulative effect of change in accounting principle charge is required, and results for prior periods have not been restated. See below for the pro forma disclosures related to the three months and six months ended June 30, 2005. SFAS No. 123R also requires excess tax benefits be reported as a financing cash inflow rather than an operating cash inflow.

ZAPATA CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Had compensation expense for the Company’s consolidated stock option grants been recorded based on fair value at the grant date using the Black-Sholes option-pricing model, the Company’s consolidated pro forma net loss and loss per share (basic and diluted) would have been as follows:

	For the Three Months	For the Six Months
	Ended June 30, 2005	Ended June 30, 2005
	(In thousands)	(In thousands)

Net loss from continuing operations, as reported	$(481)	$(1,471)
Add: Total stock-based employee compensation expense determined under APB No. 25, included in reported net income, net of tax effects:	—	219
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of tax effects:
Zapata Corporate	(22)	(264)
Omega Protein	(536)	(618)
Zap.Com	(1)	(3)

Pro forma expense	(559)	(666)

Pro forma net loss from continuing operations	(1,040)	(2,137)
Net income from discontinued operations, as reported	945	2,013
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of tax effects:	—	—
Pro forma net income from discontinued operations	945	2,013

Total pro forma net loss	$(95)	$(124)

(Loss) income per common share — basic and diluted — as reported Loss from continuing operations	$(0.03)	$(0.08)
Discontinued operations, net of income taxes and minority interest	0.05	0.11

Income per common share — basic and diluted — as reported	$0.02	$0.03

(Loss) income per common share — basic and diluted — pro forma Loss from continuing operations	$(0.05)	$(0.11)
Discontinued operations, net of income taxes and minority interest	0.05	0.10

Loss per common share — basic and diluted — pro forma	$(0.00)	$(0.01)

The condensed consolidated statement of operations for the three months and six month ended June 30, 2006 included $64,000 and $108,000, respectively, of share-based compensation costs are included in selling, general and administrative expenses. The total income tax benefit recognized in the income statement for share-based compensation arrangements was $21,000 and $35,000 for the three months and six months ended June 30, 2006, respectively. As of June 30, 2006 there was $270,000 of total unrecognized compensation cost related to nonvested share-based compensation that is expected to be recognized over a weighted average period of 2.4 years. Based on current grants, total share-based compensation cost for the remainder of fiscal year 2006 is expected to be $170,000.

ZAPATA CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Zapata Corporate

Zapata Corporate had no share-based grants in the six months ended June 30, 2006 and the year ended December 31, 2005. A summary of option activity under the Zapata Corporate Plans as of June 30, 2006, and changes during the six months then ended is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value
				(In thousands)

Outstanding at January 1, 2006	1,339,372	$5.56
Granted	—	—
Exercised	(32,900)	$5.78
Forfeited or expired	(69,408)	$5.78

Outstanding at June 30, 2006	1,237,064	$5.54	2.9 years	$1,799

Exercisable at June 30, 2006	1,163,197	$5.45	2.6 years	$1,790

The total intrinsic value of stock options exercised during the six months ended June 30, 2006 was $11,000.

A summary of the status of Zapata Corporate’s nonvested shares as of June 30, 2006 and changes during the six months ended June 30, 2006, is presented below:

		Weighted-Average
		Grant-Date
Nonvested Shares	Shares	Fair Value
	(In thousands)

Nonvested at January 1, 2006	73,867	$1.93
Granted	—	—
Vested	—	—
Forfeited	—	—

Nonvested at June 30, 2006	73,867	$1.93

As of June 30, 2006, there was $60,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Zapata Corporate Plans. That cost is expected to be recognized over a weighted-average period of 0.6 years. No shares vested during the six months ended June 30, 2006. Based on current grants, total share-based compensation cost for the remainder of fiscal year 2006 is expected to be $57,000.

Omega Protein

On February 27, 2006, Omega granted new options to an employee under its 2000 Long-Term Incentive Plan for the purchase of 10,000 shares of common stock at an exercise price of $6.27 per share, which vest in equal one-third portions on 2007, 2008 and 2009. On May 18, 2006, Omega granted new options to an employee under its 2000 Long-Term for the purchase of 7,500 shares of common stock at an exercise price of $5.93 per share, which vest in equal one-third portions on 2007, 2008, and 2009.

On April 13, 2006 the Omega Protein Board of Directors approved the establishment of the Omega Protein Corporation 2006 Incentive Plan which was approved by Omega’s stockholders and became effective on June 7, 2006. On that date options were granted Omega’s four independent Directors for the purchase of an aggregate of 40,000 shares of common stock at an exercise price of $5.76 per share, which vest in six months and one day from the date of issuance. These were the only options granted during the six months ended June 30, 2006, under the 2006 Incentive Plan.

ZAPATA CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

There were 79,167 stock option exercises during the six months ended June 30, 2006. A summary of option activity under the plans for the six months ended June 30, 2006 is as follows:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value
				(In thousands)

Outstanding at January 1, 2006	4,748,852	$7.35
Granted	57,500	$5.87
Exercised	(79,167)	$3.43
Forfeited or expired	(3,333)	$5.03

Outstanding at June 30, 2006	4,723,852	$7.40	4.3	$6,920

Exercisable at June 30, 2006	4,654,352	$7.43		$6,919

A summary of the status of Omega’s nonvested shares as of June 30, 2006 and changes during the six months ended June 30, 2006, is presented below:

		Weighted-Average
		Grant-Date
Nonvested Shares	Shares	Fair Value
	(In thousands)

Nonvested at January 1, 2006	18,000	$4.66
Granted	57,500	$2.77
Vested	(2,667)	$3.17
Forfeited	(3,333)	$3.04

Nonvested at June 30, 2006	69,500	$2.86

As of June 30, 2006, there was $192,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Omega Plan. That cost is expected to be recognized over a weighted-average period of 3 years. Based on current grants, Omega’s total share-based compensation cost for the remainder of fiscal year 2006 is expected to be approximately $106,000.

For current year grants, the fair value of Omega’s stock options is equal to the estimated present value at grant date using the Black-Scholes option pricing model with the following weighted average assumptions for the stock options granted during the six months ended June 30, 2006: expected dividend yield of 0 percent; expected volatility of 46.96% percent; risk-free interest rate of 4.91 percent; and an expected term of 5 years. The expected dividend yield is based on Omega’s annual dividend payout at grant date. Expected volatility is based on the historical volatility of Omega’s stock for a period approximating the expected life. The risk-free interest rate is based on the U.S. treasury yield in effect at the time of grant and has a term equal to the expected life. The expected term of the options represents the period of time the options are expected to be outstanding.

In May 2005, Omega accelerated the vesting of all unvested, out-of-the-money, explicit service period stock options granted under Omega’s 2000 Long-Term Incentive Plan. The purpose of accelerating vesting was to eliminate future compensation expense that Omega would otherwise recognize in its Statement of Operations with respect to these accelerated stock options upon the adoption by Omega of SFAS No. 123R. A stock option was considered “out-of-the-money” if the stock option exercise price was greater than $6.04, which was the closing price of Omega’s common stock on the New York Stock Exchange on May 5, 2005. As a result of this action, stock options to purchase 390,000 shares of Omega’s common stock became immediately exercisable. The vesting created a modification of stock options; however, there was no impact on the fair value of the options. The weighted average exercise price of all the accelerated stock options was $9.98.

ZAPATA CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Zap.Com

Zap.Com had no share-based grants in the six months ended June 30, 2006 and the year ended December 31, 2005. A summary of option activity under the Zap.Com Plan as of June 30, 2006, and changes during the six months then ended is presented below:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value
(In thousands)

Outstanding at January 1, 2006	511,300	$0.08
Granted	—	—
Exercised	—	—
Forfeited or expired	—	—

Outstanding at June 30, 2006	511,300	$0.08	3.3	$79

Exercisable at June 30, 2006	170,431	$0.08	3.3	$26

No Zap.Com options were exercised during the six months ended June 30, 2006.

A summary of the status of Zap.Com’s nonvested shares as of June 30, 2006 and changes during the six months ended June 30, 2006, is presented below:

		Weighted-Average
		Grant-Date
Nonvested Shares	Shares	Fair Value
	(In thousands)

Nonvested at January 1, 2006	340,869	$0.08
Granted	—	—
Vested	—	—
Forfeited	—	—

Nonvested at June 30, 2006	340,869	$0.08

As of June 30, 2006, there was $18,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Zap.Com Plan. That cost is expected to be recognized over a weighted-average period of 1.3 years. No shares vested during the three months ended June 30, 2006. Based on current outstanding grants, Zap.Com’s total share-based compensation cost for the remainder of fiscal year 2006 is expected to be $7,000.

Reclassification

Certain reclassifications of prior information have been made to conform to the current presentation.

Note 3.	Discontinued Operations

Safety Components

Safety Components International, Inc. (“Safety Components” or “Safety”) is an independent supplier of automotive airbag fabric and cushions and technical fabrics with operations in North America and Europe. Zapata originally purchased its majority interest in Safety in 2003 and accounted for the transaction under the purchase method of accounting. In the third quarter of 2005, Zapata’s Board of Directors approved a plan to pursue a sale of all of the Company’s shares of Safety common stock. Based on this approval, the Company determined that this

ZAPATA CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

subsidiary substantially met the criteria to report the pending sale as “Assets Held for Sale” and the subsidiary as “Discontinued Operations” in accordance with accounting rules. As used throughout this document, all amounts and disclosures related to Safety pertain to “Discontinued Operations.” Zapata closed on the sale of Safety in December 2005.

Operating results of the Company’s discontinued operations are described below.

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2006	2005	2006	2005
		(Unaudited)	(Unaudited)	(Unaudited)
	(Unaudited)	(In thousands)

Revenue from discontinued operations	$—	$59,008	$—	$117,620
Income before taxes and minority interest	—	2,639	—	5,716

Note 4.	Inventories

Inventories are summarized as follows:

	June 30,	December 31,
	2006	2005
	(In thousands)

Fish meal	$16,360	$14,742
Fish oil	13,795	21,552
Fish solubles	533	672
Unallocated inventory cost pool (including off season costs)	22,567	5,926
Other materials and supplies	5,665	3,968

Total consolidated inventory	$58,920	$46,860

Omega Protein’s inventory at June 30, 2006 and December 31, 2005 is stated at the lower of cost or market. The elements of unallocated inventory cost pool include plant and vessel related labor, utilities, rent, repairs and depreciation, to be allocated to inventories produced through the remainder of 2006.

Note 5.	Debt

Long-term debt consisted of the following:

	June 30,	December 31,
	2006	2005
	(In thousands)

U.S. Government guaranteed obligations (Title XI loan) collateralized by a first lien on certain vessels and certain plant assets:
Amounts due in installments through 2016, interest from 6.5%
to 7.6%	$28,492	$29,737
Amounts due in installments through 2014, interest at Eurodollar rates of 5.4% and 4.5% at June 30, 2006 and December 31, 2005, respectively, plus 4.5%	348	359
Other debt at 6.3% to 7.9% at June 30, 2006 and December 31, 2005, respectively	—	5

Total Omega Protein’s debt	28,840	30,101
Less: current maturities	(2,386)	(2,443)

Total consolidated long-term debt	$26,454	$27,658

ZAPATA CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Title XI loans are secured by liens on certain of Omega’s fishing vessels and mortgages on Omega’s Reedville, Virginia and Abbeville, Louisiana plants. Loans are now available under similar terms pursuant to the Title XI program without intervening lenders.

In September 2004, the United States Department of Commerce Fisheries Finance Program (the “FFP”) approved Omega’s financing application in an amount not to exceed $14 million (the “Approval Letter”). Borrowings under the Approval Letter are to be used to finance and/or refinance approximately 73% of the actual depreciable cost of Omega’s future fishing vessels refurbishments and capital expenditures relating to shore-side fishing assets, for a term not to exceed 15 years from inception at interest rates determined by the U.S. Treasury. Final approval for all such future projects requires individual approval through the Secretary of Commerce, National Oceanic and Atmospheric Administration, and National Marine Fisheries Service (“National Marine Fisheries Service”). Borrowings under the FFP are required to be evidenced by security agreements, undertakings, and other documents deemed in the sole discretion of the National Marine Fisheries Service as necessary to accomplish the intent and purpose of the Approval Letter. Omega is required to comply with customary National Marine Fisheries Service covenants as well as certain special covenants. In December 2004, Omega submitted a $4.9 million financing request against the $14 million approval, and subsequently amended that request to include the entire $14 million. Omega closed on the $14 million FFP loan on October 17, 2005.

On December 1, 2005, pursuant to the Title XI program, the United States Department of Commerce approved a second financing application made by Omega in the amount of $16.4 million (the “Second Approval Letter”). In May 2006, Omega submitted a $7.8 million financing request under the Second Approval Letter. As of June 30, 2006, Omega had no borrowings outstanding under the Second Approval Letter.

Omega has a $20 million revolving credit agreement with Bank of America, N.A. (the “Credit Facility”). Borrowings under this facility may be used for working capital and capital expenditures. The Credit Facility permits Omega to borrow up to $31 million of Title XI loans. The term of the Credit Facility expires on October 31, 2007, the maximum borrowing availability tied to Omega’s eligible inventory is $10 million and Omega may not generate a net loss for any two consecutive quarters. The Credit Facility requires that Omega maintain a Fixed Charge Coverage Ratio of 1.25 to 1, as measured on a quarterly basis using the consolidated results of the four fiscal quarter period ending with the applicable reporting period. A commitment fee of 37.5 basis points per annum is payable quarterly on the actual daily amount of the availability under the Credit Facility. The applicable interest rate will be adjusted (up or down) prospectively on a quarterly basis from LIBOR plus 2.00% to LIBOR plus 2.50% or at Omega’s option, Prime minus 0.50% to Prime plus 0.00%, depending upon the Fixed Charge Coverage Ratio being greater than 2.5 times to less than or equal to 1.5 times, respectively. The Credit Facility is collateralized by all of Omega’s trade receivables, inventory and equipment. In addition, the Credit Facility does not allow for the payment of cash dividends or stock repurchases.

As of June 30, 2006, Omega was out of compliance with the Ratio of Earnings to Fixed Charges covenant in the Credit Facility. Omega notified the lender of the covenant non-compliance and received a waiver from the lender.

As of June 30, 2006, Omega had no borrowings outstanding under the Credit Facility. At June 30, 2006 and December 31, 2005, Omega had outstanding letters of credit under the Credit Facility totaling approximately $3.1 million and $8.0 million, respectively, issued in support of worker’s compensation insurance programs as of June 30, 2006 and December 31, 2005 and to purchase fish meal from a third party as of December 31, 2005.

ZAPATA CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 6.	Accrued and Other Current Liabilities

Accrued and other current liabilities are summarized as follows:

	June 30,	December 31,
	2006	2005
	(In thousands)

Salary and benefits	$5,851	$4,318
Insurance	4,610	4,803
Trade creditors	12,408	3,243
Federal and state income taxes	1,872	1,844
Litigation reserves	410	410
Other	1,388	1,232

	$26,539	$15,850

Note 7.	Earnings Per Share Information

The following table details the potential common shares excluded from the calculation of diluted earnings per share because the effect would be antidilutive to the net loss for the period or because the assumed proceeds were greater than the average market price for the period (in thousands, except per share amounts):

			For the Six
	For the Three Months Ended		Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Potential common shares excluded from the calculation of diluted earnings per share:
Stock options (in thousands)	1,237	18	228	12
Weighted average exercise price per share	$5.54	$9.79	$7.05	$10.94

Note 8.	Comprehensive Income

The components of other comprehensive income (loss) are as follows:

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2006	2005	2006	2005
		(Unaudited)	(Unaudited)	(Unaudited)
	(Unaudited)	(In thousands)

Net loss (income) to common stockholders	$(359)	$464	$127	$542
Currency translation adjustment, net of tax effects	3	(8)	5	(7)
Amounts related to discontinued operations, net of tax effects	—	2,292	—	3,912

Total comprehensive (loss) income	$(356)	$2,748	$132	$4,447

Note 9.	Commitments and Contingencies

Litigation

In 2004, two of the Company’s predecessor subsidiaries were named as defendants in fourteen lawsuits filed in the Circuit Courts of Jones and Smith Counties in Mississippi. These fourteen lawsuits included approximately 583 individual plaintiffs, all alleging that they had suffered various illnesses from exposure to asbestos and seeking

ZAPATA CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

damages. The lawsuits assert claims of unseaworthiness, negligence, and strict liability, primarily based upon the status of the Company’s predecessors as Jones Act employers. These cases include numerous defendants and, in general, the defendants are all alleged to have been the Jones Act employers of these plaintiffs and/or manufactured, distributed or utilized products containing asbestos.

Since these lawsuits involved multiple plaintiffs suing multiple defendants, the plaintiffs were ordered to prepare data sheets specifying the companies they were employed by and the asbestos-containing products to which they were allegedly exposed. Through this process, approximately 31 plaintiffs have identified the Company and/or its predecessor subsidiaries as their employer. Once the data sheet process is complete, we expect that the Company will be dismissed from any case where it is not identified as the employer. Only minimal medical information regarding the alleged asbestos-related disease suffered by the plaintiffs has been provided. Accordingly, the Company is unable to estimate its potential exposure to these lawsuits. The Company and predecessor subsidiaries maintained insurance which it believes will be available to respond to the majority of these claims. The Company intends to defend itself vigorously in all of these cases and, based on the information available to the Company at this time, the Company does not expect the outcome of these lawsuits to have a material adverse effect on its financial position, results of operations or cash flows; however, there can be no assurance as to the ultimate outcome of these lawsuits or additional similar lawsuits, if any, that may be filed.

Zapata is involved in litigation relating to claims arising out of its past and current operations in the normal course of business. Zapata maintains insurance coverage against such potential ordinary course claims in an amount in which it believes to be adequate. While the results of any ultimate resolution cannot be predicted, in the opinion of Zapata’s management, based upon discussions with counsel, any losses resulting from these matters will not have a material adverse effect on Zapata’s results of consolidated operations, cash flow or financial position.

Environmental Matters

During the third quarter of 2005, Zapata was notified by Weatherford International Inc. (“Weatherford”) of a claim for reimbursement of approximately $200,000 in connection with the investigation and cleanup of purported environmental contamination at two properties formerly owned by a non-operating Zapata subsidiary. The claim was made under an indemnification provision given by Zapata to Weatherford in a 1995 asset purchase agreement and relates to alleged environmental contamination that purportedly existed on the properties prior to the date of the sale. Weatherford has also advised the Company that it anticipates that further remediation and cleanup may be required, although they have not provided any information regarding the cost of any such future clean up.

Based upon the initial review of the environmental expert that the Company retained, the Company wrote to Weatherford’s counsel on May 30, 2006. In this letter, the Company challenged any responsibility to indemnify Weatherford based in part on the possibility that Weatherford either a) failed to mitigate any existing on-site conditions post-closing or b) exacerbated any existing on-site conditions post-closing.

Given the above, while it is reasonably possible that some costs may be incurred related to this site, the Company presently has inadequate information to enable it to estimate any reasonably possible range of estimated liability relating to these sites beyond the specific amount claimed to date by Weatherford. Further, there can be no assurance that the Company will not incur material costs and expenses in connection with any further investigation and remediation at the site.

Zapata and its subsidiaries are subject to various possible claims and lawsuits regarding environmental matters in addition to those discussed above. Zapata’s management believes that costs, if any, related to these matters will not have a material adverse effect on the consolidated results of operations, cash flows or financial position of the Company.

ZAPATA CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Guarantees

The Company has applied the disclosure provisions of FASB Interpretation No. 45 (FIN 45), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” to its agreements containing guarantee or indemnification clauses. These disclosure provisions expand those required by SFAS No. 5, “Accounting for Contingencies,” by requiring a guarantor to disclose certain types of guarantees, even if the likelihood of requiring the guarantor’s performance is remote. The following is a description of arrangements in which the Company is the guarantor.

Throughout its history, the Company has entered into numerous transactions relating to the sale, disposal or spin-off of past operations. Pursuant to certain of these transactions, the Company may be obligated to indemnify other parties to these agreements. These obligations include indemnifications for losses incurred by such parties arising out of the operations of such businesses prior to these transactions or the inaccuracy of representations of information supplied by the Company in connection with such transactions. These indemnification obligations were in effect prior to December 31, 2002 and are therefore grandfathered under the provisions of FIN No. 45. Accordingly, no liabilities have been recorded for the indemnification clauses in these agreements.

Note 10.	Related Party Transactions

Zap.Com Corporation

Since its inception, Zap.Com has utilized the services of the Zapata’s management and staff under a shared services agreement that allocated these costs on a percentage of time basis. Zap.Com also subleases its office space in Rochester, New York from Zapata. Under the sublease agreement, annual rental payments are allocated on a cost basis. Zapata has waived its rights under the shared services agreement to be reimbursed for these expenses since May 1, 2000. For each of the three months and six months ended June 30, 2006 and 2005, approximately $3,000 and $6,000, respectively, was recorded as contributed capital for these services.

Other

In February 2005, the Company modified the terms of certain outstanding stock options held by Darcie Glazer and Edward Glazer, to extend the early termination of the exercise period following Darcie Glazer’s termination of employment with the Company in 2001. Consistent with FASB Interpretation No. 44, “Accounting for Certain Transactions involving Stock Compensation (an interpretation of APB Opinion No. 25),” the Company recorded a compensation charge of approximately $353,000 related to this modification during the first quarter of 2005.

During 2002, the Company finalized the terms of a consulting agreement with its former Chairman of the Board of Directors, Malcolm Glazer. Subject to the terms of the agreement, the Company paid Malcolm Glazer $122,500 per month until April 30, 2006. The agreement also provided for health and medical benefits for Mr. Glazer and his wife. Subsequent to the termination of the agreement on April 30, 2006, the Company has continued to provide health and medical benefits for Mr. Glazer and his wife under the Company’s Senior Executive Retiree Health Care Benefit Plan. These health insurance benefits are consistent with Zapata’s existing benefits available to employees. During the second quarter of 2006, the Company recorded $831,000 in selling, general and administrative expenses to reflect the total estimated liability for Mr. Glazer’s participation in this plan.

Note 11.	Recently Issued Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes.” The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Specifically, the pronouncement prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related derecognition, classification, interest and penalties, accounting

ZAPATA CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

for interim periods, disclosure and transition of uncertain tax positions. The interpretation is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact, if any, of this new pronouncement on its consolidated financial statements.

Note 12.	Qualified Defined Benefit Plans

Zapata and Omega Protein have separate and independent noncontributory defined benefit plans covering certain U.S. employees. Both Zapata and Omega’s defined benefit pension plans were frozen as of June 30, 2006. Additionally, Zapata has a supplemental pension plan, which provides supplemental retirement payments to certain former senior executives of Zapata.

The amounts shown below reflect the consolidated defined benefit pension plan expense for Zapata and Omega Protein, including Zapata’s supplemental pension plan expense.

Components of Net Periodic Benefit Cost

			For the Six Months
	For the Three Months Ended June 30,		Ended June 30,
	2006	2005	2006	2005
		(Unaudited)	(Unaudited)	(Unaudited)
	(Unaudited)	(In thousands)

Service cost	$13	$10	$26	$21
Interest cost	629	645	1,258	1,291
Expected return on plan assets	(714)	(734)	(1,428)	(1,468)
Amortization of transition assets and other deferrals	428	375	856	751

Net periodic benefit cost	$356	$296	$712	$595

Zapata’s defined benefit pension plan was frozen on January 15, 2006. In accordance with ERISA rules and regulations, new employees after that date will not be able to participate in the pension plan and further benefits will no longer accrue for existing participants. Additionally, the freezing of the plan caused the Company to recognize a curtailment loss of approximately $147,000 during the first quarter of 2006, which represents the balance of the unamortized prior service cost. Zapata plans to make no contributions to its pension plan or to its supplemental pension plan in 2006.

Omega’s defined benefit pension plan was frozen on July 31, 2002. As of June 30, 2006, Omega had made contributions to the pension plan totaling $432,000. Omega expects to make contributions of $2.2 million to the pension plan during the remainder of 2006. No contributions to Omega’s pension plan were made during fiscal 2005.

Note 13.	Hurricane Losses

On August 29, 2005, Omega’s Moss Point, Mississippi fish processing facility and adjacent shipyard were severely damaged by Hurricane Katrina. On September 24, 2005, Omega’s Cameron, Louisiana and the Abbeville, Louisiana fish processing facilities were also severely damaged by Hurricane Rita. For the three month and six month periods ended June 30, 2006, $192,000 and $433,000 of additional clean-up costs were recognized.

In order to facilitate the insurance recovery process, on July 28, 2006, Omega filed a lawsuit against its property insurance carriers, Lexington Insurance Company and RSUI Indemnity Company, in U.S. District Court for the Western District of Louisiana, alleging breach of contract and bad faith based on the insurance carriers’ failure to pay amounts due to the Company under its property insurance policies for damages sustained from Hurricanes Katrina and Rita in the third quarter of 2005. The Company seeks recovery in a jury trial of all available damages to which it is entitled by law, legal interest on those damages, the cost of the litigation and any other

ZAPATA CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

damages as the court deems appropriate. The total damages sought in the lawsuit are in excess of the amount Omega has remaining as a receivable relating to its initial recorded hurricane claim from its property insurance carriers. Omega believes collection of the recorded receivable is probable; however, an unfavorable outcome of the proceeding could have a material impact on Omega’s financial position and result of operations.

Note 14.	Industry Segment and Geographic Information

The following summarizes certain financial information of each segment for the three months ended June 30, 2006 and 2005:

					Interest	Income
		Operating		Depreciation	(Expense)	Tax
		Income	Total	and	Income,	(Provision)	Capital
	Revenues	(Loss)	Assets	Amortization	Net	Benefit	Expenditures

Three Months Ended June 30, 2006
Zap.Com	$—	$(44)	$1,744	$—	$21	$—	$—
Corporate	—	(1,964)	91,614	4	896	177	—
Omega Protein	33,338	1,473	210,895	2,950	(353)	(386)	6,932

	$33,338	$(535)	$304,253	$2,954	$564	$(209)	$6,932

Three Months Ended June 30, 2005
Zap.Com	$—	$(35)	$1,782	$1	$12	$—	$—
Corporate	—	(1,299)	44,714	8	186	255	—
Omega Protein	27,510	764	194,186	3,331	(52)	(283)	5,545
Discontinued Operations	—	—	118,166	—	—	—	—

	$27,510	$(570)	$358,848	$3,340	$146	$(28)	$5,545

					Interest	Income
		Operating		Depreciation	(Expense)	Tax
		Income	Total	and	Income,	(Provision)	Capital
	Revenues	(Loss)	Assets	Amortization	Net	Benefit	Expenditures

Six Months Ended June 30, 2006
Zap.Com	$—	$(74)	$1,744	$—	$40	$—	$—
Corporate	—	(3,453)	91,614	10	1,712	(120)	—
Omega Protein	61,641	4,889	210,895	6,352	(645)	(962)	13,467

	$61,641	$1,362	$304,253	$6,362	$1,107	$(1,082)	$13,467

Six Months Ended June 30, 2005
Zap.Com	$—	$(65)	$1,782	$1	$22	$—	$—
Corporate	—	(2,933)	44,714	19	346	695	—
Omega Protein	51,341	1,042	194,186	6,661	(175)	(292)	11,312
Discontinued Operations	—	—	118,166	—	—	—	—

	$51,341	$(1,956)	$358,848	$6,681	$193	$403	$11,312

ZAPATA CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 15.	Stock Option Plans

Zapata Corporate

Zapata’s Amended and Restated Special Incentive Plan (the “1987 Plan”), which was stockholder approved, provides for the granting of stock options and the awarding of restricted stock. Under the 1987 Plan, options may be granted at prices equivalent to the market value of the common stock at the date of grant. Options become exercisable on dates as determined by the Zapata Board of Director’s Compensation Committee, provided that the earliest such date cannot occur before six months after the date of grant. Unexercised options will expire on varying dates, up to a maximum of ten years from the date of grant. All options granted vest ratably over three years beginning on the first anniversary of the date of grant and have an exercise price equal to the fair market value of the stock at grant date. The 1987 Plan provided for the issuance of up to 480,000 shares of the common stock. During 1992, the stockholders approved an amendment to the 1987 Plan that provided for the automatic grant of a nonqualified stock option to directors of Zapata who are not employees of Zapata or any subsidiary of Zapata.

On December 5, 1996, the Company’s stockholders approved a long-term incentive plan (the “1996 Plan”). The 1996 Plan provides for the granting of restricted stock, stock appreciation rights, stock options and other types of awards to key employees of the Company. Under the 1996 Plan, options may be granted by the Committee at prices equivalent to the market value of the common stock on the date of grant. Options become exercisable in one or more installments on such dates as the Committee may determine. Unexercised options will expire on varying dates up to a maximum of ten years from the date of grant. All options granted vest ratably over three years beginning on the first anniversary of the date of grant and have an exercise price equal to the fair market value of the stock at grant date. The 1996 Plan provides for the issuance of options to purchase up to 8.0 million shares of common stock.

In May 2002, the Stockholders approved a special share-based compensation grant of 8,000 stock options to each of the six non-employee directors of the Company. These grants had been approved by the Board of Directors and awarded by the Company in March of 2002. These grants are non-qualified options with a ten year life and are exercisable in cumulative one-third installments vesting annually beginning on the first anniversary of the date of grant.

Omega Protein

On January 26, 1998, the 1998 Long-Term Incentive Plan of Omega Protein Corporation (the “1998 Incentive Plan”) was approved by Omega’s Board. The 1998 Incentive Plan provides for the grant of any or all of the following types of awards: stock options, stock appreciation rights, stock awards and cash awards. These options generally vest ratably over three years from the date of grant and expire ten years from the date of grant.

On January 26, 1998, the Non-Management Director Stock Option Plan (the “Directors Plan”) was approved by Omega’s Board. The Directors Plan provides that the initial Chairman of the Board of Omega be granted options to purchase 568,200 shares of Common Stock and each other initial non-employee director of Omega will be granted options to purchase 14,200 shares of Common Stock at a price determined by Omega’s Board.

On June 27, 2000, the 1998 Incentive Plan and the Director Plan were amended and restated in their entirety and renamed the 2000 Long-Term Incentive Plan (“2000 Incentive Plan”), and the 2000 Incentive Plan was approved by Omega’s stockholders. Under the 2000 Incentive Plan, Omega is authorized to issue shares of Common Stock pursuant to “Awards” granted in various forms, including incentive stock options (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended), non-qualified stock options, and other similar stock-based Awards. The substantive changes from the 1998 Incentive Plan and the Directors Plan in the amendment and restatement of the 2000 Incentive Plan were (a) the 2000 Incentive Plan allows annual option grant awards of 10,000 shares to each non-employee Director of Omega and (b) the 2000 Incentive Plan allows for the aggregate number of option shares available for issuance under the plan to equal 25% of the number of shares of Omega common stock outstanding at any time with an absolute maximum of no more than 15 million shares

ZAPATA CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

available for awards at any time. Reference is made to Omega’s 2000 proxy statement for a complete summary of all the differences among the three plans.

On April 13, 2006 the Omega Protein Board of Directors approved the establishment of the Omega Protein Corporation 2006 Incentive Plan which was approved by Omega’s stockholders and became effective on June 7, 2006.

Zap.Com

The Zap.Com 1999 Long-Term Incentive Plan (the “1999 Plan”), which was approved by stockholders, allows Zap.Com to provide awards to existing and future officers, employees, consultants and directors from time to time. The 1999 Plan is intended to promote the long-term financial interests and growth of Zap.Com by providing employees, officers, directors, and consultants of Zap.Com with appropriate incentives and rewards to enter into and continue in the employment of, or relationship with, Zap.Com and to acquire a proprietary interest in the long-term success of Zap.Com. Under the 1999 Plan, 3,000,000 shares of common stock are available for awards. The 1999 Plan provides for the grant of any or all of the following types of awards: stock options, stock appreciation rights, stock awards, cash awards, or other rights or interests. Allocations of awards are made by the Zap.Com Board of Directors at its sole discretion within the provisions of the 1999 Plan. Stock options granted under the 1999 Plan are non-qualified options with a five year life and are exercisable in cumulative one-third installments vesting annually beginning on the first anniversary of the date of grant.

Note 16.	Subsequent Event

On September 8, 2006, the Company entered into a stock purchase agreement with our majority owned subsidiary, Omega Protein Corporation, which provides for the repurchase of shares of Omega Protein common stock held by us. Under this agreement, Omega has agreed to repurchase 9,268,292 Omega shares from us for a purchase price of $5.125 per share, or $47.5 million in the aggregate, in cash. In the agreement we also granted Omega with a call option to acquire for an exercise price of $4.50 per share, payable in cash, not less than all of our remaining 5,232,708 Omega shares which we do not dispose of prior to the exercise of the option. The option is exercisable from the 270th day until the 390th day after the initial closing under the stock purchase agreement.

Based on the $5.125 per share value implied by the contemplated sale under the Purchase Agreement, the Company concluded that it expects to record an estimated impairment charge of approximately $6.1 million, net of tax effects, in the third quarter of fiscal 2006 with respect to its Omega Common Stock. This includes an estimated impairment charge on the remaining 5,232,708 shares of approximately $3.6 million, net of taxes, which would be recorded in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

The exact amount of the total impairment recognized will depend upon a number of factors and will not be known until the conclusion of the sale of all of the Company’s shares of Omega Common Stock. First, Omega’s financial statements will continue to be consolidated with Zapata’s until the Closing. Generally, the ultimate loss recognized on the transaction will increase (decrease) as Zapata consolidates net income (loss) related to Omega’s operations. Subsequent to the Closing, Zapata will own approximately 33% of Omega’s common stock and will account for its remaining investment in Omega under the equity method.

Second, the amount of the impairment on the remaining shares will be affected by the price at which Zapata ultimately agrees to sell the remaining shares. Zapata’s Board of Directors has authorized Zapata to seek purchasers for its remaining 5,232,708 Omega shares at a price of $4.50 per share or higher. If Zapata enters into an agreement to sell the remaining shares at a price above or below $5.125 per share prior to reporting its results for the third quarter of fiscal 2006, Zapata would be required to decrease or increase, as appropriate, its estimated impairment charge which will be recognized during the third quarter.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information reflect our financial position as of June 30, 2006, and our results of operations for the fiscal year ended December 31, 2005, and the six months ended June 30, 2006, giving effect to the sale of 9,268,292 shares of Omega Protein common stock. Historical financial data used to prepare the pro forma financial statements were derived from the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2005, and the unaudited financial statements in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, which are included in this Information Statement. This unaudited pro forma condensed consolidated financial information should be read in conjunction with our historical consolidated financial statements and the notes thereto. The unaudited pro forma condensed consolidated financial information set forth below is not necessarily indicative of what the actual results of operations would have been had these events occurred as of the dates indicated and is not intended to be a projection of future results.

The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of operations are based on assumptions and approximations that our management believes are reasonable. They do not reflect in precise numerical terms the impact of the transaction on the historical financial statements, and are subject to change. Such pro forma financial information should not be used as a basis for forecasting the future operations of Zapata. The pro forma financial information is presented for illustrative purposes only, and is not necessarily indicative of any future results of operations, or the results that might have occurred if the sale of 9,268,292 shares of Omega Protein had actually occurred on the indicated dates.

ZAPATA CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2006

		Pro Forma Adjustments
	Zapata	Omega	Other
	Corporation	Protein	Pro Forma		Pro Forma
	(Note 1)	(Note 2)	Adjustments		(Note 3)
	(In thousands, except per share amounts)

ASSETS
Current assets:
Cash and cash equivalents	$88,326	$11,686	$47,500	(a)	$124,140
Accounts receivable, net	27,763	27,573	—		190
Inventories, net	58,920	58,920	—		—
Prepaid expenses and other current assets	4,713	3,701	—		1,012

Total current assets	179,722	101,880	47,500		125,342

Investment in unconsolidated affiliate	—	—	26,818	(b)	26,818
Other assets, net	23,101	7,593	3,429	(c)	18,937
Property, plant and equipment, net	101,430	101,422	—		8

Total assets	$304,253	$210,895	$77,747		$171,105

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$2,386	$2,386	$—		$—
Accounts payable	1,450	1,277	—		173
Accrued and other current liabilities	26,539	23,916	603	(d)	3,226

Total current liabilities	30,375	27,579	603		3,399

Long-term debt	26,454	26,454	—		—
Pension liabilities	11,842	10,984	—		858
Other liabilities and deferred taxes	1,885	—	(675	)(e)	1,210

Total liabilities	70,556	65,017	(72)		5,467

Commitments and contingencies
Minority interest	61,692	—	(61,657	)(f)	35
Stockholders’ equity:
Preferred stock, $.01 par; 1,600,000 shares authorized; none issued or outstanding	—	—	—		—
Preference stock, $.01 par; 14,400,000 shares authorized; none issued or outstanding	—	—	—		—
Common stock, $0.01 par, 132,000,000 shares authorized; 24,614,536 shares issued; and 19,182,456 shares outstanding	246	256	256	(g)	246
Capital in excess of par value	162,929	116,875	118,329	(h)	164,382
Retained earnings	45,254	38,409	26,040	(i)	32,885
Treasury stock, at cost, 5,432,080 shares	(31,668)	(2,035)	(2,035	)(g)	(31,668)
Accumulated other comprehensive loss	(4,756)	(7,627)	(3,114	)(g)	(243)

Total stockholders’ equity	172,005	145,878	139,476		165,603

Total liabilities and stockholders’ equity	$304,253	$210,895	$77,747		$171,105

Note 1:	Represents Zapata Corporation’s reported unaudited condensed consolidated balance sheet, which includes Zapata’s 58% ownership of Omega Protein.

Note 2:	Represents Omega Protein’s unaudited condensed consolidated balance sheet, net of certain intercompany adjustments.

Note 3:	Represents Zapata Corporation’s unaudited pro forma condensed consolidated balance sheet assuming Zapata sold 9,268,292 shares to Omega on June 30, 2006.

(a)	Reflects the agreed upon purchase price of $5.125 per share, or $47.5 million in the aggregate, for 9,268,292 of Zapata’s 14,501,000 shares of Omega Protein.

(b)	Represents Zapata’s remaining 33% investment in Omega Protein’s equity after the close of the sale, assuming Zapata sold 9,268,292 shares to Omega on June 30, 2006.

(c)	Reflects a reclassification adjustment from deferred tax liabilities to deferred tax assets. Deferred tax liabilities were reduced to reflect the adjusted post-transaction book vs. tax basis difference. This reduction resulted in a change from a net long-term deferred tax liability position to a net long-term asset position which required the reclassification in accordance with SFAS No. 109.

(d)	Reflects the estimated alternative minimum taxes and general and administrative costs to dispose of Omega Protein.

(e)	Reflects the reduction of long-term deferred tax liabilities to zero for the reversal of previously recognized deferred tax liabilities for periods in which Omega Protein was consolidated for book purposes and not consolidated for tax purposes.

(f)	Reflects the elimination of Minority Interest related to Omega Protein.

(g)	Reflects Omega pro forma adjustments in equity which are eliminated in consolidation.

(h)	Reflects the elimination of the investment in Omega and subsequent adjustments.

(i)	Reflects the change in net income resulting from the pro forma adjustments to the June 30, 2006 unaudited pro forma condensed consolidated balance sheet.

ZAPATA CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2006

		Pro Forma Adjustments
	Zapata	Omega	Other
	Corporation	Protein	Pro Forma		Pro Forma
	(Note 1)	(Note 2)	Adjustments		(Note 3)
	(In thousands, except per share amounts)

Revenues	$61,641	$61,641	$—		$—
Cost of revenues	49,313	49,313	—		—

Gross profit	12,328	12,328	—		—
Operating expenses:
Selling, general and administrative	10,533	7,006	—		3,527
Loss resulting from natural disaster	433	433	—		—

Total operating expenses	10,966	7,439	—		3,527

Operating income (loss)	1,362	4,889	—		(3,527)

Other income (expense):
Interest income	2,159	407	—		1,752
Interest expense	(1,052)	(1,052)	—		—
Other, net	68	(126)	—		194

	1,175	(771)	—		1,946
Income (loss) before income taxes and minority interest	2,537	4,118	—		(1,581)
Provision for income taxes	(1,082)	(962)	—		(120)
Minority interest in net income of consolidated subsidiaries	(1,328)	(1,329)	—		1
Equity in earnings of unconsolidated subsidiaries	—	—	1,046	(a)	1,046

Income (loss) from continuing operations	$127	$1,827	$1,046		$(654)

Income (loss) from continuing operations per share — basic and diluted (Note 4)	$0.01				$(0.03)
Weighted average common shares outstanding:
Basic	19,176				19,176

Diluted	19,383				19,176

Note 1:	Represents Zapata Corporation’s reported unaudited condensed consolidated statements of operations which includes Zapata’s ownership of Omega Protein.

Note 2:	Represents the unaudited condensed consolidated statement of operations of Omega Protein, including minority interest which represents the minority stockholders’ interest in the net income of Omega Protein.

Note 3:	Represents Zapata Corporation’s unaudited pro forma condensed consolidated statement of operations assuming Zapata sold 9,268,292 shares to Omega on January 1, 2005.

Note 4:	Basic income from continuing operations per share was computed by dividing the income from continuing operations by the weighted average common shares outstanding during the period. Diluted income from continuing operations per share excluded options that had an exercise price greater than the average market price of the common shares for the period, or options that would be antidilutive to the loss.

(a)	Represents Zapata’s portion of Omega’s net income under the equity method of accounting assuming the Company sold 9,268,292 shares in Omega on January 1, 2005.

ZAPATA CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2005

		Pro Forma Adjustments
	Zapata	Omega	Other
	Corporation	Protein	Pro Forma		Pro Forma
	(Note 1)	(Note 2)	Adjustments		(Note 3)
	(In thousands, except per share amounts)

Revenues	$109,896	$109,896	$—		$—
Cost of revenues	91,985	91,985	—		—

Gross profit	17,911	17,911	—		—
Operating expenses:
Selling, general and administrative	18,572	13,055	—		5,517
Loss resulting from natural disaster	15,743	15,743	—		—

Total operating expenses	34,315	28,798	—		5,517

Operating loss	(16,404)	(10,887)	—		(5,517)

Other income (expense):
Interest income	1,911	615	—		1,296
Interest expense	(1,255)	(1,255)	—		—
Other, net	199	73	—		126

	855	(567)	—		1,422
Loss before income taxes and minority interest	(15,549)	(11,454)	—		(4,095)
Benefit for income taxes	6,748	4,268	—		2,480
Minority interest in net loss of consolidated subsidiaries	3,027	3,026	—		1
Equity in loss of unconsolidated subsidiaries	—	—	(2,388	)(a)	(2,388)

Loss from continuing operations	$(5,774)	$(4,160)	$(2,388)		$(4,002)

Loss from continuing operations per share — basic and diluted (Note 4)	$(0.30)				$(0.21)

Weighted average common shares outstanding:
Basic	19,136				19,136

Diluted	19,136				19,136

Note 1:	Represents Zapata Corporation’s reported unaudited condensed consolidated statements of operations which includes Zapata’s ownership of Omega Protein.

Note 2:	Represents the unaudited condensed consolidated statement of operations of Omega Protein, including minority interest which represents the minority stockholders’ interest in the net loss of Omega Protein.

Note 3:	Represents Zapata Corporation’s unaudited pro forma condensed consolidated statement of operations assuming Zapata sold 9,268,292 shares to Omega on January 1, 2005.

Note 4:	Basic income from continuing operations per share was computed by dividing the income from continuing operations by the weighted average common shares outstanding during the year. Diluted income from continuing operations per share excluded options that had an exercise price greater than the average market price of the common shares for the period, or options that would be antidilutive to the loss.

(a)	Represents Zapata’s portion of Omega’s net loss under the equity method of accounting assuming the Company sold 9,268,292 shares in Omega on January 1, 2005.

OMEGA PROTEIN CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2005	2004
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$26,362	$32,757
Receivables, net	23,941	14,025
Amounts due from majority owner	105	105
Inventories	46,860	40,442
Prepaid expenses and other current assets	1,122	1,515

Total current assets	98,390	88,844
Other assets, net	1,579	1,798
Deferred tax assets, net	6,293	1,754
Property, plant and equipment, net	93,965	97,766

Total assets	$200,227	$190,162

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$2,443	$1,661
Accounts payable	3,849	2,529
Accrued liabilities	12,202	10,233
Deferred tax liabilities, net	776	1,284

Total current liabilities	19,270	15,707
Long-term debt, net of current maturities	27,658	15,943
Pension liabilities, net	10,932	8,845

Total liabilities	57,860	40,495

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000,000 shares; none issued	—	—
Common Stock, $0.01 par value; authorized 80,000,000 shares; 25,447,409 and 25,258,309 shares issued and 25,034,309 and 24,845,209 shares outstanding at December 31, 2005 and 2004, respectively	255	253
Capital in excess of par value	116,512	115,803
Retained earnings	35,253	42,439
Accumulated other comprehensive loss	(7,618)	(6,793)
Common stock in treasury, at cost — 413,100 shares	(2,035)	(2,035)

Total stockholders’ equity	142,367	149,667

Total liabilities and stockholders’ equity	$200,227	$190,162

See notes to unaudited consolidated financial statements.

OMEGA PROTEIN CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2005	2004	2003

Revenues	$109,896	$119,645	$117,926
Cost of sales	91,985	104,237	99,028

Gross profit	17,911	15,408	18,898
Selling, general and administrative expenses	12,906	9,933	9,484
Loss resulting form natural disaster, net (see Note 12 — Hurricane Losses)	15,743	—	—
Loss (gain) on disposal of assets	149	187	(115)

Operating income (loss)	(10,887)	5,288	9,529
Interest income	615	594	443
Interest expense	(1,255)	(965)	(1,134)
Other income (expense), net	73	(221)	(234)

Income (loss) before income taxes	(11,454)	4,696	8,604
Provision (benefit) for income taxes	(4,268)	1,494	2,806

Net income (loss)	$(7,186)	$3,202	$5,798

Basic earnings (loss) per share	$(0.29)	$0.13	$0.24

Weighted average common shares outstanding	24,974	24,514	24,193

Diluted earnings (loss) per share	$(0.29)	$0.12	$0.22

Weighted average common shares and potential common shares outstanding	24,974	26,429	25,807

See notes to unaudited consolidated financial statements.

OMEGA PROTEIN CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2005	2004	2003
	(In thousands)

Cash flow (used in) provided by operating activities:
Net income (loss)	$(7,186)	$3,202	$5,798
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	13,301	11,066	12,903
Involuntary conversion from natural disaster	8,324	—	—
Loss (Gain) on disposal of assets, net	149	187	(115)
Provisions for losses on receivables	30	11	191
Deferred income taxes	(4,268)	1,494	2,806
Changes in assets and liabilities:
Receivables	(11,946)	5,830	(7,007)
Amounts due from majority owner	—	3	(105)
Inventories	(6,418)	(37)	1,534
Prepaid expenses and other current assets	393	5	(636)
Other assets	(528)	328	392
Accounts payable	1,320	(855)	765
Accrued liabilities	1,969	(1,325)	(3,322)
Pension liability, net	817	696	(1,428)
Other, net	(61)	20	118

Total adjustments	3,082	17,423	6,096

Net cash (used in) provided by operating activities	(4,104)	20,625	11,894

Cash flow provided by (used in) investing activities:
Proceeds from disposition of assets	364	74	162
Proceeds from insurance company, hurricanes	2,000	—	—
Capital expenditures	(17,590)	(22,907)	(14,930)

Net cash used in investing activities	(15,226)	(22,833)	(14,768)

Cash flow (used in) provided by financing activities:
Principal payments of long term debt	(1,503)	(1,567)	(1,690)
Proceeds from borrowings	14,000	—	5,352
Proceeds from stock options exercised	425	1,163	1,174

Net cash provided by (used in) financing activities	12,922	(404)	4,836

Effect of exchange rate changes on cash and cash equivalents	13	(5)	(38)

Net (decrease) increase in cash and cash equivalents	(6,395)	(2,617)	1,924
Cash and cash equivalents at beginning of year	32,757	35,374	33,450

Cash and cash equivalents at end of year	$26,362	$32,757	$35,374

Supplemental cash flow information:
Cash paid (received) during the year for:
Interest	$1,153	$1,236	$1,030
Income taxes	$—	$(500)	$500

In 2005, 2004 and 2003, approximately 0, 2,700, and 12,000 shares, respectively, of the Company’s common stock were issued to Directors as fees in a non cash transaction as payment in lieu of Board retainer and per diem fees. Expenses were recognized on these non cash transactions of $0, $21,000, and $60,000 for 2005, 2004, and 2003, respectively.

See notes to unaudited consolidated financial statements.

OMEGA PROTEIN CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

					Accumulated
			Capital		Other	Treasury	Total
	Common Stock		Excess of	Retained	Comprehensive	Stock	Stockholders’
	Shares	Amount	Par Value	Earnings	Income (Loss)	Amount	Equity
	(In thousands)

Balance at December 31, 2002	24,383	$244	$112,025	$33,439	$(8,637)	$(2,035)	$135,036
							$—
Issuance of common stock	419	4	1,278	—	—	—	1,282
Tax benefit from exercise of stock options			387	—	—	—	387
Comprehensive income:
Net income	—	—	—	5,798	—	—	5,798
Other comprehensive income:
Minimum pension liability, net of tax expense of $1,418	—	—	—	—	2,752	—	2,752
Foreign translation adjustment, net of tax benefit	—	—	—	—	(38)		(38)

Total comprehensive income	—	—	—	5,798	2,714	—	8,512

Balance at December 31, 2003	24,802	$248	$113,690	$39,237	$(5,923)	$(2,035)	$145,217
Issuance of common stock	457	5	1,194	—	—	—	1,199
Tax benefit from exercise of stock options			919	—	—	—	919
Comprehensive income:
Net income	—	—	—	3,202	—	—	3,202
Other comprehensive loss:
Minimum pension liability, net of tax benefit of $446	—	—	—	—	(865)	—	(865)
Foreign translation adjustment, net of tax benefit	—	—	—	—	(5)	—	(5)

Total comprehensive income (loss)	—	—	—	3,202	(870)	—	2,332

Balance at December 31, 2004	25,259	$253	$115,803	$42,439	$(6,793)	$(2,035)	$149,667
Issuance of common stock	188	2	362	—	—	—	364
Tax benefit from exercise of stock options	—	—	347	—	—	—	347
Comprehensive income (loss):
Net loss	—	—	—	(7,186)	—	—	(7,186)
Other comprehensive loss:
Minimum pension liability, net of tax benefit of $432	—	—	—	—	(838)	—	(838)
Foreign translation adjustment, net of tax benefit	—	—	—	—	13	—	13

Total comprehensive loss	—	—	—	(7,186)	(825)	—	(8,011)

Balance at December 31, 2005	25,447	$255	$116,512	$35,253	$(7,618)	$(2,035)	$142,367

See notes to unaudited consolidated financial statements.

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1.	Significant Accounting Policies Summary of Operations and Basis of Presentation

Business Description

Omega Protein Corporation (“Omega” or the “Company”) produces and markets a variety of products produced from menhaden (a herring-like species of fish found in commercial quantities in the U.S. coastal waters of the Atlantic Ocean and Gulf of Mexico), including regular grade and value-added specialty fish meals, crude and refined fish oils and fish solubles. The Company’s fish meal products are primarily used as a protein ingredient in animal feed for swine, cattle, aquaculture and household pets. Fish oil is utilized for animal and aquaculture feeds, industrial applications, as well as for additives to human food products and dietary supplements. The Company’s fish solubles are sold primarily to livestock feed manufacturers, aquaculture feed manufacturers and for use as an organic fertilizer.

Consolidation

The consolidated financial statements include the accounts of Omega and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Financial Statement Preparation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Company’s financial statements and the accompanying notes and the reported amounts of revenues and expenses during the reporting period. Actual amounts, when available, could differ from those estimates and those differences could have a material affect on the financial statements.

The Company has reclassified certain amounts previously reported to conform with the presentation at December 31, 2005.

Hurricane Losses

On August 29, 2005, the Company’s Moss Point, Mississippi fish processing facility and adjacent shipyard were severely damaged by Hurricane Katrina. On September 25, 2005, the Company’s Cameron, Louisiana and Abbeville, Louisiana fish processing facilities were also severely damaged by Hurricane Rita. Each of these facilities was non-operational immediately after these weather events. Operations at the Moss Point fish processing facility, the Abbeville fish processing facility and the shipyard were re-established in mid-October, 2005, but at reduced processing capabilities. The Company is currently rebuilding its Cameron, Louisiana facility and expects it to be fully operational by mid 2006.

The direct impact of the two hurricanes upon the Company was a loss of physical inventories and physical damage to the plants. The interruption of processing capabilities caused the Company to address the impact of abnormal downtime of its processing facilities, which resulted in the immediate recognition of costs which would ordinarily have been captured as inventory costs. The amounts of these losses are more fully described in Notes 2, 3, 5 and 12.

The Company maintains insurance coverage for a variety of these damages, most notably property, inventory and vessel insurance. The nature and extent of the insurance coverage varies by line of policy and the Company has recorded insurance recoveries as accounts receivable based on estimates. The Company anticipates that further recoveries could be available, but such additional recoveries will require further analysis and discussions with the Company’s insurance carriers. Such recoveries, if any, would be recognized in future periods once they are deemed probable. The Company does not maintain business interruption insurance in any material amounts.

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Revenue Recognition

The Company derives revenue principally from the sales of a variety of protein and oil products derived from menhaden. The Company recognizes revenue for the sale of its products when title and rewards of ownership to its products are transferred to the customer.

Cash and Cash Equivalents

The Company considers cash in banks and short-term investments with original maturities of three months or less as cash and cash equivalents.

Allowances for Doubtful Accounts

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make required payments. The Company considers the following factors when determining if collection is reasonably assured: customer credit worthiness, past transaction history with the customer, and changes in customer payment terms. If the Company has no previous experience with the customer, the Company typically obtains reports from credit organizations to ensure that the customer has a history of paying its creditors. The Company may also request financial information, including financial statements or other documents (e.g., bank statements), or may obtain a letter of credit from the customer to ensure that the customer has the means of making payment. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required.

Inventories

Inventory is stated at the lower of cost or market. The Company’s fishing season runs from mid-April to the first of November in the Gulf of Mexico and from the beginning of May into December in the Atlantic. Government regulations generally preclude the Company from fishing during the off-seasons.

The Company’s inventory cost system considers all costs associated with an annual fish catch and its processing, both variable and fixed, including both costs incurred during the off-season and during the fishing season. The Company’s costing system allocates cost to inventory quantities on a per unit basis as calculated by a formula that considers total estimated inventoriable costs for a fishing season (including off-season costs) to total estimated fish catch and the relative fair market value of the individual products produced. The Company adjusts the cost of sales, off-season costs and inventory balances at the end of each quarter based on revised estimates of total inventoriable costs and fish catch. The Company’s lower-of-cost-or-market-value analyses at year-end and at interim periods compare the total estimated per unit production cost of the Company’s expected production to the projected per unit market prices of the products. The impairment analyses involve estimates of, among other things, future fish catches and related costs, and expected commodity prices for the fish products as well as projected purchase commitments from customers. These estimates, which management believes are reasonable and supportable, involve estimates of future activities and events which are inherently imprecise and from which actual results may differ materially.

Any costs incurred during abnormal downtime related to activity at the Company’s plants are charged to expense as incurred.

During the off-seasons, in connection with the upcoming fishing seasons, the Company incurs costs (i.e., plant and vessel related labor, utilities, rent, repairs, and depreciation) that are directly related to the Company’s infrastructure. These costs accumulate in inventory and are applied as elements of the cost of production of the Company’s products throughout the fishing season ratably based on the Company’s monthly fish catch and the expected total fish catch for the season.

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Insurance

The Company carries insurance for certain losses relating to its vessels and Jones Act liabilities for employees aboard its vessels. The Company provides reserves for those portions of the Annual Aggregate Deductible for which the Company remains responsible by using an estimation process that considers Company-specific and industry data as well as management’s experience, assumptions and consultation with counsel, as these reserves include estimated settlement costs. Management’s current estimated range of liabilities related to such cases is based on claims for which management can estimate the amount and range of loss. For those claims where there may be a range of loss, the Company has recorded an estimated liability inside that range, based on management’s experience, assumptions and consultation with counsel. The process of estimating and establishing reserves for these claims is inherently uncertain and the actual ultimate net cost of a claim may vary materially from the estimated amount reserved. There is some degree of inherent variability in assessing the ultimate amount of losses associated with these claims due to the extended period of time that transpires between when the claim might occur and the full settlement of such claims. This variability is generally greater for Jones Act claims by vessel employees. The Company continually evaluates loss estimates associated with claims and losses as additional information becomes available and revises its estimates. Although management believes estimated reserves related to these claims are adequately recorded, it is possible that actual results could significantly differ from the recorded reserves, which could materially impact the Company’s results of operations, financial position and cash flow.

The Company is primarily self-insured for health insurance. The Company purchases individual stop loss coverage with a large deductible. As a result, the Company is primarily self-insured for claims and associated costs up to the amount of the deductible, with claims in excess of the deductible amount being covered by insurance. Expected claims estimates are based on health care trend rates and historical claims data; actual claims may differ from those estimates. The Company evaluates its claims experience related to this coverage with information obtained from its risk management consultants.

Assumptions used in preparing these insurance estimates are based on factors such as claims settlement patterns, claim development trends, claim frequency and severity patterns, inflationary trends and data reasonableness. Together these factors will generally affect the analysis and determination of the “best estimate” of the projected ultimate claim losses. The results of these evaluations are used to both analyze and adjust the Company’s insurance loss reserves.

Advertising Costs

The costs of advertising are expensed as incurred in accordance with Statement of Position 93-7 “Reporting on Advertising Costs.”

Research and Development

Costs incurred in research and development activities are expensed as incurred.

Accounting for the Impairment of Long-Lived Assets

The Company evaluates at each balance sheet date for continued appropriateness of the carrying value of its long-lived assets including its long-term receivables and property, plant and equipment in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposals of Long-Lived Assets.” The Company reviews long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount of any such assets or grouping of assets may not be recoverable. The Company has grouped certain assets together (primarily marine vessels) for impairment testing on a fleet basis. If indicators of impairment are present, management evaluates the undiscounted cash flows estimated to be generated by those assets or grouping of assets compared to the carrying amount of those items. The net carrying value of assets or grouping of assets not recoverable is reduced to fair value. The Company considers continued

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

operating losses, or significant and long-term changes in business conditions, to be its primary indicators of potential impairment.

Income Taxes

The Company utilizes the liability method to account for income taxes. This method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of existing temporary differences between the financial reporting and tax reporting basis of assets and liabilities, and operating loss and tax credits carryforwards for tax purposes. The Company records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized. The Company believes that the deferred tax recorded as of December 31, 2005 is realizable through future reversals of existing taxable temporary differences and future taxable income. If the Company were to subsequently determine that we would be able to realize deferred tax assets in the future in excess of the net recorded amount, an adjustment to deferred tax assets would increase earnings for the period in which such determination was made. The Company will continue to assess the adequacy of the valuation allowance on a quarterly basis. Any changes to the estimated valuation allowance could be material to the consolidated financial condition and results of operations.

Property, Equipment and Depreciation

Property and equipment additions are recorded at cost. Depreciation of property and equipment is computed by the straight-line method at rates expected to amortize the cost of property and equipment, net of salvage value, over their estimated useful lives. Estimated useful lives, determined at the date of acquisition, of new assets acquired are based primarily on the review of existing property and equipment. Estimated useful lives are as follows:

Useful Lives
(Years)

Fishing vessels and fish processing plants	15-20
Machinery, equipment, furniture and fixtures and other	3-10

Replacements and major improvements are capitalized and amortized over a period of 5 to 15 years; maintenance and repairs are charged to expense as incurred. Upon sale or retirement, the costs and related accumulated depreciation are eliminated from the accounts. Any resulting gains or losses are included in the statement of operations. The Company capitalizes interest as part of the acquisition cost of a qualifying asset.

Interest is capitalized only during the period of time required to complete and prepare the asset for its intended use. For the years ended December 31, 2005 and 2004, the Company capitalized approximately $180,000 and $323,000, respectively, of interest.

Pension Plans

Annual costs of pension plans are determined actuarially based on SFAS No. 87, “Employers’ Accounting for Pensions.” The Company’s policy is to fund U.S. pension plans at amounts not less than the minimum requirements of the Employee Retirement Income Security Act of 1974 and generally for obligations under its foreign plans to deposit funds with trustees under insurance policies. The Company applies the disclosure requirement of revised SFAS No. 132, “Employers’ Disclosures about Pensions and Other Postretirement Benefits” for its pensions and other postretirement benefit plans.

In 2002, the Board of Directors authorized a plan to freeze the Company’s pension plan in accordance with ERISA rules and regulations so that new employees, hired after July 31, 2002, will not be eligible to participate in the pension plan and further benefits will no longer accrue for existing participants. The freezing of the pension plan had the effect of vesting all existing participants in their pension benefits in the plan.

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Comprehensive loss

Comprehensive loss is defined as change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources, including foreign currency translation adjustments and minimum pension liability adjustments. The Company presents comprehensive loss in its consolidated statements of stockholders’ equity. The change in equity for minimum pension liability adjustment results from an increase in the minimum pension liability and an increase in prepaid pension cost presented net of tax.

The components of other comprehensive loss included in shareholder’s equity are as follows:

	Years Ended December 31,
	2005	2004
	(Unaudited)	(Unaudited)
	(In thousands)

Cumulative Translation Adjustments	$(30)	$(43)
Minimum Pension Liability Adjustments, net of tax	(7,588)	(6,750)

Accumulated Other Comprehensive Loss	$(7,618)	$(6,793)

Foreign Currency Translation

The Company’s Mexican operations use the local currency as the functional currency. Assets and liabilities of those operations are translated into U.S. dollars using period-end exchange rates; income and expenses are translated using the average exchange rates for the reporting period. Translation adjustments are deferred in accumulated other comprehensive income (loss), a separate component of stockholders’ equity.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company’s customer base generally remains consistent from year to year. The Company performs ongoing credit evaluations of its customers and generally does not require material collateral. The Company maintains reserves for potential credit losses and such losses have historically been within management’s expectations.

At December 31, 2005 and 2004, the Company had cash deposits concentrated primarily in one major bank. In addition, the Company had Certificates of Deposit and commercial quality grade investments A2P2 rated or better with companies and financial institutions. As a result of the foregoing, the Company believes that credit risk in such investments is minimal.

Earnings per Share

Basic earnings per common share (EPS) was computed by dividing net earnings by the weighted average number of common shares outstanding during the reporting period. Diluted EPS reflects the dilution that could occur if securities or contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. Diluted earnings per common share was computed by dividing net earnings by the sum of the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if the dilutive potential common shares (in this case, exercise of the Company’s employee stock options) had been issued during each period as discussed in Note 7.

Recently Issued Accounting Standards

In November 2004, the Financial Accounting Standards Boards (“FASB”) issued SFAS No. 151, “Inventory Costs.” The statement amends Accounting Research Bulletin (“ARB”) No. 43, “Inventory Pricing,” to clarify the

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. ARB No. 43 previously stated that these costs must be “so abnormal as to require treatment as current-period charges,” SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for fiscal years beginning after the issue date of the statement. The adoption of SFAS No. 151 is not expected to have any impact on the Company’s current financial condition or results of operations.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets — An Amendment of APB Opinion No. 29.” APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” is based on the opinion that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges on nonmonetary assets whose results are not expected to significantly change the future cash flows of the entity. SFAS No. 153 is effective for the Company beginning fiscal 2006. The adoption of SFAS No. 153 is not expected to have a material impact on the Company’s current financial condition, results of operations or cash flow.

In December 2004, the FASB revised its SFAS No. 123 (“SFAS No. 123R”), “Accounting for Stock-Based Compensation.” The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transactions in which an entity obtains employee services in share-based payment transactions. The revised statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost is to be recognized over the period during which the employee is required to provide service in exchange for the award. Changes in fair value during the requisite service period are to be recognized as compensation cost over that period. In addition, the revised statement amends SFAS No. 95, “Statement of Cash Flows,” to require that excess tax benefits be reported as a financing cash flow rather than as a reduction of taxes paid. The provisions of the revised statement are effective for financial statements issued for the annual reporting period beginning after June 15, 2005, with early adoption encouraged. Based on the options not vested as of December 31, 2005, the adoption of SFAS No. 123R is not expected to have a material impact on the Company’s current financial condition, results of operations or cash flows. See the Stock-Based Compensation section of this note for the estimated impact of this statement on our consolidated results.

In March 2005, the SEC issued Staff Accounting Bulletin (“SAB”) No. 107 regarding the Staff’s interpretation of SFAS No. 123(R). This interpretation provides the Staff’s views regarding interactions between SFAS No. 123(R) and certain SEC rules and regulations and provides interpretations of the valuation of share-based payments for public companies. The interpretive guidance is intended to assist companies in applying the provisions of SFAS No. 123(R) and investors and users of the financial statements in analyzing the information provided. We will follow the guidance prescribed in SAB No. 107 in connection with our adoption of SFAS No. 123(R).

In March 2005, the FASB issued Interpretation (“FIN”) No. 47, “Accounting for Conditional Asset Retirement Obligations — an Interpretation of FASB Statement No. 143.” This interpretation clarifies the timing of liability recognition for legal obligations associated with an asset retirement when the timing and (or) method of settling the obligation are conditional on a future event that may or may not be within the control of the entity. FIN No. 47 is effective no later than the end of fiscal years ending after December 15, 2005. The adoption of FIN No. 47 did not have a material impact on the Company’s financial condition, results of operations or cash flows.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections — A replacement of APB Opinion No. 20 and FASB Statement No. 30” (“SFAS 154”). SFAS 154 replaces APB Opinion No. 20, “Accounting Changes,” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for, and reporting of, a change in accounting principles. This statement applies to all voluntary changes in accounting principles and changes required by an accounting pronouncement in

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the unusual instance that the pronouncement does not include specific transition provisions. Under previous guidance, changes in accounting principle were recognized as a cumulative affect in the net income of the period of the change. SFAS 154 requires retrospective application of changes in accounting principle, limited to the direct effects of the change, to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. Additionally, this Statement requires that a change in depreciation, amortization or depletion method for long-lived, nonfinancial assets be accounted for as a change in accounting estimate affected by a change in accounting principle and that correction of errors in previously issued financial statements should be termed a “restatement.” The provisions in SFAS 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005, which is effective with our first quarter of our fiscal 2006. We intend to adopt the disclosure requirements upon the effective date of the pronouncement. We do not believe that the adoption of this pronouncement will have a material effect on our consolidated financial position, result of operations or cash flows.

Stock-Based Compensation

At December 31, 2005, the Company had a stock-based employee compensation plan, which is described in more detail in Note 11. The Company accounts for this plan under the recognition and measurement principles of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and has adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” and SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of FASB Statement No. 123.” No compensation cost related to stock options is reflected in net earnings, as all options granted under this plan had an exercise price equal to or greater than the fair value of the underlying common stock on the grant date. The FASB issued SFAS No. 123R in December 2004, which is effective for the Company in the first quarter of fiscal year 2006. The following table illustrates the effect on net earnings and net earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

On May 5, 2005, the Company accelerated the vesting of all unvested, out-of-the-money, explicit service period stock options granted under the Company’s 2000 Long-Term Incentive Plan. The purpose of accelerating vesting was to eliminate future compensation expense that the Company would otherwise recognize in its Statement of Operations with respect to these accelerated stock options upon the adoption by the Company of SFAS No. 123R.

A stock option was considered “out-of-the-money” if the stock option exercise price was greater than $6.04 which was the closing price of the Company’s common stock on the New York Stock Exchange on May 5, 2005. As a result of this action, stock options to purchase 390,000 shares of the Company’s common stock became immediately exercisable. The vesting created a modification of stock options; however, there was no impact on the fair value of the options. The weighted average exercise price of all the accelerated stock options was $9.98.

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For purposes of pro forma disclosures, the estimated fair value of stock options is assumed to be amortized to expense over the stock options’ vesting periods. The pro forma effects of recognizing compensation expense under the fair value method on net income (loss) and net earnings (loss) per common share for the years ended December 31, 2005, 2004 and 2003, respectively, were as follows (in thousands, except per share amounts):

	2005	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)

Net income (loss), as reported	$(7,186)	$3,202	$5,798
Add: Stock-based employee compensation expense included in reported net income, net of related tax benefits	—	—	—
Deduct: Stock-based employee compensation expense determined under the fair value based method for all awards, net of related tax effects	(1,261)	(578)	(411)

Pro forma net earnings (loss)	$(8,477)	$2,624	$5,387

Net earnings (loss) per common share:
Basic — as reported	$(0.29)	$0.13	$0.24

Basic — pro forma	$(0.34)	$0.11	$0.22

Diluted — as reported	$(0.29)	$0.12	$0.22

Diluted — pro forma	$(0.34)	$0.10	$0.21

Note 2.  Accounts Receivable

Accounts receivable as of December 31, 2005 and 2004 are summarized as follows:

	2005	2004
	(Unaudited)	(Unaudited)
	(In thousands)

Trade	$11,407	$12,161
Insurance	11,704	1,242
Employee	42	25
Income tax	383	722
Other	595	35

Total accounts receivable	24,131	14,185
Less allowance for doubtful accounts	(190)	(160)

Receivables, net	$23,941	$14,025

As a result of Hurricanes Katrina and Rita (see Note 12 — Hurricane Losses), the Company sustained damage to its three fish processing facilities and its shipyard located in the Gulf of Mexico region. Based on estimates, the Company believes its hurricane related insurance recoveries will total approximately $12 million.

The Company received a $2 million advance prior to December 31, 2005. Subsequent to December 31, 2005, the Company received a second advance of $2 million. The Company anticipates that further recoveries could be available, but such additional recoveries will require further estimation, analysis and discussions with the Company’s insurance carriers and adjusters. Additional amounts will be recognized when the amounts are probable.

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 3.  Inventory

Inventory as of December 31, 2005 and 2004 is summarized as follows:

	2005	2004
	(Unaudited)	(Unaudited)
	(In thousands)

Fish meal	$14,742	$18,693
Fish oil	21,552	11,118
Fish solubles	672	509
Unallocated inventory cost pool (including off-season costs)	5,926	5,794
Other materials & supplies	3,968	4,328

Total inventory	$46,860	$40,442

Inventory at December 31, 2005 and December 31, 2004 is stated at the lower of cost or market. The elements of the unallocated inventory cost pool at December 31, 2005 include plant and vessel related labor, utilities, rent, repairs and depreciation, to be allocated to inventories produced through the remainder of the 2006 season.

As a result of hurricanes Katrina and Rita, the Company sustained damage to its Gulf of Mexico fish meal storage facilities and materials and supplies warehouses. The Company recognized a $2,496,000 fish meal inventory write-off and $1,648,000 materials and supplies write-off for the year ended December 31, 2005. (See Note 12 — Hurricane Losses)

The hurricanes also affected the Company’s 2005 Gulf of Mexico fishing season due to the closure of its three fish processing facilities in the Gulf of Mexico region. As a result of these closures and their impact on fishing, the Company has recognized a $12,978,000 unallocated inventory cost pool write-off for the year ended December 31, 2005. (See Note 12 — Hurricane Losses)

Note 4.  Other Assets

Other assets as of December 31, 2005 and 2004 are summarized follows:

	2005	2004
	(Unaudited)	(Unaudited)
	(In thousands)

Fish nets, net of accumulated amortization of $1,347 and $2,238	$639	$719
Insurance receivable, net of allowance for doubtful accounts	475	623
Title XI loan origination fee	337	328
Deposits	128	128

Total other assets, net	$1,579	$1,798

Amortization expense for fishing nets amounted to $680,000, $899,000 and $985,000 for the years ended December 31, 2005, 2004 and 2003, respectively.

The Company carries insurance for certain losses relating to its vessels and Jones Act liability for employees aboard its vessels (collectively, “Vessel Claims Insurance”). The typical Vessel Claims Insurance policy contains an annual aggregate deductible (“AAD”) for which the Company remains responsible, while the insurance carrier is responsible for all applicable amounts which exceed the AAD. It is the Company’s policy to accrue current amounts due and record amounts paid out on each claim. Once payments exceed the AAD, the Company records an insurance receivable for a given policy year, net of allowance for doubtful accounts. As of December 31, 2005 and 2004, the allowance for doubtful insurance receivable accounts was $2.0 million.

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 5.  Property and Equipment

Property and equipment as of December 31, 2005 and 2004 are summarized as follows:

	2005	2004
	(Unaudited)	(Unaudited)
	(In thousands)

Land	$7,630	$6,995
Plant assets	89,650	88,295
Fishing vessels	90,880	85,219
Furniture and fixtures	2,792	2,527
Construction in progress	4,391	7,273

Total property and equipment	195,343	190,309
Less accumulated depreciation and impairment	(101,378)	(92,543)

Property, plant and equipment, net	$93,965	$97,766

Depreciation expense for the years ended December 31, 2005, 2004 and 2003 was approximately $12.6 million, $10.1 million and $10.4 million, respectively.

As a result of hurricanes Katrina and Rita, the Company sustained damage to its property and equipment at its Gulf of Mexico facilities. The Company recognized a $8,324,000 involuntary conversion loss of property and equipment for the year ended December 31, 2005. (See Note 12 — Hurricane Losses).

Note 6.  Notes Payable and Long-term Debt

At December 31, 2005 and 2004, the Company’s long-term debt consisted of the following:

	2005	2004
	(Unaudited)	(Unaudited)
	(In thousands)

U.S. government guaranteed obligations (Title XI loan) collateralized by a first lien on certain vessels and certain plant assets:
Amounts due in installments through 2016, interest from 6.49% to 7.60%	$29,737	$17,171
Amounts due in installments through 2014, interest at Eurodollar rates of 4.46% and 2.42% at December 31, 2005 and 2004, respectively, plus 4.5%	359	400
Other debt at 6.25% at December 31, 2005 and 2004	5	33

Total debt	30,101	17,604
Less current maturities	(2,443)	(1,661)

Long-term debt	$27,658	$15,943

The Company was initially authorized to receive up to $20.6 million in loans under the Title XI program, and has borrowed the entire amount authorized under such program. The Title XI loans are secured by liens on certain of the Company’s fishing vessels and mortgages on the Company’s Reedville, Virginia and Abbeville, Louisiana plants. Loans are now available under similar terms pursuant to the Title XI program without intervening lenders.

In September 2004, the United States Department of Commerce Fisheries Finance Program (the “FFP”) approved the Company’s financing application in an amount not to exceed $14 million (the “Approval Letter”). Borrowings under the Approval Letter are to be used to finance and/or refinance approximately 73% of the actual depreciable cost of the Company’s future fishing vessels refurbishments and capital expenditures relating to shore-

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

side fishing assets, for a term not to exceed 15 years from inception at interest rates determined by the U.S. Treasury. Final approval for all such future projects requires individual approval through the Secretary of Commerce, National Oceanic and Atmospheric Administration, and National Marine Fisheries Service (“National Marine Fisheries Service”). Borrowings under the FFP are required to be evidenced by secured agreements, undertakings, and other documents of whatsoever nature deemed by the National Marine Fisheries Service sole discretion, as necessary to accomplish the intent and purpose of the Approval Letter. The Company is required to comply with customary National Marine Fisheries Service covenants as well as certain special covenants. In December 2004, the Company submitted a $4.9 million financing request against the $14 million approval, and subsequently amended that request to include the entire $14 million. The Company closed on the $14 million FFP loan on October 17, 2005. On December 1, 2005, pursuant to the Title XI program, the United States Department of Commerce approved another financing application made by the Company in the amount of $16.4 million.

On December 20, 2000 the Company entered into a $20 million revolving credit agreement with Bank of America, N.A. (the “Credit Facility”). Borrowings under this facility may be used for working capital and capital expenditures. The Credit Facility was amended on October 11, 2005, to increase the amount of Title XI loans that the Company is permitted to borrow from $25 million to $31 million. The Credit Facility was further amended on November 16, 2005, to among other things, extend the term of the Credit Facility from December 20, 2006 to October 31, 2007, decrease the maximum borrowing availability tied to the Company’s eligible inventory from $12 million to $10 million, add a covenant that the Company may not generate a net loss for any two consecutive quarters, increase the Fixed Charge Coverage Ratio to be less than 1.25 to 1, as measured on a quarterly basis using the consolidated results of the four fiscal quarter period ending with the applicable reporting period and reduce both the unused commitment fee and interest rates. A commitment fee of 37.5 basis points per annum is payable quarterly on the actual daily amount of the availability under the Credit Facility. The applicable interest rate will be adjusted (up or down) prospectively on a quarterly basis from LIBOR plus 2.00% to LIBOR plus 2.50% or at the Company’s option, Prime minus 0.50% to Prime plus 0.00%, depending upon the Fixed Charge Coverage Ratio being greater than 2.5 times to less than or equal to 1.5 times, respectively. The Credit Facility is collateralized by all of the Company’s trade receivables, inventory and equipment. In addition, the Credit Facility does not allow for the payment of cash dividends or stock repurchases.

As of December 31, 2005, the Company was out of compliance with the Minimum Net Income covenant in the Credit Facility due to its reporting of net losses for two consecutive quarters (third and fourth quarters of 2005). The Company notified the lender of the covenant non-compliance and received a waiver from the lender.

As of December 31, 2005, the Company was out of compliance with the Ratio of Earnings to Fixed Charges covenant in the Credit Facility. The Company notified the lender of the covenant non-compliance and received a waiver from the lender.

As of December 31, 2005, the Company had no borrowings outstanding under the Credit Facility. At December 31, 2005 and 2004, the Company had outstanding letters of credit under the Credit Facility totaling approximately $8.0 million and $2.7 million, respectively, issued in support of worker’s compensation insurance programs in 2005 and 2004 and to purchase fish meal from a third party in 2005.

Annual Maturities

The annual maturities of long-term debt for the five years ending December 31, 2010 and thereafter are as follows (in thousands):

2006	2007	2008	2009	2010	Thereafter

$2,443	$2,465	$2,597	$2,197	$2,081	$18,318

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 7.  Earnings Per Share Information

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations (in thousands except share and per share data) for the years ended December 31, 2005, 2004 and 2003.

	Years Ended December 31,
	2005			2004			2003
	Income	Shares		Income	Shares		Income	Shares
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
	(Unaudited)			(Unaudited)			(Unaudited)

Net income (loss)	$(7,186)	—		$3,202	—		$5,798	—

Basic EPS Income (loss) available to common stockholders’	(7,186)	24,974	$(0.29)	3,202	24,514	$0.13	5,798	24,193	$0.24

Effect of Dilutive stock option grants	—	—		—	1,915		—	1,614

Diluted EPS Income (loss) available to common stockholders’...	$(7,186)	24,974	$(0.29)	$3,202	26,429	$0.12	$5,798	25,807	$0.22

Options to purchase 4,748,852 shares of common stock at exercise prices ranging from $1.65 to $17.25 per share were outstanding during the year ended December 31, 2005, but were not included in the computation of diluted earnings per share because inclusion of these shares would have been antidilutive.

Options to purchase 2,057,800 and 2,234,800 shares of common stock at exercise prices ranging from $9.32 to $17.25 and $5.61 to $17.25 per share were outstanding during the year ended December 31, 2004 and 2003, respectively, but were not included in the computation of diluted earnings per share because the exercise prices of the options were greater than the average market price of the shares during that year.

Note 8.  Income Taxes

The Company’s provision (benefit) for income taxes consisted of the following:

	Years Ended December 31,
	2005	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)
	(In thousands)

Current:
State	$—	$—	$—
U.S.	$—	$—	$—
Deferred:
State	(401)	(20)	100
U.S.	(3,867)	1,514	2,706

Provision (benefit) for income taxes	$(4,268)	$1,494	$2,806

As of December 31, 2005, for federal income tax purposes, the Company had $30.5 million in net operating losses expiring in 2006 through 2025, and approximately $1.2 million in alternative minimum tax credit carryforward.

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table reconciles the income tax provisions (benefits) computed using the U.S. statutory rate of 34% to the provisions reflected in the financial statements.

	Years Ended December 31,
	2005	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)
	(In thousands)

Taxes at statutory rate	$(3,895)	$1,596	$2,905
Foreign sales exempt income	(148)	(118)	(183)
State taxes, net of federal benefit	(265)	(13)	66
Other	40	29	18

Provision (benefit) for income taxes	$(4,268)	$1,494	$2,806

A tax benefit of $347,000 in 2005 and $919,000 in 2004 for the exercise of stock options was not included in income for financial reporting purposes and was credited directly to additional paid in capital as of December 31, 2005, and 2004, respectively.

The American Jobs Creation Act of 2004 (the “Act”) provides a deduction for income from qualified domestic production activities, which will be phased in from 2005 through 2010. In return, the Act also provides for a two-year phase-out of the existing extra-territorial income exclusion (ETI) for foreign sales that was viewed to be inconsistent with international trade protocols by the European Union.

Under the guidance in FASB Staff Position No. FAS 109-1, Application of FASB Statement No. 109, “Accounting for Income Taxes,” to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, the deduction will be treated as a “special deduction” as described in FASB Statement No. 109. As such, the special deduction has no effect on deferred tax assets and liabilities existing at the enactment date. Rather, the impact of this deduction will be reported in the period in which the deduction is claimed on our tax return.

The Company has sufficient net operating loss carryforwards (NOLs) that will fully offset near term future taxable income. Because of the NOL carryforward the Company will not be entitled to the special deduction because the deduction is based on taxable income after taking into account NOLs.

Therefore, the Company’s near term effective tax rate will not reflect any benefit for the special deduction.

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Temporary differences and tax credit carryforwards that gave rise to significant portions of deferred tax assets and liabilities as of December 31, 2005 and 2004 are as follows:

	2005	2004
	(Unaudited)	(Unaudited)
	(In thousands)

Deferred tax assets:
Assets and accruals not yet deductible	$1,087	$671
Alternative minimum tax credit carryforwards	1,205	1,205
Equity in loss of unconsolidated affiliates	122	297
Net operating loss carryforward	10,382	9,412
Minimum pension liability	3,909	3,477
State income tax	1,157	366
Other	175	269
Valuation allowance	(1,011)	(446)

Total deferred tax assets	17,026	15,251

Deferred tax liabilities:
Property and equipment	(9,595)	(12,355)
Pension and other retirement benefits	(192)	(470)
Assets currently deductible	(1,722)	(1,956)

Total deferred tax liabilities	(11,509)	(14,781)

Net deferred tax asset	$5,517	$470

Deferred income tax assets non-current	$6,293	$1,754
Deferred income tax liabilities current	(776)	(1,284)

Net deferred tax asset	$5,517	$470

The Company’s ability to realize the entire benefit of its deferred tax asset requires that the Company achieve certain future earning levels prior to the expiration of its NOL carryforwards. The Company could be required to record a valuation allowance for a portion or all of its deferred tax asset if market conditions deteriorate and future earnings are below, or projected to be below, its current estimates.

Note 9.	Accrued Liabilities

Accrued liabilities as of December 31, 2005 and 2004 are summarized as follows:

	2005	2004
	(Unaudited)	(Unaudited)
	(In thousands)

Salaries and benefits	$4,128	$4,093
Insurance	3,879	3,340
Taxes, other than income tax	677	179
Trade creditors	3,243	2,556
Other	275	65

Total accrued liabilities	$12,202	$10,233

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 10.	Employee 401(k) Plan

All qualified employees of the Company are covered under the Omega Protein 401(k) Savings and Retirement Plan (the “Plan”). Prior to 2001, the Company contributed matching contributions to the Plan based on employee contributions and compensation. The Company suspended its matching contributions to the Plan for 2001. In 2002, the Board of Directors authorized the reinstatement of the Company’s matching cash contribution to the Plan, effective January 1, 2002, at levels previously in place prior to the suspension of the match in 2001. The Company’s matching contributions to the Plan were approximately $715,000, $660,000 and $553,000 during 2005, 2004 and 2003, respectively.

Note 11.	Pension and Stock Option Plans

Pension Plan

The Company has a pension plan covering substantially all employees. Plan benefits are generally based on an employee’s years of service and compensation level. The plan has adopted an excess benefit formula integrated with covered compensation. Participants are 100% vested in the accrued benefit after five years of service.

In 2002, the Board of Directors authorized a plan to freeze the Company’s pension plan in accordance with ERISA rules and regulations so that new employees, after July 31, 2002, will not be eligible to participate in the pension plan and further benefits will no longer accrue for existing participants. The freezing of the pension plan had the affect of vesting all existing participants in their pension benefits in the plan.

Unrecognized transition assets of $5.2 million were amortized over 15 years. The Company’s pension plan is subject to the additional minimum liability requirements of SFAS No. 87, which requires the recognition of an additional pension liability in the amount of Omega’s unfunded accumulated benefit obligation in excess of accrued pension cost with an equal amount to be recognized net of the associated tax benefits in accumulated other comprehensive loss. Based upon plan actuarial and asset information, the Company computed an additional pension liability of $11.5 million and $10.2 million in 2005 and 2004, respectively. Amounts listed as minimum pension liability adjustments under the caption “Comprehensive (Loss) Income” on the Consolidated Statements of Stockholders’ Equity of $(0.8) million, ($0.9) million and $2.8 million for 2005, 2004 and 2003, respectively, represent the change, net of tax, in the portion of the additional pension liability recorded under “Accumulated Other Comprehensive Loss” on the Consolidated Balance Sheet.

The Company’s funding policy is to make contributions as required by applicable regulations. The Company uses a December 31 measurement date for its pension plan. The accumulated benefit obligation for the pension plan was $27.0 and $26.1 million at December 31, 2005 and 2004, respectively. The unrecognized net loss of $11.5 million at December 31, 2005 is expected to be reduced by future Company contributions to the plan, future returns on plan assets and through decreases in future net pension credits.

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following tables set forth the benefit obligations, fair value of plan assets, and the funded status of the Company’s pension plan; amounts recognized in the Company’s financial statements, and the principal weighted average assumptions used:

	Years Ended
	December 31,
	2005	2004
	(Unaudited)	(Unaudited)
	(In thousands)

Accumulated Benefit Obligations	$27,000	$26,071
Change in Benefit Obligation
Benefit Obligation at beginning of year	$26,071	$24,233
Service Cost	—	—
Interest Cost	1,454	1,467
Plan Amendments	—	—
Actuarial (Gain) / Loss	1,158	1,911
Benefits Paid	(1,683)	(1,540)

Benefit Obligation at end of year	$27,000	$26,071

Change in Plan Assets
Plan Assets at Fair Value at beginning of year	$17,226	$17,396
Actual Return on Plan Assets	525	1,370
Contributions	—	—
Benefits Paid	(1,683)	(1,540)

Plan Assets at Fair Value at end of year	$16,068	$17,226

Reconciliation of Prepaid (Accrued) and Total Amount Recognized
Funded Status of Plan	$(10,932)	$(8,845)
Unrecognized Net (Gain) / Loss	11,498	10,228
Unrecognized Prior Service Cost	—	—
Unrecognized Prior Service Cost Net Transition (Asset)	—	—

Prepaid / (Accrued) Pension Cost	$566	$1,383

Amounts Recognized in the Statement of Financial Position Consist of:
Prepaid Benefit Cost	$—	$—
Accrued Benefit Liability	(10,932)	(8,845)
Intangible Asset	—	—
Accumulated Other Comprehensive Loss	11,498	10,228

Net Amount Recognized	$566	$1,383

The Company, in consultations with its actuarial firm, employs a building block approach in determining the assumed long-term rate of return for plan assets. The Company reviews historical market data and long-term historical relationships between equities and fixed income in accordance with the widely-accepted capital market principle that assets with higher volatility generally generate greater returns over the long run. The Company also evaluates current market factors such as inflation and interest rates before it determines long-term capital market assumptions. After taking into account diversification of asset classes and the need to periodically re-balance asset classes, the Company establishes the assumed long-term portfolio rate of return by a building block approach. The

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company also reviews peer data and historical returns to check its long-term rate of return for reasonability and appropriateness.

A change in the assumed discount rate creates a deferred actuarial gain or loss. Generally, when the assumed discount rate decreases compared to the prior measurement date, a deferred actuarial loss is created. When the assumed discount rate increases compared to the prior measurement date, a deferred actuarial gain is created. Actuarial gains and losses also are created when actual result differ from assumptions. The net of the deferred gains and losses are amortized to pension expense over the average service life of the remaining plan participants, when it exceeds certain thresholds defined in SFAS No. 87. This approach to amortization of gains and losses has the effect of reducing the volatility of pension expense attributable to investment returns and liability experience. Over time, it is not expected to reduce or increase the pension expense relative to an approach that immediately recognizes losses and gains.

As a result of the annual review of assumptions, the Company’s expected return on plan assets remained consistent at 8.5% and the discount rate decreased from 5.76% to 5.50%. The Company uses the Citigroup Pension Liability Index as a proxy for determining the discount rate applied to its pension plans, with a slight downward adjustment of 0.05%. The use of the Citigroup Pension Liability Index as a proxy is considered to be proper because of the comparability of the Company’s pension plan’s expected future cash flows to the expected future cash flows of the Citigroup Pension Liability Index.

	Years Ended
	December 31,
Assumptions	2005	2004
	(Unaudited)	(Unaudited)

Weighted average assumptions used to determine benefit obligations
Discount Rate	5.50%	5.75%
Long-Term Rate of Return	8.50%	8.50%
Salary Scale up to age 50	N/A	N/A
Salary Scale over age 50	N/A	N/A

	Years Ended December 31,
	2005	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)

Weighted average assumptions used to determine net periodic benefit cost
Discount Rate	5.75%	6.25%	6.50%
Long-Term Rate of Return	8.50%	8.50%	8.50%
Salary Scale up to age 50	N/A	N/A	N/A
Salary Scale over age 50	N/A	N/A	N/A

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Components of net periodic benefit cost:

	Years Ended December 31,
	2005	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)
	(In thousands)

Service cost	$—	$—	$—
Interest cost	1,454	1,467	1,614
Expected return on plan assets	(1,398)	(1,415)	(1,152)
Amortization of transition asset and other deferrals	761	644	991

Net periodic pension cost	$817	$696	$1,453

Plan Assets

The Company’s pension plan weighted-average asset allocations at December 31, 2005, and 2004, by asset category are as follows:

	Plan Assets at December 31,
Asset Category	2005	2004
	(Unaudited)	(Unaudited)

Equity	61%	73%
Debt securities	38	26
Other	1	1

Total	100%	100%

Equity securities do not include any of the Company’s common stock at December 31, 2005, and 2004, respectively.

Projected Benefit Payments for the years ending December 31, 2006 — 2015

2006	2007	2008	2009	2010	2011-2015

$1,576	$1,663	$1,695	$1,752	$1,778	$9,029

Expected Contributions during 2006

The Company expects to make contributions of $2.6 million to the pension plan in 2006.

Stock Option Plans

On January 26, 1998, the 1998 Long-Term Incentive Plan of the Company (the “1998 Incentive Plan”) was approved by the Company’s Board. The 1998 Incentive Plan provides for the grant of any or all of the following types of awards: stock options, stock appreciation rights, stock awards and cash awards. These options generally vest ratably over three years from the date of grant and expire ten years from the date of grant.

On January 26, 1998, the Non-Management Director Stock Option Plan (the “Directors Plan”) was approved by the Board. The Directors Plan provides that the initial Chairman of the Board be granted options to purchase 568,200 shares of the Common Stock and each other initial non-employee director of the Company will be granted options to purchase 14,200 shares of Common Stock at a price determined by the Board.

On June 27, 2000, the 1998 Incentive Plan and the Director Plan were amended and restated in their entirety and renamed the 2000 Long-Term Incentive Plan (“2000 Incentive Plan”), and the 2000 Incentive Plan was approved by the Company’s stockholders. Under the 2000 Incentive Plan, the Company is authorized to issue shares

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

of Common Stock pursuant to “Awards” granted in various forms, including incentive stock options (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended), non-qualified stock options, and other similar stock-based Awards. The substantive changes from the 1998 Incentive Plan and the Directors Plan in the amendment and restatement of the 2000 Incentive Plan were (a) the 2000 Incentive Plan allows annual option grant awards of 10,000 shares to each non-employee Director and (b) the 2000 Incentive Plan allows for the aggregate number of option shares available for issuance under the plan to equal 25% of the number of shares of common stock outstanding at any time with an absolute maximum of no more than 15 million shares available for awards at any time. Reference is made to the Company’s 2000 proxy statement for a complete summary of all the differences among the three plans.

The Company granted stock options in 2003, 2004 and 2005 under the Plan and its predecessor plans in the form of non-qualified stock options. The Company records compensation expense for employee stock options based upon their intrinsic value on the date of grant pursuant to Accounting Principles Board Opinion 25 (APB 25), “Accounting for Stock Issued to Employees.” Because the Company establishes the exercise price based on the fair market value of the Company’s stock at the date of grant, the stock options have no intrinsic value upon grant, and therefore no expense is recorded. Each quarter, the Company reports the potential dilutive impact of stock option in its diluted earnings per common share using the treasury-stock method. Out-of-the-money stock options (i.e., the average stock price during the period is below the strike price of the stock option) are not included in diluted earnings per common share.

As required under Financial Accounting Standards Board Statement No. 123 (FAS 123), “Accounting for Stock-Based Compensation,” and Statement of Financial Accounting Standards No. 148 (FAS 148), “Accounting for Stock-Based Compensation-Transition and Disclosure,” the pro forma effects of stock-based compensation on net income and earnings per common share have been estimated at the date of grant using the Black-Scholes option-pricing model based on the following assumptions:

	Stock Option Plans
	2005	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)

Risk-free interest rate	4.23%	3.7%	3.4%
Volatility	61.46%	58.2%	66.4%
Dividend yield	0.0%	0.0%	0.0%
Expected life (years)	5.0	5.0	5.0

The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no restrictions and are fully transferable and negotiable in a free trading market. The Black-Scholes model does not consider the employment, transfer or vesting restrictions that are inherent in the Company’s employee stock options. Use of an option valuation model, as required by FAS 123, includes highly subjective assumptions based on long-term predictions, including the expected stock price volatility and average life of each stock option grant. Because the Company’s employee stock options have characteristics significantly different from those of freely traded options, and because changes in the subjective input assumptions can materially affect the Company’s estimate of the fair value of those stock options, in the Company’s opinion, existing valuation models, including Black-Scholes, are not reliable single measures and may misstate the fair value of the Company’s employee stock options. The Black-Scholes weighted average estimated fair values of stock options granted during fiscal 2005, 2004 and 2003 were $4.95, $5.40 and $3.33 per share, respectively.

The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts. SFAS No. 123 does not apply to awards prior to 1995, and the Company anticipates making awards in the future under its stock-based compensation plans.

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company has adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and continues to apply APB Opinion No. 25 and related interpretations in accounting for its stock-based compensation plans. The following table is a summary of the Company’s stock options outstanding as of December 31, 2005, 2004 and 2003, and the changes that occurred during fiscal years 2005, 2004 and 2003.

	Number of	Weighted Average
	Options	Exercise Price
	(In thousands)

Outstanding at December 31, 2002	5,470	$6.38
Granted	95	$5.47
Exercised	(407)	$3.02
Forfeited	(24)	$9.02
Expired	—	—

Outstanding at December 31, 2003	5,134	$6.62
Granted	431	$9.92
Exercised	(454)	$2.56
Forfeited	(151)	$11.66
Expired	—	—

Outstanding at December 31, 2004	4,960	$7.13
Granted	98	$6.86
Exercised	(188)	$2.20
Forfeited	(120)	$5.95
Expired	—	—

Outstanding at December 31, 2005	4,750	$7.35

The exercise prices of all other options that have been granted were equal to the average of the high and low market prices on the date of grant.

The following table further describes the Company’s stock options outstanding as of December 31, 2005.

	Options Outstanding
			Weighted	Options Exercisable
		Weighted	Average		Weighted
		Average	Remaining		Average
	Number	Exercise	Contractual	Number	Exercise
Range of Exercise Prices	Outstanding	Price	Life	Exercisable	Price

$ 1.65 to $ 3.50	1,932,684	$2.28	5.1	1,932,684	$2.28
$ 3.95 to $ 4.70	211,168	$4.26	6.7	209,501	$4.26
$ 5.03 to $ 7.55	118,000	$6.02	9.1	101,667	$5.97
$ 7.76 to $10.58	799,200	$9.15	7.9	799,200	$9.15
$12.38 to $12.75	1,649,400	$12.73	2.3	1,649,400	$12.73
$16.06 to $17.25	38,400	$16.37	2.3	38,400	$16.37

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 12.	Hurricane Losses

On August 29, 2005, the Company’s Moss Point, Mississippi fish processing facility and adjacent shipyard were severely damaged by Hurricane Katrina. On September 24, 2005, the Company’s Cameron, Louisiana and the Abbeville, Louisiana fish processing facilities were also severely damaged by Hurricane Rita. Each of these facilities was non-operational immediately after these weather related events. For the year ended December 31, 2005, the following amounts have been recognized in the Company’s statement of operations:

Damaged fish meal inventory	$2,496,000
Write-off of other materials and supplies	1,648,000
Write-off of unallocated inventory cost pool	12,978,000
Involuntary conversion of property and equipment	8,324,000
Idle plant costs recognized as period expense	1,038,000
Clean-up costs incurred	1,259,000
Estimated insurance recoveries	(12,000,000)

Estimated damages in excess of insurance recoveries	$15,743,000

A substantial portion of the amounts listed above are based upon estimates and assumptions. Actual amounts, when available, could differ materially from those estimates and changes to those estimates could have a material affect on the Company’s future financial statements.

Not included in the amounts listed in the above table are the replacement capital costs of property and equipment, which did not have any book basis and were destroyed in the hurricanes, and the costs of clean up incurred subsequent to December 31, 2005.

Note 13.	Certain Transactions and Arrangements Between the Company and Zapata

In the past, the Company has provided to Zapata (the Company’s current majority stockholder) payroll, pension and certain administrative services billed at their approximate cost. In 2005, all of these services had been discontinued. During 2005, 2004, and 2003, fees for these services totaled $0, $11,600 and $122,400, respectively. The cost of such services was based on the estimated percentage of time that employees spend working on Zapata’s matters as a percent of total time worked. As of December 31, 2005, Zapata’s outstanding balance under this agreement to the Company was $105,000.

Upon completion of the Company’s initial public offering in 1998, the Company and Zapata entered into certain agreements that included the Sublease, Registration Rights, Tax Indemnity and Administrative Services Agreements. The Sublease Agreement provides for the Company to lease its principal corporate offices in Houston, Texas from Zapata and provides the Company with the ability to utilize telephone equipment worth approximately $21,000 for no additional charge. In May 2003, the Company directly assumed Zapata’s obligations under the Sublease Agreement with the third party landlord and terminated the Sublease Agreement with Zapata. The lease obligations assumed by the Company were identical to its sublease obligations to Zapata, and the transaction had no material effect on the Company. The Registration Rights Agreement sets forth the rights and responsibilities of each party concerning certain registration filings and provides for the sharing of fees and expenses related to such filings. The Tax Indemnity Agreement requires the Company to be responsible for federal, state and local income taxes from its operations. The Administrative Services Agreement allows the Company to provide certain administrative services to Zapata at the Company’s estimated cost.

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following represents intercompany activity for the periods presented (in thousands):

	Years Ended December 31,
	2005	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)

Beginning balance due from Zapata	$105	$108	$3
Administrative services provided by the Company to Zapata	—	12	122
Payments to the Company by Zapata	—	(15)	(17)

Ending balance due from Zapata	$105	$105	$108

Note 14.	Commitments and Contingencies

Operating Lease Payable

The Company has noncancellable operating leases, primarily for land and building, that expire over 1 to 11 years.

Future minimum payments under non-cancelable operating lease obligations for the five years ending December 31, 2010 and thereafter are as follows (in thousands):

2006	2007	2008	2009	2010	Thereafter

$740	$712	$685	$675	$629	$2,832

Rental expense for operating leases was $489,000, $442,000, and $375,000 in 2005, 2004, and 2003, respectively.

Litigation

The Company is defending various claims and litigation arising from its operations which arise in the ordinary course of the Company’s business. In the opinion of management, and based on advice of legal counsel, it is believed that any existing litigation involving the Company will not materially affect its financial condition, cash flows or future results of operations.

Insurance

The Company carries insurance with coverages and coverage limits that it believes to be appropriate for the business. Although there can be no assurance that such insurance is sufficient to protect the Company against all contingencies, management believes that its insurance protection is reasonable in view of the nature and scope of the Company’s operations. Should the Company’s insurers become insolvent, the Company is responsible for payment of all outstanding claims associated with the insurer’s policies.

Environmental Matters

The Company is subject to various possible claims and lawsuits regarding environmental matters. Management believes that costs, if any, related to these matters will not have a material adverse effect on the results of operations, cash flows or financial position of the Company.

Indemnification

The Company’s Articles of Incorporation and By-Laws limit the liability of the Company’s officers and directors to the fullest extent permitted by Nevada law. Nevada provides that directors of Nevada corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under certain circumstances, including (i) acts of (ii) the willful or grossly negligent payment of unlawful distributions.

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company’s Articles of Incorporation and By-Laws generally require the Company to indemnify its directors and officers to the fullest extent permitted by Nevada law. The Company’s Articles of Incorporation and By-Laws also require the Company to advance expenses to its directors and its officers to the fullest extent permitted by Nevada law upon reciept of an undertaking by or on behalf of such director or officer to repay such amount if it should be ultimately determined that they are not entitled to indemnification by the Company. The Company also has entered into indemnification agreements with all of its directors and certain of its officers which provides for the indemnification and advancement of expenses by the Company. The Company also maintains director and officer liability insurance with respect to liabilities arising out of certain matters, including matters arising under the securities laws. This insurance is subject to limitations, conditions and deductibles set forth in the respective insurance policy.

Purchase Obligation

As of December 31, 2005, the Company had two letters of credit relating to a fish meal purchase commitment totaling approximately $5,056,000. Additionally, the Company had a separate fish meal purchase commitment totaling approximately $2,618,000.

Note 15.	Industry Segment and Geographic Information

The Company operates within one industry segment, menhaden fishing, for the production and sale of fish meal, fish solubles and fish oil. Export sales of fish oil and fish meal were approximately $32 million, $39 million, and $46 million in 2005, 2004 and 2003, respectively. Such sales were made primarily to Mexican, European and Canadian markets. In 2005, 2004 and 2003, sales to one customer were approximately $8.5 million, $8.8 million, and $10.8 million, respectively. This customer differed from year to year.

The following table shows the geographical distribution of revenues (in thousands) based on location of customers:

	Years Ended December 31,
	2005		2004		2003
	Revenues	Percent	Revenues	Percent	Revenues	Percent
	(Unaudited)		(Unaudited)		(Unaudited)

U.S.	$77,587	70.6%	$80,688	67.4%	$71,877	61.0%
Mexico	9,781	8.9	13,252	11.1	5,985	5.0
Europe	2,308	2.1	11,230	9.4	13,098	11.1
Canada	7,033	6.4	5,880	4.9	7,697	6.5
Asia	7,473	6.8	3,359	2.8	9,103	7.7
South & Central America	1,758	1.6	1,435	1.2	6,331	5.4
Other	3,956	3.6	3,801	3.2	3,835	3.3

Total	$109,896	100.0%	$119,645	100.0%	$117,926	100.0%

Note 16.	Disclosures About Fair Value of Financial Instruments

The following disclosures of the estimated fair value of financial instruments are made in accordance with the requirements of SFAS No. 107, Disclosure About Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies and are described in the following paragraphs.

Fair value estimates are subject to certain inherent limitations. Estimates of fair value are made at a specific point in time, based on relevant market information and information about the financial instrument. The estimated fair values of financial instruments presented below are not necessarily indicative of amounts the Company might

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

realize in actual market transactions. Estimates of fair value are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

The carrying amounts of cash and cash equivalents, accounts receivables, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items. The carrying amounts of notes payable outstanding under the Company’s credit facility approximate fair value because the interest rates on these instruments change with market interest rates. At December 31, 2005, the Company had no borrowings under the credit facility.

The carrying values and respective fair market values of the Company’s long-term debt are presented below. The fair value of the Company’s long-term debt is estimated based on the quoted market prices available to the Company for issuance of similar debt with similar terms at year end 2005.

	Years Ended December 31,
	2005	2004
	(Unaudited)	(Unaudited)

Long-term Debt:
Carrying Value	$30,101	$17,604
Estimated Fair Market Value	$30,595	$18,961

Note 17.	Quarterly Financial Data (Unaudited)

Seasonal and Quarterly Results

The following table presents certain unaudited operating results for each of the Company’s preceding eight quarters. The Company believes that the following information includes all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation, in accordance with generally accepted accounting principles. The operating results for any interim period are not necessarily indicative of results for any other period.

	Quarter Ended 2005
	March 31,	June 30,	September 30,	December 31,
	2005	2005	2005	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	(In thousands, except per share amounts)

Revenues(1)	$23,831	$27,510	$31,418	$27,137
Gross profit(1)	3,056	3,817	7,386	3,652
Operating income (loss)(1)	278	764	(9,201)	(2,728)
Net income (loss)(1)	107	659	(6,140)	(1,812)
Earnings (loss) per share(2):
Basic	0.00	0.03	(0.25)	(0.07)
Diluted	0.00	0.03	(0.25)	(0.07)

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Quarter Ended 2004
	March 31,	June 30,	September 30,	December 31,
	2004	2004	2004	2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	(In thousands, except per share amounts)

Revenues(1)	$25,056	$26,456	$41,501	$26,632
Gross profit(1)	3,674	5,393	5,125	1,216
Operating income (loss)(1)	1,212	2,971	2,703	(1,598)
Net income (loss)(1)	646	1,827	1,816	(1,087)
Earnings (loss) per share(2):
Basic	0.03	0.07	0.07	(0.04)
Diluted	0.02	0.07	0.07	(0.04)

(1)	Revenues, gross profit, operating income (loss), and net income (loss) are rounded to thousands each quarter. Therefore, the sum of the quarterly amounts may not equal the annual amounts reported.

(2)	Earnings per share are computed independently for each quarter and the full year based upon respective average shares outstanding. Therefore, the sum of the quarterly earnings per share amounts may not equal the annual amounts reported.

The Company’s menhaden harvesting and processing business is seasonal in nature. The Company generally has higher sales during the menhaden harvesting season (which includes the second and third quarter of each year) due to increased product availability, but prices during the fishing season tend to be lower than during the off-season. As a result, the Company’s quarterly operating results have fluctuated in the past and may fluctuate in the future. In addition, from time to time the Company’s defers sales of inventory based on worldwide prices for competing products that affect prices for the Company’s products which may affect comparable period comparisons.

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

	June 30,	December 31,
	2006	2005
	(Dollars in thousands, except per share amounts)

ASSETS
Current assets:
Cash and cash equivalents	$11,581	$26,362
Receivables, net	27,573	23,941
Amounts due from majority owner	105	105
Inventories	58,920	46,860
Prepaid expenses and other current assets	3,701	1,122

Total current assets	101,880	98,390
Other assets, net	2,196	1,579
Deferred tax assets, net	5,397	6,293
Property and equipment, net	101,422	93,965

Total assets	$210,895	$200,227

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$2,386	$2,443
Accounts payable	1,277	3,849
Accrued liabilities	23,140	12,202
Deferred tax liabilities, net	776	776

Total current liabilities	27,579	19,270
Long-term debt	26,454	27,658
Pension liabilities, net	10,984	10,932

Total liabilities	65,017	57,860

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000,000 shares; none issued	—	—
Common stock, $0.01 par value; authorized 80,000,000 shares; 25,530,118 and 25,447,409 shares issued and 25,117,018 and 25,034,309 shares outstanding at June 30, 2006 and December 31, 2005, respectively	256	255
Capital in excess of par value	116,875	116,512
Retained earnings	38,409	35,253
Accumulated other comprehensive loss	(7,627)	(7,618)
Common stock in treasury, at cost — 413,100 shares	(2,035)	(2,035)

Total stockholders’ equity	145,878	142,367

Total liabilities and stockholders’ equity	$210,895	$200,227

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF
OPERATIONS AND COMPREHENSIVE INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(Dollars in thousands, except per share amounts)

Revenues	$33,338	$27,510	61,641	$51,341
Cost of sales	28,002	23,693	49,313	44,468

Gross profit	5,336	3,817	12,328	6,873
Selling, general, and administrative expense	3,641	2,957	6,977	5,735
Loss resulting from natural disaster (see Note 11 — Hurricane Losses)	192	—	433	—
Loss on disposal of assets	30	96	29	96

Operating income	1,473	764	4,889	1,042
Interest income	175	190	407	333
Interest expense	(528)	(242)	(1,052)	(508)
Other income (expense), net	(104)	230	(126)	191

Income before income taxes	1,016	942	4,118	1,058
Provision for income taxes	386	283	962	292

Net income	630	659	3,156	766
Other comprehensive income:
Foreign currency translation adjustment, net of tax benefit	(6)	13	(9)	12

Comprehensive income	$624	$672	$3,147	$778

Basic earnings per share	$0.03	$0.03	$0.13	$0.03

Weighted average common shares outstanding	25,088	24,968	25,066	24,937

Diluted earnings per share	$0.02	$0.03	$0.12	$0.03

Weighted average common shares and common share equivalents outstanding	26,023	26,307	26,016	26,383

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Months Ended
	June 30,
	2006	2005
	(Dollars in thousands, except per share amounts)

Cash flows used in operating activities:
Net income	$3,156	$766
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	6,352	6,661
Loss on sale of assets, net	29	96
Provision for losses on receivables	15	15
Share based compensation	21	—
Deferred income taxes	896	41
Changes in assets and liabilities:
Receivables	(5,647)	731
Inventories	(12,060)	(16,405)
Prepaid expenses and other current assets	(2,579)	(739)
Other assets	(988)	(548)
Accounts payable	(2,572)	(535)
Accrued liabilities	10,938	3,846
Pension liabilities, net	52	408
Other, net	7	(64)

Total adjustments	(5,536)	(6,493)

Net cash used in operating activities	(2,380)	(5,727)

Cash flows used in investing activities:
Proceeds from disposition of assets	1	339
Proceeds from insurance company, hurricanes	2,000	—
Gain on involuntary conversion, fire	—	(307)
Capital expenditures	(13,468)	(11,312)

Net cash used in investing activities	(11,467)	(11,280)

Cash flows used in financing activities:
Principal payments of long-term debt obligations	(1,261)	(821)
Common stock transactions	336	516

Net cash used in financing activities	(925)	(305)

Effect of exchange rate changes on cash and cash equivalents	(9)	12

Net decrease in cash and cash equivalents	(14,781)	(17,300)
Cash and cash equivalents at beginning of year	26,362	32,757

Cash and cash equivalents at end of period	$11,581	$15,457

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

OMEGA PROTEIN CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

					Accumulated
			Capital		Other	Treasury	Total
	Common Stock		Excess of	Retained	Comprehensive	Stock	Stockholders’
	Shares	Amount	Par Value	Earnings	Loss	Amount	Equity
	(Dollars and shares in thousands)

Balance at December 31, 2005	25,447	$255	$116,512	$35,253	$(7,618)	$(2,035)	$142,367
Issuance of common stock	83	1	297	—	—	—	298
Tax benefit from exercise of stock options	—	—	66	—	—	—	66
Comprehensive income:
Net income	—	—	—	3,156	—	—	3,156
Other comprehensive income:
Foreign currency translation adjustment, net of tax benefit	—	—	—	—	(9)	—	(9)

Total comprehensive income (loss)	—	—	—	3,156	(9)	—	3,147

Balance at June 30, 2006	$25,530	$256	$116,875	$38,409	$(7,627)	$(2,035)	$145,878

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1.	Significant Accounting Policies
Summary Of Operations And Basis Of Presentation

Business Description

Omega Protein Corporation (“Omega” or the “Company”) produces and markets a variety of products produced from menhaden (a herring-like species of fish found in commercial quantities in the U.S. coastal waters of the Atlantic Ocean and Gulf of Mexico), including regular grade and value-added specialty fish meals, crude and refined fish oils and fish solubles. The Company’s fish meal products are primarily used as a protein ingredient in animal feed for swine, cattle, aquaculture and household pets. Fish oil is utilized for animal and aquaculture feeds, industrial applications, as well as for additives to human food products and dietary supplements. The Company’s fish solubles are sold primarily to livestock feed manufacturers, aquaculture feed manufacturers and for use as an organic fertilizer.

Basis of Presentation

These interim financial statements of Omega have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information, the instructions to Quarterly Report on Form 10-Q and Rule 10-01 of Regulation S-X. The interim financial statements should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2005. Accordingly, certain information and footnote disclosures normally provided have been omitted since such items are disclosed therein.

In the opinion of management the accompanying unaudited condensed consolidated financial statements reflect all adjustments (including normal recurring adjustments) necessary for a fair statement of the Company’s consolidated financial position as of June 30, 2006, and the results of its operations and its cash flows for the six month periods ended June 30, 2006 and 2005. Operating results for the three and six month periods ended June 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

Consolidation

The consolidated financial statements include the accounts of Omega and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Financial Statement Preparation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Company’s financial statements and the accompanying notes and the reported amounts of revenues and expenses during the reporting period. Actual amounts, when available, could differ from those estimates and those differences could have a material affect on the financial statements.

The Company has reclassified certain amounts previously reported to conform with the presentation at June 30, 2006.

Hurricane Losses

On August 29, 2005, the Company’s Moss Point, Mississippi fish processing facility and adjacent shipyard were severely damaged by Hurricane Katrina. On September 25, 2005, the Company’s Cameron, Louisiana and Abbeville, Louisiana fish processing facilities were also severely damaged by Hurricane Rita. Each of these facilities was non-operational immediately after these weather events. Operations at the Moss Point fish processing facility, the Abbeville fish processing facility and the shipyard were re-established in mid-October, 2005, but at

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

reduced processing capabilities. Operations at the Cameron fish processing facility were re-established in June 2006, but at reduced processing capabilities.

The direct impact of the two hurricanes upon the Company was a loss of physical inventories and physical damage to the plants. The interruption of processing capabilities caused the Company to address the impact of abnormal downtime of its processing facilities, which resulted in the immediate recognition of costs which would ordinarily have been captured as inventory costs. The amounts of these losses are more fully described in Notes 2 and 11.

The Company maintains insurance coverage for a variety of these damages, most notably property, inventory and vessel insurance. The nature and extent of the insurance coverage varies by line of policy and the Company has recorded insurance recoveries as accounts receivable based on estimates. The Company anticipates that further recoveries could be available, but such additional recoveries will require further analysis and discussions with the Company’s insurance carriers and the resolution of the lawsuit filed by the Company against its property insurance carriers described below. Such recoveries, if any, would be recognized in future periods once they are deemed probable. The Company does not maintain business interruption insurance in any material amounts.

In order to facilitate the insurance recovery process, on July 28, 2006, the Company filed a lawsuit against its property insurance carriers, Lexington Insurance Company and RSUI Indemnity Company, in U.S. District Court for the Western District of Louisiana, alleging breach of contract and bad faith based on the insurance carriers’ failure to pay amounts due to the Company under its property insurance policies for damages sustained from Hurricanes Katrina and Rita in the third quarter of 2005. The Company seeks recovery in a jury trial of all available damages to which it is entitled by law, legal interest on those damages, the cost of the litigation and any other damages as the court deems appropriate. The total damages sought in the lawsuit are in excess of the amount the Company has remaining as a receivable relating to its initial recorded hurricane claim from its property insurance carriers. The Company believes collection of the recorded receivable is probable; however, an unfavorable outcome of the proceeding could have a material impact on the Company’s financial position and result of operations.

Revenue Recognition

The Company derives revenue principally from the sales of a variety of protein and oil products derived from menhaden. The Company recognizes revenue for the sale of its products when title and rewards of ownership to its products are transferred to the customer.

Cash and Cash Equivalents

The Company considers cash in banks and short-term investments with original maturities of three months or less as cash and cash equivalents.

Allowances for Doubtful Accounts

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make required payments. The Company considers the following factors when determining if collection is reasonably assured: customer credit worthiness, past transaction history with the customer, and changes in customer payment terms. If the Company has no previous experience with the customer, the Company typically obtains reports from credit organizations to ensure that the customer has a history of paying its creditors. The Company may also request financial information, including financial statements or other documents (e.g., bank statements), or may obtain a letter of credit from the customer to ensure that the customer has the means of making payment. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required.

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Inventories

Inventory is stated at the lower of cost or market. The Company’s fishing season runs from mid-April to the first of November in the Gulf of Mexico and from the beginning of May into December in the Atlantic. Government regulations generally preclude the Company from fishing during the off-seasons.

The Company’s inventory cost system considers all costs associated with an annual fish catch and its processing, both variable and fixed, including both costs incurred during the off-season and during the fishing season. The Company’s costing system allocates cost to inventory quantities on a per unit basis as calculated by a formula that considers total estimated inventoriable costs for a fishing season (including off-season costs) to total estimated fish catch and the relative fair market value of the individual products produced. The Company adjusts the cost of sales, off-season costs and inventory balances at the end of each quarter based on revised estimates of total inventoriable costs and fish catch. The Company’s lower-of-cost-or-market-value analyses at year-end and at interim periods compare the total estimated per unit production cost of the Company’s expected production to the projected per unit market prices of the products. The impairment analyses involve estimates of, among other things, future fish catches and related costs, and expected commodity prices for the fish products as well as projected purchase commitments from customers. These estimates, which management believes are reasonable and supportable, involve estimates of future activities and events which are inherently imprecise and from which actual results may differ materially.

Any costs incurred during abnormal downtime related to activity at the Company’s plants are charged to expense as incurred.

During the off-seasons, in connection with the upcoming fishing seasons, the Company incurs costs (i.e., plant and vessel related labor, utilities, rent, repairs, and depreciation) that are directly related to the Company’s infrastructure. These costs accumulate in inventory and are applied as elements of the cost of production of the Company’s products throughout the fishing season ratably based on the Company’s monthly fish catch and the expected total fish catch for the season.

Insurance

The Company carries insurance for certain losses relating to its vessels and Jones Act liabilities for employees aboard its vessels. The Company provides reserves for those portions of the Annual Aggregate Deductible for which the Company remains responsible by using an estimation process that considers Company-specific and industry data as well as management’s experience, assumptions and consultation with counsel, as these reserves include estimated settlement costs. Management’s current estimated range of liabilities related to such cases is based on claims for which management can estimate the amount and range of loss. For those claims where there may be a range of loss, the Company has recorded an estimated liability inside that range, based on management’s experience, assumptions and consultation with counsel. The process of estimating and establishing reserves for these claims is inherently uncertain and the actual ultimate net cost of a claim may vary materially from the estimated amount reserved. There is some degree of inherent variability in assessing the ultimate amount of losses associated with these claims due to the extended period of time that transpires between when the claim might occur and the full settlement of such claims. This variability is generally greater for Jones Act claims by vessel employees. The Company continually evaluates loss estimates associated with claims and losses as additional information becomes available and revises its estimates. Although management believes estimated reserves related to these claims are adequately recorded, it is possible that actual results could significantly differ from the recorded reserves, which could materially impact the Company’s results of operations, financial position and cash flow.

The Company is primarily self-insured for health insurance. The Company purchases individual stop loss coverage with a large deductible. As a result, the Company is primarily self-insured for claims and associated costs up to the amount of the deductible, with claims in excess of the deductible amount being covered by insurance.

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Expected claims estimates are based on health care trend rates and historical claims data; actual claims may differ from those estimates. The Company evaluates its claims experience related to this coverage with information obtained from its risk management consultants.

Assumptions used in preparing these insurance estimates are based on factors such as claims settlement patterns, claim development trends, claim frequency and severity patterns, inflationary trends and data reasonableness. Together these factors will generally affect the analysis and determination of the “best estimate” of the projected ultimate claim losses. The results of these evaluations are used to both analyze and adjust the Company’s insurance loss reserves.

Advertising Costs

The costs of advertising are expensed as incurred in accordance with Statement of Position 93-7 “Reporting on Advertising Costs.”

Research and Development

Costs incurred in research and development activities are expensed as incurred.

Accounting for the Impairment of Long-Lived Assets

The Company evaluates at each balance sheet date for continued appropriateness of the carrying value of its long-lived assets including its long-term receivables and property, plant and equipment in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposals of Long-Lived Assets.” The Company reviews long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount of any such assets or grouping of assets may not be recoverable. The Company has grouped certain assets together (primarily marine vessels) for impairment testing on a fleet basis. If indicators of impairment are present, management evaluates the undiscounted cash flows estimated to be generated by those assets or grouping of assets compared to the carrying amount of those items. The net carrying value of assets or grouping of assets not recoverable is reduced to fair value. The Company considers continued operating losses, or significant and long-term changes in business conditions, to be its primary indicators of potential impairment.

Income Taxes

The Company utilizes the liability method to account for income taxes. This method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of existing temporary differences between the financial reporting and tax reporting basis of assets and liabilities, and operating loss and tax credits carryforwards for tax purposes. The Company records a valuation allowance to reduce the deferred tax assets to amount that is more likely than not to be realized. The Company believes that the deferred tax recorded as of June 30, 2006 is realizable through future reversals of existing taxable temporary differences and future taxable income. If the Company were to subsequently determine that we would be able to realize deferred tax assets in the future in excess of the net recorded amount, an adjustment to deferred tax assets would increase earnings for the period in which such determination was made. The Company will continue to assess the adequacy of the valuation allowance on a quarterly basis. Any changes to the estimated valuation allowance could be material to the consolidated financial condition and results of operations.

Property, Equipment and Depreciation

Property and equipment additions are recorded at cost. Depreciation of property and equipment is computed by the straight-line method at rates expected to amortize the cost of property and equipment, net of salvage value, over

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

their estimated useful lives. Estimated useful lives, determined at the date of acquisition, of new assets acquired are based primarily on the review of existing property and equipment. Estimated useful lives are as follows:

Useful Lives
(Years)

Fishing vessels and fish processing plants	15-20
Machinery, equipment, furniture and fixtures and other	3-10

Replacements and major improvements are capitalized and amortized over a period of 5 to 15 years, and maintenance and repairs are charged to expense as incurred. Upon sale or retirement, the costs and related accumulated depreciation are eliminated from the accounts. Any resulting gains or losses are included in the statement of operations. The Company capitalizes interest as part of the acquisition cost of a qualifying asset.

Interest is capitalized only during the period of time required to complete and prepare the asset for its intended use. The Company capitalized interest of approximately $0, $54,000, $0 and $95,000 for the three and six month periods ended June 30, 2006 and 2005, respectively.

Pension Plans

Annual costs of pension plans are determined actuarially based on SFAS No. 87, “Employers’ Accounting for Pensions.” The Company’s policy is to fund U.S. pension plans at amounts not less than the minimum requirements of the Employee Retirement Income Security Act of 1974 and generally for obligations under its foreign plans to deposit funds with trustees under insurance policies. The Company applies the disclosure requirement of revised SFAS No. 132, “Employers’ Disclosures about Pensions and Other Postretirement Benefits” for its pensions and other postretirement benefit plans.

In 2002, the Board of Directors authorized a plan to freeze the Company’s pension plan in accordance with ERISA rules and regulations so that new employees, hired after July 31, 2002, will not be eligible to participate in the pension plan and further benefits will no longer accrue for existing participants. The freezing of the pension plan had the effect of vesting all existing participants in their pension benefits in the plan.

Comprehensive loss

Comprehensive loss is defined as change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources, including foreign currency translation adjustments and minimum pension liability adjustments. The Company presents comprehensive loss in its consolidated statements of stockholders’ equity. The change in equity for minimum pension liability adjustment results from an increase in the minimum pension liability and an increase in prepaid pension cost presented net of tax.

The components of other comprehensive loss included in shareholder’s equity are as follows:

	June 30,	December 31,
	2006	2005
	(In thousands)

Cumulative Translation Adjustments	$(39)	$(30)
Minimum Pension Liability Adjustments, net of tax	(7,588)	(7,588)

Accumulated Other Comprehensive Loss	$(7,627)	$(7,618)

Foreign Currency Translation

The Company’s Mexican operations use the local currency as the functional currency. Assets and liabilities of those operations are translated into U.S. dollars using period-end exchange rates; income and expenses are

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

translated using the average exchange rates for the reporting period. Translation adjustments are deferred in accumulated other comprehensive income (loss), a separate component of stockholders’ equity.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company’s customer base generally remains consistent from year to year. The Company performs ongoing credit evaluations of its customers and generally does not require material collateral. The Company maintains reserves for potential credit losses and such losses have historically been within management’s expectations.

At June 30, 2006 and December 31, 2005, the Company had cash deposits concentrated primarily in one major bank. In addition, the Company had Certificates of Deposit and commercial quality grade investments A2P2 rated or better with companies and financial institutions. As a result of the foregoing, the Company believes that credit risk in such investments is minimal.

Earnings per Share

Basic earnings per common share (EPS) were computed by dividing net earnings by the weighted average number of common shares outstanding during the reporting period. Diluted EPS reflects the dilution that could occur if securities or contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. Diluted earnings per common share was computed by dividing net earnings by the sum of the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if the dilutive potential common shares (in this case, exercise of the Company’s employee stock options) had been issued during each period as discussed in Note 9.

Recently Issued Accounting Standards

In December 2004, the FASB revised its SFAS No. 123 (“SFAS No. 123R”), “Accounting for Stock-Based Compensation.” The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transactions in which an entity obtains employee services in share-based payment transactions. The revised statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost is to be recognized over the period during which the employee is required to provide service in exchange for the award. In addition, the revised statement amends SFAS No. 95, “Statement of Cash Flows,” to require that excess tax benefits be reported as a financing cash flow rather than as a reduction of taxes paid. The provisions of the revised statement are effective for financial statements issued for the annual reporting period beginning after June 15, 2005, with early adoption encouraged. See the Stock-Based Compensation section of this note for the impact of this statement on our consolidated results.

In March 2005, the SEC issued Staff Accounting Bulletin (“SAB”) No. 107 regarding the Staff’s interpretation of SFAS No. 123(R). This interpretation provides the Staff’s views regarding interactions between SFAS No. 123(R) and certain SEC rules and regulations and provides interpretations of the valuation of share-based payments for public companies. The interpretive guidance is intended to assist companies in applying the provisions of SFAS No. 123(R) and investors and users of the financial statements in analyzing the information provided. We followed the guidance prescribed in SAB No. 107 in connection with our adoption of SFAS No. 123(R).

In March 2005, the FASB issued Interpretation (“FIN”) No. 47, “Accounting for Conditional Asset Retirement Obligations — an Interpretation of FASB Statement No. 143.” This interpretation clarifies the timing of liability recognition for legal obligations associated with an asset retirement when the timing and (or) method of settling the

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

obligation are conditional on a future event that may or may not be within the control of the entity. FIN No. 47 is effective no later than the end of fiscal years ending after December 15, 2005. The adoption of FIN No. 47 did not have a material impact on the Company’s financial condition, results of operations or cash flows.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections — A replacement of APB Opinion No. 20 and FASB Statement No. 30” (“SFAS 154”). SFAS 154 replaces APB Opinion No. 20, “Accounting Changes,” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for, and reporting of, a change in accounting principles. This statement applies to all voluntary changes in accounting principles and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. Under previous guidance, changes in accounting principle were recognized as a cumulative affect in the net income of the period of the change. SFAS 154 requires retrospective application of changes in accounting principle, limited to the direct effects of the change, to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. Additionally, this Statement requires that a change in depreciation, amortization or depletion method for long-lived, nonfinancial assets be accounted for as a change in accounting estimate affected by a change in accounting principle and that correction of errors in previously issued financial statements should be termed a “restatement.” The provisions in SFAS 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005, which was effective with our first quarter of the Company’s fiscal 2006. The adoption of this pronouncement did not have a material effect on our consolidated financial position, result of operations or cash flows.

In June 2006, the FASB issued Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes”. This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the effect, if any, the adoption of FIN No. 48 will have on its financial statements and related disclosures.

Stock-Based Compensation

As of June 30, 2006, the Company had a stock-based employee compensation plan, which is described in more detail in Note 11 to the consolidated financial statements of the Company’s 2005 Form 10-K. Prior to January 1, 2006, the Company accounted for that plan under the recognition and measurement principles of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” and SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of FASB Statement No. 123.” No stock-based employee compensation cost related to stock options was reflected in net earnings, as all options granted under those plans had an exercise price equal to or greater than the market value of the underlying common stock on the grant date. Accordingly, share-based compensation related to stock options was only included as a pro forma disclosure in the financial statement footnotes.

Effective January 1, 2006, the Company adopted SFAS No. 123R, “Share-Based Payment,” using the modified prospective application transition method. Under this transition method, compensation cost in 2006 includes the portion vesting in the period for (1) all share-based payments granted prior to, but not vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123 and (2) all share-based payments granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123R. Under the modified prospective application transition method, no cumulative effect of change in accounting principle charge is required for the Company, and results for prior periods have not been restated. See below for the pro forma disclosures related to the three and six months ended

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2005. SFAS No. 123R also requires excess tax benefits be reported as a financing cash inflow rather than an operating cash inflow.

Net earnings for the three and six months ended June 30, 2006 includes approximately $26,100 and $32,500 ($17,200 and $21,400 after tax), respectively, of share-based compensation costs and is included in selling, general and administrative expenses in the statement of operations and comprehensive income for the three and six months ended June 30, 2006. As of June 30, 2006, there was approximately $192,000 of total unrecognized compensation cost related to nonvested share-based compensation that is expected to be recognized over a weighted-average period of 3 years. Based on current grants, total share-based compensation cost for fiscal year 2006 is expected to be approximately $138,000.

On February 27, 2006, the Company granted new options to an employee under its 2000 Long-Term Incentive Plan for the purchase of 10,000 shares of common stock at an exercise price of $6.27 per share, which vest in equal one-third portions on 2007, 2008 and 2009. On May 18, 2006, the Company granted new options to an employee under its 2000 Long-Term Incentive Plan for the purchase of 7,500 shares of common stock at an exercise price of $5.93 per share, which vest in equal one-third portions on 2007, 2008, and 2009.

On April 13, 2006 the Board of Directors approved the establishment of the Omega Protein Corporation 2006 Incentive Plan which was approved by the Company’s stockholders and became effective on June 7, 2006. On that date options were granted to the Company’s four independent Directors for the purchase of an aggregate of 40,000 shares of common stock at an exercise price of $5.76 per share, which vest in six months and one day from the date of issuance. These were the only options granted during the six months ended June 30, 2006, under the 2006 Incentive Plan.

There were 79,166167 stock option exercises during the six months ended June 30, 2006. A summary of option activity under the plans for the six months ended June 30, 2006 is as follows:

	Six Months Ended June 30, 2006
	Number of Shares	Weighted Average	Aggregate
	Underlying Options	Exercise Prices	Intrinsic Value

Outstanding as of January 1, 2006	4,748,852	$7.35
Granted	57,500	$5.87
Exercised/Repurchased	(79,167)	$3.43
Forfeited	(3,333)	$5.03

Outstanding as of June 30, 2006	4,723,852	$7.40	$6,919,872

Exercisable as of June 30, 2006	4,654,352	$7.43	$6,919,072

Weighted-average fair value of options granted		$2.77

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table further describes the Company’s stock options outstanding as of June 30, 2006.

	Options Outstanding			Options Exercisable
	Number	Weighted Average		Number	Weighted
	Outstanding	Remaining	Weighted Average	Exercisable	Average
Range of Exercise Prices	at 6/30/2006	Contractual Life	Exercise Prices	at 6/30/2006	Exercise Prices

$ 1.65 to $ 3.50	1,895,184	4.6 years	$2.28	1,895,184	$2.28
$ 3.95 to $ 4.70	176,168	6.2 years	$4.27	176,168	$4.27
$ 5.03 to $ 7.55	165,500	8.8 years	$6.03	96,000	$6.04
$ 7.76 to $10.58	799,200	7.4 years	$9.15	799,200	$9.15
$12.38 to $12.75	1,649,400	1.8 years	$12.73	1,649,400	$12.73
$16.06 to $17.25	38,400	1.8 years	$16.37	38,400	$16.37

	4,723,852			4,654,352

		Weighted Average
	Six Months Ended	Grant-Date
	June 30, 2006	Fair Value

Nonvested options as of January 1, 2006	18,000	$4.66
Granted	57,500	$2.77
Vested	(2,667)	$3.17
Forfeited	(3,333)	$3.04

Nonvested options as of June 30, 2006	69,500	$2.86

The fair value of the Company’s stock options is the estimated present value at grant date using the Black-Scholes option pricing model with the following weighted average assumptions for the six months ended June 30, 2006: expected dividend yield of 0 percent; expected volatility of 46.96% percent; risk-free interest rate of 4.91 percent; and an expected term of 5 years. The expected dividend yield is based on the Company’s annual dividend payout at grant date. Expected volatility is based on the historical volatility of the Company’s stock for a period approximating the expected life. The risk-free interest rate is based on the U.S. treasury yield in effect at the time of grant and has a term equal to the expected life. The expected term of the options represents the period of time the options are expected to be outstanding.

On May 5, 2005, the Company accelerated the vesting of all unvested, out-of-the-money, explicit service period stock options granted under the Company’s 2000 Long-Term Incentive Plan. The purpose of accelerating vesting was to eliminate future compensation expense that the Company would otherwise recognize in its Statement of Operations with respect to these accelerated stock options upon the adoption by the Company of SFAS No. 123R. A stock option was considered “out-of-the-money” if the stock option exercise price was greater than $6.04, which was the closing price of the Company’s common stock on the New York Stock Exchange on May 5, 2005. As a result of this action, stock options to purchase 390,000 shares of the Company’s common stock became immediately exercisable. The vesting created a modification of stock options; however, there was no impact on the fair value of the options. The weighted average exercise price of all the accelerated stock options was $9.98.

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For purposes of pro forma disclosures, the estimated fair value of stock options is assumed to be amortized to expense over the stock options’ vesting periods. The pro forma effects of recognizing compensation expense under the fair value method on net income and net earnings per common share for the three and six month periods ended June 30, 2005, were as follows (in thousands, except per share amounts):

	Three Months	Six Months
	Ended	Ended
	June 30, 2005	June 30, 2005
	(In thousands, except	(In thousands, except
	per share amounts)	per share amounts)

Net earnings	$659	$766
Total stock-based employee compensation determined under fair value-based method, net tax	(1,035)	(1,174)

Pro forma net earnings	$(376)	$(408)

Net earnings per common share:
Basic — as reported	$0.03	$0.03

Basic — pro forma	$(0.02)	$(0.02)

Net earnings per common share:
Diluted — as reported	$0.03	$0.03

Diluted — pro forma	$(0.01)	$(0.02)

Note 2.	Accounts Receivable

Accounts receivable as of June 30, 2006 and December 31, 2005 are summarized as follows:

	June 30,	December 31,
	2006	2005
	(In thousands)

Trade	$17,968	$11,407
Insurance	9,180	11,704
Employee	121	42
Income tax	308	383
Other	201	595

Total accounts receivable	27,778	24,131
Less: allowance for doubtful accounts	(205)	(190)

Receivables, net	$27,573	$23,941

As a result of Hurricanes Katrina and Rita (see Note 11 — Hurricane Losses), the Company sustained damage to its three fish processing facilities and its shipyard located in the Gulf of Mexico region. Based on estimates, the Company believes its hurricane related insurance recoveries will total approximately $12 million. The Company has received $4 million in advances from its property insurance carriers as of June 30, 2006. In order to facilitate the insurance recovery process, on July 28, 2006, the Company filed a lawsuit against its property insurance carriers, Lexington Insurance Company and RSUI Indemnity Company, in U.S. District Court for the Western District of Louisiana, alleging breach of contract and bad faith based on the insurance carriers’ failure to pay amounts due to the Company under its property insurance policies for damages sustained from Hurricanes Katrina and Rita in the third quarter of 2005. The Company seeks recovery in a jury trial of all available damages to which it is entitled by law, legal interest on those damages, the cost of the litigation and any other damages as the court deems appropriate.

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The total damages sought in the lawsuit are in excess of the amount the Company has remaining as a receivable relating to its initial recorded hurricane claim from its property insurance carriers. The Company believes collection of the recorded receivable is probable; however, an unfavorable outcome of the proceeding could have a material impact on the Company’s financial position and result of operations.

The Company anticipates that further recoveries could be available, but such additional recoveries will require further estimation, analysis and discussions with the Company’s insurance carriers and adjusters and resolution of the lawsuit described above. Additional amounts will be recognized when the amounts are deemed probable.

Note 3.	Inventory

The major classes of inventory as of June 30, 2006 and December 31, 2005 are summarized as follows:

	June 30,	December 31,
	2006	2005
	(In thousands)

Fish meal	$16,360	$14,742
Fish oil	13,795	21,552
Fish solubles	533	672
Unallocated inventory cost pool (including off-season costs)	22,567	5,926
Other materials & supplies	5,665	3,968

Total inventory	$58,920	$46,860

Inventory at June 30, 2006 and December 31, 2005 is stated at the lower of cost or market. The elements of unallocated inventory cost pool include plant and vessel related labor, utilities, rent, repairs and depreciation, to be allocated to inventories produced through the remainder of 2006.

Note 4.	Other Assets

Other assets as of June 30, 2006 and December 31, 2005 are summarized as follows:

	June 30,	December 31,
	2006	2005
	(In thousands)

Fish nets, net of accumulated amortization of $1,683 and $1,347	$1,197	$639
Insurance receivable, net of allowance for doubtful accounts	477	475
Title XI loan origination fee	383	337
Deposits	139	128

Total other assets, net	$2,196	$1,579

Amortization expense for fishing nets amounted to approximately $168,000, $173,000, $336,000 and $345,000     for the three and six months ended June 30, 2006 and 2005, respectively.

The Company carries insurance for certain losses relating to its vessels and Jones Act liability for employees aboard its vessels (collectively, “Vessel Claims Insurance”). The typical Vessel Claims Insurance policy contains an annual aggregate deductible (“AAD”) for which the Company remains responsible, while the insurance carrier is responsible for all applicable amounts which exceed the AAD. It is the Company’s policy to accrue current amounts due and record amounts paid out on each claim. Once payments exceed the AAD, the Company records an insurance receivable for a given policy year, net of allowance for doubtful accounts. As of June 30, 2006 and December 31, 2005, the allowance for doubtful insurance receivable accounts was $2.0 million.

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 5.	Property and Equipment

Property and equipment at June 30, 2006 and December 31, 2005 are summarized as follows:

	June 30,	December 31,
	2006	2005
	(In thousands)

Land	$7,630	$7,630
Plant assets	96,697	89,650
Fishing vessels	92,897	90,880
Furniture and fixtures	2,982	2,792
Construction in progress	6,500	4,391

Total property and equipment	206,706	195,343
Less: accumulated depreciation and impairment	(105,284)	(101,378)

Property, plant and equipment, net	$101,422	$93,965

Depreciation expense for the three and six-months ended June 30, 2006 and 2005 was $2.8 million, $3.1 million, $6.0, million and $6.3 million, respectively.

Note 6.	Notes Payable and Long-Term Debt

At June 30, 2006 and December 31, 2005, the Company’s long-term debt consisted of the following:

	June 30,	December 31,
	2006	2005
	(In thousands)

U.S. government guaranteed obligations (Title XI loan) collateralized by a first lien on certain vessels and certain plant assets:
Amounts due in installments through 2016, interest from 6.49% to 7.6%	$28,492	$29,737
Amounts due in installments through 2014, interest at Eurodollar rates of 5.41% and 4.46% at June 30, 2006 and December 31, 2005, respectively, plus 4.5%	348	359
Other debt at 6.25% at June 30, 2006 and December 31, 2005	—	5

Total debt	28,840	30,101
Less current maturities	(2,386)	(2,443)

Long-term debt	$26,454	$27,658

The Title XI loans are secured by liens on certain of the Company’s fishing vessels and mortgages on the Company’s Reedville, Virginia and Abbeville, Louisiana plants. Loans are now available under similar terms pursuant to the Title XI program without intervening lenders.

In September 2004, the United States Department of Commerce Fisheries Finance Program (the “FFP”) approved the Company’s financing application in an amount not to exceed $14 million (the “Approval Letter”). Borrowings under the Approval Letter are to be used to finance and/or refinance approximately 73% of the actual depreciable cost of the Company’s future fishing vessels refurbishments and capital expenditures relating to shore-side fishing assets, for a term not to exceed 15 years from inception at interest rates determined by the U.S. Treasury. Final approval for all such future projects requires individual approval through the Secretary of Commerce, National Oceanic and Atmospheric Administration, and National Marine Fisheries Service (“National Marine

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Fisheries Service”). Borrowings under the FFP are required to be evidenced by security agreements, undertakings, and other documents deemed in the sole discretion of the National Marine Fisheries Service as necessary to accomplish the intent and purpose of the Approval Letter. The Company is required to comply with customary National Marine Fisheries Service covenants as well as certain special covenants. In December 2004, the Company submitted a $4.9 million financing request against the $14 million approval, and subsequently amended that request to include the entire $14 million. The Company closed on the $14 million FFP loan on October 17, 2005.

On December 1, 2005, pursuant to the Title XI program, the United States Department of Commerce approved a second financing application made by the Company in the amount of $16.4 million (the “Second Approval Letter”). In May 2006, the Company submitted a $7.8 million financing request under the Second Approval Letter. As of June 30, 2006, the Company had no borrowings outstanding under the Second Approval Letter.

The Company has a $20 million revolving credit agreement with Bank of America, N.A. (the “Credit Facility”). Borrowings under this facility may be used for working capital and capital expenditures. The Credit Facility permits the Company to borrow up to $31 million of Title XI loans. The term of the Credit Facility expires on October 31, 2007, the maximum borrowing availability tied to the Company’s eligible inventory is $10 million and the Company may not generate a net loss for any two consecutive quarters. The Credit Facility requires that the Company maintain a Fixed Charge Coverage Ratio of 1.25 to 1, as measured on a quarterly basis using the consolidated results of the four fiscal quarter period ending with the applicable reporting period. A commitment fee of 37.5 basis points per annum is payable quarterly on the actual daily amount of the availability under the Credit Facility. The applicable interest rate will be adjusted (up or down) prospectively on a quarterly basis from LIBOR plus 2.00% to LIBOR plus 2.50% or at the Company’s option, Prime minus 0.50% to Prime plus 0.00%, depending upon the Fixed Charge Coverage Ratio being greater than 2.5 times to less than or equal to 1.5 times, respectively. The Credit Facility is collateralized by all of the Company’s trade receivables, inventory and equipment. In addition, the Credit Facility does not allow for the payment of cash dividends or stock repurchases.

As of June 30, 2006, the Company was out of compliance with the Ratio of Earnings to Fixed Charges covenant in the Credit Facility. The Company notified the lender of the covenant non-compliance and received a waiver from the lender.

As of June 30, 2006, the Company had no borrowings outstanding under the Credit Facility. At June 30, 2006 and December 31, 2005, the Company had outstanding letters of credit under the Credit Facility totaling approximately $3.1 million and $8.0 million, respectively, issued in support of worker’s compensation insurance programs as of June 30, 2006 and December 31, 2005 and to purchase fish meal from a third party as of December 31, 2005.

Note 7.	Accrued Liabilities

Accrued liabilities as of June 30, 2006 and December 31, 2005 are summarized as follows:

	June 30,	December 31,
	2006	2005
	(In thousands)

Salary and benefits	$5,678	$4,128
Insurance	3,922	3,879
Taxes, other than income tax	828	677
Trade creditors	12,408	3,243
Other	304	275

Total accrued liabilities	$23,140	$12,202

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 8.	Commitments and Contingencies

Litigation

The Company is defending various claims and litigation arising from its operations which arise in the ordinary course of the Company’s business. In the opinion of management, and based on advice of legal counsel, it is believed that any existing litigation involving the Company will not materially affect its financial condition, cash flows or future results of operations.

Insurance

The Company carries insurance with coverages and coverage limits that it believes to be appropriate for the business. Although there can be no assurance that such insurance is sufficient to protect the Company against all contingencies, management believes that its insurance protection is reasonable in view of the nature and scope of the Company’s operations. Should the Company’s insurers become insolvent, the Company is responsible for payment of all outstanding claims associated with the insurer’s policies.

Environmental Matters

The Company is subject to various possible claims and lawsuits regarding environmental matters. Management believes that costs, if any, related to these matters will not have a material adverse effect on the results of operations, cash flows or financial position of the Company.

Indemnification

The Company’s Articles of Incorporation and By-Laws limit the liability of the Company’s officers and directors to the fullest extent permitted by Nevada law. Nevada provides that directors of Nevada coporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under certain circumstances, including (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law of (ii) the willful or grossly negligent payment of unlawful distributions.

The Company’s Articles of Incorporation and By-Laws generally require the Company to indemnify its directors and officers to the fullest extent permitted by Nevada law. The Company’s Articles of Incorporation and By-Laws also require the Company to advance expenses to its directors and its officers to the fullest extent permitted by Nevada law upon reciept of an undertaking by or on behalf of such director or officer to repay such amount if it should be ultimately determined that they are not entitled to indemnification by the Company. The Company also has entered into indemnification agreements with all of its directors and certain of its officers which provides for the indemnification and advancement of expenses by the Company. The Company also maintains director and officer liability insurance with respect to liabilities arising out of certain matters, including matters arising under the securities laws. This insurance is subject to limitations, conditions and deductibles set forth in the respective insurance policy.

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 9.	Reconciliation of Basic and Diluted Per Share Data (in thousands except per share data)

	Earnings	(Denominator)	Per Share
	(Numerator)	Shares	Data

Three Months Ended June 30, 2006
Net earnings	$630

Basic earnings per common share:
Earnings available to common shareholders	$630	25,088	$0.03

Effect of dilutive securities:
Stock options assumed exercised	—	935

Diluted earnings per common share:
Earnings available to common shareholders plus stock options assumed exercised	$630	26,023	$0.02

	Earnings	Shares	Per Share
	(Numerator)	(Denominator)	Data

Three Months Ended June 30, 2005
Net earnings	$659

Basic earnings per common share:
Earnings available to common shareholders	$659	24,968	$0.03

Effect of dilutive securities:
Stock options assumed exercised	—	1,339

Diluted earnings per common share:
Earnings available to common shareholders plus stock options assumed exercised	$659	26,307	$0.03

	Earnings	Shares	Per Share
	(Numerator)	(Denominator)	Data

Six Months Ended June 30, 2006
Net earnings	$3,156

Basic earnings per common share:
Earnings available to common shareholders	$3,156	25,066	$0.13

Effect of dilutive securities:
Stock options assumed exercised	—	950

Diluted earnings per common share:
Earnings available to common shareholders plus stock options assumed exercised	$3,156	26,016	$0.12

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Earnings	Shares	Per Share
	(Numerator)	(Denominator)	Data

Six Months Ended June 30, 2005
Net earnings	$766

Basic earnings per common share:
Earnings available to common shareholders	$766	24,937	$0.03

Effect of dilutive securities:
Stock options assumed exercised	—	1,446

Diluted earnings per common share:
Earnings available to common shareholders plus stock options assumed exercised	$766	26,383	$0.03

Options to purchase 2,575,000 shares of common stock at exercise prices ranging from $6.13 to $17.25 per share were outstanding during the three and six months ended June 30, 2006, but were not included in the computation of diluted earnings per share because the exercise prices of the options were greater than the average market price of the shares during that period.

Options to purchase 2,507,000 and 2,527,000 shares of common stock at exercise prices ranging from $7.76 to $17.25 and $6.44 to $17.25 per share were outstanding during the three and six months ended June 30, 2005, respectively, but were not included in the computation of diluted earnings per share because the exercise prices of the options were greater than the average market price of the shares during that period.

Note 10.	Components of Net Periodic Benefit Cost

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Service cost	$—	$—	$—	$—
Interest cost	358	364	716	728
Expected return on plan assets	(343)	(350)	(686)	(700)
Amortization of prior service costs	—	—	—	—
Amortization of net loss	227	190	454	380

Net periodic pension cost	$242	$204	$484	$408

As of June 30, 2006, the Company had made contributions to the pension plan totaling $432,000. The Company expects to make contributions of $2.2 million to the pension plan during the remainder of 2006. No contributions to the pension plan were made during fiscal 2005.

Note 11.	Hurricane Losses

On August 29, 2005, the Company’s Moss Point, Mississippi fish processing facility and adjacent shipyard were severely damaged by Hurricane Katrina. On September 24, 2005, the Company’s Cameron, Louisiana and the Abbeville, Louisiana fish processing facilities were also severely damaged by Hurricane Rita. For the three and six month periods ended June 30, 2006, $192,000 and $433,000 of additional clean-up costs has been recognized in the Company’s statement of operations, respectively. See Note 12 in the December 31, 2005, Form 10-K for additional information.

LIST OF APPENDICES

Appendix A	Stock Purchase Agreement, dated September 8, 2006, between Zapata and Omega Protein Corporation
Appendix B	Written Consent of The Malcolm I. Glazer Family Limited Partnership dated September 8, 2006.
Appendix C	Fairness Opinion of Empire Valuation Consultants, LLC dated September 8, 2006

APPENDIX A

STOCK PURCHASE AGREEMENT

EXECUTION VERSION

STOCK PURCHASE AGREEMENT
by and between
ZAPATA CORPORATION
and
OMEGA PROTEIN CORPORATION
Dated as of
September 8, 2006

A-i

Exhibit A	—	Majority Stockholder Written Consent
Exhibit B	—	Letter Agreements with Purchaser Executive Officers
Exhibit C	—	Form Amended and Restated Registration Rights Agreement
Exhibit D	—	Form of Opinion Letter for Purchaser’s Counsel
Exhibit E	—	Form of Opinion Letter for Seller’s Counsel
Exhibit F	—	Forms of Resignation of Avram A. Glazer and Leonard DiSalvo
Exhibit G	—	Form of Call Option Exercise Notice
Exhibit H	—	Form of Seller Call Option Exercise Closing Certificate
Exhibit I	—	Form of Purchaser Call Option Exercise Closing Certificate

A-ii

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT dated as of September 8, 2006 (this ‘‘Agreement”), is entered into by and between Zapata Corporation, a Nevada corporation (the “Seller”), and Omega Protein Corporation, a Nevada corporation (the “Purchaser”). (Each of the Seller and the Purchaser is a “Party”, and together are the “Parties”).

RECITALS

WHEREAS, the Seller is the beneficial owner of 14,501,000 shares of the common stock, par value $0.01 per share (the “Common Stock”), of the Purchaser;

WHEREAS, the Purchaser desires to repurchase from the Seller, and the Seller desires to sell to the Purchaser, 9,268,292 shares of Common Stock held by the Seller and represented by that certain share certificate of the Purchaser number OM0000230 registered in the name of the Seller dated September 6, 2006 (the “Shares”), upon the terms and subject to the conditions contained in this Agreement;

WHEREAS, the Purchaser desires to acquire from the Seller, and the Seller desires to grant to the Purchaser, an option to acquire all of the shares of Common Stock held by the Seller on the date of the exercise of such option, upon the terms and subject to the conditions contained in this Agreement (the ‘‘Call Option Shares”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the holder of a majority of the outstanding shares of common stock, par value $0.01 per share, of the Seller (the “Seller Common Stock”) has duly executed and delivered to the Seller a written consent, a copy of which is attached hereto as Exhibit A (the “Majority Stockholder Written Consent”), approving this Agreement and the transactions contemplated hereby, including the sale of the Shares and the Call Option Shares, in accordance with the requirements of the NGCL and the Seller’s articles of incorporation and bylaws; and

WHEREAS, concurrently with the execution and delivery of this Agreement, the Purchaser Executive Officers have duly executed and delivered to the Purchaser and the Seller agreements, copies of which are attached hereto as Exhibit B, confirming that neither this Agreement nor the transactions contemplated hereby, including the sale of the Shares and the Call Option Shares, shall constitute a change of control for the purposes of their employment or change of control agreements with the Purchaser.

NOW, THEREFORE, in consideration of the premises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Purchaser agree as follows:

ARTICLE 1

DEFINITIONS, USAGE, ETC.

Section 1.1  Defined Terms.  As used in this Agreement, the terms below have the following meanings:

“Accrued Interest” has the meaning assigned to such term in Section 3.1.

“Acquisition Documents” shall mean this Agreement, the Escrow Agreement, the Amended and Restated Registration Rights Agreement and each of the other certificates, documents and instruments to be executed and delivered by the Parties hereto pursuant to the terms hereof.

“Acquisition Proposal” shall mean any inquiry, proposal, offer or action relating to, or that is reasonably likely to lead to, any sale, exchange, transfer or other disposition of any or all of a number of shares of Common Stock that exceeds the Pre-Closing Remaining Shares.

“Affiliate” means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interest, by contract or otherwise). For the purposes of this Agreement, an Affiliate of the Purchaser shall not be deemed to include the Seller, and an Affiliate of the Seller shall not be deemed to include the Purchaser.

“Agreement” has the meaning assigned to such term in the preamble.

“Amended and Restated Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement in the form attached as Exhibit C which amends and restates the Registration Rights Agreement.

“Applicable Law” means, with respect to any Person, any Law applicable to such Person or its business, properties or assets.

“Beneficially Own” has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Call Option” has the meaning assigned to such term in Section 9.2(a).

“Call Option Closing” has the meaning assigned to such term in Section 9.2(b).

“Call Option Closing Date” has the meaning assigned to such term in Section 9.2(a).

“Call Option Exercise Notice” has the meaning assigned to such term in Section 9.2(a).

“Call Option Exercise Period” has the meaning assigned to such term in Section 9.2(a).

“Call Option Purchase Price” has the meaning assigned to such term in Section 9.2(a).

“Call Option Shares” has the meaning assigned to such term in the recitals.

“Call Option Transaction” has the meaning assigned to such term in Section 9.2.

“Cerberus Commitment Letter” means the commitment letter dated September 8, 2006 from Ableco Finance LLC, an affiliate of Cerberus Capital Management, L.P., to provide debt financing (the “Financing”) for (i) acquiring the Shares, (ii) providing future working capital and (iii) paying fees and expenses related thereto, together with any amendments or supplements thereto or replacements thereof obtained by the Purchaser from time to time.

“Closing” has the meaning assigned to such term in Article 4.

“Closing Date” has the meaning assigned to such term in Article 4.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” has the meaning assigned to such term in the recitals.

“Damages” has the meaning assigned to such term in Section 11.2.

“Direct Claim” has the meaning assigned to such term in Section 11.3.

“Distributions” has the meaning assigned to such term in Section 3.1.

“EBITDA” means, for the applicable period, the Purchaser’s consolidated net income (loss) before interest, taxes, depreciation and amortization, excluding (i) any non-recurring, extraordinary or unusual income, gains or charges (including without limitation, the “Loss resulting from natural disaster, net (see Note 11 — Hurricane Losses)” disclosed in the Purchaser’s Form 10-Q for the period ended September 30, 2005 filed with the Commission), all as determined in accordance with the generally accepted accounting principles applied on a consistent basis. For purposes of the forgoing, net income shall exclude the income or loss of any entity accrued prior to the date on which it becomes a subsidiary or is merged into or consolidated with Purchaser or any subsidiary of Purchaser or the date on which such entity’s assets are acquired by the Purchaser or any consolidated subsidiary of the Purchaser.

“Encumbrances” has the meaning assigned to such term in Article 2.

“Escrow Agent” has the meaning assigned to such term in Section 3.1.

“Escrow Agreement” has the meaning assigned to such term in Section 3.1.

“Escrow Date” has the meaning assigned to such term in Section 3.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financing” has the meaning assigned to such term in the definition of Cerberus Commitment Letter in Section 1.1.

“Financing Transaction Documents” means the definitive agreements, notes, instruments and other documents to be executed by the Purchaser and/or any of its subsidiaries and Ableco Finance LLC, with respect to which the Financing is be provided to the Purchaser.

“Governmental Authority” means any federal, state or local government, or any political subdivision of any of the foregoing, or any court, agency or other entity, body, organization or group, exercising any executive, legislative, judicial, quasi judicial, regulatory or administrative function of government.

“Indemnified Party” has the meaning assigned to such term in Section 11.3.

“Indemnifying Party” has the meaning assigned to such term in Section 11.3.

“Information Statement” has the meaning assigned to such term in Section 5.4.

“Interest Margin Amount” has the meaning assigned to such term in Section 3.2.

“Law” means all applicable state and federal laws, statutes, rules and regulations and ordinances including all applicable decisions of courts having the effect of law in any such jurisdiction.

“Majority Stockholder Written Consent” has the meaning assigned to such term in the recitals.

“1934 Act Reports” has the meaning assigned to such term in Section 6.7.

“NGCL” means the general corporation law of the State of Nevada contained in Chapter 78 of the Nevada Revised Statutes.

“NMFS” has the meaning assigned to such term in Section 6.3.

“NMFS Consent” has the meaning assigned to such term in Section 6.3.

“Party” or “Parties” has the meaning assigned to such term in the preamble.

“Person” means any corporation, limited liability company, joint venture, partnership, individual, limited partnership, trust or other business entity.

“Pre-Closing Remaining Shares” means 5,232,708 shares of Common Stock held by the Seller on the date of this Agreement less any such shares of Common Stock that are sold, exchanged, transferred or otherwise disposed of by the Seller on or before the Closing Date.

“Proxy” has the meaning assigned to such term in Section 9.1.

“Purchase Price” has the meaning assigned to such term in Article 2.

“Purchaser” has the meaning assigned to such term in the preamble.

“Purchaser Executive Officers” means Joseph L. von Rosenberg III, Robert W. Stockton, John D. Held, J. Scott Herbert and Thomas R. Wittmann.

“Purchaser Information” has the meaning assigned to such term in Section 6.8.

“Qualified Transaction Proposal” has the meaning assigned to such term in Section 7.1.

“Registration Period” has the meaning assigned to such term in Section 7.10.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 12, 1998, between the Seller and the Purchaser.

“Remaining Shares” has the meaning assigned to such term in Section 7.4.

“Registration Statement” has the meaning assigned to such term in Section 7.10.

“Representative” means any officer, director, employee, partner, trustee, attorney, accountant, advisor, agent or other representative of any Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning assigned to such term in the preamble.

“Seller Common Stock” has the meaning assigned to such term in the recitals.

“Separation Agreement” means the Separation Agreement, dated as of April 12, 1998, between the Seller and the Purchaser.

“Shares” has the meaning assigned to such term in the recitals.

“Special Committee” has the meaning assigned to such term in Section 6.2(b).

“Stockholder Notice Period” has the meaning assigned to such term in Section 5.4.

“Subject Shares” means both the Shares and the Call Option Shares.

“Subsidiary” or “subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture, limited partnership or partnership of which such Person (a) Beneficially Owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests or (iii) the capital or profit interests in the case of a partnership; or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body; provided, however, that the Purchaser shall not be considered a Subsidiary of the Seller for the purposes of this Agreement.

“Superior Proposal” means any Acquisition Proposal (on its most recently amended or modified terms, if amended or modified) (i) involving the acquisition of all of the Shares and (ii) with respect to which the Seller’s board of directors (A) determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated on a timely basis, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the Person making the Acquisition Proposal, (B) determines in its good faith judgment (based on, among other things, the advice of its outside financial advisor) to be more favorable, from a financial point of view, to the Seller’s stockholders than the sale of the Shares pursuant to the terms hereof taking into account all relevant factors (including whether, in the good faith judgment of the Seller’s board of directors, after obtaining the advice of such financial advisor, any proposed changes to this Agreement that may be proposed by the Purchaser in response to such Acquisition Proposal) and (C) which provides that any requisite external financing (sufficient to pay the cash portion, if any, of the proposed transaction consideration and expenses related thereto) is either then committed or otherwise funded and not subject to any contingency other than those contained in the Cerberus Commitment Letter.

“Third-Party Claim” means any claim, demand, action, suit or proceeding made or brought by any Person who or which is not a party to this Agreement or who or which is not an Affiliate of any Party to this Agreement.

“TM Capital Solvency Opinion” has the meaning assigned to such term in Section 6.2(d).

“Transaction” means the repurchase of the Shares by the Purchaser from the Seller, including the financing of the Purchase Price by the Financing, upon the terms and subject to the conditions contained in this Agreement.

“Transaction Documents” means the Acquisition Documents together with the Financing Transaction Documents.

“Voting Agreement Certificate” has the meaning assigned to such term in Section 9.1.

“Voting Agreement Termination Event” means the earlier to occur of the following dates (a) the last day of any 12 calendar month period in which the Purchaser’s trailing 12-month EBITDA is less than $15,000,000, (b) the continuation of an uncured or unwaived event of default or default for more than 30 days on one or more of the Purchaser’s outstanding indebtedness for borrowed money in excess of $1,000,000 or (c) the first day following the

Call Option Exercise Period that the average closing price of the Common Stock for 10 consecutive trading days is less than the Call Option Purchase Price.

“Voting Securities” has the meaning assigned to such term in Section 9.1.

Section 1.2  Usage of Terms.  Except where the context otherwise requires, words importing the singular number shall include the plural number and vice versa.

Section 1.3  References to Articles and Sections.  All references in this Agreement to Articles and Sections (and other subdivisions), Exhibits and Schedules refer to the corresponding Articles, Sections (and other subdivisions), Exhibits and Schedules of to this Agreement, unless the context expressly, or by necessary implication, otherwise requires.

ARTICLE 2

SALE AND PURCHASE OF THE SHARES

Section 2.1  Sale and Purchase.

(a) On the terms and subject to the conditions contained in this Agreement, the Seller is selling, conveying, transferring and assigning to the Purchaser, and the Purchaser is acquiring from the Seller, the Shares at a purchase price of $5.125 per Share for an aggregate purchase price of $47,500,000 (the “Purchase Price”) payable in cash at the Closing against the delivery of the share certificates for the Shares, duly endorsed for transfer, free and clear of all liens, pledges, adverse claims, restrictions on transfer or voting, hypothecations, mortgages, security interests, charges, options, right of first refusal or any other encumbrances (“Encumbrances”) other than those arising from applicable federal and state securities laws.

(b) The Purchaser hereby waives any and all notice requirements that otherwise apply to the transfer, sale or assignment of the Subject Shares under the Separation Agreement or otherwise.

(c) At the Closing, the Purchaser shall give directions to its transfer agent to retire all of the Shares upon the purchase thereof and to cancel all certificates representing the Shares.

(d) At the Closing, the Parties shall execute and deliver to each other the Amended and Restated Registration Rights Agreement.

Section 2.2  Adjustments Upon Changes in Capitalization.  In the event of any reorganization, recapitalization, split, merger, stock split, stock dividend, combination or exchange of shares, or issuance of other securities in exchange for Common Stock that results in a change in the number and the kind of shares of Common Stock or securities convertible into Common Stock, the terms “Shares” and “Call Option Shares” shall be deemed to refer to and include the Shares and Call Option Shares, respectively, as well as all such dividends and distributions thereon, and the Seller shall deliver the Shares and all such dividends and distributions to the Purchaser at the Closing and the Call Option Shares and all such dividends and distributions to the Purchaser at the Call Option Closing if the Call Option is exercised, and the amount to be paid per share by the Purchaser for the Shares and the Call Option Shares, respectively, shall be adjusted so that the total amount to be paid by the Purchaser hereunder as the Purchase Price or the Call Option Purchase Price remains unchanged.

ARTICLE 3

ESCROW

Section 3.1  Escrow of the Shares and the Purchase Price.  Concurrent with the execution and delivery of this Agreement, the Seller, the Purchaser and Manufacturers and Traders Trust Company (the “Escrow Agent”) have entered into an escrow agreement (the “Escrow Agreement”). Within 45 days following the date hereof (or such later date or time as the Parties may agree in writing) (the “Escrow Date”), (i) the Purchaser shall deposit the Purchase Price by wire transfer of immediately available funds with the Escrow Agent and, (ii) upon written notice of such deposit by the Purchaser from the Escrow Agent to the Seller, the Seller shall promptly thereafter deposit the original stock certificates representing the Shares with the Escrow Agent, together with such instruments of assignment, conveyance and transfer as Purchaser may deem necessary or desirable, duly executed by the Seller, in each case to be held in accordance with and, pending the Closing or the termination of, this Agreement or the Escrow Agreement in accordance with their respective terms. The Purchase Price shall earn interest on a daily basis at the rate offered by the Escrow Agent during the period such amount is on deposit with the Escrow Agent (such amount of interest, the “Accrued Interest”), and the Accrued Interest shall be paid to the Purchaser upon the release of the Purchase Price to the Seller or the termination of this Agreement or the Escrow Agreement in accordance with their respective terms. The Purchase Price shall be invested by the Escrow Agent only in the Permitted Investments (as defined in the Escrow Agreement). All fees and expenses of the Escrow Agent shall be paid by the Purchaser. All dividends or distributions (whether in cash, property, securities, rights or otherwise) declared or paid with respect to the Shares after the Escrow Date and prior to Closing (the “Distributions”) shall be (i) delivered by the Seller to the Escrow Agent immediately following receipt thereof by the Seller and (ii) invested by the Escrow Agent in the Permitted Investments.

Section 3.2  Distributions and Accrued Interest.  At Closing, (a) all Distributions shall be payable to the Purchaser concurrently with the transfer of the Shares together with all accrued interest thereon while held in escrow, (b) all Accrued Interest shall be paid to the Purchaser concurrently with the payment of the Purchase Price to the Seller and (c) the Seller shall pay to the Purchaser the amount in cash by which the pre-default accrued interest on the Purchase Price resulting from the Financing exceeds the Accrued Interest (the “Interest Margin Amount”) through the Closing Date. If this Agreement is terminated in accordance with its terms, then (x) the Shares and all Distributions shall be released to the Seller, together with all accrued interest, if any, on the Distributions while held in escrow, (y) the Purchase Price and all Accrued Interest shall be disbursed by the Escrow Agent to the Purchaser and (z) the Seller shall pay to the Purchaser the Interest Margin Amount through the date of termination. Notwithstanding the foregoing, the Seller shall not be obligated to pay the Purchaser the Interest Margin Amount until the second business day after the Purchaser has provided to the Seller a written statement signed by an officer of the Purchaser setting forth a calculation of the Interest Margin Amount with supporting documentation attached thereto.

Section 3.3  Release from Escrow.  The Escrow Agent shall be authorized by the Parties to hold and disburse the certificates representing the Shares, and hold, invest and disburse the Purchase Price, the Accrued Interest and any Distributions and all accrued interest thereon in accordance with the terms and provisions hereof and in the Escrow Agreement. Not later than two business days prior to the Closing, the Purchaser and the Seller shall deliver to the Escrow Agent the Closing Notice referred to in Section 4(b) of the Escrow Agreement authorizing the Closing deliveries provided for herein and the release and distribution of the Escrowed Property (as defined in the Escrow Agreement) in accordance with the Escrow Agreement and this Article 3.

ARTICLE 4

CLOSING

The Closing of the transactions contemplated by this Agreement (the ‘‘Closing”) shall take place at the offices of Porter & Hedges, L.L.P., 1000 Main Street, 36th Floor, Houston, Texas 77002, as soon as possible, but in no event later than two business days, after satisfaction or waiver of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or at such other time or place as the Purchaser and the Seller may agree (the “Closing Date”).

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Purchaser as follows:

Section 5.1  Due Organization.  The Seller has been duly incorporated and is a validly existing corporation in good standing under the Laws of the State of Nevada.

Section 5.2  Power and Authority; Authorization; Binding Effect; Approval.  (a) The Seller has all necessary power and authority to execute and deliver this Agreement and the other Acquisition Documents to which it is or at the Closing will be a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder in accordance with the terms of this Agreement and the other Acquisition Documents to which at the Closing it will be a party. This Agreement and the other Acquisition Documents to which it is or at the Closing will be a party have been duly authorized, executed and delivered by the Seller and constitutes, or will constitute when executed and delivered by the Seller, a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

(b) Without limiting the generality of the foregoing, the Seller’s board of directors, at a meeting duly called and held, has unanimously (i) determined that the sale of the Shares and the Call Option Shares by the Seller and the other transactions contemplated hereby are fair to, and in the best interests of, the Seller and the Seller’s stockholders, (ii) approved and adopted this Agreement and the other Acquisition Documents to which the Seller is or will be a party and the transactions contemplated hereby and thereby, including the sale of the Shares and the Remaining Shares not otherwise transferred or disposed of prior the delivery of the Call Option Exercise Notice, all in accordance with the requirements of the NGCL and the Seller’s articles of incorporation and bylaws and (iii) directed that this Agreement be submitted to the Seller’s majority stockholder for its approval and adoption.

(c) Subject to and assuming the accuracy of the Purchaser’s representation and warranty in Section 6.12, the only vote of holders of any class or series of capital stock of the Seller necessary to approve this Agreement and the transactions contemplated hereby, including the sale of the Shares and the Call Option Shares, is the affirmative vote of the holders of a majority of the Seller Common Stock. A true and complete copy of the executed Majority Stockholder Written Consent delivered to the Seller is attached hereto as Exhibit A, which Majority Stockholder Written Consent has been delivered to the Seller in accordance with the requirements of the NGCL and the Seller’s articles of incorporation and bylaws and, assuming the due execution thereof, as represented therein, is valid, binding and is in full force and effect, subject to termination after the date hereof as provided therein. The Majority Stockholder Written Consent constitutes the requisite and final consent and action of holders of at least a majority of the voting power of the Seller to take action and consummate the transactions contemplated hereby without further approval or action, including by any other stockholder of the Seller or the Seller.

Section 5.3  Ownership of the Shares and the Call Option Shares.  The Seller is the record and beneficial owner of the Shares and, upon sale and delivery of the Shares to the Purchaser and upon payment by the Purchaser to the Seller of the Purchase Price, the Seller will convey to the Purchaser good and marketable title to the Shares, free and clear of all Encumbrances other than those arising under federal and state securities law. As of the date hereof, the Seller is the record and beneficial owner of the Remaining Shares, free and clear of all Encumbrances other than those arising under federal and state securities law. There are no transfer (other than applicable federal and state securities Laws), voting (other than as provided for herein) or other restrictions imposed upon or with respect to the Shares or the Remaining Shares and no notices or consents to or from any other party are required under any agreement, court order, Law or otherwise with respect to the transfer of the Shares or the Remaining Shares hereunder. The Shares and the Remaining Shares are not otherwise subject to any preemptive rights or rights of first refusal or any other rights (including without limitation proxy rights or options, except as provided herein) pursuant to any contract, arrangement or understanding entered into or acknowledged by the Seller or its Affiliates. Except as provided herein, neither the Seller nor any of its Affiliates is a party to any stockholder agreement, voting trust or other similar contract or agreement with respect to the Shares or the Remaining Shares.

Section 5.4  Consents and Approvals.  No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or other Person is required to be made or obtained by the Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for (a) the filing with the Commission of an information statement (together with any amendments thereof and any supplements thereto, the “Information Statement”) pursuant to Regulation 14C of the Exchange Act and the expiration of the applicable time period referred to in Regulation 14C after the mailing of the Information Statement to the Seller’s stockholders (the ‘‘Stockholder Notice Period”), and (b) the filing with the Commission of such reports under the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby.

Section 5.5  Compliance with Applicable Law; No Conflicts.  The execution, delivery and performance by the Seller of this Agreement, the sale of the Shares and the Remaining Shares and the consummation of the other transactions contemplated hereby (a) will not violate any Applicable Law applicable to the Seller, or any order or decree of any court or governmental instrumentality applicable to the Seller, any of the Seller’s Subsidiaries or any of their property, (b) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Seller or any of its Subsidiaries is a party or by which the Seller, any of its Subsidiaries or any of their property is bound and (c) will not result in a breach or violation of the charter or bylaws, or other formation documents, of the Seller or its Subsidiaries.

Section 5.6  Litigation.  As of the date hereof, there are no pending actions, suits or proceedings against or involving the Seller or any of its property, or involving any of its Subsidiaries or any of their respective properties, that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement, or that are otherwise material in the context of the sale of the Shares or the Call Option Shares or the other transaction contemplated hereby, and, to the Seller’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

Section 5.7  Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the origination, negotiation or execution of this Agreement or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.

Notwithstanding anything herein to the contrary, the foregoing representations and warranties shall not apply to the Remaining Shares to the extent they are hereafter transferred, assigned or disposed of by the Seller to any party other than the Purchaser prior to Closing.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller:

Section 6.1  Due Organization.  The Purchaser has been duly incorporated and is a validly existing corporation in good standing under the Laws of the State of Nevada.

Section 6.2  Power and Authority; Authorization; Binding Effect; Approvals; Opinions.

(a) The Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or at the Closing will be a party and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement, the other Transaction Documents to which the Purchaser is or at the Closing will be a party have been duly authorized, and this Agreement, and the other Transaction Documents to be executed and delivered at the Closing, when signed by the Purchaser will be, duly executed and delivered by the Purchaser and constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

(b) Without limiting the generality of the foregoing, a special committee of the Purchaser’s board of directors consisting solely of independent, disinterested directors (the “Special Committee”), at a meeting duly called and held, has unanimously (i) determined that the purchase of the Shares by the Purchaser and the other transactions contemplated hereby together with the Financing are fair to, and the purchase of the Shares and the other transactions contemplated hereby together with the Financing are in the best interests of, the Purchaser and its stockholders (other than the Seller) and (ii) approved and adopted this Agreement and the other Transaction Documents to which it is or will be a party together with the Transaction and the Financing, all in accordance with the requirements of the NGCL and the Purchaser’s articles of incorporation and bylaws.

(c) The Purchaser has received an opinion of TM Capital Corp. (which is an independent financial advisor to the Special Committee) to the effect that, as of the date of this Agreement, the Purchase Price to be paid by the Purchaser to the Seller for the Shares is fair, from a financial point of view, to the stockholders of the Purchaser (other than the Seller). Such opinion has not been withdrawn, revoked or modified. The Purchaser has provided the Seller with a true and complete copy of such opinion.

(d) (i) The Purchaser has also received an opinion of TM Capital Corp. (“TM Capital Solvency Opinion”) to the effect that, as of the date of this Agreement, immediately after giving effect to the Transaction, (A) the Purchaser will be able to pay its debts as they become due in the usual course of business, (B) the Purchaser’s total assets will be greater than or equal to the sum of its total liabilities plus the amount that would be needed, if the Purchaser were to be dissolved immediately after giving effect to the Transaction, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to the Seller, (C) the fair value of the Purchaser’s assets would exceed its stated liabilities and identified and valued contingent liabilities, and (D) the capital remaining in the Purchaser after the Transaction would not be unreasonably small for the business in which the Purchaser is engaged, as is now conducted and is proposed to be conducted following the consummation of the Transaction. Such opinion has not been withdrawn revoked or modified. The Purchaser has provided the Seller with a true and complete copy of such opinion.

(ii) In connection with the TM Capital Insolvency Opinion delivered as of the date of this Agreement, the Purchaser provided TM Capital Corp. with financial projections attached as Schedule II to the representation letter attached to the opinion. Such financial projections have been reasonably prepared based on the Company’s reasonable, good faith estimates as of the date thereof of the future financial results and condition of the Company and as of the date thereof, the Purchaser was unaware of any event that may substantially alter these projections. The Company has no other known material liabilities or contingent liabilities other than those included on the balance sheet as of June 30, 2006 (or incurred in the ordinary course thereafter) or disclosed on the Schedule I to the representation letter attached to TM Capital Opinion. Additionally, to the best of the Purchaser’s knowledge there are no additional contingent liabilities required to be disclosed by the Purchaser in its filings with the Commission, except as set forth in the Purchaser’s Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarterly period ended June 30, 2006, both as filed with the Commission.

(iii) The Purchaser has received from TM Capital Corp., and has delivered to the Seller, a reliance letter with respect to the opinion described in this Section 6.2(d).

Section 6.3  Consents and Approvals.  No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or other Person is required to be made or obtained by the Purchaser in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is or will become a party and the consummation of the transactions contemplated hereby and thereby, except for (a) the filing with the Commission of such reports under the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby, (b) the consent (the “NMFS Consent”) of the United States National Marine Fisheries Service (“NMFS”) to the Transaction with respect to the series of approval letters and related loan and security agreements with the NMFS pursuant to which the NMFS has made loans to the Purchaser and (c) notice within 30 days after the Closing Date or the Call Option Closing Date of any changes in information with respect to the Purchaser’s officers, directors and stockholders, including 5% or more stockholders, to the Citizenship Approval Officer of the Maritime Administration of the United States Department of Transportation pursuant to 46 C.F.R. 356.5(g).

Section 6.4  Compliance with Applicable Law: No Conflicts.  The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby (a) will not violate any Applicable Law, or any order or decree of any court or governmental instrumentality applicable to the Purchaser, any of the Purchaser’s Subsidiaries or any of their property, (b) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Purchaser or any of its Subsidiaries is a party (including any change of control payments or other rights pursuant to any employment, change of control, severance or other employee agreement (excluding those with the Purchaser Executive Officers, all which have been waived) or stock option, restricted stock, stock appreciation or other equity award or equity like award issued to any employee of the Purchaser or any of its subsidiaries) or by which the Purchaser, any of its Subsidiaries or any of their property is bound and (c) will not result in a breach or violation of the charter or bylaws, or other formation documents, of the Purchaser or its Subsidiaries, other than, in the case of clause (b), any contract, agreement or item listed on Schedule A attached hereto or, upon the exercise of the Call Option, the vesting of an immaterial amount of stock options issued pursuant to the Company’s 2000 Long-Term Incentive Plan.

Section 6.5  Litigation.  As of the date hereof, there are no pending actions, suits or proceedings against or involving the Purchaser or any of its property, or involving any of its Subsidiaries or any of their respective properties, that would materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement or any of the other Transaction Documents to which it is or will be a party, or that are otherwise material in the context of the purchase and sale of the Shares or the Call Option Shares or the other transactions contemplated hereby or the other Transaction Documents; and, to the Purchaser’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

Section 6.6  Solvency and Surplus.  Immediately before and after the Closing and upon giving effect to the Transaction, (i) the Purchaser will be able to pay its debts as they become due in the usual course of business, (ii) the Purchaser’s total assets will be greater than or equal to the sum of its total liabilities plus the amount that would be needed, if the Purchaser were to be dissolved immediately after the Closing and giving effect to the Transaction and the Financing, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to the Seller, (iii) the fair value of the Purchaser’s assets would exceed its stated liabilities and identified and valued contingent liabilities; and (iv) the capital remaining in the Purchaser after the Transaction would not be unreasonably small for the business in which the Purchaser is engaged, as is now conducted and is proposed to be conducted following the consummation of the Transaction.

Section 6.7  Accuracy of 1934 Act Reports.  Since January 1, 2003, the Purchaser has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, and the rules and regulations promulgated thereunder (all of the foregoing filed prior to or on the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “1934 Act Reports”). As of the date of filing of such 1934 Act Reports, each such 1934 Act Report, as it may have been subsequently amended by filings made by the Purchaser with the Commission prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such 1934 Act Reports. None of the 1934 Act Reports, as of the date filed and as they may have been subsequently amended by filings made by the Purchaser with the Commission prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, the Purchaser is qualified to register the resale of Remaining Shares on Form S-3 of the Commission.

Section 6.8  Purchaser Information in Information Statement.  None of the information supplied or to be supplied by the Purchaser in writing, expressly for inclusion or incorporation by reference in the Information Statement, any amendment or supplement thereto or any other documents filed with the Commission by the Seller in connection with the transactions (“Purchaser Information”), when supplied to the Seller, when filed with the Commission and, in case of the Information Statement, when mailed to Seller’s stockholders, will contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the same meeting or subject matter which has become false or misleading.

Section 6.9  Brokers.  Except for TM Capital Corp. and Cerberus Capital Management, L.P., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the origination, negotiation or execution of this Agreement or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser. The Purchaser shall be solely responsible for all fees and expenses payable to or associated with TM Capital Corp. or Cerberus Capital Management, L.P.

Section 6.10  Cerberus Commitment Letter.  The Purchaser has provided to Seller a true, complete and correct copy of the executed Cerberus Commitment Letter. The Cerberus Commitment Letter is a legal, valid and binding obligation of the Purchaser. The Purchaser has fully paid any and all commitment fees or other fees, if any, required by the Cerberus Commitment Letter to be paid on or before the date of this Agreement. The Cerberus Financing Commitment has not been amended or modified prior to the date of this Agreement and the commitment contained in the Cerberus Commitment Letter has not been withdrawn or rescinded in any respect. The Cerberus Commitment Letter is in full force and effect. Except for the payment of customary fees, there are no conditions precedents or other contingencies related to the funding of the full amount of the Cerberus Commitment Letter, other than as expressly set forth in the Cerberus Commitment Letter. No event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Purchaser or, to the knowledge of the Purchaser, Ableco Finance LLC, under the Cerberus Commitment Letter. The Purchaser has no reason to believe that any of the conditions to the Financing contemplated by the Cerberus Commitment Letter will not be satisfied or that the Financing will not be made available to Purchaser on the Closing Date.

Section 6.11  No Resale.  The Purchaser is acquiring the Shares, and if it acquires the Call Option Shares it will be acquiring them, for its own account and not with a view to, or in connection with, or with any present intention of, any resale or other disposition thereof.

Section 6.12  No Ownership of Seller Common Stock.  Except for Avram A. Glazer and Leonard DiSalvo, neither the Purchaser, nor to the Purchaser’s knowledge, any of its directors or executive officers beneficially owned any shares of the Seller Common Stock, as of the date hereof.

ARTICLE 7

COVENANTS

Section 7.1  Acquisition Proposals.

(a) From the date hereof until the earlier of the Closing or the termination of the Agreement pursuant to Article 10, the Seller shall not, nor shall it authorize or permit any of its Subsidiaries or any of their respective Affiliates or Representatives to, directly or indirectly (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that this Section 7.1(a) shall not prohibit the Seller from entering into a confidentiality agreement or discussions or negotiations with, or disclosing the terms of this Agreement, including the Purchase Price, to any Person in response to a bona fide unsolicited written Acquisition Proposal submitted by such Person (and not withdrawn), and, upon the request of the Seller, the Purchaser shall, and it shall cause its officers and Representatives to, cooperate and respond accurately, promptly and fully to any inquiries or requests for documents by such Person, if (A) none of the Seller, any of its Subsidiaries or any of their respective Affiliates or Representatives shall have violated any of the restrictions set forth in this Section 7.1, (B) the Seller’s board of directors determines in good faith (after consultation with its outside legal counsel), that there is a substantial likelihood the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law, and (C) (1) at least two business days prior to furnishing (or requesting the Purchaser to furnish) any such information to, or entering into discussions or negotiations with, such Person, the Seller gives the Purchaser written notice of the identity of such Person and of the Seller’s intention to furnish information (or request Purchaser to furnish) to, or enter into discussions or negotiations with, such Person, and (2) the Purchaser receives from such Person an executed confidentiality agreement containing terms no less favorable to the Purchaser than the least favorable confidentiality agreement entered into by the Purchaser with any other potential purchaser of the Shares (such a Acquisition Proposal in compliance with the foregoing provision is referred to herein as a ‘‘Qualified Transaction Proposal”). In addition to the foregoing obligations of the Seller, as promptly as practicable, and in any event within one business day after any of the executive officers of the Seller becomes aware thereof, the Seller shall advise the Purchaser of any request received by the Seller for information which the Seller reasonably believes could lead to a Qualified Transaction Proposal, the material terms and conditions of such request or Qualified Transaction Proposal, and the identity of the Person making any such request or Qualified Transaction Proposal. The Seller shall keep the Purchaser informed promptly of material amendments or modifications to any such request or Qualified Transaction Proposal. All such disclosures shall be subject to a confidentiality agreement dated April 12, 2006 between the Purchaser and the Seller.

(b) Except as permitted by this Section 7.1(b), neither the Seller’s board of directors nor any committee thereof shall (i) withdraw or modify its approval of this Agreement and the sale of the Shares and the Call Option Shares, (ii) approve or recommend to the Seller’s stockholders any Qualified Transaction Proposal, or (iii) cause the Seller or any of its Subsidiaries to enter into an agreement with respect to any Qualified Transaction Proposal, provided that the foregoing restrictions shall not apply if the Seller’s board of directors determines in good faith that (A) such Qualified Transaction Proposal is a Superior Proposal and (B) (after consulting with its outside legal counsel) the failure to take such action would be inconsistent with its fiduciary duties to the Seller’s stockholders under Applicable Law.

(c) Notwithstanding any other provision of this Agreement to the contrary, if the Seller’s board of directors determines in good faith that a Qualified Transaction Proposal is a Superior Proposal in conformity with Section 7.1(b), the Seller’s board of directors may terminate this Agreement subject to the Seller’s obligation under Section 10.3 to reimburse the Purchaser for its actual out-of-pocket expenses, up to a maximum of $1,300,000.

(d) The Seller shall, and shall cause its Subsidiaries and their respective Representatives to, immediately cease any and all existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and will use their respective reasonable best efforts to enforce any confidentiality or similar agreement relating to any such Acquisition Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 7.1, by the Seller, any of the Seller’s Subsidiaries or any of their respective Affiliates or Representatives shall be deemed to be a breach of this Section 7.1 by the Seller.

Section 7.2  No Acquisition of Common Stock.  From the date hereof until the earlier to occur of the date of the termination of this Agreement pursuant to Article 10 or the date of the expiration of the Call Option Exercise Period, neither the Seller nor any of its Affiliates shall, without the prior written consent of the Purchaser, in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any shares of Common Stock, whether such agreement or proposal is with the Purchaser or any of its Subsidiaries or with a third party; provided, however, the foregoing shall not preclude the exercise by Avram A. Glazer of any stock options he holds in the Purchaser.

Section 7.3  Information Statement.  As soon as practicable, but no later than 10 business days after the date hereof, the Seller shall prepare and file with the Commission a preliminary Information Statement. Prior to filing with the Commission the preliminary Information Statement and any amendment thereto, the Seller shall provide the Purchaser with a copy of the proposed filing to review and comment thereon. Following the initial filing of the preliminary Information Statement, the Seller shall (a) diligently inquire with the Commission to determine whether the Commission will furnish comments with respect to the Information Statement, (b) respond as promptly as practicable to any comments made by the Commission with respect to the Information Statement, (c) promptly supply the Purchaser with copies of all correspondence between the Seller or any of its Representatives, on the one hand, and the Commission or its staff, on the other hand, with respect to the Information Statement, and (d) cause the definitive Information Statement to be mailed to its stockholders at the earliest practicable date following the clearance of the Information Statement by the Commission. The Purchaser shall at all times cooperate and provide the Seller in a timely manner comments to all proposed filings submitted to it, provide the Seller with information as is necessary for the Seller to prepare, complete and file the preliminary Information Statement and any amendments or supplements thereto, including the definitive Information Statement, with the Commission and respond to any requests or comments made by the Commission in connection therewith.

Section 7.4  Reports Under the Exchange Act.  From the Closing Date until the date on which all of the shares of Common Stock held by the Seller immediately following the Closing Date (the “Remaining Shares”)

become freely transferable under Rule 144(k) promulgated under the Securities Act, the Purchaser agrees to use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in the General Instructions to Form S-3, or any successor or substitute form, and in Rule 144, and file in a timely manner all forms, reports and other documents that it is required to file with the Commission in order to continue to be qualified to register its securities on Form S-3, or any successor or substitute form,

(b) file with the Commission all reports and other documents required to be filed by an issuer of securities registered under Sections 13 or 15(d) of the Exchange Act,

(c) if such filings are not available via EDGAR, to furnish to the Seller as long as the Seller owns Remaining Shares prior to the applicable termination date described above, a copy of the most recent annual or quarterly report of the Purchaser, and such other reports and documents so filed by the Purchaser under Sections 13 or 15(d) of the Exchange Act as may be reasonably requested in availing the Seller of any rule or regulation of the Commission permitting the selling of any of the Remaining Shares without registration,

(d) exclude the Seller and the Remaining Shares together with any subsequent transferee or holder thereof from any rights plan, charter or bylaw amendment or board resolution or any similar action that would prohibit, frustrate or adversely affect the ability of the Seller to sell or distribute any of the Remaining Shares, and

(e) cause its officers and employees as designated by the Seller during normal business hours (except for travel) to cooperate and assist the Seller in the sale of the Remaining Shares, including promptly, accurately and fully responding to the questions and due diligence inquiries, making management presentations and participating in investor meetings at the Company’s offices or at such other locations as may be reasonably designated by the Seller; provided that the foregoing shall not interfere unreasonably with the normal business and operations of the Purchaser.

Section 7.5  Directors’ and Officers’ Insurance and Indemnification.  After the Closing Date, the Purchaser shall maintain, directors’ and officers’ liability insurance covering, for a period of six years after the Closing Date, Avram A. Glazer and Leonard DiSalvo with respect to claims arising from facts or events that occurred on or before the Closing Date, on terms and conditions no less favorable than those currently in effect for such directors on the date of this Agreement.

Section 7.6  Consents and Approvals.  Each of the Parties shall use reasonable best efforts to obtain as promptly as practicable all consents, authorizations, approvals and waivers required to be obtained by it in connection with the consummation of the transactions contemplated by this Agreement, provided, however, that except for filing and administrative fees, neither Party shall be obligated to pay any consideration therefor to the third party from whom such consents are requested.

Section 7.7  Reasonable Best Efforts; Cooperation.  Upon the terms and subject to the conditions herein provided, each of the Parties agrees to use reasonable best efforts to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under Applicable Laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including without limitation using reasonable best efforts to cause the representations and warranties herein made with respect to themselves herein to remain true and correct through the Closing Date.

Section 7.8  Consummation of Financing.  The Purchaser shall use its reasonable best efforts to arrange and obtain as promptly as practicable (and in any event within 45 days of the date hereof) the proceeds of the Financing on the terms and conditions described in the Cerberus Commitment Letter, including using reasonable best efforts to (a) negotiate the Financing Transaction Documents, (b) to satisfy all terms, conditions, representations and warranties to the consummation and funding thereof in such definitive agreements and (c) enforce its rights under the Cerberus Commitment Letter. Purchaser shall promptly forward to the Seller a copy of all Financing Documents prior to the closing and the execution thereof together with final signed copies thereof. In the event any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Cerberus Commitment Letter, the Purchaser shall use its reasonable best efforts to arrange to obtain any such portion from alternative sources as promptly as practicable following the occurrence of such event. The Purchaser shall give the Seller prompt notice of any breach by any party of the Cerberus Commitment Letter or any termination of the Cerberus Commitment Letter. The Purchaser shall keep the Seller reasonably informed on a prompt and current basis in reasonable detail of the status of its efforts to arrange the Financing and prior to the consummation of the Financing, the Purchaser shall not permit any material amendment or modification to be made to, or any material waiver of any provision or remedy under, the Cerberus Commitment Letter without first obtaining the Seller’s prior written consent.

Section 7.9  Publicity.  The Parties agree to cooperate and consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or written public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press releases and written public statements the issuance of which may be required by Applicable Law or any rules or regulations of any national securities exchange, will not issue any such press release or written public statement prior to such consultation.

Section 7.10  Post-Closing Purchaser Registration Statement and Restrictions on Omega’s Sale of its Stock.

(a) Registration Statement

(i) As promptly as practicable after the date hereof, but no less than 20 business days after the date hereof, the Purchaser shall file, a “shelf” registration statement (the “Registration Statement”) on Form S-3 (or such successor or other appropriate form) pursuant to Rule 415 (or similar rule that may be adopted by the Commission under the Securities Act) for the resale of the Remaining Shares. The Purchaser shall use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable (with a goal of having it effective as of the Closing) and to keep the Registration Statement effective for a period (the “Registration Period”) of 390 days after the Closing or, if shorter, until the earlier of (A) the date when all the Remaining Shares have been sold pursuant to the Registration Statement, (B) the first date on which the Seller may sell all of the Remaining Shares held by it without registration pursuant to Rule 144 of the Commission (or any successor rule) within a three-month period or (C) the Call Option Closing Date.

(ii) During the Registration Period, the Purchaser will amend or supplement the Registration Statement and any prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulations, including with respect to any change in the method of distribution of the Remaining Shares by the Seller. The Purchaser will also promptly provide the Seller with as many copies of the prospectus contained in the Registration Statement as the Seller may reasonably request.

(iii) During the Registration Period, the Purchaser shall file in a timely manner all documents that the Purchaser is required to file under the Exchange Act and shall furnish to the Seller upon reasonable request: (A) any such documents filed by the Purchaser with the Commission; (B) any other information concerning the Purchaser that is generally available to the public; and (C) an adequate number of copies of the prospectuses relating to the resale of the Remaining Shares to supply to any party requiring such prospectuses.

(iv) The Purchaser shall bear all Registration Expenses, provided, however, that the Purchaser shall have no obligation to pay or otherwise bear any portion of the Selling Expenses attributable to the Remaining Shares being offered and sold by the Seller.

(v) Capitalized terms used in this Section 7.10 and not otherwise defined herein shall have the meaning given thereto in the Amended and Restated Registration Rights Agreement. Sections 5(c) through (j), 6, 7, 8 and 12(a) of the Amended and Restated Registration Rights Agreement shall apply to the Registration Statement and Remaining Shares hereunder as if it were a registration made pursuant to the Amended and Restated Registration Rights Agreement and no other provisions thereof shall apply hereto and the Registration Statement shall not be considered one of the Seller’s demand registrations under Section 2.1 of the Amended and Restated Registration Rights Agreement.

(b) Restriction on Omega Stock Sales.  During the Registration Period, without the Seller’s consent, the Purchaser shall not sell, make any short sale of, loan, grant any option for the purchase of (other than pursuant to employee benefit plans), effect any public sale or distribution of or otherwise dispose of any of its equity securities in public sales except as required under the Amended and Restated Registration Rights Agreement or pursuant to registrations on Form S-8 or solely with respect to the offering of securities in connection with a transaction that requires the use of a Form S-4 that is not an offering of securities for cash.

ARTICLE 8

CONDITIONS TO CLOSING

Section 8.1  Conditions to Obligations of the Seller.  The obligation of the Seller to consummate the transactions contemplated hereunder is subject to the satisfaction of the following conditions (any of which may be waived by the Seller):

(a) the Purchaser shall have delivered, or if the Purchase Price has been deposited with the Escrow Agent, caused the Escrow Agent to have delivered, to the Seller the Purchase Price by wire transfer of immediately available funds to an account or accounts designated by Seller, by notice to Purchaser and the Escrow Agent;

(b) (i) the representations and warranties of the Purchaser set forth in this Agreement and in all documents delivered to the Seller hereunder and thereunder shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date; (ii) no order, writ, injunction or decree shall have been entered and be in effect that restrains, enjoins or invalidates, or otherwise materially adversely affects the transactions contemplated by this Agreement; and (iii) the Purchaser shall have performed each of the obligations required to be performed by it under this Agreement on or prior to the Closing Date;

(c) the Stockholder Notice Period shall have expired;

(d) the NMFS Consent shall have been obtained and copy thereof provided to the Seller;

(e) the Purchaser shall have delivered to the Seller a certificate of the Chief Executive Officer of the Purchaser confirming compliance with the conditions set forth in Section 8.1(b);

(f) the Purchaser shall have delivered to the Seller a Certificate of the Secretary or Assistant Secretary of the Purchaser, together with true and correct copies of the Purchaser’s articles of incorporation and bylaws of the Purchaser, and all amendments thereto, true and correct copies of the resolutions of the Purchaser’s board of directors and the Special Committee authorizing or ratifying the execution, delivery and performance of this Agreement, and the names of the officer or officers of the Purchaser authorized to sign this Agreement and the other Transaction Documents to which Purchaser is a party, together with a sample of the true signature of each such officer;

(g) the Purchaser’s counsel (which may include John D. Held, the Purchaser’s Executive Vice President and General Counsel, the law firm of Hale Lane Peek Dennison and Howard, and/or the law firm of Liskow & Lewis) shall have delivered its legal opinion in the form of Exhibit D annexed hereto;

(h) TM Capital Corp. shall have delivered to the Purchaser a certificate in which it shall have confirmed the TM Capital Solvency Opinion as of the Closing Date and the Seller’s right to continue to rely thereon; provided, however, that if TM Capital Corp. is unwilling or unavailable to deliver such certificate, the Purchaser shall use its reasonable best efforts to engage another investment banking firm and provide it with the necessary background materials for the purposes of delivering such certificate; and

(i) the Purchaser shall have delivered to the Seller such other documents and instruments as may be reasonably required to consummate the transactions contemplated by this Agreement and to comply with the terms hereof.

Section 8.2  Conditions to Obligations of the Purchaser.  The obligation of the Purchaser to consummate the transactions contemplated hereunder is subject to the satisfaction of the following conditions (any of which may be waived by the Purchaser):

(a) the Financing contemplated by the Cerberus Commitment Letter shall have been consummated;

(b) the Seller shall have delivered, or caused the Escrow Agent to have delivered to the Purchaser original stock certificates representing the Shares, together with such instruments of assignment, conveyance and transfer as Purchaser may deem necessary or desirable, duly executed by the Seller;

(c) (i) the representations and warranties of the Seller set forth in this Agreement and in all documents delivered to the Purchaser hereunder and thereunder shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date; (ii) no order, writ, injunction or decree shall have been entered and be in effect that restrains, enjoins or invalidates, or otherwise materially adversely affects the transactions contemplated by this Agreement; and (iii) the Seller shall have performed each of the obligations required to be performed by it under this Agreement on or prior to the Closing Date;

(d) the Stockholder Notice Period shall have expired;

(e) the NMFS Consent shall have been obtained;

(f) the Seller shall have delivered to the Purchaser a certificate of the Chief Executive Officer of the Seller confirming compliance with the conditions set forth in Section 8.2(c);

(g) the Seller shall have delivered to the Purchaser a Certificate of the Secretary or Assistant Secretary of the Seller, together with true and correct copies of the Seller’s articles of incorporation and bylaws, and all amendments thereto, true and correct copies of the resolutions of the Seller’s board of directors and stockholders authorizing or ratifying the execution, delivery and performance of this Agreement, and the names of the officer or officers of the Seller authorized to sign this Agreement, together with a sample of the true signature of each such officer;

(h) the Seller’s counsel (which may include the law firms of Woods Oviatt Gilman LLP and Woodburn and Wedge) shall have delivered its legal opinion in the form of Exhibit E annexed hereto;

(i) TM Capital Corp. shall have delivered to the Purchaser a certificate in which it shall have confirmed the TM Capital Solvency Opinion as of the Closing Date and the Seller’s right to continue to rely thereon; provided, however, that if TM Capital Corp. is unwilling or unavailable to deliver such certificate, the Purchaser shall use its reasonable best efforts to engage another investment banking firm and provide it with the necessary background materials for the purposes of delivering such certificate;

(j) the Seller shall have delivered to the Purchaser resignations of Avram A. Glazer and Leonard DiSalvo, dated the Closing Date and in the form attached as Exhibit F; and

(k) the Seller shall have delivered to the Purchaser such other documents and instruments as may be reasonably required to consummate the transactions contemplated by this Agreement and to comply with the terms hereof.

ARTICLE 9

FURTHER AGREEMENTS

Section 9.1  Voting.

(a) The Seller and the Purchaser agree that at all times prior to the Closing, the Purchaser shall have no rights as a stockholder with respect to the Subject Shares by virtue of this Agreement or otherwise, and all such rights, including the right to vote the Subject Shares, shall remain with the Seller.

(b) Provided that the Purchaser is not then in material breach of any provision of this Agreement or the other Acquisition Documents, during the period from the Closing to the occurrence of a Voting Agreement Termination Event, in the event that any action is submitted to the holders of Common Stock for their approval, whether at a meeting or by written consent, the Seller will, subject to Section 9.1(b) below, unless otherwise approved in writing in advance by the Purchaser, cause to be voted all shares of Common Stock as to which the Seller has the right to vote or direct the vote (the “Voting Securities”) in favor of the directors nominated by the Purchaser’s board of directors or a committee thereof and in favor of all actions approved and recommended by the Purchaser’s board of directors; provided, however, that this Section 9.1 shall not apply to any merger, consolidation, stock exchange, asset sale, dissolution, recapitalization, restructuring, charter amendment or similar transaction the effect of which will cause the Seller to receive less than the Call Option Price in immediately available funds. The Seller hereby appoints the Chief Executive Officer and the Chief Financial Officer of the Purchaser, acting severally, as its proxy (the “Proxy”), with full power of substitution, in the name, place and stead of the Seller, to vote all Voting Securities at any such meeting (and at any adjournment or adjournments thereof) or with respect to any such written consent in the manner described in the preceding sentence; provided that upon the occurrence of a Voting Agreement Termination Event, the Proxy shall terminate and no longer be effective. The Seller agrees that the Proxy is coupled with an interest and shall be irrevocable, except as provided herein.

(c) No more than 30 days and no less than 20 days prior to any vote of the Purchaser’s stockholders or the solicitation of any written consent of the Purchaser’s stockholders, the Purchaser shall provide to the Seller a written certificate (the “Voting Agreement Certificate”) executed by the Chief Executive Officer and President of the Purchaser or the Executive Vice President and Chief Financial Officer of the Purchaser certifying that a Voting Agreement Termination Event has not occurred and, upon request, and providing copies of the applicable resolutions of the Purchaser’s board of directors or committee thereof, as applicable, and supporting calculations. If, within 10 days after the date of the Purchaser’s delivery of the Voting Agreement Certificate, the Seller determines in good faith that a Voting Agreement Termination Event has occurred, the Seller shall give written notice to the Purchaser within such 10-day period specifying in reasonable detail the Seller’s basis that a Voting Agreement Termination Event has occurred, including relevant facts, circumstances, events or calculations. The failure by the Seller to so express such determination and provide such notice within such 10-day period will constitute the acceptance of the Voting Agreement Certificate and the Proxy may be exercised as provided in Section 9.1(b). The Purchaser and the Seller shall attempt in good faith to resolve any disagreement between them with respect to occurrence or non-occurrence of a Voting Agreement Termination Event within five days after the giving of notice by the Seller to the Purchaser of such disagreement. If the Purchaser and the Seller are unable to resolve any disagreement between them with respect to occurrence or non-occurrence of a Voting Agreement Termination Event within such five-day period the Proxy shall be terminated and, in addition to any other remedy available at Law or in equity, the Purchaser or the Seller shall be entitled to seek specific performance or injunctive relief in the courts of the State of Nevada without posting a bond, or other security, and without the necessity of proving actual damages. The prevailing party shall be awarded reasonable attorneys’ fees, expert and non-expert witness costs and expenses incurred in connection with any such proceeding. If the Purchaser is the prevailing party in such proceeding, the Proxy will be reinstated in accordance with its terms.

Section 9.2  Call Option.

(a) Exercise of Call Option.  Subject to the terms and provisions hereof (including the conditions in Section 9.2(b) which must be satisfied or waived as of the Call Option Closing Date) and so long as the Purchaser is not in default and has not breached this Agreement or any of the other Acquisition Documents, the Purchaser shall have the right and option (the “Call Option”) to purchase all (but not less than all) of the Remaining Shares held by the Seller at the time of the exercise thereof at a purchase price of $4.50 per share (the “Call Option Purchase Price”) payable in cash on the Call Option Closing Date against the delivery of the share certificates for the Call Option Shares, duly endorsed for transfer, free and clear of Encumbrances other than those due to federal and state securities laws. At any time after the date 270 days after the Closing Date and prior to the date 390 days after the Closing Date (the “Call Option Exercise Period”), the Purchaser may exercise on a single occasion the Call Option by written notice of exercise (the “Call Option Exercise Notice”) in the form of Exhibit G delivered to the Seller two business days in advance of the closing date therefor (the “Call Option Closing Date”). For avoidance of doubt, at all times prior to the delivery of the Call Option Exercise Notice to the Seller in accordance with the foregoing (and at any time following the delivery of the Call Option Exercise Notice if the Call Option Closing does not occur within two business days thereafter due to any reason other than a breach by Seller), the Seller shall have the right and be free to sell any or all of the Remaining Shares at such times and in such manner as it may determine, free and clear of the Call Option and upon any such disposition of the Remaining Shares, the Remaining Shares shall be free and clear of the Call Option and the Call Option shall no longer be applicable thereto.

(b) Call Option Conditions/Closing Deliveries.

(i) The obligation of the Purchaser to consummate the purchase of the Call Option Shares pursuant to a Call Option Exercise Notice shall be subject to the satisfaction of the following conditions (any of which may be waived by the Purchaser): (A) the Seller shall have delivered a certificate in the form of Exhibit H attached hereto, signed by an officer of the Seller, (B) the Seller shall have delivered a legal opinion from its counsel with respect to the matters set forth in paragraphs 1, 2(a), 4, 5 and 6 of such certificate and otherwise in form substantially similar to Exhibit E attached hereto, (C) no order, writ, injunction or decree shall have been entered and be in effect that restrains, enjoins or invalidates, or otherwise materially adversely affects such transaction, (D) the Purchaser shall have received an opinion of TM Capital Corp. or any investment banking firm reasonably acceptable to the Purchaser to the effect that, as of the Call Option Closing Date, immediately after giving effect to the Call Option and any associated financing and other transactions (collectively, the “Call Option Transaction”), (I) the Purchaser will be able to pay its debts as they become due in the usual course of business, (II) the Purchaser’s total assets will be greater than or equal to the sum of its total liabilities plus the amount that would be needed, if the Purchaser were to be dissolved immediately after giving effect to the Call Option Transaction, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to the Seller, (III) the fair value of the Purchaser’s assets would exceed its stated liabilities and identified and valued contingent liabilities and (IV) the capital remaining in the Purchaser after the Call Option Transaction would not be unreasonably small for the business in which the Purchaser is engaged, as is then conducted and is proposed to be conducted following the consummation of the Call Option Transaction and (E) the Seller shall deliver to the Purchaser the original stock certificates representing the Call Option Shares, free and clear of all Encumbrances other than those due to federal and state securities laws, together with such instruments of assignment, conveyance and transfer as the Purchaser may deem necessary or desirable, duly executed by the Seller.

(ii) The obligation of the Seller to consummate the sale of Call Option Shares pursuant to a Call Option Exercise Notice shall be subject to the satisfaction of the following conditions (any of which may be waived by the Seller): (A) the Purchaser shall have delivered a certificate in the form of Exhibit I attached hereto, signed by an officer of the Purchaser, (B) the Purchaser shall have delivered a legal opinion from its counsel (which may include John D. Held, the Purchaser’s Executive Vice President and General Counsel, the law firm of Hale Lane Peek Dennison and Howard, and/or the law firm of Liskow & Lewis) with respect to the matters set forth in paragraphs 1, 2(a), 3, 4 and 5 of such certificate and otherwise in form substantially similar to Exhibit D attached hereto, (C) no order, writ, injunction or decree shall have been entered and be in effect that restrains, enjoins or invalidates, or otherwise materially adversely affects such transaction, (D) the Purchaser shall have delivered to the Seller a reliance letter from the issuer of the opinion referred to in Section 9.2 (b)(i)(D) allowing Seller to rely on such opinion in all respects, which reliance letter shall be substantially similar to the reliance letter previously given to the Seller by TM Capital Corp., and (E) the Purchaser shall deliver to the Seller the Call Option Purchase Price by wire transfer of immediately available funds to an account or accounts designated by Seller, by notice to Purchaser, not later than one business day prior to the Call Option Closing Date .

(iii) At the closing of the Call Option (the “Call Option Closing”), the Purchaser shall retire the Call Option Shares, restoring them to the status of authorized but unissued shares of Common Stock.

Section 9.3  Cooperation with Financial Reporting.  From the Closing Date, the Purchaser shall, and shall cause its Affiliates and Representatives to, provide the Seller such financial records and other information related to the Purchaser to enable the Seller to complete its legal, regulatory, stock exchange and financial reporting requirements in connection with its ownership of the Common Stock, including but not limited to: (a) reasonably cooperate with the Seller’s requests in the preparation of the Seller’s financial statements determined by the Seller to be necessary to meet its reporting obligations in connection with its ownership of the Common Stock; (b) furnish to the Seller drafts of the Purchaser’s filings on Form 10-K and Form 10-Q with the Commission, and such other reports, financial information and documents as the Seller may reasonably request; and (c) furnish to the Seller such other information requested by the Seller in connection with any regulatory inquiries as they pertain to the Purchaser or the Seller’s ownership of the Common Stock.

ARTICLE 10

TERMINATION

Section 10.1  Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a) by mutual written consent of the Purchaser and the Seller;

(b) by the Purchaser or the Seller, if an order has been entered by a Governmental Authority restraining, enjoining or otherwise prohibiting the consummation of the sale of the Shares and such order is final and non-appealable;

(c) by the Purchaser or the Seller if the Closing does not occur on or before the 90th day after the execution and delivery of this Agreement (which 90-day period shall automatically be extended for up to an additional 45 days for a total of up to 135 days if the Seller has not received clearance of the Information Statement by the Commission), unless the failure to consummate the Closing is due to the failure of the terminating party to perform any of its obligations under this Agreement to the extent required to be performed by it on or prior to the Closing Date;

(d) by the Purchaser (provided that the Purchaser is not then in material breach of any provision of this Agreement), if (i) the Seller’s board of directors has withdrawn or modified or changed in a manner adverse to the Purchaser, its approval of this Agreement or the sale of the Shares, or has approved an Acquisition Proposal (other than this Agreement and related sale of the Shares), (ii) the Seller or any of its Subsidiaries accepts a written offer or otherwise enters into an agreement to consummate or consummates a Acquisition Proposal (other than this Agreement and related sale of the Shares), or (iii) the Seller fails to perform in any material respect its obligations under Section 7.1 ;

(e) by the Purchaser (provided that the Purchaser is not then in material breach of any provision of this Agreement), if there has been a material violation or breach by the Seller of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Purchaser at the Closing, and such violation or breach has not been waived by the Purchaser or, in the case of a covenant breach, cured by the Seller within ten days after written notice thereof from the Purchaser;

(f) by the Seller (provided that the Seller is not then in material breach of any provision of this Agreement), if there has been a material violation or breach by the Purchaser of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Seller at the Closing, and such violation or breach has not been waived by the Seller or, in the case of a covenant breach, cured by the Purchaser within ten days after written notice thereof from the Seller;

(g) by the Seller (provided that the Seller is not then in material breach of any provision of this Agreement), if within 45 days of the execution and delivery of this Agreement, (i) the Financing contemplated by the Cerberus Commitment Letter has not been consummated, (ii) Purchase Price has not been deposited by the Purchaser with the Escrow Agent, or (iii) the NMFS Consent has not been obtained; or

(h) by the Seller (provided that the Seller is not then in material breach of any provision of this Agreement), pursuant to the terms and conditions of Section 7.1(c).

Section 10.2  Procedure and Effect of Termination.  In the event of termination of the transactions contemplated hereby pursuant to Section 10.1, written notice thereof shall forthwith be given to the other Party to this Agreement, and this Agreement shall terminate, the transactions contemplated hereby shall be abandoned without further action by either of the Parties, and no Party shall have any liability or further obligation under this Agreement, except that the obligations set forth in this Section 10.2, Section 10.3, Section 10.4, Section 10.5 and Article 12 shall survive any termination and remain in full force and effect; provided, that, if this Agreement is validly terminated pursuant to Section 10.1(e) or Section 10.1(f), such termination shall not affect any right or remedy which has accrued hereunder or under Applicable Law prior to or on account of such termination, and the provisions of this Agreement shall survive such termination to the extent required so that each Party may enforce all rights and remedies available to such party hereunder or under Applicable Law in respect of such termination and so that any Party responsible for any such breach or nonperformance of its obligations hereunder prior to termination shall remain liable for the consequences therefor. If this Agreement is terminated as provided herein, upon request therefor, each Party shall redeliver all documents, work papers and other material of any other Party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the Party furnishing the same. Upon written notice of termination in accordance with this Section 10.2, either Party may give the Escrow Agent the Termination Notice provided for in the Escrow Agreement. If a Party receives a Termination Notice, it may at any time within ten days thereafter give the Escrow Agent a Termination Objection Notice, as defined in the Escrow Agreement, stating that it disputes the right of the Party giving the Termination Notice to terminate this Agreement or if it has a claim against the terminating Party for material breach of this Agreement.

Section 10.3  Purchaser’s Remedy.  If the Purchaser terminates this Agreement pursuant to Section 10.1(d) or (e) or the Seller terminates this Agreement pursuant to Section 10.1(h), the Seller shall reimburse the Purchaser for its actual out-of-pocket expenses incurred in connection with the Transaction up to maximum amount of $1,300,000 upon submission by the Purchaser to the Seller of supporting documentation for such expenses. This right shall be in addition to any other right or remedy that the Purchaser may have available at law or equity.

Section 10.4  Seller’s Remedy.  If the Seller terminates this Agreement pursuant to Section 10.1(f) or (g), the Purchaser shall reimburse the Seller for its actual out-of-pocket expenses incurred in connection with the Transaction (not including the Financing) up to maximum amount of $1,000,000 upon submission by the Seller to the Purchaser of supporting documentation for such expenses. This right shall be in addition to any other right or remedy that the Seller may have available at law or equity.

Section 10.5  Payment.  Any reimbursement of actual out-of-pocket expenses pursuant to Section 10.3 and Section 10.4 shall be made within two business days after termination of this Agreement and submission by the applicable Party of supporting documentation for such expenses by wire transfer of immediately available funds to an account designated by the Purchaser or the Seller, as applicable. The Parties acknowledge that the agreements contained in this Article 10 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, none of the Parties would enter into this Agreement; accordingly, if (a) the Seller fails promptly to pay or cause to be paid the amounts due pursuant to Section 10.3 and, in order to obtain such payment, the Purchaser commences a suit that results in a judgment against the Seller for the amounts set forth in Section 10.3, the Seller shall pay to the Purchaser its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit and any appeal relating thereto, together with interest on the amounts set forth in Section 10.3 at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made, (b) the Purchaser fails promptly to pay or cause to be paid the amounts due pursuant to Section 10.4 and, in order to obtain such payment, the Seller commences a suit that results in a judgment against the Purchaser for the amounts set forth in Section 10.4, the Purchaser shall pay to the Seller its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit and any appeal relating thereto, together with interest on the amounts set forth in Section 10.4 at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

ARTICLE 11

SURVIVAL; INDEMNIFICATION

Section 11.1  Survival.  The representations, warranties and covenants of the Parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith will survive the Closing indefinitely. The representations and warranties will not be affected or reduced as a result of any investigation or knowledge of the Seller or the Purchaser.

Section 11.2  Indemnification.  (a) The Seller will indemnify, defend and hold harmless the Purchaser and its officers, directors, employees, affiliates and agents, and the successors to the foregoing (and their respective officers, directors, employees, affiliates and agents), against any and all liabilities, damages and losses and, but only to the extent asserted in a Third-Party Claim, punitive damages, and all costs or expenses, including reasonable attorneys’ and consultants’ fees and expenses incurred in respect of Third-Party Claims or claims between the Parties hereto (collectively, “Damages”), to the extent incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by the Seller in Article 5 or any other Acquisition Document to be true and correct as of the Closing Date or the Call Option Closing Date, as the case may be, or (ii) any covenant herein or in any Acquisition Document

(b) The Purchaser will indemnify, defend and hold harmless the Seller and its officers, directors, employees, affiliates, stockholders and agents, and the successors to the foregoing (and their respective officers, directors, employees, affiliates, stockholders and agents), against any and all Damages, incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by the Purchaser in Article 6 or any other Acquisition Document to be true and correct as of the Closing Date or the Call Option Closing Date, as the case may be, (ii) any covenant herein or in any other Acquisition Document or (iii) any statement contained in the definitive Information Statement at the date it was first mailed to the Seller’s stockholders, which, at the time and in the light of the circumstances under which it was made, was false or misleading with respect to any material fact, or any omission therefrom to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the same meeting or subject matter which has become false or misleading made in reliance upon and in conformity with the Purchaser Information

Section 11.3  Procedures.

(a) If any Person who or which is entitled to seek indemnification under Section 11.2 (an “Indemnified Party”) receives notice of the assertion or commencement of any Third-Party Claim against such Indemnified Party with respect to which the Person against whom or which such indemnification is being sought (an “Indemnifying Party”) is obligated to provide indemnification under this Agreement, the Indemnified Party will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 20 days after receipt of such written notice of such Third-Party Claim. Such notice by the Indemnified Party will describe the Third-Party Claim in reasonable detail, will include copies of all available material written evidence thereof and will indicate the estimated amount, if reasonably estimable, of the Damages that have been or may be sustained by the Indemnified Party. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnified Party, to assume, the defense of any Third-Party Claim at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel (which will be reasonably satisfactory to the Indemnified Party), and the Indemnified Party will cooperate in good faith in such defense.

(b) Any Indemnifying Party will have the right to defend the Indemnified Party against any third party claim for which it is entitled to indemnification from such Indemnifying Party under this Article 11 with counsel reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Parties notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that all of the Indemnifying Parties will indemnify the Indemnified Party from and against the entirety of Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the extent provided in Section 11.2, (ii) the Indemnifying Parties provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Parties will have the financial resources to defend against the Third Party Claim and fulfill their indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Parties diligently conducts the defense of the Third Party Claim.

So long as the Indemnifying Party has undertaken to conduct the defense of the Third Party Claim in accordance with the foregoing Section 11.3(b), (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, and (iii) the Indemnifying Party shall keep the Indemnified Party informed as to the status of the claim for which it is providing a defense. Notwithstanding anything to the contrary herein, in the event that (w) any of the conditions in this Section 11.3(b) is or becomes unsatisfied; (x) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to defend such action within thirty (30) days after the Indemnifying Party received notice of the Third Party Claim; (y) the

Indemnified Party shall have reasonably concluded, based upon written advice of counsel, that it has defenses available to it that are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party with respect to such different defenses); or (z) representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding, then the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith) and, the Indemnifying Parties will be responsible for the Indemnified Party’s costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses), and the Indemnifying Parties will remain responsible for the entirety of the Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim.

(c) Any claim by an Indemnified Party on account of Damages which does not result from a Third-Party Claim (a “Direct Claim”) will be asserted by giving the Indemnifying Party written notice thereof. The Indemnifying Party will have a period of 20 days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such 20 day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement or at law.

(d) A failure to give timely notice or to include any specified information in any notice as provided in Section 11.3(a) or 11.3(b) will not affect the rights or obligations of any Party hereunder, except and only to the extent that, as a result of such failure, any Party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise materially prejudiced as a result of such failure.

Section 11.4  Payment of Indemnification Payments; Insurance; Remedy.

(a) All indemnifiable Damages under this Agreement will be paid in cash in immediately available funds.

(b) All indemnification payments payable hereunder shall be reduced by the amount of insurance proceeds or amounts paid by third parties in connection with Damages as of the date that an indemnification payment is due, but in each case only to the extent actually received by the Indemnified Party (net of any applicable deductible or self-insured retention and any costs of collection) as a result of the Damage for which the Indemnified Party is seeking indemnification. Each Party agrees to promptly make a claim against any applicable insurance with respect to any Damage that would otherwise be payable pursuant to Section 11.2. If an Indemnified Party hereunder both collects proceeds from any insurance company or third party and receives a payment from the Indemnifying Party hereunder, and the sum of such proceeds and payment is in excess of the amount payable with respect to the matter that is the subject of the indemnity, then the Indemnified Party shall promptly refund to the Indemnifying Party the amount of such excess.

(c) The remedies provided herein shall be cumulative and shall not preclude any Party from asserting any other right or seeking any other remedies against the other Party and shall survive the Closing.

ARTICLE 12

MISCELLANEOUS

Section 12.1  Notices.  Unless otherwise provided in this Agreement, any notice, request, instruction or other communication to be given hereunder by either Party to the other shall be in writing and (a) delivered personally, (b) mailed by first-class mail, postage prepaid, (such mailed notice to be effective four days after the date it is mailed) or (c) sent by facsimile transmission, with a confirmation sent by way of one of the above methods, as follows:

If to the Seller, addressed to:

Zapata Corporation
100 Meridian Centre, Suite 350
Rochester, New York 14618
Attn: Avram A. Glazer
Facsimile: (585) 242-8677

With a copy to:

Woods Oviatt Gilman LLP
2 State Street
700 Crossroads Building
Rochester, New York 14614
Attn: Gordon Forth
Facsimile: (585) 987-2901

If to the Purchaser, addressed to:

Omega Protein Corporation
2101 City West Blvd., Bldg. 3, Suite 500
Houston, Texas 77042
Attn: John D. Held
Facsimile: (713) 940-6122

With a copy to:

Porter & Hedges, L.L.P.
1000 Main Street, 36th Floor
Houston, Texas 77002
Attn: Robert G. Reedy
Facsimile: (713) 226-6274

Either Party may designate in a writing to the other Party any other address or facsimile number to which, and any other Person to whom or which, a copy of any such notice, request, instruction or other communication should be sent.

Section 12.2  Choice of Law.  This Agreement shall be construed (both as to validity and performance) and enforced in accordance with, and governed by the Laws of the State of Nevada applicable to agreements made and to be performed wholly within such jurisdiction and irrespective of any choice of Law provision that would require application of the Law of any other jurisdiction.

Section 12.3  Expenses.  Whether or not the transactions contemplated by this Agreement are consummated, except as otherwise expressly provided for in Sections 3.1, 10.3 and 10.4, the Parties will pay or cause to be paid all of their own fees and expenses incident to this Agreement and in preparing to consummate and in consummating the transactions contemplated hereby, including the fees and expenses of any broker, finder, financial advisor, investment banker, legal advisor or similar person engaged by such Party.

Section 12.4  No Consequential or Punitive Damages.  Neither Party hereto (or any of their respective Affiliates) shall, under any circumstance, be liable to the other Party (or its Affiliates) for any consequential, exemplary, special, indirect, incidental or punitive damages claimed by such other Party under the terms of or due to any breach of this Agreement, including, but not limited to, loss of revenue or income, cost of capital, or loss of business reputation or opportunity.

Section 12.5  Titles.  The headings of the articles and sections of this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

Section 12.6  Waiver.  No failure of a Party to require, and no delay by a Party in requiring, the other Party to comply with any provision of this Agreement shall constitute a waiver of the right to require such compliance. No failure of a Party to exercise, and no delay by a Party in exercising, any right or remedy under this Agreement shall constitute a waiver of such right or remedy. No waiver by a Party of any right or remedy under this Agreement shall be effective unless made in writing. Any waiver by a Party of any right or remedy under this Agreement shall be limited to the specific instance and shall not constitute a waiver of such right or remedy in the future.

Section 12.7  Binding; Third-Party Beneficiaries.  This Agreement shall be binding upon the Parties and upon each of their respective successors and assignees and shall inure to the benefit of, and be enforceable by, each Party and each of their respective successors and assignees; provided, however, that, with the exception of an assignment by the Seller to any Affiliate thereof, neither Party shall assign any right or obligation arising pursuant to this Agreement without first obtaining the written consent of the other Party. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person not a party to this Agreement.

Section 12.8  Entire Agreement.  This Agreement and the other Acquisition Documents contains the entire agreement between the Parties with respect to the subject of this Agreement, and supersedes each course of conduct previously pursued, accepted or acquiesced in, and each written and oral agreement and representation previously made, by the Parties with respect thereto, whether or not relied or acted upon, including the letter agreement dated August 23, 2006, between the Seller and the Purchaser. Notwithstanding the foregoing, the confidentiality agreement dated April 12, 2006, between the Purchaser and the Seller shall survive and continue in effect.

Section 12.9  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 12.10  Modification.  No course of performance or other conduct hereafter pursued, accepted or acquiesced in, and no oral agreement or representation made in the future, by the Parties, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall modify or terminate this Agreement, impair or otherwise affect any obligation of the Parties pursuant to this Agreement or otherwise operate as a waiver of any such right or remedy. No modification of this Agreement or waiver of any such right or remedy shall be effective unless made in writing duly executed by the Purchaser and the Seller.

Section 12.11  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. Either Party may execute this Agreement by facsimile signature and the other Party shall be entitled to rely on such facsimile signature as evidence that this Agreement has been duly executed by such Party. Either Party executing this Agreement by facsimile signature shall immediately forward to the other Party an original signature page by overnight mail or delivery service.

Section 12.12  Time of Essence.  Time is of the essence in this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the Purchaser and the Seller has caused to be executed by a duly authorized officer this Agreement on the day and year indicated at the beginning of this Agreement.

OMEGA PROTEIN CORPORATION

By:	/s/ Joseph L. von Rosenberg III
Joseph L. von Rosenberg III,
President and Chief Executive Officer

ZAPATA CORPORATION

By:	/s/ Avram A. Glazer
Avram A. Glazer,
Chairman, President and Chief Executive Officer

APPENDIX B

WRITTEN CONSENT OF THE
STOCKHOLDERS OF
ZAPATA CORPORATION
(a Nevada Corporation)

The undersigned (“Majority Stockholder”), being the record holder and beneficial owner of 9,813,112 shares of the common stock, par value $.01, of Zapata Corporation, a Nevada corporation (the “Corporation”), constituting a majority of the outstanding shares of the Corporation and a majority of the voting power of all of its stockholders, does hereby consent to the following actions and approves each of the resolutions set forth below, to the same extent and to have the same force and effect as if each of such resolutions were adopted by the vote of the undersigned at a special meeting of stockholders of the Corporation, duly called and held for the purpose of acting upon proposals to adopt and approve each of such resolutions, all of which actions the holders of a majority of the voting power of the Corporation are permitted and empowered to take without a meeting pursuant to Nevada Revised Statutes §78.320 and the Articles of Incorporation and By-Laws of the Corporation.

WHEREAS, the Corporation is the beneficial owner of 14,501,000 shares (the “Subject Shares”) of the common stock, par value $0.01 per share (the “Omega Common Stock”), of Omega Protein Corporation (“Omega”); and

WHEREAS, the Board of Directors of the Corporation (the “Board”) has determined that it is advisable and in the best interest of the Corporation and its stockholders to dispose of the Subject Shares;

WHEREAS, Omega desires to repurchase from the Corporation 9,268,292 shares of Omega Common Stock (the “Shares”) held by the Corporation at a price of $5.125 per share payable in immediately available funds on the terms and conditions contained in a certain Stock Purchase Agreement executed and delivered by the Corporation and Omega concurrently herewith (the “Stock Purchase Agreement”), a copy of which is annexed hereto as Exhibit A; and

WHEREAS, Omega also desires to acquire from the Corporation an option to acquire (the “Call Option”) all of the remaining Subject Shares (the “Remaining Shares”) not purchased by Omega at the initial closing under the Stock Purchase Agreement and which the Corporation continues to hold on the date of the Call Option exercise at a purchase price of $4.50 per share payable in immediately available funds on the terms and conditions contained in the Stock Purchase Agreement with respect to the Call Option (the “Call Option Shares”); and

WHEREAS, the Board has determined that is advisable and in the best interests of the Corporation to sell the Shares in accordance with the terms and conditions of the Stock Purchase Agreement (the “Omega Sale Transaction”) or alternatively, a “Superior Transaction” (as defined in the Stock Purchase Agreement), as determined by the Board and to sell the Remaining Shares in such manner and on such terms and conditions as may be approved by the Board, including, but not limited to on the terms and conditions of the Call Option contained in the Stock Purchase Agreement, provided that such sale shall be limited to the Remaining Shares or any portion thereof which have not first been sold, transferred or otherwise disposed of by the Corporation (including through a dividend distribution to the Corporation’s stockholders) pursuant to the further authorization of the Board; and

WHEREAS, the Board has approved of such sale, transfer and disposition of the Subject Shares and has specifically approved and adopted the Stock Purchase Agreement and directed that such sale of the Subject Shares, the Stock Purchase Agreement and the transactions contemplated thereby be submitted to the Majority Stockholder for approval and adoption in the manner provided herein;

NOW, THEREFORE, BE IT:

RESOLVED, that the Majority Stockholder does hereby authorize the sale by the Corporation of the Shares pursuant to the Omega Sale Transaction with such amendments and supplements as the Board may deem advisable, or, if deemed advisable by the Board, at the Board’s election, pursuant to a Superior Transaction and such other terms and conditions, amendments and supplements, as the Board deems advisable and approves; and it is further

RESOLVED, that the Majority Stockholder does hereby authorize the sale to Omega upon its exercise of the Call Option of the Call Option Shares with such amendments and supplements as the Board may deem advisable; and it is further

RESOLVED, that the Majority Stockholder does hereby authorize the sale by the Corporation of the Remaining Shares in such amounts, at such times, for such price and on such other terms and conditions and in such manner (including in a private sale or public sale into the open market pursuant to Rule 144 of the Securities & Exchange Commission (“SEC”) or an effective registration statement filed by Omega with the SEC) as determined to be advisable by, and in accordance with the future authorization of the Board (each a “Remaining Shares Alternative Transaction”); and it is further

RESOLVED, that the Board, be and hereby is authorized to carry out any aspect of the Omega Sale Transaction, the Call Option, a Superior Transaction or any Remaining Shares Alternative Transaction, including the termination thereof, without further approval by the Majority Stockholder of the Corporation; and it is further

RESOLVED, that the Board or any officer of the Corporation, be and hereby are authorized to take such actions and negotiate, deliver and execute such documents on the Corporation’s behalf, as they may deem necessary, advisable or appropriate, in order to permit the Corporation to complete the Omega Sale Transaction, the Call Option, a Superior Transaction and/or one or more Remaining Shares Alternative Transactions; and it is further

RESOLVED, that this written consent shall terminate and be automatically revoked and of no further force or effect with respect to the Omega Sale Transaction upon the termination of the Stock Purchase Agreement in accordance with the terms thereof; and it is further

RESOLVED, that the Majority Stockholder hereby represents to the Corporation that the execution and delivery of this written consent has been duly authorized by all necessary partnership action required by it on its part for this written consent to be effective and binding on it and no further or other partnership action is necessary to execute and deliver this written consent.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the undersigned, being the holder of a majority of the voting power of Zapata Corporation, has hereunto set their hands this 8th day of September, 2006.

MALCOLM I. GLAZER FAMILY LIMITED
PARTNERSHIP

By:	Malcolm I. Glazer, GP, Inc. as its General Partner

By:	/s/ Linda Glazer
Name: Linda Glazer

Title:	President

APPENDIX C
EMPIRE
     VALUATION CONSULTANTS, LLC

PRIVATE & CONFIDENTIAL

September 8, 2006

Board of Directors of Zapata
Corporation 100
Meridian Centre,
Suite 350 Rochester,
New York 14618

RE: Fairness opinion relative to the Sale of Shares of Common Stock of Omega Protein Corporation

Board of Directors of Zapata Corporation:

As the Board of Directors (“Board”) of Zapata Corporation (“Zapata”), you have asked Empire Valuation Consultants, LLC (“Empire”) to render our opinion to the Board as to whether the consideration and the terms of the proposed sale of shares of Omega Protein Corporation (“Omega”) is fair, from a financial point of view, to Zapata’s common shareholders. Zapata has agreed to sell 9,268,292 shares of Omega Common Stock (“Transaction”) for $5.125 per share or $47.5 million in aggregate (“Consideration”) to Omega. As part of the Transaction, Zapata granted Omega a call option for a 120 day period in 2007 during which Omega may redeem, subject to certain conditions, all but not less than all of Zapata remaining Omega Common shares held on the date that the option is exercised. Additionally, Zapata may at any time prior to the exercise of the option sell all or part of its remaining Omega shares. Zapata and Omega have entered into a limited voting agreement and proxy relative to Zapata’s remaining Omega Common shares. In addition, Zapata’s two representatives on the Omega Board of Directors will resign as of the closing on the redemption of the 9,268,292 Omega shares. It is our understanding that this fairness opinion (“Opinion”) will be used to facilitate the closing of the prospective Transaction.

In connection with our investigation and analysis of Omega, we researched and/or reviewed the materials and documents specifically outlined below:

(1) Reviewed the Omega’s Securities and Exchange Commission (“SEC”) filings for the past five years through the present date;

(2) Reviewed the historical trading prices, volumes and volatilities of Omega’s common stock. The average closing price per share for the last ten trading days was about $6.54 within a trading range of $6.64 and $6.20 per share. Omega’s closing price on September 6, 2006 was $6.60 per share. The cash Consideration of $5.125 per share reflects a 21.6% and 22.3% discount, respectively, to the ten-day average closing price and most recent closing price. However, Zapata is a control affiliate of Omega and pre-Transaction Zapata owned 14,501,000 Omega Common Shares, or approximately 57.7% of Omega’s 25,119,509 outstanding shares. The Transaction block of 9,268,292 Omega Common shares equals about 36.9% of Omega’s pre-Transaction outstanding Common Shares. Post-Transaction, Zapata will own 5,232,708 Omega shares, or about 33.0% of Omega’s remaining outstanding shares of 15,851,217. [25,119,509 — 9,268,292 = 15,851,217.] So while Zapata is selling a Pre-Transaction 36.9% block of stock, post-Transaction Zapata’s ownership percentage in Omega is only being reduced by 24.7%. [57.7% — 33.0% = 24.7%]; and

(3) Discussed Omega’s business, product lines, markets, financial condition, competition, and outlook with Leonard DiSalvo, Zapata’s Vice President — Finance and CFO and a member of Omega’s Board of Directors.

777 Canal View Blvd. Suite 200 Rochester, NY 14623 T:	585.475.9260	www.empireval.com

New York	Rochester	West Hartford

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In connection with our investigation and analysis of Zapata, we researched and/or reviewed the materials and documents specifically outlined below:

(4) Reviewed the Zapata’s Securities and Exchange Commission (“SEC”) filings for the past five years through the present date;

(5) Reviewed Zapata’s consolidating balance sheet and income statement for the period ending June 30, 2006. Zapata’s principal net assets as of June 30, 2006 were cash (net of liabilities) of about $70.6 million, its investment in Zap.com with an estimated market value of $2.2 million to $2.5 million and its investment in Omega;

(6) Discussed with Zapata’s representatives its efforts in 2005 and 2006 to sell all of its interest in Omega including documents and communications pertaining to a prior negotiation of an Omega stock sale that was discontinued in August 2006;

(7) Reviewed the minutes of Zapata’s Board of Directors meetings as of July 13, 2006 and August 23, 2006;

(8) Reviewed the historical trading prices, volumes and volatilities of Zapata’s common stock. The average closing price per share for the last ten trading days was about $6.77 within a trading range of $7.15 and $6.50 per share. Zapata’s closing price on September 6, 2006 was $7.13 per share. Zapata has 19,182,456 common shares outstanding so its closing market capitalization as of September 6, 2006 was approximately $136.8 million.

In connection with our investigation and analysis of the Transaction, we reviewed the materials and documents specifically outlined below:

(9) Reviewed a draft copy the Stock Purchase Agreement by and between Zapata and Omega dated as of September 8, 2006;

(10) Reviewed copy of the fully executed Standstill Agreement / Term Sheet for the Zapata / Omega transaction dated August 23, 2006;

(11) Reviewed a draft of the commitment letter, the final version of which is dated September 8, 2006 from Ableco Finance LLC addressed to Omega with respect to the financing for the Transaction;

(12) Reviewed a draft solvency opinion, dated September 5, 2006, issued by TM Capital to a Special Committee of Omega’s Board of Directors pertaining to this Transaction;

(13) Reviewed a draft reliance letter, the final version of which is dated September 8, 2006 issued by TM Capital to Zapata in respect to the solvency letter issued to Omega;

(14) Compared the proposed terms of the Transaction with the financial terms of certain other common stock repurchase transactions which we deemed to be relevant;

(15) Compared the implied restricted stock discount for the Omega block of stock with published data for sales of restricted stock; and

(16) Considered such other information, financial studies, and analyses as we deemed relevant, and performed such analyses, studies, and investigations as we deemed appropriate.

Limiting Conditions

This letter is provided to the Zapata’s Board and common shareholders in connection with and for the purpose of its evaluation of the terms and Consideration of the proposed Transaction. This Opinion is not intended for, nor should it be relied upon, by any other interested party to the prospective Transaction.

In connection with our analysis, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial or other information provided to us by Zapata and its representatives or from publicly available sources. We have also relied on Zapata understanding and knowledge that there have been

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no material adverse changes in the Omega’s financial conditions since the date of the last available financial statements, June 30, 2006.

We have not done an independent appraisal of any tangible or intangible assets of Omega, Zapata or Zap.com.   In addition, Empire expresses no opinion as to the price at which Zapata’s or Omega’s common shares will trade subsequent to the Transaction. It is known that the Transaction will constitute a change of Zapata’s ownership control of Omega and it may change the future GAAP reporting on Zapata’s financial statements of its equity interest in Omega. Our Opinion is necessarily based on business, economic, market, and other conditions, as they exist as of the date of this letter; any change in such conditions would require a re- evaluation of this Opinion. Our opinion is limited to the fairness of the Consideration to Zapata’s shareholders as of the date hereof, from a financial point of view.

Empire has authorized Zapata to include, or refer to, this opinion in any documents to be provided to its common shareholders. In addition, Zapata may provide this opinion to the SEC, or any other government agency reviewing the proposed Transaction.

Fairness Opinion

Based upon the foregoing, and in reliance thereon, it is our opinion, as financial advisors to Zapata’s Board, that the Consideration to be paid to Zapata for its 9,268,292 Omega shares at the initial closing under the stock purchase agreement and the sale of its remaining Omega shares pursuant to the call option granted thereunder and or to a third party at a price equal to or in excess of the call option price is fair to Zapata and to Zapata’s common shareholders from a financial point of view.

Respectfully submitted,

Empire Valuation Consultants, LLC

/s/  Terence L. Griswold
Terence L. Griswold, ASA
Managing Director

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